As filed with the Securities and Exchange Commission on December 21, 2012

Registration No.  333-145692

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

AMENDMENT NO. 6

TO

FORM S–11

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ADAPTIVE REAL ESTATE INCOME TRUST, INC.

(Exact Name of Registrant as Specified in Governing Instruments)

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert S. Aisner, Chief Executive Officer and President

or

Stanton P. Eigenbrodt, Secretary

Adaptive Real Estate Income Trust, Inc.

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Michael K. Rafter, Esq.

Howard S. Hirsch, Esq.

Baker, Donelson, Bearman, Caldwell and Berkowitz, PC

3414 Peachtree Road

Suite 1600

Atlanta, Georgia  30326

(404) 577-6000

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company”  in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.0001 par value per share:
Class R Common Shares	200,000,000	$10.00	$2,000,000,000	$88,467
Class W Common Shares	53,763,441	$9.30	$500,000,000	$22,117
Class I Common Shares	55,555,555	$9.00	$500,000,000	$22,116
Common Stock, $0.0001 par value per share (4)	75,000,000	$9.50	$712,500,000	$33,175

(1)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o), promulgated under the Securities Act of 1933, as amended.

(2)          The registrant reserves the right to reallocate the shares of common stock being offered among classes of shares and between the primary offering and the distribution reinvestment plan.

(3)          Calculated pursuant to Rule 457(o).  The Registrant previously paid (i) an aggregate amount of $76,750 upon the filing of its initial Form S-11 on August 24, 2007 to register $2,000,000,000 of shares with respect to its primary offering and $500,000,000 of shares with respect to its distribution reinvestment plan at the then-applicable rate of $30.70 per $1,000,000, and (ii) an additional aggregate amount of $89,125 upon the filing of Amendment No. 5 to its Form S-11 on August 20, 2010 to register an additional $1,000,000,000 of shares with respect to its primary offering and $250,000,000 of shares with respect to its distribution reinvestment plan at the then-applicable rate of $71.30 per $1,000,000.

(4)          Represents shares to be offered through the registrant’s distribution reinvestment plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On September 18, 2012, the Registrant amended its Articles of Incorporation to change its name from Behringer Harvard Multifamily REIT II, Inc. to Adaptive Real Estate Income Trust, Inc.  As suggested by this name change, the Registrant has refocused its business strategy as set forth in the prospectus under the heading “Investment Objectives, Strategy and Related Policies.”  Conforming changes have been made throughout this prospectus.

The information in this prospectus is not complete and may be changed.  We may not sell any of the securities described in this prospectus until the registration statement that we have filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy these securities, in any state where an offer or sale of the securities is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED DECEMBER 21, 2012

ADAPTIVE REAL ESTATE INCOME TRUST, INC.

Maximum Offering — $3,712,500,000 in Shares of Common Stock

Minimum Offering — $2,000,000 in Shares of Common Stock

Adaptive Real Estate Income Trust, Inc. (“our company,” “us” or “we”) is a Maryland corporation that intends to qualify as a real estate investment trust.  We expect to use the net proceeds from this offering to primarily invest in a portfolio of institutional quality, income producing commercial real estate and real estate-related investments that are expected to support sustainable stockholder distributions over the long term.  We intend to be adaptive to changes in the commercial real estate and capital markets by tactically focusing our investment strategy at any moment in time on asset classes that will achieve our objectives.  However, we intend to focus our investment strategy on investments primarily in the following four major real estate asset classes:  multifamily, office, industrial, and retail.  We are externally managed by Adaptive Real Estate Income Trust Advisors, LLC, an affiliate of Behringer Harvard Holdings, LLC, our sponsor.

We are offering up to $3,000,000,000 in shares of our common stock in our primary offering, consisting of the following three classes of shares:  (1) up to 200,000,000 Class R Common Shares to be sold to the public through broker-dealers subject to selling commissions and dealer manager fees at $10.00 per share; (2) up to 53,763,441 Class W Common Shares to be sold to the public through registered investment advisors (“RIAs”) and broker-dealers that are managing wrap or other fee-based accounts, subject to dealer manager fees but no selling commissions, at $9.30 per share; and (3) up to 55,555,555 Class I Common Shares to be sold through traditional institutional investment arrangements without selling commissions and dealer manager fees at $9.00 per share.  In addition, we are offering up to 75,000,000 shares pursuant to our distribution reinvestment plan at $9.50 per share.  We reserve the right to reallocate the shares offered among classes of shares and between the primary offering and the distribution reinvestment plan. The minimum purchase is $2,500 per investor.  This offering will terminate on or before [                  ], 2015 unless extended by our board of directors for an additional year or as otherwise permitted under applicable law, or extended with respect to shares offered pursuant to our distribution reinvestment plan.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk.  You should purchase shares only if you can afford a complete loss.  See “Risk Factors” beginning on page 19.  The most significant risks include the following:

•                  There is no public trading market for shares of our common stock; therefore, it will be difficult for you to sell your shares.  If you are able to sell your shares, you may have to sell them at a substantial discount.

•                  We currently do not own any properties.  This is a blind pool offering because we have not identified any assets that we will acquire with the proceeds raised in this offering.  If we are unable to raise substantial funds in this offering, we will be limited in the number and type of properties we may acquire and the return on your investment in us may fluctuate with the performance of the specific investments we make.

•                  If we pay a portion of our distributions from sources other than our cash flow from operating activities, we will have less funds available to make investments and your overall return may be reduced.  Our organizational documents do not limit the amount of distributions we can fund from sources other than from operating cash flow.

•                  Neither we nor our advisor has an operating history, and the prior performance of real estate programs sponsored by affiliates of our advisor may not be indicative of our future results.

•                  We have no employees but instead will rely on our advisor and its affiliates to select properties and other investments and to conduct our operations.  We will pay significant fees to our advisor and its affiliates, some of which are payable based upon factors other than the quality of services provided to us.  Our advisor and its affiliates, including our dealer manager and property manager, will face conflicts of interest, such as competing demands upon their time, their involvement with other Behringer Harvard entities and the allocation of opportunities among their affiliated entities and us.

•                  Our advisor may be influenced by its ability to obtain shares of our common stock upon the occurrence of certain exit strategies.

•                  We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

No one is authorized to make any statement about this offering different from those that appear in this prospectus.  The use of projections or forecasts in this offering is prohibited.  Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

	Price to Public	Selling Commissions	Dealer Manager Fee	Net Proceeds (Before Expenses)
Primary Offering
Class R Common Shares:
Per Share	$10.00	$0.70	$0.30	$9.00
Total Class R Common Shares	$2,000,000,000	$140,000,000	$60,000,000	$1,800,000,000
Class W Common Shares:
Per Share	$9.30	$—	$0.30	$9.00
Total Class W Common Shares	$500,000,000	$—	$15,000,000	$485,000,000
Class I Common Shares:
Per Share	$9.00	$—	$—	$9.00
Total Class I Common Shares	$500,000,000	$—	$—	$500,000,000

Total Minimum	$2,000,000	$140,000	$60,000	$1,800,000
Total Maximum Offering	$3,000,000,000	$140,000,000	$75,000,000	$2,785,000,000

Distribution Reinvestment Plan
Per Share	$9.50	$—	$—	$9.50
Total Maximum	$712,500,000	$—	$—	$712,500,000

The dealer manager of this offering, Behringer Securities LP, is affiliated with our advisor.  The dealer manager is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell the shares offered hereby in the primary offering.  We will not sell any shares unless we raise gross offering proceeds of at least $2,000,000, including from persons who are affiliated with our advisor, by [                    ], 2014.  Pending satisfaction of this condition, your subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A., and will be held in trust for your benefit, pending release to us. If we do not raise gross offering proceeds of at least $2,000,000 by [                    ], 2014, which is one year from the date of this prospectus, your funds in the escrow account, plus any interest earned, will be returned to you, and we will stop offering shares.

The date of this prospectus is [                ], 2013

SUITABILITY STANDARDS

General

An investment in our company involves significant risk.  An investment in our shares of common stock is only suitable for persons who have adequate financial means, who desire a relatively long-term investment and who will not need immediate liquidity from their investment. Persons who meet this standard and seek to diversify their personal portfolios with a finite-life, real estate-based investment, preserve capital, obtain the benefits of potential capital appreciation over the anticipated life of the company, and who are able to hold their investment for a time period consistent with our liquidity plans are most likely to benefit from an investment in our company. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, not to consider an investment in our common stock as meeting these needs.

In order to purchase shares in this offering, you must:

•                  satisfy the applicable suitability standards, as described below; and

•                  purchase at least the minimum number of shares, as described below.

We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders.  These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:

•                  a net worth of at least $250,000; or

•                  a gross annual income of at least $70,000 and a net worth of at least $70,000.

Several jurisdictions have established suitability requirements in addition to the ones described above.  Shares will be sold to investors who reside in the following jurisdictions only if they meet the additional suitability standards set forth below.

•                  Alabama — Investors must have a liquid net worth of at least ten times their investment in us and other Behringer Harvard sponsored real estate programs.

•                  California, Kentucky, and Oregon — Investors must have a liquid net worth of at least ten times their investment in us.

•                  Massachusetts, Ohio and Pennsylvania — Investors must have a net worth of at least ten times their investment in us.

•                  Michigan — An investor’s aggregate investment in our shares and other Behringer Harvard programs should not exceed 10% of their net worth.

•                  Iowa and Kansas — The Iowa Securities Bureau and the Office of the Kansas Securities Commissioner recommend that an investor’s aggregate investment in our shares and similar direct participation investments should not exceed 10% of your liquid net worth.  Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. This definition only applies to Iowa and Kansas residents.

•                  Nebraska — Investors must have either (a) a net worth of at least $350,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $100,000. In addition, shares will only be sold to investors that have a net worth of at least ten times their investment in us.

The minimum purchase is $2,500 in shares.  You may not transfer fewer shares than the minimum purchase requirement, nor may you transfer, fractionalize or subdivide your shares so as to retain less than the number of shares required for the minimum purchase except, in both cases, in connection with certain redemptions or by operation of law.  In order to satisfy the minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate individual retirement accounts (“IRAs”), provided that each contribution is made in increments of $100.  You should note that an investment in shares of our common stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”).

i

After you have purchased the minimum investment in this offering, or have satisfied the minimum purchase requirements of Behringer Harvard REIT I, Inc. (“Behringer Harvard REIT I”), Behringer Harvard Opportunity REIT I, Inc. (“Behringer Harvard Opportunity REIT I”), Behringer Harvard Opportunity REIT II, Inc. (“Behringer Harvard Opportunity REIT II”), Behringer Harvard Multifamily REIT I, Inc. (“Behringer Harvard Multifamily REIT”), Behringer Harvard Short-Term Opportunity Fund I LP (“Behringer Harvard Short-Term Opportunity Fund I”), Behringer Harvard Mid-Term Value Enhancement Liquidating Trust (“Behringer Harvard Mid-Term Value Enhancement Liquidating Trust”) or any other Behringer Harvard sponsored public real estate program, and if you continue to hold such minimum investment, any additional purchase must be in increments of at least $100 in shares, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.

Because the minimum offering of our common stock is less than $300 million, Pennsylvania investors are cautioned to evaluate carefully our ability to accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds.

In the case of sales to fiduciary accounts, these suitability standards must be met by one of the following:  (1) the fiduciary account; (2) the person who directly or indirectly supplied the funds for the purchase of the shares; or (3) the beneficiary of the account.  Given the long-term nature of an investment in our shares, our investment objectives and the relative illiquidity of our shares, these suitability standards are intended to help ensure that shares of our common stock are an appropriate investment for those of you who become investors.

Our sponsor, each participating broker-dealer and authorized representative and any other person selling shares on our behalf is required to:

•                  make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for the particular investor based on information provided by the investor, including the investor’s age, investment objectives, investment experience, income, net worth, time horizon, liquidity needs, risk tolerance, financial situation and other investments; and

•                  maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized representative or other person selling shares on our behalf will consider, based on a review of the information provided by you, whether you:

•                  meet the minimum income and net worth standards established in your jurisdiction;

•                  can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•                  are able to bear the economic risk of the investment based on your overall financial situation; and

•                  have an apparent understanding of:

•        the fundamental risks of an investment in our common stock;

•        the risk that you may lose your entire investment;

•        the lack of liquidity of our common stock;

•        the restrictions on transferability of our common stock;

•        the background and qualifications of our advisor; and

•        the tax consequences of an investment in our common stock.

Restrictions Imposed by the Patriot Act and Related Acts

The shares of common stock offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor.”  “Unacceptable investor” means any person who is a:

•        person or entity who is a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•        person acting on behalf of, or any entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•        person or entity who is within the scope of Executive Order 13224-Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•        person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder:  the Trading with the Enemy Act, the National Emergencies Act,  the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

•        person or entity designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations or executive orders as may apply in the future similar to those set forth above.

v

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us in connection with this offering or to which we have referred you. Neither we nor the dealer manager of this offering have authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained elsewhere in this prospectus.  See also the “Questions and Answers About this Offering” section immediately following this summary.  This summary and the “Questions and Answers About this Offering” section may not contain all of the information that is important to your decision whether to invest in our common stock.  To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.  Except as the context otherwise requires, or in discussing tax issues related to Adaptive Real Estate Income Trust, Inc., references to “our company,” “us” or “we” include Adaptive Real Estate Income Trust, Inc. and our subsidiaries, including the operating partnership and its subsidiaries.  Except as the context otherwise requires, references to “our shares” or “our common stock” relate to shares of our common stock, in general, without regard to whether such shares represent Class R Shares, Class W Shares or Class I Shares.

Adaptive Real Estate Income Trust, Inc.

We are a Maryland corporation formed on April 4, 2007 and intend to qualify as a real estate investment trust (“REIT”) under federal tax law beginning with the taxable year ending December 31, 2013.  We expect to use the net proceeds from this offering to primarily invest in a portfolio of institutional quality, income producing commercial real estate and real estate-related investments that are expected to support sustainable stockholder distributions over the long term.  We intend to be adaptive to changes in the commercial real estate and capital markets by tactically focusing our investment strategy at any moment in time on asset classes that will achieve our objectives.  However, we intend to focus our investment strategy on investments primarily in the following four major real estate asset classes:  multifamily, office, industrial, and retail.   Focusing our investment efforts primarily in these four real estate asset classes is expected to facilitate our ability to buy and sell through changing real estate and capital market conditions.

Additionally, we intend to aggregate individual investments having similar characteristics into asset class specific subsidiaries of our operating partnership, which sub-portfolios could then be liquidated through a sale, listing or merger. Having the flexibility to liquidate one pool of assets independently from the others could potentially result in higher stockholder value creation compared to the sale of individual investments or an entire portfolio.  By employing a flexible approach to the way we structure our investments, and having the ability to invest in a wide range of real estate-related assets, we anticipate having more opportunities to make investments that meet our investment objectives.

We plan to own substantially all of our investments and conduct substantially all of our operations through Adaptive Real Estate Income Trust OP LP, referred to herein as the Operating Partnership or OP.  AREIT, Inc., our wholly-owned subsidiary, is the sole general partner of the Operating Partnership and owns a 0.1% interest in the Operating Partnership.  AREIT Statutory Trust, our wholly-owned subsidiary, is the sole limited partner and owns the 99.9% remaining interest in the Operating Partnership.

Our office is located at 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.  Our toll-free telephone number is (866) 655-3600.  You may find more information about our business at the website maintained for us and other programs sponsored by Behringer Harvard at www.behringerharvard.com, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus.

Terms of the Offering

We are offering up to $3,000,000,000 in shares of our common stock in our primary offering consisting of the following three classes of shares:  (1) up to 200,000,000 Class R Common Shares, referred to as Class R Shares or retail shares, to be sold to the public through broker-dealers subject to 7% selling commissions and 3% dealer manager fees at $10.00 per share; (2) up to 53,763,441 Class W Common Shares, referred to as Class W Shares or fee-based shares, to be sold to the public through registered investment advisors (“RIAs”) and broker-dealers that are managing wrap or other fee-based accounts, subject to 3% dealer manager fees but no selling commissions, at $9.30 per share; and (3) up to 55,555,555 Class I Common Shares, referred to as Class I Shares or institutional shares, to be sold through traditional institutional investment arrangements without selling commissions and dealer manager fees at $9.00 per share.  In addition, we are offering up to 75,000,000 shares pursuant to our distribution reinvestment plan at $9.50 per share for all common shares, regardless of the purchase price paid for your original investment.  We reserve the right to reallocate the shares offered among classes of shares and between the primary offering and the distribution reinvestment plan. The offering of our shares will terminate on or before [                      ], 2015, unless extended by our board of directors for an additional year as permitted by applicable law, or extended with respect to shares offered pursuant to our distribution reinvestment plan.  Our board of directors may terminate this offering at any time prior to the termination date.  This offering must be registered, or exempt from registration, in every jurisdiction in which we offer or sell shares.

We will place all subscription proceeds in an account held by the escrow agent, UMB Bank, N.A., until we have raised gross offering proceeds of at least $2,000,000.  Shares of common stock purchased by our advisor or its affiliates will count toward satisfying this condition.  Funds in escrow will be invested in short-term investments.  Investors may not withdraw any monies from the escrow account.  If we have not raised at least $2,000,000 by [                ], 2014 (one year after the date of this prospectus), our escrow agent will notify us and we will terminate this offering and promptly return your subscription agreement and funds.  We intend to admit stockholders at least monthly after we have raised at least $2,000,000.

Primary Investment Objectives

Our primary investment objectives are to:

•                  invest in income-producing real property that allows us to qualify as a REIT for federal income tax purposes;

•                  preserve and protect your capital investment;

•                  generate distributable cash to our stockholders; and

•                  realize growth in the value of our investments upon our ultimate sale of such investments or our company, or the listing of our shares for trading on a national securities exchange.

We cannot assure you that we will attain these investment objectives.  Pursuant to our advisory management agreement, and to the extent permitted by our charter, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives.  See “Investment Objectives, Strategy and Related Policies” for a more complete description of our business and objectives.

Estimated Use of Proceeds of this Offering

Assuming no shares are reallocated among classes of shares or from our distribution reinvestment plan to our primary offering and the maximum primary offering amount of $3,000,000,000 is raised in the manner described in “Estimated Use of Proceeds,” we would use up to approximately 91.33% of the gross proceeds raised in our primary offering for investment in real estate, loans and other investments and paying acquisition fees and expenses incurred in making such investments.  We expect that this 91.33% of gross proceeds would comprise approximately 89.09% of the gross proceeds raised in the primary offering for investment in real estate, loans and other investments and approximately 2.24% of the gross proceeds for payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing.  The remaining gross proceeds from the primary offering, up to 8.67% if no shares are reallocated among classes of shares or from our distribution reinvestment plan to our primary offering and the maximum primary offering is raised, will be used to pay selling commissions, dealer manager fees and other organization and offering costs.  In the event that we sell a greater percentage of Class R Shares (which are subject to 7% selling commissions and 3% dealer manager fee) than currently allocated in this prospectus, the amounts and percentages of offering expenses will increase and the amounts and percentages available for investment will decrease.

Borrowing Policy

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Under our charter, our indebtedness shall not exceed 300% of our “net assets” (as defined by our charter) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors. In addition to our charter limitation, our board intends to seek a long-term leverage ratio with respect to our real property investments of between 40% and 60% depending on market conditions (we expect to have little to no leverage on our other real estate-related investments).  Our leverage target, however, will not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering, invested substantially all of our capital and substantially completed the financing of our assets.  We may borrow more than our charter limitation and our leverage target with respect to any single real estate asset we acquire, to the extent our board of directors determines that borrowing these amounts is prudent.

Distribution Policy

To qualify as a REIT, we are required to distribute at least 90% of our annual “REIT taxable income” to our stockholders each year.  We expect to declare distributions on a quarterly basis and to pay distributions to our stockholders on a monthly basis. We intend to calculate these monthly distributions based on daily record and distribution declaration dates so our investors will become eligible for distributions immediately upon the purchase of their shares. Until we generate sufficient cash flow from operating activities to fully fund the payment of distributions, we may decide to make stock distributions or to make distributions using a combination of stock and cash, or to fund some or all of our distributions from sources other than cash flow from operations, such as borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow, proceeds from the sale of assets, and proceeds of this offering, which may constitute a return of capital.  To the extent we use borrowings, proceeds from the sale of assets, and proceeds of this offering for distributions, this will reduce the amount of funds we have available for the acquisition of properties and other investments. From time to time, our advisor and its affiliates may agree to waive or defer all, or a portion, of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.  Our board of directors will determine the amount and form of each distribution, which may include cash, stock or a combination thereof.  The amount of any distribution will be determined by our board of directors and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board.

Distribution Reinvestment Plan

Under our distribution reinvestment plan, you may have distributions otherwise distributable to you invested in additional shares of our common stock at $9.50 per share.  If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan. Our board of directors may suspend or terminate the distribution reinvestment plan in its discretion at any time upon ten days’ notice to plan participants (which may be given by letter, delivered by electronic means or given by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC).  See the “Summary of Distribution Reinvestment Plan” section of this prospectus for further explanation of our distribution reinvestment plan.  A complete copy of our distribution reinvestment plan is attached as Exhibit C to this prospectus.

Share Redemption Program

Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations of the program.  The terms on which we redeem shares may differ between redemptions upon a stockholder’s death, “qualifying disability” (as defined in the share redemption program) or confinement to a long-term care facility (collectively referred to herein as Exceptional Redemptions) and all other redemptions (referred to herein as Ordinary Redemptions).

In the case of Ordinary Redemptions, prior to the time that the board of directors, or a committee thereof, has calculated the estimated net asset value per share for our shares (the “Initial Board Valuation”), the purchase price per share for the redeemed shares (the “Redemption Amount”) will equal (i) 90% of the lesser of (A) the current share price or (B) the amount you paid for your shares, less (ii) any special distributions to stockholders prior to the redemption date (“Special Distributions”).  After the Initial Board Valuation, the Redemption Amount will equal (i) 90% of the lesser of (A) the amount you paid for your shares or (B) the most recently disclosed estimated value per share as determined in accordance with our valuation policy (the “Valuation Policy”), as such Valuation

Policy is amended from time to time, less (ii) Special Distributions.  For information about our valuation policy, see “Description of Shares—Valuation Policy.”

In the case of Exceptional Redemptions, the Redemption Amount will be equal to: (1) prior to the Initial Board Valuation, the current share price less any Special Distributions; or (2) on or after the Initial Board Valuation, the most recently disclosed estimated value per share less any Special Distributions, provided, however, that the purchase price per share may not exceed the price you paid for your shares less any Special Distributions.

Our board of directors may choose to amend, suspend or terminate our share redemption program upon 30 days’ written notice at any time.  See “Description of Shares—Share Redemption Program.”

Our Management

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries.  Our board of directors must approve each investment proposed by our advisor, as well as certain other matters set forth in our charter.  We currently have three members on our board of directors, two of whom are independent of our advisor and are responsible for reviewing our advisor’s performance.  Our directors will be elected annually by our stockholders.  Although we have executive officers who manage our operations, we do not have any paid employees.

Our Advisor

We are externally managed and advised by Adaptive Real Estate Income Trust Advisors, LLC (“Adaptive Real Estate Income Trust Advisors” or “our advisor”), a Texas limited liability company formed in 2010.  We rely upon the executive officers of our advisor and the executive officers and employees of other Behringer Harvard-affiliated entities to manage our day-to-day affairs and to identify and acquire properties and make other investments on our behalf.

Our Operating Partnership

Our Operating Partnership was formed in 2010 to acquire, own and operate our assets.  Because we plan to conduct substantially all of our operations through our Operating Partnership, we are considered an UPREIT which stands for “Umbrella Partnership Real Estate Investment Trust.”  The UPREIT structure is used because a sale of real property directly to the REIT is generally a taxable transaction to the selling property owner.  In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of property may be able to transfer the property to the UPREIT in exchange for limited partnership units in the UPREIT and defer tax on the gain until the seller later sells or exchanges the UPREIT units.  Using an UPREIT structure may provide us with an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.  At present, we have no plans to acquire any specific properties in exchange for units of our Operating Partnership.  The holders of units in our Operating Partnership may exchange their units for cash or shares of our common stock under certain circumstances described in the section of this prospectus captioned “The Operating Partnership Agreement.”

Strategic Relationships

To the extent that our advisor deems necessary, our advisor may enter into strategic relationships with third parties having specialized or particularized knowledge or experience regarding certain real estate-related assets.  We believe that these strategic relationships will allow us to access a greater number and variety of real estate-related assets, as well as to provide us with expertise regarding certain types of assets with which our advisor and its affiliates may have limited experience.

Summary Risk Factors

An investment in our common stock is subject to significant risks that are described in this prospectus generally and in the “Risk Factors” and “Conflicts of Interest” sections of this prospectus.  If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you may lose some or all of your investment.  The following is a summary of the risks that we believe are most relevant to an investment in shares of our common stock:

•                  There is no public trading market for shares of our common stock; therefore, it will be difficult for you to sell your shares.  If you are able to sell your shares, you may have to sell them at a substantial discount from the offering price.

•                  Both we and our advisor have no operating histories and no established or anticipated financing sources other than our offering proceeds; therefore, we may not be able to successfully operate our business or generate sufficient revenue to pay or sustain distributions.

•                  This is a fixed price offering and we established the offering price for the shares on an arbitrary basis; therefore, the fixed offering price may not accurately represent the current value of our assets at any particular time and the purchase price you pay for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

•                  Because this is a blind pool offering and we have not specified properties or real estate-related assets to acquire with proceeds from this offering, you will not have the opportunity to evaluate our investments before we make them.

•                  If we are unable to raise substantial funds in this offering, we will be limited in the number and type of properties we may acquire and the return on your investment in us may fluctuate with the performance of the specific investments we make.

•                  If we pay a portion of our distributions from sources other than our cash flow from operating activities, we will have less funds available to make investments and your overall return may be reduced.

•                  Other Behringer Harvard sponsored public programs have experienced losses in the past, and we may experience similar losses in the future.

•                  If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

•                  Our advisor and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

•                  Our advisor’s executive officers and key personnel and the executive officers and key personnel of other Behringer Harvard-affiliated entities that conduct our day-to-day operations and this offering will face competing demands on their time, and this may cause our investment returns to suffer.

•                  Our advisor may be influenced by its ability to obtain shares of our common stock upon the occurrence of certain exit strategies.

•                  You may not be able to sell your shares under the share redemption program and, if you are able to sell your shares under the program, you will likely receive substantially less than the amount of your investment in our shares or the fair market value of your shares.

•                  A concentration of our investments in a limited number of property classes, or in a particular geographic area, would magnify the effects of downturns in such classes or that geographic area.

•                  We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

•                  Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

Conflicts of Interest

Our advisor and its affiliates will face conflicts of interest in managing our business, including the following:

•                  Our advisor and its affiliates, including our executive officers and one of our directors, will have to allocate their time between us and the other Behringer Harvard sponsored programs and activities in which they are involved;

•                  We may directly compete with other Behringer Harvard sponsored programs and properties owned by affiliates of our advisor, including programs for which our advisor’s affiliates serve as advisor, in seeking to invest in similar properties and other real estate-related investments, in negotiating leases with similar tenants, in selling similar properties and other real estate-related investments at the same time or for the same investors when raising capital;

•                  We will pay our advisor and its affiliates fees for certain services pursuant to agreements that were not negotiated at arm’s length and which compensate them, in some cases, regardless of the quality of the services provided to us or our performance;

•                  We have issued 1,000 shares of our non-participating, non-voting convertible stock to our advisor for an aggregate purchase price of $1,000. Under limited circumstances, these shares of convertible stock may be converted into shares of our common stock, thereby resulting in dilution of our stockholders’ interest in us. The possibility of this conversion may influence our advisor’s judgment when recommending the timing of listing or liquidating; and

•                  Our advisor may receive substantial compensation in connection with a potential listing or other liquidity event.

See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest noted above, as well as the procedures that we have established to resolve or mitigate a number of these potential conflicts.

Organizational Structure

The following chart shows the ownership structure of the various Behringer Harvard entities that are affiliated with us or our advisor.  The address of the executive offices of each of the listed Behringer Harvard entities is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

(1)   Robert M. Behringer controls the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests in Behringer Harvard Holdings, LLC (“Behringer Harvard Holdings”).

(2)   Behringer Harvard Holdings indirectly owns 100% of the voting rights and management control of, Adaptive Real Estate Income Trust Advisors, our advisor, and Adaptive Real Estate Income Trust Management Services, LLC (“AREIT Management”), our property manager.

(3)   Although Behringer Harvard Holdings owns 100% of Adaptive Real Estate Income Trust LTIP, LLC, we intend for employees of Behringer Harvard Holdings to eventually own up to 99% of the membership interests in Adaptive Real Estate Income Trust LTIP, LLC but have no voting rights.

(4)   As of the date of this prospectus, Behringer Harvard Holdings owns 24,829 shares of our issued and outstanding shares of our common stock.  Adaptive Real Estate Income Trust Advisors owns all of the 1,000 issued and outstanding shares of our convertible stock. The convertible stock is convertible into common shares in certain circumstances. However, the actual number of shares of common stock issuable upon conversion of the convertible stock is indeterminable at this time.

Compensation to Our Advisor and Its Affiliates

The following table summarizes and discloses the most significant items of compensation and fees, including reimbursement of expenses, to be paid by us to our advisor, Behringer Securities LP (our dealer manager), and their affiliates, during the various phases of our organization and operation.  The estimated maximum dollar amounts are based on the sale of a maximum of $3,000,000,000 in shares to the public in our primary offering allocated as follows:  200,000,000 Class R Shares at $10.00 per share; 53,763,441 Class W Shares at $9.30 per share; and 55,555,555 Class I Shares at $9.00 per share.  We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.  Offering stage compensation relates only to this primary offering.  For a more detailed description of the compensation to our advisor and its affiliates, see the section of this prospectus captioned “Management—Management Compensation.”

Type of Compensation — To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount

Offering Stage

Selling Commissions — Participating Dealers

7% of gross proceeds of our primary offering for sales of Class R Shares, provided however, that subject to certain conditions the participating broker-dealer may elect to receive 7.5% of gross proceeds from the sale of Class R Shares in the form of trail commissions, with 2.5% paid at the time of sale and 1.0% paid on the yearly anniversary of the sale for five years; we will not pay any selling commissions for sales of Class W Shares, Class I Shares, or shares sold under our distribution reinvestment plan; the dealer manager will reallow all selling commissions to participating broker-dealers.

		$140,000,000

Dealer Manager Fee — Dealer Manager	Up to 3% of gross proceeds of our primary offering for sales of Class R Shares and Class W Shares, provided however, that if the participating broker-dealer elects to receive the trail commissions described above, the fee will be reduced to 2.5% of gross proceeds from the sale of Class R Shares; we will not pay a dealer manager fee for sales of Class I Shares or shares sold under our distribution reinvestment plan.	$75,000,000

Platform Fee — Dealer Manager

Payable monthly in arrears, in an amount equal to (i) the number of Class I Shares outstanding each day during such month, excluding shares issued under the distribution reinvestment plan, multiplied by (ii) 1/365th of 0.70% of the share price per Class I Share during such day.

		Actual amount will depend on the number of Class I Shares sold, the share price and the length of time that the investor holds the shares.

Reimbursement of Other Organization and Offering Expenses — Advisor or its affiliates	Estimated to be 1.5% of gross offering proceeds from our primary offering in the event we raise the maximum offering.	$45,000,000

Acquisition and Development Stage

Acquisition Fees — Advisor or its affiliates

2.0% of the funds (i) paid for purchasing each asset we acquire, including any debt attributable to the asset, (ii) approved by the board from time to time for development, construction or improvement of any asset, including any debt attributable to the asset, and (iii) advanced in respect of a loan or other investment.

		$53,600,000 (estimate without leverage). $133,650,000 (estimate assuming 60% leverage). $213,840,000 (estimate assuming 75% leverage).

Acquisition Expenses — Advisor or its affiliates	Estimated to be 0.5% of the contract purchase price of each investment made.	$13,400,000 (estimate without leverage). $33,412,500 (estimate assuming 60% leverage). $53,460,000 (estimate assuming 75% leverage).

Type of Compensation — To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount

Debt Financing Fee and Expenses — Advisor or its affiliates

0.5% of any loan or mortgage made available to us or any refinancing, restructuring, or modification of any existing loan or mortgage, with a loan term (taking into effect all available extension options) of at least 120 days; we will also pay directly or reimburse our advisor for all expenses related to any third party arrangements, including lender costs, broker costs, and other costs associated with the financing.  No fee will be paid on any loan or mortgage obtained or any refinancing, restructuring, or modification of any existing loan or mortgage if such loan or mortgage was approved by the board in connection with an acquisition and is consummated within 12 months of closing such acquisition.

Actual amounts are dependent upon the amount of any loan or mortgage or debt refinanced and therefore cannot be determined at the present time.

Operational Stage

Property Management Fees — Property Manager or its affiliates

Monthly fee equal to the greater of (a) $8,500, or (b) a fee ranging from 2.0% to 5.0% of gross revenues of the property depending on the type of property acquired. In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay our property manager a monthly oversight fee equal to the greater of (a) $1,500, or (b) 0.5% of gross revenues of the property managed.  In no event will we pay both a property management fee and an oversight fee to our property manager with respect to any particular property.  We will also pay our property manager a leasing fee in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar leasing services in the same geographic area for similar properties.  In the event our property manager supervises construction with respect to the non-residential space in a property, with hard construction costs in excess of $50,000, we will pay our property manager a construction supervision fee equal to an amount not greater than 5.0% of all hard construction costs incurred in connection with such construction work.  These property management fees may be paid or reallowed to third party real property managers.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and therefore cannot be determined at the present time.

Asset Management Fee — Advisor or its affiliates

A monthly fee of up to 0.0625%, which is one-twelfth of 0.75%, of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves.

Actual amounts are dependent upon the asset value of our properties and therefore cannot be determined at the present time.

Operating Expenses — Advisor or its affiliates

We will reimburse our advisor and its affiliates for expenses paid or incurred in connection with advisory services provided to us, subject to the limitation on total operating expenses in our charter.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Type of Compensation — To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount

Liquidation/Listing Stage

Disposition Fee — Advisor or its affiliates

The lesser of:  (A) 1.0% of the sales price or other consideration received in connection with the sale of any asset; or (B) 50% of the customary commission which would be paid to a third party broker for the sale of a comparable property or asset.  Fee will only be paid if our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale of the asset.

Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.

Common Stock Issuable Upon Conversion of Convertible Stock — Advisor or its affiliates

Provided that we meet certain performance thresholds, each share of our convertible stock will generally convert into 1/1,000th of the result of:

(a) 15% of the excess of

(i) (x) the enterprise value of the company plus (y) the aggregate value of distributions paid to date on the then outstanding shares of our common stock, over

(ii) (x) the aggregate issue price of those outstanding shares plus (y) a 6% annual cumulative, noncompounded return to our stockholders (“Stockholders’ 6% Return”), divided by

(b) the enterprise value of the company divided by the number of outstanding shares of common stock on the date of conversion.

If the advisory management agreement is terminated in certain situations, our advisor will be entitled to a pro-rated portion of the number of shares of common stock for which it would otherwise be eligible, based on the percentage of time that we were advised by our advisor. For more detailed information, see “Description of Shares—Convertible Stock.”

Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time.

There are many additional conditions and restrictions on the amount of compensation our advisor and its affiliates may receive.  There are also some smaller items of compensation and expense reimbursements that our advisor may receive.  For a more detailed explanation of the fees and expenses payable to our advisor and its affiliates, see “Estimated Use of Proceeds” and “Management—Management Compensation.”

ERISA Considerations

The section of this prospectus entitled “Investment by ERISA Plans and Certain Tax-Exempt Entities” describes the effect that purchasing our shares will have on IRAs and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or the Code.  ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans.  Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should read carefully the section of this prospectus captioned “Investment by ERISA Plans and Certain Tax-Exempt Entities.”

Other Behringer Harvard Programs

In addition to sponsoring us, Behringer Harvard Holdings and its affiliates have recently sponsored the following public programs: four publicly offered REITs — Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II and Behringer Harvard Multifamily REIT; and two publicly offered real estate limited partnerships — Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Liquidating Trust.  Any of the six Behringer Harvard sponsored public real estate programs with available proceeds could compete with us for investment opportunities.  However, we believe that only one other Behringer Harvard sponsored entity —Behringer Harvard Multifamily REIT— is likely to increase its portfolio significantly at the same time that we are attempting to do so.

In addition, the private programs sponsored by Behringer Harvard Holdings and by Mr. Behringer prior to the founding of Behringer Harvard Holdings during the ten-year period ended December 31, 2011 include three single-asset real estate limited partnerships, nine private offerings of tenant-in-common interests, one privately offered REIT — Behringer Harvard Multifamily REIT (which subsequently conducted an initial public offering) and two privately offered real estate limited partnerships.  During the ten-year period ended December 31, 2011, approximately 154,000 investors had invested an aggregate of approximately $5.7 billion in the foregoing private real estate programs and the publicly offered programs described above.  The “Prior Performance Summary” section of this prospectus contains a discussion of the programs sponsored by Behringer Harvard Holdings and Mr. Behringer. Certain statistical data relating to such programs with investment objectives similar to ours also is provided in the “Prior Performance Tables” included as Exhibit A to this prospectus and in Part II of the registration statement, which is not part of this prospectus. The prior performance of the programs previously sponsored by Behringer Harvard Holdings and Mr. Behringer is not necessarily indicative of the results that we will achieve. Therefore, you should not assume that you will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below we have provided some of the more frequently asked questions and answers relating to an offering of this type.  Please see the remainder of this prospectus for more detailed information about this offering.

Q:                                  What is a REIT?

A:                                   In general, a REIT is a company that:

•                  pays distributions to stockholders of at least 90% of its “REIT taxable income;”

•                  avoids the “double taxation” treatment of income that generally results from investments in a corporation because a REIT is not generally subject to federal corporate income taxes on its net income, provided certain income tax requirements are satisfied;

•                  combines the capital of many investors to acquire or provide financing for real estate-based investments; and

•                  offers the benefit of a diversified real estate portfolio under professional management.

Q:                                  What is Adaptive Real Estate Income Trust, Inc.?

A:                                   Adaptive Real Estate Income Trust, Inc. is a Maryland corporation that intends to qualify as a REIT for federal income tax purposes beginning with the taxable year ending December 31, 2013.  We do not have any employees and are externally managed by our advisor, Adaptive Real Estate Income Trust Advisors, LLC.

Q:                                  What is your investment strategy?

A:                                   We expect to use the net proceeds from this offering to primarily invest in a portfolio of institutional quality, income producing commercial real estate and real estate-related investments that are expected to support sustainable stockholder distributions over the long term.  We intend to be adaptive to changes in the commercial real estate and capital markets by tactically focusing our investment strategy at any moment in time on asset classes that will achieve our objectives.  However, we intend to focus our investment strategy on investments primarily in the following four major real estate asset classes located within the United States:  multifamily, office, industrial, and retail.

Q:                                  What types of investments will you make?

A:                                   Using our adaptive investment strategy, we expect that some of our investments will be in direct ownership of wholly-owned properties, and some will be in partial ownership interests in properties through joint ventures,  partnerships, co-tenancies or other co-ownership arrangements with third parties or affiliates of our advisor.  We also expect to invest in debt instruments, including senior, mezzanine or subordinated loans, as well as other real estate-related investments; and some of our investments may employ combinations of debt and equity arrangements.

By employing a flexible approach to the way we structure our investments, and having the ability to invest in a wide range of real estate-related assets, we anticipate having more opportunities to make investments that meet our investment objectives.  However, we intend to primarily invest in the following four major real estate classes:

•                  Multifamily Properties.  We may invest in conventional multifamily assets, such as mid-rise, high-rise and garden-style multifamily properties located in urban or suburban submarkets, as well as student housing, age-restricted properties (typically requiring residents to be 55 years or older) and military housing.

•                  Office Properties.  We may invest in a wide variety of office properties, such as single tenant or multi-tenant properties located in central business districts or suburban submarkets.

•                  Industrial Properties.  We may invest in a wide variety of single or multi-tenant industrial properties, such as warehouse and distribution centers, research and development facilities, manufacturing facilities and office and showroom facilities.

•                  Retail Properties.  We may invest in a wide variety of single or multi-tenant retail properties such as neighborhood retail centers, community centers, regional malls, power centers and freestanding retail stores.

Q:                                  Why invest primarily in these four real estate asset classes?

A:                                   Individually and collectively the multifamily, office, industrial and retail sectors represent significant portions of the overall real estate capital markets. Their size and importance attract large numbers of investors and lenders, resulting in an active transactional market. Focusing our investment efforts primarily in these four real estate asset classes is expected to facilitate our ability to buy and sell through changing real estate and capital market conditions.

Additionally, we intend to aggregate individual investments having similar characteristics into asset class specific subsidiaries of our operating partnership, which sub-portfolios could then be liquidated through a sale, listing or merger. Having the flexibility to liquidate one pool of assets independently from the others could potentially result in higher stockholder value creation compared to the sale of individual investments or an entire portfolio.

Q:                                  How does an investment in your company complement an investment in other Behringer Harvard funds?

A:                                  Other Behringer Harvard sponsored programs focus on either “core” multi-tenant office properties (properties that are already well positioned and producing rental income), as in the case of Behringer Harvard REIT I, residential and multifamily properties, as in the case of Behringer Harvard Multifamily REIT, or on opportunistic investments (investments in properties in need of development, redevelopment, lease-up or repositioning), as in the cases of Behringer Harvard Opportunity REIT I and Behringer Harvard Opportunity REIT II.  By investing in us, you will have the opportunity to add a product that is focused primarily on income producing assets in various asset classes to complement your current investment portfolio.  Diversification of the types of real estate assets you invest in can provide protection against the cyclical nature of real estate.  The cycles of the various real estate classes are not necessarily concurrent - when one asset class experiences a downturn, other classes may be appreciating. We believe our adaptive and tactical approach to investing will complement any other Behringer Harvard real estate investments you may have at this time.

Q:                                  Do you currently own any investments?

A:                                   No.  This offering is a “blind pool” offering.  As of the date of this prospectus, we have not identified any specific investments to acquire with the proceeds from this offering.

Q:                                  Who will choose the investments you make?

A:                                   Adaptive Real Estate Income Trust Advisors is our advisor and makes recommendations on all investments to our board of directors.  Our advisor is controlled indirectly by Behringer Harvard Holdings and Robert M. Behringer.  As of December 31, 2011, Behringer Harvard Holdings and Mr. Behringer sponsored private and public real estate programs that have raised approximately $5.7 billion from approximately 154,000 investors.  Robert S. Aisner, Robert J. Chapman, M. Jason Mattox, Michael J. O’Hanlon, Andrew J. Bruce, Stanton P. Eigenbrodt, Michael D. Cohen and David F. Aisner make asset acquisition recommendations on behalf of our advisor to our board of directors.  Our board of directors must approve all of our investments.

Q:                                  Will the distributions I receive be taxable as ordinary income?

A:                                   Yes and no. Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent we have current or accumulated earnings and profits. Participants in our distribution reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent that they purchase shares under the distribution reinvestment plan at a discount to fair market value. As a result, participants in our distribution reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

We expect that some portion of your distributions will not be subject to tax in the year in which they are received because depreciation expense reduces the amount of taxable income but does not reduce cash available for distribution.  In addition, we may make distributions using offering proceeds.  We are not prohibited by our charter, bylaws or investment policies from using offering proceeds to make distributions, and we may use an unlimited amount from any source to pay our distributions.  The portion of your distribution that is not subject to tax immediately is generally considered a return of capital for tax purposes and will reduce the tax basis of your investment.  Amounts in excess of such basis will generally constitute capital gain.  Distributions that constitute a return of capital, in effect, defer a portion of your tax until your investment is sold or we are liquidated, at which time you will be taxed at capital gains rates. However, because each investor’s tax considerations are different, we suggest that you consult with your tax adviser.

Q:                                  How does a “best efforts” offering work?

A:                                   We are offering up to $3,000,000,000 in shares of common stock in our primary offering on a “best efforts” basis. When shares are offered to the public on a “best efforts” basis, the dealer manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. We are also offering up to 75,000,000 shares of common stock for sale pursuant to our distribution investment plan. We may reallocate the shares of common stock being offered in this prospectus among classes of shares and between the primary offering and the distribution reinvestment plan.

Q:                                  Will you make other offerings of your common stock?

A:                                   We may engage in additional offerings, whether private or public, of our common stock.  Nothing in our governing documents restricts our ability to conduct additional offerings.

Q:                                  What are your potential strategies for providing stockholders with a liquidity event?

A:                                   We anticipate that our board of directors will evaluate one or more of the following liquidity events:

•                  sell, spin off or merge one or more of the asset class specific subsidiaries of our operating partnership;

•                  list our shares on a national securities exchange;

•                  merge, reorganize or otherwise transfer our company or its assets into another entity in exchange for cash and/or listed securities;

•                  commence selling all of our properties and liquidate our company; or

•                  otherwise create a liquidity event for our stockholders.

The actual timing of a liquidity event will be influenced by many factors, including market conditions and the size of our portfolio at that time.  Accordingly, we cannot assure you that one or more of the above-described liquidity events will occur.  At the time it becomes necessary for our board of directors to determine which liquidity event, if any, is in the best interests of us and our stockholders, we expect that the board will take all relevant factors at that time into consideration when making a liquidity event decision.  We expect that the board will consider various factors including, but not limited to, costs and expenses related to each possible liquidity event and the potential impact of the convertible stock issued to our advisor.

Q:                                  Who can buy shares?

A:                                   An investment in our shares is only suitable for persons who have adequate financial means and who will not need short-term liquidity from their investment.  We have established suitability standards for initial stockholders and subsequent purchasers of shares from our stockholders.  These suitability standards require that a purchaser of shares have, excluding the value of a purchaser’s home, home furnishings and automobiles, either:  (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000.  Some jurisdictions impose higher suitability standards.  For more information, see “Suitability Standards.”

Q:                                  For whom may an investment in your shares be appropriate?

A:                                   An investment in our shares may be appropriate for you if you meet the suitability standards described in the “Suitability Standards” section of this prospectus and seek to diversify your personal portfolio with a real estate-based investment focused on institutional quality, income producing commercial real estate, seek to preserve capital, seek to realize growth in the value of your investment over the anticipated life of the fund, seek to receive current income, and are able to hold your investment for a time period consistent with our liquidity plans. On the other hand, we caution persons who require immediate liquidity or guaranteed income.

Q:                                  May I make an investment through my IRA, SEP or other tax-deferred account?

A:                                   Yes.  You may make an investment through your IRA, a simplified employee pension (“SEP”) plan or other tax-deferred account.  In making these investment decisions, you should, at a minimum, consider:  (1) whether the investment is in accordance with the documents and instruments governing such IRA, SEP or other tax-deferred account; (2) whether the investment satisfies the fiduciary requirements associated with such IRA, SEP or other tax-deferred account; (3) whether the investment will generate unrelated business taxable income (“UBTI”) to such IRA, SEP or other account; (4) whether there is sufficient liquidity for such investment under such IRA, SEP or other tax-deferred account; (5) the need to value the assets of such IRA, SEP or other tax-deferred account annually or more frequently; and (6) whether such investment would constitute a prohibited transaction under applicable law.

Q:                                  Is there any minimum investment required?

A:                                   Yes.  The minimum purchase is $2,500 in shares.  After you have purchased the minimum investment in this offering, or have satisfied the minimum purchase requirements of any other Behringer Harvard sponsored public real estate program, and if you continue to hold such minimum investment, any additional purchase must be in increments of at least $100, except for purchases of shares pursuant to our distribution reinvestment plan, which may be in lesser amounts.  For more information, see “Suitability Standards.”

Q:                                  How do I subscribe for shares?

A:                                   If you choose to purchase shares in this offering, you will need to complete and sign the execution copy of the subscription agreement and pay for the shares at the time you subscribe.  A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B. See “Plan of Distribution—Subscription Process” and “How to Subscribe” for a detailed discussion of how to subscribe for shares.

Q:                                  If I buy shares in this offering, how may I later sell them?

A:                                   At the time you purchase the shares, they will not be listed for trading on any national securities exchange or over-the-counter market.  Until our shares are listed, if ever, you may not sell your shares unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our charter prohibits the ownership by one person or group of more than 9.8% of our outstanding common or preferred stock, in value or number of shares, whichever is more restrictive, unless exempted by our board of directors.  Until our shares are publicly traded, if ever, you will have difficulty selling your shares, and even if you are able to sell your shares, you would likely have to sell them at a substantial discount.  See “Suitability Standards” and “Description of Shares—Restriction on Ownership of Shares.”

Our share redemption program permits you to sell your shares back to us after you have held them for at least one year, subject to the significant conditions and limitations of the program.  Our board of directors can amend the provisions of our share redemption program without the approval of our stockholders.  The terms of our redemption plan are more generous for Exceptional Redemptions.  See “Description of Shares—Share Redemption Program.”

Q:                                  Are there any JOBS Act considerations?

A:                                  In April 2012, the President signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies. The exemptions that are applicable to us include, among other things, reduced disclosure obligations relating to executive compensation in proxy statements and periodic reports, and exemptions from the requirement to hold a non-binding advisory vote on executive compensation and obtain stockholder approval of any golden parachute payments not previously approved. We have not yet made a decision whether to take advantage of any or all of such exemptions. If we decide to take advantage of any of these exemptions, some investors may find our common stock a less attractive investment as a result.

Additionally, under Section 107 of the JOBS Act, an emerging growth company may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to opt out of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable. We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (ii) the date that we become a large accelerated filer, or (iii) the date on which we have, during the preceding three year period, issued more than $1 billion in non-convertible debt.

Q:                                  Will I be notified of how my investment is doing?

A:                                   Yes.  You will receive periodic updates on the performance of your investment in us, including:

•                  a quarterly distribution report;

•                  three quarterly financial reports;

•                  an annual report; and

•                  an annual Form 1099.

We will provide this information to you through a variety of sources, such as U.S. mail or other courier, facsimile, electronic delivery, in a filing with the Securities and Exchange Commission (SEC) or annual report, or posting on our affiliated website at www.behringerharvard.com.

In addition, our board of directors has adopted a valuation policy in respect of estimating the per share value of our common stock.  We expect to disclose such estimated value annually, but this estimated value is subject to significant limitations.  We expect to provide the first estimated valuation no later than the second quarterly public filing following our termination of this primary offering; provided, however, that in no event will such first estimated valuation occur later than 18 months following the completion of our last public offering of common stock (excluding offerings under our distribution reinvestment plan).  Until the time of our first estimated valuation, we generally will use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof or, with respect to an offering of other securities from which the value of a share of common stock can be estimated, the value derived from the gross offering price of the other security as the per share estimated value of the common stock.  This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares.  In addition, this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets.  We will provide this information in our annual report on Form 10-K and we may also disseminate this information by a posting on the website maintained for us and other programs sponsored by Behringer Harvard at www.behringerharvard.com or by other means.  The contents of this website are not incorporated by reference in or otherwise a part of this prospectus.

Q:                                  When will I receive my detailed tax information?

A:                                   Your Form 1099 tax information will be placed in the mail by January 31 of each year.

Q:                                  Who is the transfer agent?

A:                                   DST Systems, Inc. is our transfer agent.  Its address is:

DST Systems, Inc.

430 West 7th Street

Kansas City, Missouri 64105

To ensure that any account changes are made promptly and accurately, all changes, including your address, ownership type and distribution mailing address, should be directed to the transfer agent.

Q:                                  Where do I send my subscription materials?

A:                                   For custodial accounts (such as are commonly used for IRAs), send the completed subscription agreement to your custodian who will forward the agreement as instructed below. For non-custodial accounts, send the completed subscription agreement and check to:

Until the applicable minimum offering amount for your state has been raised and we have broken escrow:

Via Mail:	Via Express/Overnight Delivery:
UMB Bank, N.A., as escrow agent for	UMB Bank, N.A., as escrow agent for
Adaptive Real Estate Income Trust, Inc.	Adaptive Real Estate Income Trust, Inc.
P.O. Box 219768	430 West 7th Street
Kansas City, MO 64121-9768	Kansas City, MO 64105-1407
(866) 655-3650	(866) 655-3650

Once the applicable minimum offering amount for your state has been raised:

Via Mail:	Via Express/Overnight Delivery:
Adaptive Real Estate Income Trust, Inc.	Adaptive Real Estate Income Trust, Inc.
c/o DST Systems, Inc.	c/o DST Systems, Inc.
P.O. Box 219768	430 West 7th Street
Kansas City, MO 64121-9768	Kansas City, MO 64105-1407
(866) 655-3650	(866) 655-3650

Q:                                  Who can help answer my questions?

A:                                   If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Behringer Securities LP

15601 Dallas Parkway, Suite 600

Addison, Texas  75001

(866) 655-3600

RISK FACTORS

Your purchase of shares of common stock involves a number of risks.  You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our common stock.  The risks discussed in this prospectus could adversely affect our business, operating results, prospects and financial condition.  This could cause the value of our common stock to decline and could cause you to lose all or part of your investment.  The risks and uncertainties described below are all of the material risks and uncertainties that we believe are applicable to our company at this time.

Risks Related to an Investment in Our Common Stock

There is no public trading market for shares of our common stock; therefore, it will be difficult for you to sell your shares.  If you are able to sell your shares, you may have to sell them at a substantial discount from the offering price.

There is no public market for our shares and there may never be one.  The minimum purchase requirements and suitability standards imposed on prospective investors in this offering also apply to subsequent purchasers of our shares.  If you are able to find a buyer for your shares, you may not sell your shares to such buyer unless the buyer meets applicable suitability and minimum purchase standards, which may inhibit your ability to sell your shares.  Moreover, our board of directors will have the ability to reject any request for redemption of shares or amend, suspend or terminate our share redemption program at any time.  Therefore, it will be difficult for you to sell your shares promptly or at all.  You may not be able to sell your shares in the event of an emergency, and, if you are able to sell your shares, you may have to sell them at a substantial discount from the offering price.  It is also likely that your shares would not be accepted as the primary collateral for a loan.  See “Suitability Standards,” “Description of Shares—Restriction on Ownership of Shares,” “Description of Shares—Share Redemption Program” and “Plan of Distribution” for a more complete discussion on the restrictions on your ability to transfer your shares.

Both we and our advisor have no operating histories and no established or anticipated financing sources other than our offering proceeds; therefore, we may not be able to successfully operate our business or generate sufficient revenue to pay or sustain distributions.

We and our advisor are recently organized companies and have no operating histories.  We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of your investment could decline substantially.  We cannot assure you that we will be able to generate sufficient revenue from operations to pay our operating expenses and pay or sustain distributions.

Moreover, neither we nor our advisor has any established or anticipated financing sources other than our offering proceeds.  In the event that we develop a need for additional capital in the future for the improvement of our properties or for any other reason, we have not identified any sources for such funding, and we cannot assure you that such sources of funding will be available to us for potential capital needs in the future.  We and our advisor have been and may continue to be funded by Behringer Harvard Holdings.  If our capital resources, or those of our advisor, are insufficient to support our operations, we will not be successful.

You should consider our prospects in light of the risks, uncertainties and difficulties frequently encountered by companies that are, like us, in their early stage of development.  To be successful in this market, we, our advisor and its affiliates must, among other things: (1) identify and acquire properties and other real estate-related assets that further our investment strategies; (2) build and maintain a network of licensed securities brokers and other agents; (3) attract, integrate, motivate and retain qualified personnel to manage our day-to-day operations; (4) respond to competition for our targeted properties and other real estate-related assets, as well as for potential investors in us; and (5) continue to build and expand our operations structure to support our business.

We cannot guarantee that we will succeed in achieving these goals, and our failure to do so could cause you to lose all or a portion of your investment.

This is a fixed price offering and we established the offering price for the shares on an arbitrary basis; therefore, the fixed offering price may not accurately represent the current value of our assets at any particular time and the purchase price you paid for shares of our common stock may be higher than the value of our assets per share of our common stock at the time of your purchase.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary based on the underlying value of our assets. Our board of directors established the offering price in its sole discretion on an arbitrary basis, and this price bears no relationship to the book or net value of our assets or to our expected operating income.  Therefore, the offering price may not accurately represent the current value of any assets we may own and may be higher or lower than the actual value of our assets per share at the time you purchase shares.

Our board of directors has adopted a valuation policy in respect of estimating the per share value of our common stock.  We expect to provide the first estimated valuation no later than the second quarterly public filing following our termination of this primary offering; provided, however, that in no event will such first estimated valuation occur later than 18 months following the completion of our last public offering of common stock (excluding offerings under our distribution reinvestment plan).  Until the time of our first estimated valuation, we generally will use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof or, with respect to an offering of other securities from which the value of a share of common stock can be estimated, the value derived from the gross offering price of the other security as the per share estimated value of the common stock.  This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares.  In addition, this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets.

Because this is a blind pool offering and we have not specified properties or real estate-related assets to acquire with proceeds from this offering, you will not have the opportunity to evaluate our investments before we make them.

Because we have not identified any of the investments that we may make with proceeds from this offering, you will not have the opportunity to evaluate our investments before we make them, other than through our disclosures required by the rules of the SEC.  We will seek to invest substantially all of the offering proceeds available to us for investment, after the payment of fees and expenses, in the acquisition of real estate and real estate-related assets. Our success is greatly dependent on our ability to successfully invest the proceeds of this offering. For a more detailed discussion of our investment policies, see the “Investment Objectives, Strategy and Related Policies” section of this prospectus.

If we are unable to raise substantial funds in this offering, we will be limited in the number and type of properties we may acquire and the return on your investment in us may fluctuate with the performance of the specific investments we make.

This offering is being made on a “best efforts” basis, whereby the dealer manager and brokers participating in this offering are required to use only their best efforts to sell our shares and have no firm commitment or obligation to purchase any of the shares.  As a result, we cannot assure you as to the amount of proceeds that will be raised in this offering.  If we are unable to raise substantial funds in this offering, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our properties and real estate-related assets are located and the types of investments that we acquire.  In such event, the likelihood of our profitability being affected by the performance of any one of our investments will increase.  If we are able to make only a few investments, we would not achieve broad diversification of our investments.  Additionally, we are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single asset.  Your investment in our shares will be subject to greater risk to the extent that we lack a diversified portfolio.  In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, will be higher, and our financial condition and ability to pay distributions could be adversely affected.

Our ability to implement our investment strategy is dependent, in part, upon the ability of Behringer Securities, our dealer manager, to successfully conduct this offering, which makes an investment in us more speculative.

We have retained Behringer Securities, an affiliate of our advisor, to conduct this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of Behringer Securities to build and maintain a network of broker-dealers to sell our shares to their clients. If Behringer Securities is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. Recent adverse developments for other Behringer Harvard sponsored programs may adversely affect the ability of Behringer Securities to build and maintain a network of broker-dealers to sell our shares to their clients. See “Prior Performance Summary—Adverse Effects of Economic Downturn on Prior Programs and Value Preservation Efforts.”  If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

If we pay a portion of our distributions from sources other than our cash flow from operating activities, we will have less funds available to make investments and your overall return may be reduced.

Our organizational documents permit us to fund distributions from any source, such as from this public offering or any other of our future offerings, cash advances to us by our advisor, cash resulting from a waiver of asset management fees, and borrowings in anticipation of future cash flow from operating activities.  If we fund a portion of distributions from the net proceeds from this offering or from additional sources that are other than operating activities, we will have fewer funds available for acquiring properties and other investments, and your overall return may be reduced.  Further, to the extent distributions exceed cash flow from operating activities, a stockholder’s basis in our stock will be reduced and, to the extent distributions exceed a stockholder’s basis, the stockholder may recognize capital gain. Our organizational documents do not limit the amount of distributions we can fund from sources other than from operating cash flow.

We cannot assure you that sufficient cash will be available to make distributions to you.  Historically, the aggregate cash flows from the operations of certain other Behringer Harvard sponsored real estate programs have been insufficient to fund the aggregate distributions paid to their respective investors.  See “Prior Performance Summary.”

If our sponsor, our advisor or their affiliates waive certain fees due to them, our results of operations and distributions may be artificially high.

From time to time, our sponsor, our advisor or their affiliates may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due to them, pay general administrative expenses or otherwise supplement stockholder returns in order to increase the amount of cash available to make distributions to stockholders.  If our sponsor, our advisor or their affiliates choose to no longer waive or defer such fees and incentives, our results of operations will be lower than in previous periods and your return on your investment could be negatively affected.

Other Behringer Harvard sponsored public programs have experienced losses in the past, and we may experience similar losses in the future.

Historically, the public programs sponsored by affiliates of our advisor have experienced losses, especially during the early periods of their operation.  In addition, Behringer Harvard sponsored programs that substantially completed their primary equity offerings at or prior to the end of 2008 have been adversely affected by the disruptions to the economy generally and the real estate market.  These programs have recently announced estimated per share valuations that are significantly below the initial offering price of such shares.  See “Prior Performance Summary.”  We cannot assure you that, in the future, we will be profitable or that we will realize growth in the value of our assets.  You should not rely upon the past performance of other real estate investment programs sponsored by Behringer Harvard Holdings and Robert M. Behringer, who owns a controlling interest in Behringer Harvard Holdings, to predict our future results.

If we, through our advisor, are unable to find suitable investments, then we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to make distributions to our stockholders is dependent upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements as well as the performance of our property manager, the selection of tenants and the negotiation of leases.  The current market for properties that meet our investment objectives is highly competitive, as is the leasing market for such properties.  The more shares we sell in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms.  You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments, other than through our disclosures required by the rules of the SEC.  You must rely entirely on the oversight of our board of directors, the management ability of our advisor and the performance of our property manager.  We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms.

We may suffer from delays in locating suitable investments, which could adversely affect the return on your investment.

We could suffer from delays in locating suitable investments as a result of our reliance on our advisor at times when management of our advisor is simultaneously seeking to locate suitable investments for other Behringer Harvard sponsored programs, some of which have investment objectives and employ investment strategies that are similar to ours.  Furthermore, if we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space.  Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns.  In addition, if we are unable to invest our offering proceeds in real properties and real estate-related assets in a timely manner, we will hold the proceeds of this offering in an interest-bearing account, invest the proceeds in short-term, liquid investments, including, but not limited to, money market accounts and FDIC-insured deposits, or, ultimately, liquidate.  In such an event, our ability to pay distributions to our stockholders and the returns to our stockholders would be adversely affected.

We may have to make decisions on whether to invest in certain properties or real estate-related assets prior to receipt of detailed information on the investment.

In order to effectively compete for the acquisition of properties and other real estate-related assets in the current market, our advisor and board of directors may be required to make investment decisions and be required to make substantial non-refundable deposits prior to the completion of our analysis and due diligence on a property or real estate-related asset acquisition.  In such cases, the information available to our advisor and board of directors at the time of making any particular investment decision, including the decision to pay any non-refundable deposit and the decision to consummate any particular acquisition, may be limited, and our advisor and board of directors may not have access to detailed information regarding any particular investment property, such as physical characteristics, environmental matters, zoning regulations or other local conditions affecting the investment property.  Therefore, no assurance can be given that our advisor and board of directors will have knowledge of all circumstances that may adversely affect an investment.  In addition, our advisor and board of directors expect to rely upon independent consultants in connection with their evaluation of proposed investment properties, and no assurance can be given as to the accuracy or completeness of the information provided by such independent consultants.

If we lose or are unable to obtain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the contributions of our chairman and certain executive officers and other key personnel of us, our advisor and its affiliates, including Robert S. Aisner, Robert J. Chapman, M. Jason Mattox, Michael J. O’Hanlon, Andrew J. Bruce, Stanton P. Eigenbrodt, Michael D. Cohen and David F. Aisner, each of whom would be difficult to replace.  We do not have employment agreements with our chairman, executive officers and other key personnel of us, our advisor and its affiliates, and we cannot guarantee that they will remain affiliated with us.  Although our chairman, several of the executive officers and other key personnel of us, our advisor and its affiliates, including Mr. Robert Aisner, have entered into employment agreements with affiliates of our advisor, including Harvard Property Trust, these agreements are terminable at will, and we cannot guarantee that such persons will remain affiliated with our advisor.  If any of our key personnel were to cease their affiliation with us, our advisor or its affiliates, our operating results could suffer.  We believe that our future success depends, in large part, upon our advisor’s and its affiliates’ ability to hire and retain highly skilled managerial, operational and marketing personnel.  Competition for persons with these skills is intense, and we cannot assure you that our advisor will be successful in attracting and retaining such skilled personnel.  Further, we have established, and intend in the future to establish, strategic relationships with firms that have special expertise in certain services or as to assets both nationally and in certain geographic regions.  Maintaining these relationships will be important for us to effectively compete for assets.  We cannot assure you that we will be successful in attracting and retaining such strategic relationships.  If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

Risks Related to Conflicts of Interest

Because a number of Behringer Harvard sponsored real estate programs use investment strategies that are similar to ours, our advisor and its officers and our executive officers will face conflicts of interest relating to the purchase of properties and other real estate-related assets, and such conflicts may not be resolved in our favor.

Our executive officers and the executive officers of our advisor are also the executive officers of other Behringer Harvard sponsored REITs and their advisors, the general partners of Behringer Harvard sponsored partnerships and/or the advisors or fiduciaries of other Behringer Harvard sponsored programs, and these entities are and will be under common control.  We may be buying properties and other real estate-related investments at the same time as one or more of the other Behringer Harvard sponsored programs managed by officers and employees of our advisor and/or its affiliates, and these other programs may use investment strategies that are similar to ours. There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard sponsored program. We cannot assure you that officers and employees acting on behalf of our advisor and on behalf of advisors and managers of other Behringer Harvard sponsored programs will act in our best interests when deciding whether to allocate any particular property to us.  In addition, we may acquire properties in geographic areas where other Behringer Harvard sponsored programs own properties.  You will not have the opportunity to evaluate the manner in which these conflicts of interest are resolved before or after making your investment.

Our advisor and its affiliates, including all of our executive officers and one of our directors, will face conflicts of interest caused by their compensation arrangements with us, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates, including our dealer manager and our property manager, are entitled to substantial fees from us under the terms of the advisory management agreement, dealer manager agreement and property management agreement.  These fees could influence our advisor’s advice to us, as well as the judgment of affiliates of our advisor performing services for us.  Among other matters, these compensation arrangements could result in our advisor receiving fees in certain instances and could affect their judgment with respect to:

•                  the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory management agreement, the dealer manager agreement and the property management agreement;

•                  offerings of equity by us;

•                  property sales;

•                  property acquisitions from other Behringer Harvard sponsored programs;

•                  property acquisitions from third parties;

•                  borrowings to acquire properties;

•                  determining the compensation paid to employees for services provided to us;

•                  whether we seek to internalize our management functions;

•                  whether and when we seek to list our common stock on a national securities exchange;

•                  whether and when we seek to sell our assets; and

•                  whether and when we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce the Stockholders’ 6% Return.

The fees our advisor receives in connection with transactions involving the purchase and management of an asset are based on the value of assets and the cost of the investment, including the amount approved by the board of directors from time to time for the development, construction, and improvement of each asset, and not based on the quality of the investment or the quality of the services rendered to us. This may influence our advisor to recommend riskier transactions to us.

In addition, even if we terminate the advisor, the shares of convertible stock held by the advisor will remain eligible for conversion upon one of the events that trigger the conversion of our convertible stock, unless the termination was because of a material breach by our advisor.  In the event that our advisory management agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor) prior to the occurrence of one of the events that trigger the conversion of our convertible stock, the number of shares of common stock that the advisor will receive upon the occurrence of that triggering event will be pro-rated to account for the actual portion of the time from the commencement of this offering to the triggering event that the advisory management agreement was effective.  To avoid the additional costs of engaging a new advisor or internalizing advisory functions, our independent directors may decide against terminating the advisory management agreement prior to the listing of our shares or disposition of our investments even if termination of the advisory management agreement would be in our best interest.  In addition, the conversion feature of our convertible stock could cause us to make different investment or disposition decisions than we would otherwise make, in order to avoid the stock conversion.  Moreover, our advisor can influence whether and when our common stock is listed for trading on a national securities exchange or our assets are liquidated, and its interest in our convertible stock could influence its judgment with respect to listing or liquidating.

Our advisor will face conflicts of interest relating to joint ventures, tenant-in-common investments or other co-ownership arrangements that we enter into with affiliates of our sponsor or our advisor or with other Behringer Harvard sponsored programs, which could result in a disproportionate benefit to affiliates of our sponsor or advisor or to another Behringer Harvard sponsored program.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other Behringer Harvard sponsored programs or with affiliates of our sponsor or advisor for the acquisition, development or improvement of properties, as well as the acquisition of real estate-related investments.  These Behringer Harvard sponsored programs are likely to include single-client, institutional-investor accounts in which our sponsor has been engaged by an institutional investor to locate and manage real estate investments on behalf of an institutional investor and with which such sponsor or advisor affiliate may invest.  The executive officers of our advisor are also the executive officers of other Behringer Harvard sponsored REITs and their advisors, the general partners of other Behringer Harvard sponsored partnerships and/or the advisors or fiduciaries of other Behringer Harvard sponsored programs.  These executive officers will face conflicts of interest in determining which Behringer Harvard sponsored program should enter into any particular joint venture, tenant-in-common or co-ownership arrangement.  These persons may also have a conflict in structuring the terms of the relationship between our interests and the interests of the Behringer Harvard sponsored co-venturer, co-tenant or partner, as well as conflicts of interest in managing the joint venture.  Further, the fiduciary obligation that our advisor or our board of directors may owe to a co-venturer, co-tenant or partner affiliated with our sponsor or advisor may make it more difficult for us to enforce our rights.

In the event that we enter into a joint venture, tenant-in-common investment or other co-ownership arrangements with another Behringer Harvard sponsored program or joint venture, our advisor and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular real estate property, and you may face certain additional risks.  In addition, in the event we enter into a joint venture with a Behringer Harvard sponsored program that has a term shorter than ours, the joint venture may be required to sell its properties at the time of the other program’s liquidation.  We may not desire to sell the properties at such time.  Even if the terms of any joint venture agreement between us and another Behringer Harvard sponsored program grant us a right of first refusal to buy such properties, we may not have sufficient funds to exercise our right of first refusal under these circumstances.

Because Mr. Behringer and his affiliates indirectly control our sponsor, advisor and other Behringer Harvard sponsored programs, agreements and transactions among the parties with respect to any joint venture, tenant-in-common investment or other co-ownership arrangement between or among such parties will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Under these joint ventures, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could be reached regarding matters pertaining to the co-ownership arrangement, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Furthermore, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right. For a more detailed discussion, see “Conflicts of Interest—Joint Ventures and Section 1031 Tenant-in-Common Transactions with Affiliates of Our Advisor.”

Our advisor’s executive officers and key personnel and the executive officers and key personnel of Behringer Harvard-affiliated entities that conduct our day-to-day operations and this offering will face competing demands on their time, and this may cause our investment returns to suffer.

We rely upon the executive officers of our advisor and the executive officers and employees of Behringer Harvard-affiliated entities to conduct our day-to-day operations and this offering.  These persons also conduct the day-to-day operations of other Behringer Harvard sponsored programs, including various public programs and numerous private programs.  These persons may have other business interests as well.  Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities.  Should our advisor inappropriately devote insufficient time or resources to our business, the returns on our investments may suffer.

Our advisor may be influenced by its ability to obtain shares of our common stock upon the occurrence of certain exit strategies.

Our advisor purchased 1,000 shares of our non-participating, non-voting convertible stock for an aggregate purchase price of $1,000.  Under limited circumstances, these shares may be converted into shares of our common stock, resulting in dilution of our stockholders’ interest in us.  Our convertible stock will convert into shares of common stock on one of two events.  First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a Stockholders’ 6% Return.  Alternatively, if we list our shares of common stock on a national securities exchange, the convertible stock will convert on the 31st trading day after the date that is the 180th day following the later of (a) the listing, and (b) the expiration of any applicable lock-up period entered into by any existing holder or holders of common shares of not less than 5% of the then outstanding common shares to facilitate the orderly listing of the common shares in public markets in connection with the listing. Each of these two events is a “Triggering Event.”  Upon a Triggering Event, each share of our convertible stock will, unless our advisory management agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into 1/1,000th of the result of (a) 15% of the excess of: (i) (x) the enterprise value of the company plus (y) the aggregate value of distributions paid to date on the then outstanding shares of our common stock, over (ii) (x) the aggregate issue price of those outstanding shares plus (y) a Stockholders’ 6% Return, divided by (b) the enterprise value of the company divided by the number of outstanding shares of common stock on the date of conversion.  The performance threshold necessary for the convertible stock to have any value is based on the aggregate distributions paid on, and the aggregate issue price of, our outstanding shares of common stock.  It is not based on the return provided to any individual stockholder.  Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for the convertible stock to have any value.  In fact, if the convertible stock has value, the returns of our stockholders will differ, and some may be less than a 6% cumulative, non-compounded annual return.

If our advisory management agreement with our advisor is still in effect at the time of an event triggering conversion of the convertible stock, then our advisor will be entitled to receive 100% of the number of shares of common stock calculated per the preceding paragraph.  However, if our advisory management agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a pro-rated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of the time, from the commencement of this offering to the Triggering Event, that we were advised by our advisor.  As a result, following conversion, the holder of the convertible stock will be entitled to a portion of amounts distributable to our stockholders, which such amounts distributable to the holder could be significant.  Our advisor and Mr. Behringer can influence whether and when our common stock is listed for trading on a national securities exchange or our assets are liquidated, and their interest in our convertible stock could influence their judgment with respect to listing or liquidating.  See “Description of Shares—Convertible Stock.”

Because we rely on affiliates of Behringer Harvard Holdings for the provision of advisory, property management and dealer manager services, if Behringer Harvard Holdings is unable to meet its obligations, we may be required to find alternative providers of these services, which could result in a significant and costly disruption of our business.

Behringer Harvard Holdings, through one or more of its subsidiaries, owns and controls our advisor, our property manager, and our dealer manager.  The operations of our advisor, our property manager and our dealer manager rely substantially on Behringer Harvard Holdings. Behringer Harvard Holdings is largely dependent on fee income from its sponsored real estate programs.  Ongoing global economic concerns could adversely affect the amount of such fee income.  In the event that Behringer Harvard Holdings becomes unable to meet its obligations as they become due, we might be required to find alternative service providers, which could result in a significant disruption of our business and would likely adversely affect the value of your investment in us. Further, given the non-compete agreements in place with Behringer Harvard Holdings’ employees and the non-solicitation agreements we have with our advisor and property manager, it would be difficult for us to utilize any current employees that provide services to us.

Risks Related to Our Corporate Structure

If we merge with our advisor, the percentage of our outstanding common stock owned by our other stockholders could be reduced, and we could incur additional costs associated with being self-administered.

In the future, our board of directors may consider internalizing the functions performed for us by our advisor. One method by which we could internalize these functions would be to merge with our advisor and issue shares to the advisor as merger consideration.  A merger with our advisor could result in dilution of your interest as a stockholder and could reduce earnings per share and funds from operations per share. Internalization transactions have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims, which would reduce the amount of funds available for us to invest in properties or other investments and to pay distributions. These factors could have a material adverse effect on our results of operations, financial condition and ability to pay distributions.

If we were to internalize our management or if another investment program, whether sponsored by Behringer Harvard or otherwise, hires the employees of our advisor in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

We rely on persons employed by our advisor to manage our day-to-day operations. If we were to effectuate an internalization of our advisor, we may not be able to retain all of the employees of the advisor or to maintain a relationship with our sponsor. In addition, some of the employees of the advisor may provide services to one or more other investment programs. These programs or third parties may decide to retain some or all of our advisor’s key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by our advisor who are most familiar with our business and operations, thereby potentially adversely impacting our business.

Our rights and the rights of our stockholders to recover claims against our independent directors are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our charter provides that generally no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct. As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees of our advisor and its affiliates and agents) in some cases, which would decrease the cash otherwise available for distributions to you. We will also purchase and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether we are required or have the power to indemnify them against the same liability.

A limit on the number of shares a person may own may discourage a takeover.

Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT.  Unless exempted by our board of directors, no person or group may own more than 9.8% of our outstanding common or preferred stock, in value or number of shares, whichever is more restrictive.  This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide our stockholders with the opportunity to receive a control premium for their shares.  See “Description of Shares—Restriction on Ownership of Shares.”

Our charter permits our board of directors to issue additional stock with terms that may subordinate the rights of the holders of our current common stock or discourage a third party from acquiring us.

Our charter permits our board of directors to issue up to 2,000,000,000 shares of capital stock.  Our board of directors, without any action by our stockholders, may:  (1) increase or decrease the aggregate number of shares; (2) increase or decrease the number of shares of any class or series we have authority to issue; or (3) classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any such stock.  Thus, our board of directors could authorize the issuance of stock with terms and conditions that could subordinate the rights of the holders of our current common stock or have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our common stock.  See “Description of Shares—Preferred Stock.”

Although we will not currently be afforded the protection of the Maryland General Corporation Law relating to deterring or defending hostile takeovers, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or affiliates of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, an officer of the corporation or an employee of the corporation who is also a director of the corporation are excluded from the vote on whether to accord voting rights to the control shares. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law (MGCL) could provide similar anti-takeover protection. For more information about the business combination, control share acquisition and

Subtitle 8 provisions of Maryland law, see “Description of Shares—Provisions of Maryland Law and of Our Charter and Bylaws—Business Combinations,” “Description of Shares—Provisions of Maryland Law and of Our Charter and Bylaws—Control Share Acquisitions” and “Description of Shares—Provisions of Maryland Law and of Our Charter and Bylaws—Subtitle 8.”

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act.  The offering stockholder must provide us with notice of such tender offer at least ten business days before initiating the tender offer.  If the offering stockholder does not comply with these requirements, we will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer.  In addition, the non-complying stockholder shall be responsible for all of our expenses in connection with that stockholder’s noncompliance.  This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent you from receiving a premium price for your shares in such a transaction.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940.  If we become an unregistered investment company, we will not be able to continue our business.

We do not intend to register as an investment company under the Investment Company Act of 1940 (the “Investment Company Act”).  Currently, our investments in real estate will represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act.  In order to maintain an exemption from regulation under the Investment Company Act, we must engage primarily in the business of buying real estate, and these investments must be made within a year after this offering ends.  If we are unable to invest a significant portion of the proceeds of this offering in properties within one year of the termination of this offering, we may avoid being required to register as an investment company by temporarily investing any unused proceeds in government securities with low returns, which would reduce the cash available for distribution to investors and possibly lower your returns.

To maintain compliance with our Investment Company Act exemption, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain.  In addition, we may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire.  If we are required to register as an investment company but fail to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us.  In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Stockholders have limited control over changes in our policies and operations.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions.  Our board of directors may amend or revise these and other policies without a vote of the stockholders.  Under our charter and the MGCL, our stockholders currently have a right to vote only on the following matters:

•                  the election or removal of directors;

•                  certain amendments to our charter;

•                  a reorganization as provided in our charter;

•                  our liquidation and dissolution; and

•                  our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

All other matters are subject to the discretion of our board of directors.  See “Description of Shares—Meetings and Special Voting Requirements.”  Therefore, you are limited in your ability to change our policies and operations.

Our board of directors may change our investment policies and objectives generally and at the individual investment level without stockholder approval, which could alter the nature of your investment.

Our charter requires that our independent directors review our investment policies with sufficient frequency, at least annually, to determine that the policies we are following are in the best interests of the stockholders.  In addition to our investment policies and objectives, we may also change our stated strategy for any investment in an individual property.  These policies may change over time.  The methods of implementing our investment policies may also vary, as new investment techniques are developed.  Our investment policies, the methods for their implementation, and our other objectives, policies and procedures may be altered by our board of directors without the approval of our stockholders.  As a result, the nature of your investment could change without your consent.

You may not be able to sell your shares under the share redemption program and, if you are able to sell your shares under the program, you will likely receive substantially less than the amount of your investment in our shares or the fair market value of your shares.

Our board of directors could amend, suspend or terminate the share redemption program at any time.  Our board of directors may reject any request for redemption of shares.  Further, there will be many limitations on your ability to sell your shares pursuant to the share redemption program.  Any stockholder requesting repurchase of their shares pursuant to our share redemption program will be required to certify to us that such stockholder either (1) acquired the shares requested to be repurchased directly from us or (2) acquired the shares from the original investor by way of a bona fide gift not for value to, or for the benefit of, a member of the stockholder’s immediate or extended family, or through a transfer to a custodian, trustee or other fiduciary for the account of the stockholder or his or her immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

In addition, our share redemption program contains other restrictions and limitations. We cannot guarantee that we will accommodate all redemption requests made in any particular redemption period.  If we do not redeem all shares presented for redemption during any period in which we are redeeming shares, then all shares will be redeemed on a pro rata basis during the relevant period. You must hold your shares for at least one year prior to seeking redemption under the share redemption program, except that our board of directors will waive this one-year holding requirement under certain circumstances.  We will not redeem, during any twelve-month period, more than 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption.  Generally, the cash available for redemption on any particular date will be limited to the proceeds from our distribution reinvestment plan.  In addition, we may not have sufficient funds to redeem shares.  Historically, certain other Behringer Harvard sponsored real estate programs have limited redemptions in order to conserve capital.  See “Prior Performance Summary—Adverse Effects of Economic Downturn on Prior Programs and Value Preservation Efforts.”

Except for Exceptional Redemptions, the Redemption Amount under our share redemption program will equal, prior to the Initial Board Valuation, (i) 90% of the lesser of (A) the current share price or (B) the amount you paid for your shares, less (ii) any Special Distributions.  After the Initial Board Valuation, the Redemption Amount will equal (i) 90% of the lesser of (A) the amount you paid for your shares or (B) the most recently disclosed estimated value per share as determined in accordance with our Valuation Policy, less (ii) Special Distributions.  Accordingly, you may receive less by selling your shares back to us than you would receive if our investments were sold for their estimated values and such proceeds were distributed in our liquidation.  Therefore, in making a decision to purchase shares of our common stock, you should not assume that you will be able to sell any of your shares back to us pursuant to our share redemption program or that you will recover the amount of your investment in our shares.  For a more detailed description of the share redemption program, see “Description of Shares—Share Redemption Program.”

We may not successfully implement our exit strategy, in which case you may have to hold your investment for an indefinite period.

We intend to have a traditional long-term investment life consistent with income producing non-listed REITs.  Within this context, our board of directors will continuously evaluate possible liquidity events.  Until we successfully implement our exit strategy, your shares will continue to be illiquid.

Because the dealer manager is an affiliate of our advisor, investors will not have the benefit of an independent review of us or this offering, which are customarily performed in underwritten offerings.

The dealer manager is an affiliate of our advisor and will not make an independent review of us or the offering.  Accordingly, you do not have the benefit of an independent review of the terms of this offering.  Accordingly, you will have to rely on your own broker-dealer to make an independent review of the terms of this offering.  If your broker-dealer does not conduct such a review, you will not have the benefit of an independent review of the terms of this offering.  Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by a broker-dealer or investment banker unaffiliated with our advisor.

Your interest in us and our Operating Partnership will be diluted if we or our Operating Partnership issues additional securities, and upon purchasing securities your investment may immediately be diluted based on the net book value per share of our common stock.

Existing stockholders and new investors purchasing shares of common stock in this offering do not have preemptive rights to any shares issued by us in the future.  Our charter currently has authorized 2,000,000,000 shares of capital stock, of which 1,749,999,000 shares are designated as common stock (of which 1,167,000,000 shares are classified as Class R Shares, 291,000,000 shares are classified as Class W Shares and 291,000,000 shares are classified as Class I Shares), 250,000,000 shares are designated as preferred stock and 1,000 shares are designated as convertible stock.  Subject to any limitations set forth under Maryland law, our board of directors may amend our charter to increase the number of authorized shares of capital stock, or increase or decrease the number of shares of any class or series of stock designated, and may classify or reclassify any unissued shares without the necessity of obtaining stockholder approval.  Shares will be issued in the discretion of our board of directors.  Investors purchasing shares in this offering will likely experience dilution of their equity investment in us in the event that we:  (1) sell shares in this offering or sell additional shares in the future, including those issued in another private placement, another public offering or pursuant to the distribution reinvestment plan; (2) sell securities that are convertible into shares of our common stock; (3) issue shares of common stock upon the conversion of our convertible stock; (4) issue shares of common stock upon the exercise of any options granted to our independent directors or employees of our advisor and our property manager or their duly licensed affiliates; (5) issue restricted stock or other awards pursuant to our Incentive Award Plan (as defined below); (6) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation as set forth under our advisory management agreement; (7) issue shares of our common stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests of our Operating Partnership; or (8) issue shares as part of a distribution.  In addition, the partnership agreement for our Operating Partnership contains provisions that allow, under certain circumstances, other entities, including other Behringer Harvard sponsored programs, to merge into or cause the exchange or conversion of their interest for interests of our Operating Partnership.  Because the limited partnership interests of our Operating Partnership may be exchanged for shares of our common stock, any merger, exchange or conversion between our Operating Partnership and another entity ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

In addition, the tangible net book value per share of our common stock was approximately $5.25 as of September 30, 2012 as compared to our offering price per share of $10.00 as of September 30, 2012. Therefore, upon a purchase of our shares, you will be immediately diluted based on the tangible net book value. Tangible net book value takes into account a deduction of selling commissions, the dealer manager fee and estimated offering expenses paid by us, and is calculated to include depreciated tangible assets less tangible liabilities. Tangible net book value is not an estimate of net asset value, or of the market value or other value of our common stock.  Because of these and other reasons described in this “Risk Factors” section, you should not expect to be able to own a significant percentage of our shares.

Payment of fees to our advisor and its affiliates will reduce cash available to us for investment and payment of distributions.

Our advisor and its affiliates will perform services for us in connection with, among other things, the offer and sale of our shares, the selection and acquisition of our properties and real estate-related assets, the management of our properties, the servicing of our mortgage, bridge, mezzanine or other loans, the administration of our other investments and the disposition of our assets.  They will be paid substantial fees for these services.  These fees will reduce the amount of cash available for investment or distributions to stockholders.  For a more detailed discussion of these fees, see “Management—Management Compensation.”

We may be unable to terminate the property management agreement at the desired time, which may adversely affect our operations and the distributions we are able to pay to our stockholders.

Under the terms of our property management agreement, we may terminate the agreement upon 30 days’ notice in the event of, and only in the event of, a showing of willful misconduct, gross negligence or deliberate malfeasance by the property manager in performing its duties.  Our board of directors may find the performance of our property manager to be unsatisfactory.  However, unsatisfactory performance by the property manager may not constitute “willful misconduct, gross negligence or deliberate malfeasance.”  As a result, we may be unable to terminate the property management agreement at the desired time, which may have an adverse effect on the profitability of our properties and our ability to pay distributions to our stockholders.

Distributions may be paid from capital and there can be no assurance that we will be able to achieve expected cash flows necessary to pay initially established distributions or maintain distributions at any particular level, or at all.

There are many factors that can affect the availability and timing of cash distributions to stockholders.  Distributions generally will be based upon such factors as the amount of cash available or anticipated to be available from real estate investments, mortgage, bridge or mezzanine loans and other investments, current and projected cash requirements and tax considerations.  Because we may receive income from interest or rents at various times during our fiscal year, distributions paid may not reflect our income earned in that particular distribution period.  The amount of cash available for distributions will be affected by many factors, such as our ability to acquire properties and real estate-related assets as offering proceeds become available, the income from those investments and yields on securities of other real estate programs that we invest in, as well as our operating expense levels and many other variables.  Actual cash available for distribution may vary substantially from estimates.  We can give no assurance that we will be able to achieve our anticipated cash flow or that distributions will increase over time.  Our actual results may differ significantly from the assumptions used by our board of directors in establishing the distribution rates to stockholders.

Our revenue and net income may vary significantly from one period to another due to investments in opportunity-oriented properties and portfolio acquisitions, which could increase the variability of our cash available for distributions.

We may make investments in opportunity-oriented properties in various phases of development, redevelopment or repositioning and portfolio acquisitions, which may cause our revenues and net income to fluctuate significantly from one period to another.  Such projects may not produce revenue while in development or redevelopment.  During any period when the number of our projects in development or redevelopment, properties in lease up or our properties with significant capital requirements increases without a corresponding increase in stable revenue-producing properties, our revenues and net income will likely decrease.  Many factors may have a negative impact on the level of revenues or net income produced by our portfolio of investments, including higher than expected construction costs, failure to complete projects on a timely basis, failure of the properties to perform at expected levels upon completion of development or redevelopment, and increased borrowings necessary to fund higher than expected construction or other costs related to the project.  Further, our net income and stockholders’ equity could be negatively affected during periods with large portfolio acquisitions, which generally require large cash outlays and may require the incurrence of additional financing.  Any such reduction in our revenues and net income during such periods could cause a resulting decrease in our cash available for distributions during the same periods.

Development projects in which we invest may not be completed successfully or on time, and guarantors of the projects may not have the financial resources to perform their obligations under the guaranties they provide.

We may make equity investments in, acquire options to purchase interests in or make mezzanine loans to the owners of real estate development projects.  Our return on these investments will be dependent upon the projects being completed successfully, on budget and on time.  To help ensure performance by the developers of properties that are under construction, completion of these properties will generally be guaranteed either by a completion bond or performance bond.  Our advisor may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the entity entering into the construction or development contract as an alternative to a completion bond or performance bond.  For a particular investment, we may obtain guaranties that the project will be completed on time, on budget and in accordance with the plans and specifications and that the mezzanine loan will be repaid.  However, we may not obtain such guaranties and cannot ensure that the guarantors will have the financial resources to perform their obligations under the guaranties they provide.  If we are unable to manage these risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

We may engage in activities intended to hedge against exchange rate and interest fluctuations.  These activities involve additional risks, including the risks that such activities may be costly and ineffective, and may reduce the overall returns on your investment and affect cash available for distribution to our stockholders.

We may use derivative financial instruments to hedge exposures to changes in exchange rates and interest rates on loans secured by our assets and investments in commercial mortgage-backed securities.  Our actual hedging decisions will be determined in light of the facts and circumstances existing at the time of the hedge and may differ from time to time. Any hedging activity we engage in may adversely affect our results of operations, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Any such imperfect correlation may prevent us from achieving the intended accounting treatment and may expose us to risk of loss.

To the extent that we use derivative financial instruments to hedge against exchange rate and interest rate fluctuations, we will be exposed to risks, including credit risk, basis risk and legal enforceability risks.  In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements.  Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk.  Furthermore, compliance with the REIT provisions of the Code may limit our ability to hedge the risks inherent to our operations.  The enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act in July 2010 may also have an impact on our interest rate hedging activities.  If we are unable to manage these and other risks effectively, our results of operations, financial condition and ability to make distributions to you will be adversely affected.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

In April 2012, the President signed into law the JOBS Act. We are an “emerging growth company,” as defined in the JOBS Act, and are eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which we have total annual gross revenue of $1 billion or more, (2) December 31 of the fiscal year that we become a large accelerated filer, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the Public Company Accounting Oversight Board, or PCAOB, after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies or (4) hold stockholder advisory votes on executive compensation. We have not yet made a decision as to whether to take advantage of any or all of the JOBS Act exemptions that are applicable to us. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result.

Additionally, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies.  However, we are electing to opt out of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies.  Our decision to opt out is irrevocable.

Risks Related to Investments in Real Estate

Ongoing global economic concerns may adversely affect our operating results and financial condition.

Since 2008, significant and widespread concerns about credit risk and access to capital have been present in the global financial markets.  Economies throughout the world have experienced substantially increased unemployment, sagging consumer confidence and a downturn in economic activity.  In addition, the failure (and near failure) of several large financial institutions and the failures and expectations of additional failures of smaller financial institutions have led to increased levels of uncertainty and volatility in the financial markets and a continued skepticism in the general business climate.  To the extent that turmoil in the financial markets continues or intensifies, it has the potential to materially affect:

•                  the value of our investments;

•                  the availability or the terms of financing that we may anticipate utilizing or that may be utilized by the owners of the development projects in which we are an equity owner or lender or both;

•                  the ability of our company and the entities in which we invest to make principal and interest payments on, or refinance, any outstanding debt when due; and

•                  the ability of our tenants to enter into new leases or satisfy their rental payment obligations under existing leases and the ability of future tenants to enter into leases during the lease up stage of newly completed development projects.

The pervasive and fundamental disruptions that the global financial markets have undergone has led to extensive and unprecedented governmental intervention.  Such intervention has in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions.  In addition, these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty, which in itself has been materially detrimental to the efficient functioning of the markets, as well as previously successful investment strategies.  There is likely to be increased regulation of the financial markets that could have a material impact on our operating results and financial condition.  Modifications to our investment strategies based on these factors could adversely affect our performance.

Our operating results may be affected by economic and regulatory changes that have an adverse impact on the real estate market, and we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

Our operating results will be subject to risks generally incident to the ownership of real estate, including:

•                  changes in general economic conditions;

•                  changes in local economic conditions;

•                  changes in supply of or demand for similar or competing properties in an area;

•                  changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;

•                  the illiquidity of real estate investments generally;

•                  changes in tax, real estate, environmental and zoning laws;

•                  periods of high interest rates and tight money supply; and

•                  our ability to provide adequate management, maintenance, and insurance.

For these and other reasons, we cannot assure you that we will be profitable or that we will realize growth in the value of our real estate properties.

We may be unable to sell a property or real estate-related asset if or when we decide to do so, which could adversely impact our ability to make cash distributions to our stockholders.

We intend to hold the various real properties and real estate-related assets in which we invest until our advisor determines that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that these objectives will not be met.  Otherwise, our advisor, subject to approval of our board of directors, may exercise its discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon our liquidation.

The real estate market is affected by many factors, as discussed above, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, that are beyond our control.  We cannot predict whether we will be able to sell any asset for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us.  We cannot predict the length of time needed to find a willing purchaser and to close the sale of a property or real estate-related asset.  If we are unable to sell a property or real estate-related asset when we determine to do so, it could have a significant adverse effect on our cash flow and results of operations.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on your investment.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of leases.  If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to our stockholders.  In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

A concentration of our investments in a limited number of property classes, or in a particular geographic area, would magnify the effects of downturns in such classes or that geographic area.

At any one time, a significant portion of our property investments may be in a limited number of property classes. As a result, we will be subject to risks inherent in investments in limited types of properties.  For example, if our investments are substantially in the residential sector, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn or slowdown in the residential sector could be more pronounced than if we had more fully diversified our investments.  Similarly, in the event that we have a high concentration of properties located in a single geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area.

We may enter into long-term leases with tenants in certain properties, which may not result in fair market rental rates over time.

We may enter into long-term leases with tenants at certain of our properties, or include renewal options that specify a maximum rate increase. These leases would provide for rent to increase over time; however, if we do not accurately judge the potential for increases in market rental rates, we may set the terms of these long-term leases at levels such that, even after contractual rent increases, the rent under our long-term leases is less than then-current market rates. Further, we may have no ability to terminate those leases or to adjust the rent to then-prevailing market rates. As a result, our cash available for distributions could be lower than if we did not enter into long-term leases.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect your returns.

Our advisor will attempt to ensure that all of our properties are adequately insured to cover casualty losses.  The nature of the activities at certain properties we may acquire may expose us to potential liability for personal injuries and property damage claims.  In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, pollution, environmental matters or extreme weather conditions such as hurricanes, floods and snowstorms that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments.  Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims.  Mortgage lenders generally insist that specific coverage against terrorism be purchased by property owners as a condition for providing mortgage, bridge or mezzanine loans.  It is uncertain whether such insurance policies will continue to be available, or be available at reasonable cost, which could inhibit our ability to finance or refinance our properties.  In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses.  We cannot assure you that we will have adequate coverage for such losses.  In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss.  In addition, other than any potential capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure you that any such sources of funding will be available to us for such purposes in the future.  Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

Potential development and construction delays and resultant increased costs and risks may hinder our operating results and decrease our net income.

From time to time we may acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups and our builders’ ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completing construction could also give tenants the right to terminate preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

If we contract with Behringer Development or its affiliates for newly developed property, we cannot guarantee that any earnest money deposit we make to Behringer Development or its affiliates will be fully refunded.

We may enter into one or more contracts, either directly or indirectly through joint ventures, tenant-in-common investments or other co-ownership arrangements, with affiliates of our advisor or others, to acquire real property from Behringer Development Company LP, an affiliate of our advisor.  Properties acquired from Behringer Development or its affiliates may be existing income-producing properties, properties to-be-developed or properties under development.  We anticipate that we will be obligated to pay a substantial earnest money deposit at the time of contracting to acquire such properties.  In the case of properties to be developed by Behringer Development or its affiliates, we anticipate that we will be required to close the purchase of the property upon completion of the development of the property by Behringer Development or its affiliates.  At the time of contracting and the payment of the earnest money deposit by us, Behringer Development or its affiliates typically will not have acquired title to any real property.  Typically, Behringer Development or its affiliates will only have a contract to acquire land and a development agreement to develop a building on the land.  We may enter into such a contract with Behringer Development or its affiliates even if at the time of contracting we have not yet raised sufficient proceeds in this public offering to enable us to close the purchase of such property.  However, we will not be required to close a purchase from Behringer Development or its affiliates, and will be entitled to a refund of our earnest money, in the following circumstances:

•                  Behringer Development or its affiliates fail to develop the property;

•                  a significant portion of the pre-leased tenants of a new or recently redeveloped property fail to take possession under their leases for any reason; or

•                  we are unable to raise sufficient proceeds from this public offering to pay the purchase price at closing.

The obligation of Behringer Development or its affiliates to refund our earnest money will be unsecured, and no assurance can be made that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Behringer Development is an entity without substantial assets or operations.

We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When tenants do not renew their leases or otherwise vacate their space, in order to attract replacement tenants, we may be required to expend funds for capital improvements to the vacated property.  In addition, we may require substantial funds to renovate a property in order to sell it, upgrade it or reposition it in the market.  If we have insufficient capital reserves, we will have to obtain financing from other sources.  We intend to establish capital reserves, if at all, in an amount we, in our discretion, believe is necessary.  A lender also may require escrow of capital reserves in excess of any established reserves.  If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements.  We cannot assure you that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us.  Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements.  Additional borrowing for capital needs and capital improvements will increase our interest expense, and, therefore, our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

If we set aside insufficient capital reserves, we may be required to defer necessary capital improvements.

If we do not have enough capital reserves to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property, which may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential residents being attracted to the property.  If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction.  Portfolio acquisitions are more complex and expensive than single-property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition.  Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio.  In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio.  In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties.  To acquire multiple properties in a single transaction, we may be required to accumulate a large amount of cash.  We would expect the returns that we can earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions.  Any of the foregoing events may have an adverse effect on our operations.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety.  These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals.  Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal.  In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or lease the property or to use the property as collateral for future borrowing.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us.  For example, various federal, regional and state laws and regulations have been implemented or are under consideration to mitigate the effects of climate change caused by greenhouse gas emissions.  Among other things, “green” building codes may seek to reduce emissions through the imposition of standards for design, construction materials, water and energy usage and efficiency, and waste management.  Future requirements could increase the costs of maintaining or improving our properties or developing new properties.

Discovery of previously undetected environmentally hazardous conditions may adversely affect our operating results.

Under various federal, state and local environmental laws, ordinances and regulations (including those of foreign jurisdictions), a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property.  The costs of removal or remediation could be substantial.  These laws often impose liability whether the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.

Environmental laws also may impose restrictions on the manner in which a property may be used or businesses may be operated, and these restrictions may require substantial expenditures.  Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties.  Certain environmental laws and common law principles govern the presence, maintenance, removal and disposal of certain building materials, including asbestos and lead-based paint.  Such hazardous substances could be released into the air and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances.

In addition, when excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time.  Some molds may produce airborne toxins or irritants.  Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of our projects could require us to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would reduce our operating results.

The cost of defending against such claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution to you.

Our costs associated with and the risk of failing to comply with the Americans with Disabilities Act and the Fair Housing Act may affect cash available for distributions.

Our properties and the properties underlying our investments are generally expected to be subject to the Americans with Disabilities Act of 1990, as amended (“Disabilities Act”), or similar laws of foreign jurisdictions.  Under the Disabilities Act, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons.  The Disabilities Act has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities.  The residential communities in which we invest must comply with Title III of the Disabilities Act, to the extent that such properties are “public accommodations” and/or “commercial facilities” as defined by the Disabilities Act.  Compliance with the Disabilities Act could require removal of structural barriers to handicapped access in certain public areas of our residential communities where such removal is readily achievable.  The Disabilities Act does not, however, consider residential properties to be public accommodations or commercial facilities, except to the extent portions of such facilities, such as the leasing office, are open to the public.

The Disabilities Act’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages.  We will attempt to acquire properties that comply with the Disabilities Act or similar laws of foreign jurisdictions or place the burden on the seller or other third party to comply with such laws.  However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner.  If we cannot, our funds used for compliance with these laws may affect cash available for distributions and the amount of distributions to you.

We must also comply with the Fair Housing Amendment Act of 1988 (“FHAA”), which requires that residential communities first occupied after March 13, 1991 be accessible to handicapped residents and visitors.  Compliance with the FHAA could require removal of structural barriers to handicapped access in a community, including the interiors of apartment units covered under the FHAA.  Recently there has been heightened scrutiny of residential housing communities for compliance with the requirements of the FHAA and Disabilities Act and an increasing number of substantial enforcement actions and private lawsuits have been brought against residential communities to ensure compliance with these requirements.  Noncompliance with the FHAA and Disabilities Act could result in the position of finds, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use commercially reasonable efforts to sell them for cash or in exchange for other property.  However, in some instances we may sell our properties by providing financing to purchasers.  If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders.  There are no limitations or restrictions on our ability to take purchase money obligations.  We may, therefore, take a purchase money obligation secured by a mortgage as partial payment for the purchase price of a property.  The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions.  If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold or refinanced or we have otherwise disposed of such promissory notes or other property.  In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years.  If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

We will be dependent upon our tenants for our rental income, and our financial condition and ability to make distributions may be adversely affected by the bankruptcy, insolvency, or general financial stability of our tenants.

We will be dependent upon our tenants for our rental income and, therefore, the success of our properties will be materially dependent on the financial stability of such tenants. The nation as a whole and our local economies are currently experiencing a severe economic slowdown affecting companies of all sizes and industries.  A tenant at one or more of our properties may be negatively affected by the current economic slowdown.  Lease payment defaults by tenants, including those caused by the current economic downturn, could cause us to reduce the amount of distributions we pay. A default of a tenant on its lease payments to us and the potential resulting vacancy would cause us to lose the revenue from the property and force us to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting the property. If a lease is terminated or an existing tenant elects not to renew a lease upon its expiration, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss. A default by a tenant, the failure of a guarantor to fulfill its obligations or other premature termination of a lease, or a tenant’s election not to extend a lease upon its expiration, could have an adverse effect on our financial condition and our ability to pay distributions.

If a tenant declares bankruptcy, we may be unable to collect balances due under relevant leases.

Any of our tenants, or any guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding pursuant to Title 11 of the bankruptcy laws of the United States. Such a bankruptcy filing would bar all efforts by us to collect pre-bankruptcy debts from these entities or their properties, unless we receive an enabling order from the bankruptcy court. Post-bankruptcy debts would be paid currently. If a lease is assumed, all pre-bankruptcy balances owing under it must be paid in full. If a lease is rejected by a tenant in bankruptcy, we would have a general unsecured claim for damages. If a lease is rejected, it is unlikely we would receive any payments from the tenant because our claim is capped at the rent reserved under the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not greater than three years, plus rent already due but unpaid. This claim could be paid only in the event funds were available, and then only in the same percentage as that realized on other unsecured claims.

A tenant or lease guarantor bankruptcy could delay efforts to collect past due balances under the relevant leases, and could ultimately preclude full collection of these sums. Such an event could cause a decrease or cessation of rental payments that would mean a reduction in our cash flow and the amount available for distributions to you. In the event of a bankruptcy, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distributions to you may be adversely affected.

Our real estate investments may include special use single tenant properties that may be difficult to sell or re-lease upon tenant defaults or early lease terminations.

We may acquire investments in commercial and industrial properties, a number of which may include manufacturing facilities and special use single tenant properties. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. With these properties, if the current lease is terminated or not renewed or, in the case of a mortgage loan, if we take such property in foreclosure, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant or sell the property. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant or borrower due to the special purpose for which the property may have been designed.  These and other limitations may affect our ability to sell or re-lease properties and adversely affect returns to you.

Disruptions in the financial markets could adversely affect the residential property sector’s ability to obtain financing and credit enhancement from Fannie Mae and Freddie Mac, which could adversely impact us.

Fannie Mae and Freddie Mac are major sources of financing for the residential sector.  Since 2007, Fannie Mae and Freddie Mac have reported substantial losses and a need for significant amounts of additional capital.  In 2008, the U.S. government placed both Fannie Mae and Freddie Mac under its conservatorship.  Although Fannie Mae and Freddie Mac currently remain active residential lenders, there is significant uncertainty surrounding their futures. Should Fannie Mae or Freddie Mac have their mandates changed or reduced, be disbanded or reorganized by the government or otherwise discontinue providing liquidity to the residential sector, it would significantly reduce our access to debt capital and/or increase borrowing costs.  The potential for a decrease in liquidity made available to the residential sector by Fannie Mae and Freddie Mac could: (1) make it more difficult for us to secure financing for residential development projects; (2) hinder our ability to refinance completed residential assets; (3) decrease the amount of available liquidity and credit that could be used to diversify our portfolio with residential assets; and (4) require us to obtain other sources of debt capital with potentially different terms.

We may be unable to renew leases or relet units as multifamily leases expire.

When residents of our multifamily properties decide not to renew their leases upon expiration, we may not be able to relet their units. Even if the residents do renew or we can relet the units, the terms of renewal or reletting may be less favorable than current lease terms. If we are unable to promptly renew the leases or relet the units, or if the rental rates upon renewal or reletting are significantly lower than expected rates, then our results of operations and financial condition will be adversely affected. Occupancy levels and market rents may be adversely affected by national and local economic and market conditions including, without limitation, new construction and excess inventory of residential housing, slow or negative employment growth, availability of low interest mortgages for single family home buyers and the potential for geopolitical instability, all of which are beyond our control. In addition, various state and local municipalities implement rent control legislation which could limit our ability to raise rents. Finally, the federal government’s policies, many of which may encourage home ownership, can increase competition and possibly limit our ability to raise rents. Consequently, our cash flow and ability to service debt and make distributions to stockholders could be reduced.

Retail conditions may adversely affect our income.

A retail property’s revenues and value may be adversely affected by a number of factors, many of which apply to real estate investment generally, but which also include trends in the retail industry and perceptions by retailers or shoppers of the safety, convenience and attractiveness of the retail property. In addition, to the extent that the investing public has a negative perception of the retail sector, the value of our common stock may be negatively impacted.

Some of our leases may provide for base rent plus contractual base rent increases. A number of our retail leases also may include a percentage rent clause for additional rent above the base amount based upon a specified percentage of the sales our tenants generate. Under those leases which contain percentage rent clauses, our revenue from tenants may increase as the sales of our tenants increase. Generally, retailers face declining revenues during downturns in the economy. As a result, the portion of our revenue which we may derive from percentage rent leases could be adversely affected by a general economic downturn.

Risks Associated with Debt Financing

We have broad authority to incur debt, and high debt levels could hinder our ability to make distributions and could decrease the value of your investment.

We anticipate that we will acquire properties and other real estate-related assets by using existing financing, if available, or borrowing new funds. There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment.  Under our charter, the maximum amount of our leverage may not exceed 300% of our “net assets” (as defined in our charter) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors.

In addition to our charter limitation, our board of directors intends to seek a long-term leverage ratio with respect to our real property investments of between 40% and 60% depending on market conditions (we expect to have little to no leverage on our other real estate-related investments).  Our leverage target, however, will not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering, invested substantially all of our capital and substantially completed the financing of our assets.  As a result, we expect to borrow more than our charter limitation and our leverage target with respect to any single real estate asset we acquire, to the extent our board of directors determines that borrowing these amounts is prudent.  Such debt may be at a level that is higher than REITs with similar investment objectives or criteria.  High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants.  These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of your investment.

We will incur mortgage indebtedness and other borrowings, which will increase our business risks.

We expect that we will place permanent financing on our properties in order to acquire properties as funds are being raised in this offering.  We do not intend to incur mortgage debt on a particular real property unless we believe the property’s projected cash flow is sufficient to service the mortgage debt.  If there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected.  In addition, incurring mortgage debt increases the risk of loss because (1) loss in investment value is generally borne entirely by the borrower until the investment value declines below the principal balance of the associated debt and (2) defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default.  If any of our properties are foreclosed upon due to a default, we could lose our entire investment in the property and our ability to make distributions to our stockholders will be adversely affected. Further, if any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default.  We may give full or partial guarantees to lenders of mortgage debt on behalf of the entities that own our properties.  When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to our lender for satisfaction of the debt if it is not paid by such entity.

If mortgage debt is unavailable at reasonable rates, we may not be able to finance the properties we acquire, which could reduce the number of properties we can acquire and the amount of cash distributions we can make.

When we place mortgage debt on our properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms.  If interest rates are higher when the properties are refinanced, we may not be able to finance the properties at reasonable rates and our income could be reduced.  If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies.  In general, we expect our loan agreements to restrict our ability to further mortgage the property, discontinue insurance coverage, replace Adaptive Real Estate Income Trust Advisors as our advisor or impose other limitations.  Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions to our stockholders.

Our ability to obtain financing on reasonable terms could be impacted by negative capital market conditions.

Since 2008, significant and widespread concerns about credit risk and access to capital have been present in the global financial markets.  Commercial real estate debt markets have experienced volatility and uncertainty as a result of certain related factors, including the tightening of underwriting standards by lenders and credit rating agencies and the significant inventory of unsold commercial mortgage-backed securities in the market.  Should these conditions increase our overall cost of borrowings, either by increases in the index rates or by increases in lender spreads, we will need to factor such increases into the economics of our acquisitions, developments and property contributions.  Investment returns on our assets and our ability to make acquisitions could be adversely affected by our inability to secure financing on reasonable terms, if at all.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

We may incur indebtedness that bears interest at a variable rate.  In addition, from time to time we may pay mortgage loans or finance and refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have an adverse effect on our cash flow from operating activities and our ability to make distributions to our stockholders.  In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may need to liquidate one or more of our investments at times that may not permit realization of the maximum return on these investments.  Prolonged interest rate increases could also negatively impact our returns on our investments.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity.  Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property.  At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment.  The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.  In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT and/or avoid federal income tax.  Any of these results would have a significant, negative impact on your investment.

We may be contractually obligated to purchase property even if we are unable to secure financing for the acquisition.

We may finance a portion of the purchase price for each property that we acquire.  However, to ensure that our offers are as competitive as possible, we generally will not enter into contracts to purchase property that include financing contingencies.  Thus, we may be contractually obligated to purchase a property even if we are unable to secure financing for the acquisition.  In this event, we may choose to close on the property by using cash on hand, which would result in less cash available for our operations and distributions to stockholders.  Alternatively, we may choose not to close on the acquisition of the property and default on the purchase contract.  If we default on any purchase contract, we could lose our earnest money and become subject to liquidated or other contractual damages and remedies.  These consequences could have a material adverse effect on our business, results of operations, financial condition and ability to pay distributions to our stockholders.

Risks Related to Investments in Real Estate-Related Assets

We may invest in real estate-related assets or hold a non-controlling interest in an asset, which will be subject to the risks typically associated with real estate.

We may invest in real estate-related loans and other real estate-related assets.  In addition, we may hold a non-controlling interest in a real estate asset, such as a minority interest or preferred equity.  Each of these investments will be subject to the risks typically associated with the ownership of real estate, including the risks described in “Risk Factors—Risks Related to Investments in Real Estate.”

We may invest in mortgage, bridge, mezzanine or other loans, and these investments, combined with the fact that we have relatively less experience investing in such loans as compared to investing directly in real property, could adversely affect our return on loan investments.

The experience of our advisor and its affiliates with respect to investing in mortgage, bridge, mezzanine or other loans is not as extensive as it is with respect to investments directly in real properties.  However, we may make such loan investments to the extent our advisor determines that it is advantageous to us due to the state of the real estate market or in order to diversify our investment portfolio.  These loans may involve greater risks of loss than other types of loans.  The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.  We do not know whether the values of the properties securing the loans will remain at the levels existing on the dates of origination of the loans.  If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.  If there are defaults under our loans, we may not be able to repossess and quickly sell the properties securing such loans.  The resulting time delay could reduce the value of our investment in the defaulted loans.  These risks, combined with our less extensive experience with respect to mortgage, bridge, mezzanine or other loans, could adversely affect our return on loan investments.

Foreclosures create additional ownership risks that could adversely impact our returns on loan investments.

If we acquire property by foreclosure following defaults under our mortgage, bridge, mezzanine or other loans, we will have the economic and liability risks as the owner of that property.  See “Risk Factors—Risks Related to Investments in Real Estate.”

Investments in real estate-related securities will be subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities, which may result in losses to us.

We may invest in real estate-related securities of both publicly traded and private real estate companies.  Our investments in real estate-related securities will involve special risks relating to the particular issuer of the real estate-related securities, including the financial condition and business outlook of the issuer.  Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments, which are discussed in this prospectus, including risks relating to rising interest rates.

Real estate-related securities are often unsecured and also may be subordinated to other obligations of the issuer.  As a result, investments in real estate-related securities are subject to risks of:  (1) limited liquidity in the secondary trading market in the case of unlisted or thinly traded securities; (2) substantial market price volatility resulting from changes in prevailing interest rates in the case of traded equity securities; (3) subordination to the prior claims of banks and other senior lenders to the issuer; (4) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (5) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (6) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic slowdown or downturn.  These risks may adversely affect the value of outstanding real estate-related securities and the ability of the issuers thereof to repay principal and interest or make distribution payments.

We expect that a portion of any real estate-related securities investments we make will be illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related securities that we may purchase in connection with privately negotiated transactions will not be registered under the applicable securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws.  As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.  The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

We have relatively less experience investing in real estate-related securities than investing in real property, which could adversely affect our return on such investments.

Aside from investments in real estate, we are permitted to invest in real estate-related securities, including securities issued by other real estate companies, commercial mortgage-backed securities (“CMBS”), mortgage, bridge, mezzanine or other loans and Section 1031 tenant-in-common interests.  In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates have relatively less experience than in other areas, such as with respect to domestic real property, our advisor may employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.

Risks Associated with Co-Ownership of Real Estate

We may have increased exposure to liabilities from litigation as a result of any participation by us in Section 1031 Tenant-in-Common Transactions.

An affiliate of our advisor or its affiliates (“Behringer Harvard Exchange Entities”) may enter into transactions that qualify for like-kind exchange treatment under Section 1031 of the Code.  Section 1031 tenant-in-common transactions (“Section 1031 TIC Transactions”) are structured as the acquisition of real estate owned in co-tenancy arrangements with parties seeking to defer taxes under Section 1031 of the Code (“1031 Participants”).  We may provide accommodation in support of or otherwise be involved in such Section 1031 TIC Transactions.  Specifically, at the closing of certain properties acquired by a Behringer Harvard Exchange Entity, we may enter into a contractual arrangement with such entity providing:  (1) in the event that the Behringer Harvard Exchange Entity is unable to sell all of the co-tenancy interests in that property to 1031 Participants, we will purchase, at the Behringer Harvard Exchange Entity’s cost, any co-tenancy interests remaining unsold; (2) we will guarantee certain bridge loans associated with the purchase of the property in which tenant-in-common interests are to be sold; and/or (3) we will provide security for the guarantee of such bridge loans.  Although our participation in Section 1031 TIC Transactions may have certain benefits to our business, including enabling us to invest capital more readily and over a more diversified portfolio and allowing us to acquire interests in properties that we would be unable to acquire using our own capital resources, there are significant tax and securities disclosure risks associated with the related offerings of co-tenancy interests to 1031 Participants.  Changes in tax laws may negatively impact the tax benefits of like-kind exchanges or cause such transactions not to achieve their intended value.  In certain Section 1031 TIC Transactions it is anticipated that we would receive fees in connection with our provision of accommodation in support of the transaction and, as such, even though we do not sponsor these Section 1031 TIC Transactions, we may be named in or otherwise required to defend against any lawsuits brought by 1031 Participants because of our affiliation with sponsors of such transactions.  Furthermore, in the event that the Internal Revenue Service (“IRS”) conducts an audit of the purchasers of co-tenancy interests and successfully challenges the qualification of the transaction as a like-kind exchange, purchasers of co-tenancy interests may file a lawsuit against the entity offering the co-tenancy interests, its sponsors, and/or us.  We may be involved in one or more such offerings and could therefore be named in or otherwise required to defend against lawsuits brought by 1031 Participants.  Any amounts we are required to expend defending any such claims will reduce the amount of funds available to us for investment by us in properties or other investments and may reduce the amount of funds available for distribution to our stockholders.  In addition, disclosure of any such litigation  may adversely affect our ability to raise additional capital in the future through the sale of stock.  For a more detailed discussion of the tax aspects of a Section 1031 TIC Transaction, see “Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership—1031 Exchange Program.”

Our operating results will be negatively affected if our investments, including investments in tenant-in-common interests promoted by affiliates of our advisor, do not meet projected distribution levels.

Behringer Harvard Holdings and its affiliates have promoted a number of tenant-in-common real estate projects.  Some of these projects have not met the distribution levels anticipated in the projections produced by Behringer Harvard Holdings and its affiliates.  In addition, certain other projects have not achieved the leasing and operational thresholds projected by Behringer Harvard Holdings and its affiliates.  If projections related to our investments, including any tenant-in-common interests in which we invest, are inaccurate, we may pay too much for an investment and our return on our investment could suffer.  See “Prior Performance Summary—Adverse Effects of Economic Downturn on Prior Programs and Value Preservation Efforts—Co-Investor Arrangements.”

Our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions that decrease the value of an investment to us and lower your overall return.

We may enter into joint ventures, tenant-in-common investments or other co-ownership arrangements with other Behringer Harvard sponsored programs or third parties having investment objectives similar to ours for the acquisition, development or improvement of properties, as well as the acquisition of real estate-related investments.  We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons.  Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•                  the possibility that our partner in an investment might become bankrupt;

•                  the possibility that the investment requires additional capital that we and/or our partner do not have, which lack of capital could affect the performance of the investment and/or dilute our interest if the partner were to contribute our share of the capital;

•                  the possibility that a partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;

•                  that such partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

•                  the possibility that we may incur liabilities as the result of the action taken by our partner;

•                  that such partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT; or

•                  that such partner may exercise buy/sell rights that force us to either acquire the entire investment, or dispose of our share, at a time and price that may not be consistent with our investment objectives.

Any of the above might reduce our returns on a joint venture investment.

Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

We plan to make an election to be taxed as a REIT under Section 856 of the Code, effective for our taxable year ending December 31, 2013.  In connection with this offering, Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (“Baker Donelson”) will render an opinion to us that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2013 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2013.  This opinion will be based upon, among other things, our representations as to the manner in which we are and will be owned and the manner in which we will invest in and operate assets.  However, our qualification as a REIT will depend upon our ability to meet requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Code.  Baker Donelson will not review our compliance with the REIT qualification standards on an ongoing basis, and we may fail to satisfy the REIT requirements in the future.  This opinion will represent the legal judgment of Baker Donelson based on the law in effect as of the date of the opinion.  The opinion of Baker Donelson will not be binding on the IRS or the courts.  Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT.

In order for us to qualify as a REIT, we must satisfy certain requirements set forth in the Code and Treasury Regulations and various factual matters and circumstances that are not entirely within our control.  We intend to structure our activities in a manner designed to satisfy all of these requirements.  However, if certain of our operations were to be recharacterized by the IRS, such recharacterization could jeopardize our ability to satisfy all of the requirements for qualification as a REIT and may affect our ability to qualify, or continue to qualify, as a REIT.  In addition, new legislation, new regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualifying as a REIT or the federal income tax consequences of qualifying.

Our qualification as a REIT depends upon our ability to meet, through investments, actual operating results, distributions and satisfaction of specific stockholder rules, the various tests imposed by the Code.  We cannot assure you that we will satisfy the REIT requirements in the future.

If we fail to qualify as a REIT for any taxable year, we will be subject to federal income tax on our taxable income for that year at corporate rates.  In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status.  Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability.  In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions.  If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.  Our failure to qualify as a REIT would adversely affect the return on your investment.

Our investment strategy may cause us to incur penalty taxes, lose our REIT status, or own and sell properties through taxable REIT subsidiaries, each of which would diminish the return to our stockholders.

It is possible that one or more sales of our properties may be “prohibited transactions” under provisions of the Code.  If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business) all income that we derive from such sale would be subject to a 100% penalty tax.  The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% penalty tax.  A principal requirement of the safe harbor is that the REIT must hold the applicable property for not less than two years prior to its sale.  See “Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

If we desire to sell a property pursuant to a transaction that does not fall within the safe harbor, we may be able to avoid the 100% penalty tax if we acquired the property through a taxable REIT subsidiary (“TRS”) or acquired the property and transferred it to a TRS for a non-tax business purpose prior to the sale (i.e., for a reason other than the avoidance of taxes).  However, there may be circumstances that prevent us from using a TRS in a transaction that does not qualify for the safe harbor.  Additionally, even if it is possible to effect a property disposition through a TRS, we may decide to forego the use of a TRS in a transaction that does not meet the safe harbor requirements based on our own internal analysis, the opinion of counsel or the opinion of other tax advisers that the disposition should not be subject to the 100% penalty tax.  In cases where a property disposition is not effected through a TRS, the IRS could successfully assert that the disposition constitutes a prohibited transaction, in which event all of the net income from the sale of such property will be payable as a tax and none of the proceeds from such sale will be distributable by us to our stockholders or available for investment by us.

If we acquire or own such a property directly or indirectly through an entity other than a TRS, we may contribute the property to a TRS if there is another, non-tax related business purpose for the contribution of such property to the TRS.  Following the transfer of the property to a TRS, the TRS will operate the property and may sell such property and distribute the net proceeds from such sale to us, and we may distribute the net proceeds distributed to us by the TRS to our stockholders.  Though a sale of the property by a TRS likely would eliminate the danger of the application of the 100% penalty tax, the TRS itself would be subject to a tax at the federal level, and potentially at the state and local levels, on the gain realized by it from the sale of the property as well as on the income earned while the property is operated by the TRS.  This tax obligation would diminish the amount of the proceeds from the sale of such property that would be distributable to our stockholders.  As a result, the amount available for distribution to our stockholders would be substantially less than if the REIT had not operated and sold such property through the TRS and such transaction was not successfully characterized as a prohibited transaction.  The maximum federal corporate income tax rate currently is 35%.  Federal, state and local corporate income tax rates may be increased in the future, and any such increase would reduce the amount of the net proceeds available for distribution by us to our stockholders from the sale of property through a TRS after the effective date of any increase in such tax rates.

As a REIT, the value of the non-mortgage securities we hold in TRSs may not exceed 25% of the total value of our assets at the end of any calendar quarter.  If the IRS were to determine that the value of our interests in all of our TRSs exceeded this limit at the end of any calendar quarter, then we would fail to qualify as a REIT.  If we determine it to be in our best interests to own a substantial number of our properties through one or more TRSs, then it is possible that the IRS may conclude that the value of our interests in our TRSs exceeds 25% of the value of our total assets at the end of any calendar quarter and therefore cause us to fail to qualify as a REIT.  Additionally, as a REIT, no more than 25% of our gross income with respect to any year may, in general, be from sources other than real estate-related assets.  Distributions paid to us from a TRS are typically considered to be non-real estate income.  Therefore, we may fail to qualify as a REIT if distributions from all of our TRSs, when aggregated with all other non-real estate income with respect to any one year, are more than 25% of our gross income with respect to such year.  We will use all reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT.  Our failure to qualify as a REIT would adversely affect the return on your investment.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Code.  However, complying with these requirements may cause us to forego otherwise attractive opportunities.

Certain fees paid to us may affect our REIT status.

Income received in the nature of rental subsidies or rent guarantees, in some cases, may not qualify as rental income and could be characterized by the IRS as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification.  See “Federal Income Tax Considerations— Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests.”  In addition, in connection with our Section 1031 TIC Transactions, we or one of our affiliates may enter into a number of contractual arrangements with Behringer Harvard Exchange Entities whereby we will guarantee or effectively guarantee the sale of the co-tenancy interests being offered by any Behringer Harvard Exchange Entity.  In consideration for entering into these agreements, we will be paid fees that could be characterized by the IRS as non-qualifying income for purposes of satisfying the “income tests” required for REIT qualification.  If this fee income were, in fact, treated as non-qualifying, and if the aggregate of such fee income and any other non-qualifying income in any taxable year ever exceeded 5% of our gross revenues for such year, we could lose our REIT status for that taxable year and the four taxable years following the year of losing our REIT status.  We will use commercially reasonable efforts to structure our activities in a manner intended to satisfy the requirements for our continued qualification as a REIT.  Our failure to qualify as a REIT would adversely affect the return on your investment.

Recharacterization of the Section 1031 TIC Transactions may result in taxation of income from a prohibited transaction, which would diminish distributions to our stockholders.

In the event that the IRS were to recharacterize the Section 1031 TIC Transactions such that we, rather than the Behringer Harvard Exchange Entity, are treated as the bona fide owner, for tax purposes, of properties acquired and resold by the Behringer Harvard Exchange Entity in connection with the Section 1031 TIC Transactions, such characterization could result in the fees paid to us by the Behringer Harvard Exchange Entity as being deemed income from a prohibited transaction, in which event the fee income paid to us in connection with the Section 1031 TIC Transactions would be subject to the 100% penalty tax.  If this occurs, our ability to make cash distributions to our stockholders will be adversely affected.

Equity participation in mortgage, bridge and mezzanine loans may result in taxable income and gains from these properties, which could adversely impact our REIT status.

If we participate under a loan in any appreciation of the properties securing the loan or its cash flow and the IRS characterizes this participation as “equity,” we might have to recognize income, gains and other items from the property for federal income tax purposes.  This could affect our ability to qualify as a REIT.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital.  In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value.  As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.  See “Summary of Distribution Reinvestment Plan—Federal Income Tax Considerations.”

If our Operating Partnership fails to maintain its status as a partnership or other disregarded entity for tax purposes, its income may be subject to taxation, which would reduce the cash available to us for distribution to our stockholders.

We intend to maintain the status of our Operating Partnership as a partnership or disregarded entity for federal income tax purposes.  However, if the IRS were to successfully challenge the status of our Operating Partnership as an entity taxable as a partnership or disregarded entity, our Operating Partnership would be taxable as a corporation.  In such event, this would reduce the amount of distributions that our Operating Partnership could make to us.  This could also result in our losing REIT status, and becoming subject to a corporate level tax on our income.  This would substantially reduce the cash available to us to make distributions and the return on your investment.  In addition, if any of the partnerships or limited liability companies through which the Operating Partnership owns its properties, in whole or in part, loses its characterization as a partnership for federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the Operating Partnership.  Such a recharacterization of an underlying property owner could also threaten our ability to maintain REIT status.

In certain circumstances, we may be subject to federal and state taxes, which would reduce our cash available for distribution to our stockholders.

Even if we qualify and maintain our status as a REIT, we may become subject to federal and state taxes.  For example, if we have net income from a “prohibited transaction,” such income will be subject to the 100%

penalty tax.  We may not be able to make sufficient distributions to avoid excise taxes applicable to REITs.  We may also decide to retain income we earn from the sale or other disposition of our assets and pay income tax directly on such income.  In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly.  We may also be subject to state and local taxes, including potentially the “margin tax” in the State of Texas, on our income or property, either directly or at the level of the Operating Partnership or at the level of the other companies through which we indirectly own our assets.  Any federal or state taxes paid by us will reduce the cash available to us for distribution to our stockholders.

We may be disqualified from treatment as a REIT if a joint venture entity elects to qualify as a REIT and is later disqualified from treatment as a REIT.

As part of our joint venture strategy, we may in the future form subsidiary REITs that will acquire and hold assets, such as a co-investment project owned through a joint venture.  In order to qualify as a REIT, among numerous other requirements, each subsidiary REIT must have at least 100 persons as beneficial owners after the first taxable year for which it makes an election to be taxed as a REIT and satisfy all of the other requirements for REITs under the Code.  We may be unable to satisfy these requirements for the subsidiary REITs created in our joint ventures.  In the event that a subsidiary REIT is disqualified from treatment as a REIT for whatever reason, we will be disqualified from treatment as a REIT absent our ability to comply with certain relief provisions, which are unlikely to be available. If we were disqualified from treatment as a REIT we would lose the ability to deduct from our income distributions that we make to our stockholders, and there would be a negative impact on our operations and our stockholders’ investment in us.  See “Federal Income Tax Considerations—Requirements for Qualification as a REIT” and “Federal Income Tax Considerations—Failure to Qualify as a REIT.”

A subsidiary REIT may become subject to state taxation, negatively affecting its operating results.

Certain states are currently considering whether to tax captive REITs, such as the subsidiary REITs.  If any subsidiary REIT becomes subject to state taxation, that subsidiary REIT’s results of operations could be negatively affected.

Non-U.S. income or other taxes, and a requirement to withhold any non-U.S. taxes, may apply, and, if so, the amount of net cash from operations payable to you will be reduced.

We may acquire real property located outside the United States and may invest in stock or other securities of entities owning real property located outside the United States.  As a result, we may be subject to foreign (i.e., non-U.S.) income taxes, stamp taxes, real property conveyance taxes, withholding taxes, and other foreign taxes or similar impositions in connection with our ownership of foreign real property or foreign securities.  The country in which the real property is located may impose such taxes regardless of whether we are profitable and in addition to any U.S. income tax or other U.S. taxes imposed on profits from our investments in such real property or securities.  If a foreign country imposes income taxes on profits from our investment in foreign real property or foreign securities, you will not be eligible to claim a tax credit on your U.S. federal income tax returns to offset the income taxes paid to the foreign country, and the imposition of any foreign taxes in connection with our ownership and operation of foreign real property or our investment in securities of foreign entities will reduce the amounts distributable to you.  Similarly, the imposition of withholding taxes by a foreign country will reduce the amounts distributable to you.  We expect the organizational costs associated with non-U.S. investments, including costs to structure the investments so as to minimize the impact of foreign taxes, will be higher than those associated with U.S. investments.  Moreover, we may be required to file income tax or other information returns in foreign jurisdictions as a result of our investments made outside of the United States.  Any organizational costs and reporting requirements will increase our administrative expenses and reduce the amount of cash available for distribution to you.  You are urged to consult with your own tax advisers with respect to the impact of applicable non-U.S. taxes and tax withholding requirements on an investment in our common stock.

Our foreign investments will be subject to changes in foreign tax or other laws, as well as to changes in U.S. tax laws, and such changes could negatively impact our returns from any particular investment.

We may make investments in real estate located outside of the United States.  Such investments will typically be structured to minimize non-U.S. taxes, and generally include the use of holding companies.  Our ownership, operation and disposition strategy with respect to non-U.S. investments will take into account foreign tax considerations.  For example, it is typically advantageous from a tax perspective in non-U.S. jurisdictions to sell interests in a holding company that owns real estate rather than the real estate itself.  Buyers of such entities, however, will often discount their purchase price by any inherent or expected tax in such entity.  Additionally, the pool of buyers for interests in such holding companies is typically more limited than buyers of direct interests in real estate, and we may be forced to dispose of real estate directly, thus potentially incurring higher foreign taxes and negatively affecting the return on the investment.

We will also capitalize our holding companies with debt and equity to reduce foreign income and withholding taxes as appropriate and with consultation with local counsel in each jurisdiction.  Such capitalization structures are complex and potentially subject to challenge by foreign and domestic taxing authorities.

We may use certain holding structures for our non-U.S. investments to accommodate the needs of one class of investors which reduce the after-tax returns to other classes of investors.  For example, if we interpose an entity treated as a corporation for United States tax purposes in our chain of ownership with respect to any particular investment, U.S. tax-exempt investors will generally benefit as such investment will no longer generate unrelated business taxable income.  However, if a corporate entity is interposed in a non-U.S. investment holding structure, this would prevent individual investors from claiming a foreign tax credit for any non-U.S. income taxes incurred by the corporate entity or its subsidiaries.

Foreign investments are subject to changes in foreign tax or other laws.  Any such law changes may require us to modify or abandon a particular holding structure.  Such changes may also lead to higher tax rates on our foreign investments than we anticipated, regardless of structuring modifications.  Additionally, U.S. tax laws with respect to foreign investments are subject to change, and such changes could negatively impact our returns from any particular investment.

Legislative or regulatory action could adversely affect the returns to our investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in shares of our common stock.  Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder.  Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets.  You are urged to consult with your own tax adviser with respect to the impact of recent legislation on your investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.  You also should note that our counsel’s tax opinion was based upon existing law and Treasury Regulations, applicable as of the date of its opinion, all of which are subject to change, either prospectively or retroactively.

Congress passed major federal tax legislation in 2003, with modifications to that legislation in 2005 and 2010.  One of the changes effected by that legislation generally reduced the tax rate on dividends paid by corporations to individuals to a maximum of 15% prior to 2013.  REIT distributions generally do not qualify for this reduced rate.  The tax changes did not, however, reduce the corporate tax rates.  Therefore, the maximum corporate tax rate of 35% has not been affected.  However, as a REIT, we generally would not be subject to federal or state corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, and we thus expect to avoid the “double taxation” to which other corporations are typically subject.

Although REITs continue to receive substantially better tax treatment than entities taxed as corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be taxed for federal income tax purposes as a corporation.  As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a corporation, without the vote of our stockholders.  Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interest of our stockholders.

Risks Related to Investments by Benefit Plans Subject to ERISA and Certain Tax-Exempt Entities

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as profit sharing, section 401(k) or pension plans) and other retirement plans or accounts subject to Section 4975 of the Code (such as an IRA) that are investing in our shares.  If you are investing the assets of such a plan or account in our common stock, you should satisfy yourself that:

•                  your investment is consistent with your fiduciary and other obligations under ERISA and the Code;

•                  your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s or account’s investment policy;

•                  your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•                  your investment in our shares, for which no public trading market exists, is consistent with the liquidity needs of the plan or IRA;

•                  your investment will not produce an unacceptable amount of “unrelated business taxable income” for the plan or IRA;

•                  you will be able to comply with the requirements under ERISA and the Code to value the assets of the plan or IRA annually; and

•                  your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Our board of directors has adopted a valuation policy in respect of estimating the per share value of our common stock.  We expect to disclose such estimated value annually, but this estimated value is subject to significant limitations.  We expect to provide the first estimated valuation no later than the second quarterly public filing following our termination of this primary offering; provided, however, that in no event will such first estimated valuation occur later than 18 months following the completion of our last public offering of common stock (excluding offerings under our distribution reinvestment plan).  Until the time of our first estimated valuation, we generally will use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof or, with respect to an offering of other securities from which the value of a share of common stock can be estimated, the value derived from the gross offering price of the other security as the per share estimated value of the common stock.  This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares.  Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA and the Code.  The Department of Labor or IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our common shares.  In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil and criminal penalties and could subject the fiduciary to claims for damages or for equitable remedies.  In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary or IRA owner who authorized or directed the investment or a related party may be subject to the imposition of excise taxes with respect to the amount invested.  In the case of a prohibited transaction involving an IRA owner, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subjected to tax.  ERISA plan fiduciaries and IRA owners and custodians should consult with counsel before making an investment in our common shares.  See “Investment by ERISA Plans and Certain Tax-Exempt Entities.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus constitute “forward-looking statements.” These forward-looking statements include discussion and analysis of the financial condition of us and our subsidiaries including, but not limited to, our ability to make accretive investments, our ability to generate cash flow to support cash distributions to our stockholders, our ability to obtain favorable debt financing, our ability to secure leases at favorable rental rates and other matters. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions. These statements are not guarantees of future performance, and we caution stockholders not to place undue reliance on forward-looking statements. Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” section of this prospectus.

Forward-looking statements in this prospectus reflect our management’s view only as of the date of this prospectus, and may ultimately prove to be incorrect or false.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

ESTIMATED USE OF PROCEEDS

The following table sets forth information about how we intend to use the proceeds raised in this offering, assuming that we sell (1) the minimum primary offering, or $2,000,000 in shares, (2) the midpoint of the primary offering, or $1,500,000,000 in shares (allocated as 100,000,000 Class R Shares, 26,881,720 Class W Shares and 27,777,778 Class I Shares), and (3) the maximum primary offering, or $3,000,000,000 in shares (allocated as 200,000,000 Class R Shares, 53,763,441 Class W Shares and 55,555,555 Class I Shares).  We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and our distribution reinvestment plan.  Many of the figures set forth below represent management’s best estimate because such figures cannot be precisely calculated at this time.  Assuming no shares are reallocated among classes of shares or from our distribution reinvestment plan to our primary offering and the maximum primary offering amount of $3,000,000,000 is raised, we expect to use up to approximately 89.09% of the gross proceeds raised in the primary offering for investment in real estate, loans and other investments and approximately 2.24% of the gross proceeds for payment of acquisition fees and expenses related to the selection and acquisition of our investments, assuming no debt financing.  The remaining gross proceeds from the primary offering, up to 8.67% if no shares are reallocated among classes of shares or from our distribution reinvestment plan to our primary offering and the maximum primary offering is raised, will be used to pay selling commissions, dealer manager fees and other organization and offering costs.  We expect to use substantially all of the net proceeds from the sale of shares under our distribution reinvestment plan for general corporate purposes, including, but not limited to, the repurchase of shares under our share redemption program; capital expenditures and leasing costs related to our investments in real estate properties; reserves required by any financings of our investments in real estate properties; funding obligations under any of our real estate loans receivable; investments in properties and other real estate-related investments, which would include payment of acquisition fees to our advisor; and the repayment of debt.

We expect to have little, if any, cash flow from operations available for distribution to our stockholders until we make substantial investments in properties, loans, and other real estate-related investments.  Therefore, we anticipate paying all or a significant portion of initial distributions to stockholders (using cash, stock or a combination thereof) from sources other than cash flow from operations, including from the proceeds of this offering, until we have sufficient cash flow from operating activities to fund the payment of future distributions and, together with proceeds from non-liquidating sales of assets, fund the replenishment of the proceeds of this offering used to pay our initial distributions. Our organizational documents do not limit the amount of distributions we can fund from sources other than from operating cash flow. Until cash flows from operations and other sources of cash are sufficient to fully fund such distribution payments, if ever, we will have used less net proceeds raised in our primary offering for investment in real estate, loans and other investments and paying acquisition fees and expenses incurred in making such investments.  See the “Description of Shares—Distributions” section of this prospectus.

	Minimum Offering of $2,000,000 in Shares		Midpoint Primary Offering of $1.5 Billion in Shares (1)		Maximum Primary Offering of $3.0 Billion in Shares (1)
Gross offering proceeds, Class R Shares	$2,000,000	100%	$1,000,000,000	66.66%	$2,000,000,000	66.66%
Gross offering proceeds, Class W Shares	—	—	$250,000,000	16.67%	$500,000,000	16.67%
Gross offering proceeds, Class I Shares	—	—	$250,000,000	16.67%	$500,000,000	16.67%
Total gross offering proceeds	$2,000,000	100%	$1,500,000,000	100.00%	$3,000,000,000	100.00%
Less offering expenses:
Selling commissions (2)	$140,000	7.00%	$70,000,000	4.67%	$140,000,000	4.67%
Dealer manager fee (2)	$60,000	3.00%	$37,500,000	2.50%	$75,000,000	2.50%
Other organization and offering expenses (3)	$50,000	2.50%	$30,000,000	2.00%	$45,000,000	1.50%
Net proceeds (4)	$1,750,000	86.50%	$1,362,500,000	90.83%	$2,740,000,000	91.33%
Less acquisition fees and expenses:
Acquisition fees (5)	$34,200	1.71%	$26,650,000	1.78%	$53,600,000	1.79%
Acquisition expenses (6)	$8,600	0.43%	$6,650,000	0.44%	$13,400,000	0.45%
Amount available for investment (7)	$1,707,200	84.36%	$1,329,200,000	88.61%	$2,673,000,000	89.09%

(1)         This table assumes an allocation of 66.66% Class R Shares, 16.67% Class W Shares and 16.67% Class I Shares will be sold in the midpoint and maximum offering.  In the event that we sell a greater percentage allocation of Class R Shares (which are subject to 7% selling commissions and 3% dealer manager fee), the amounts and percentages of offering costs will be higher and the amounts and percentages available for investment will be lower than the amounts and percentages shown in the table.  We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan. This table assumes that we will not use the net proceeds from the sale of shares under our distribution reinvestment plan to invest in properties and other real estate-related investments. To the extent we use the net proceeds from the distribution reinvestment plan to invest in properties and other real estate-related investments, we would incur greater acquisition and development expenses.

(2)         We will pay selling commissions in the amount of 7% of the gross offering proceeds for sales of Class R Shares in the primary offering.  We will pay a dealer manager fee in the amount of 3% of the gross offering proceeds for sales of Class R Shares and Class W Shares.  No selling commissions will be paid for sales of Class W Shares and no selling commissions or dealer manager fee will be paid for sales of Class I Shares.  While a participating broker-dealer may elect to receive selling commissions in the amount of 7.5% of the gross offering proceeds from the sale of Class R Shares by such broker-dealer in the form of trail commissions, with 2.5% paid at the time of sale and 1.0% paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing, in which event, a portion of the dealer manager fee will be reduced, we have assumed for purposes of this table that all sales of Class R Shares will be made with the 7% commissions taken at the time of sale.

(3)         We will reimburse our advisor for organization and offering expenses related to this primary offering (other than pursuant to a distribution reinvestment plan), provided that, at the end of this primary offering, our advisor will reimburse us to the extent that our total organization and offering expenses (including selling commissions and the dealer manager fee) exceed 15% of the gross proceeds from this primary offering.  See “Management—Management Compensation.”  If we raise the maximum offering amount in the primary offering, we expect our other organization and offering expenses (other than selling commissions and the dealer manager fee) to be 1.5% of gross offering proceeds. Other organization and offering expenses (other than selling commissions and the dealer manager fee) are defined generally as any and all costs and expenses incurred by us in connection with our formation, preparing us for this offering, the qualification and registration of this offering and the marketing and distribution of our shares in this offering, including, but not limited to, accounting and legal fees, amending the registration statement and supplementing the prospectus, printing, mailing and distribution costs, filing fees, reimbursement of bona fide due diligence expenses of broker-dealers, promotional items provided to participating broker-dealers, telecommunication costs, charges of transfer agents, escrow agents, registrars, trustees, depositories and experts, cost reimbursement for non-registered employees of our advisor and its affiliates to attend conferences conducted by broker-dealers, other meetings with participating broker-dealers and industry conferences, amounts to reimburse our advisor for certain expenses, and compensation and benefits of persons employed by our advisor and/or its affiliates in connection with any of the above.  We expect to pay directly any organization and offering expenses related solely to our distribution reinvestment plan, which expenses we expect to be nominal and assume to be zero for purposes of this table.  Organization and offering expenses will necessarily increase as the volume of shares sold in the offering increases, in order to pay the increased expenses of qualification and registration of the additional shares and the marketing and distribution of the additional shares.

(4)         Until we use our net proceeds to make investments, substantially all of the net proceeds of the offering may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(5)         We will pay our advisor an acquisition fee equal to 2.0% of (i) the funds paid for purchasing each asset we acquire, including any debt attributable to the asset, (ii) the funds approved by the board from time to time for the development, construction or improvement of an asset, including any debt attributable to the asset, and (iii) funds advanced in respect of a loan or other investment.  For purposes of this table, we have assumed that (i) the acquisition fee will be paid based upon the amount available for investment and (ii) no debt financing is used to acquire properties or other investments.  However, it is our intent to leverage our investments with debt.  In the event we raise the maximum offering of $3,000,000,000 as set forth in the table above and utilize 60% leverage to acquire our properties, we will pay our advisor acquisition fees in excess of $133 million.

(6)         For purposes of this table, we assume acquisition expenses of 0.5% of the amount available for investment.  However, the actual expenses incurred for any individual investment, or on all of our investments in the aggregate, may be a larger or smaller percentage of the amount available for investment. Acquisition expenses include, but are not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, including audit expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs.  Acquisition expenses also include employee costs of our advisor associated with the provision of ancillary services, such as accounting services related to the preparation of audits required by the SEC, property condition reports, title services, title insurance, insurance brokerage or environmental services, and employee costs associated with services relating to coordinating and performing due diligence on our investments.  In addition, acquisition expenses for which we will reimburse our advisor include any payments with respect to a completed or contemplated investment, whether or not closed.  Except as described above with respect to ancillary services and services relating to coordinating and performing due diligence on our investments, our advisor will be responsible for paying all of the expenses it incurs associated with persons employed by the advisor to the extent dedicated to making investments for us, such as wages and benefits of the investment personnel, regardless of whether we complete the investment.

(7)         Although a substantial portion of the amount available for investment presented in this table is expected to be invested in properties or other real estate investments, we may use a portion of such amount (i) to repay debt incurred in connection with property acquisitions or other investment activities, (ii) to establish capital reserves budgeted at the time of the investment, (iii) for other corporate purposes, including, but not limited to, payment of distributions to stockholders, provided that these offering expenses may not exceed the limitation of organizational and offering expenses pursuant to our charter and FINRA rules.  If we use any net offering proceeds for any purposes other than making investments in properties or reducing debt, it may negatively impact the value of your investment.  In the event that we raise only the minimum offering amount, we will most likely be limited to making our investments only through one or more joint ventures with third parties and may only be able to make a few such investments.

INVESTMENT OBJECTIVES, STRATEGY AND RELATED POLICIES

Overview

We intend to primarily invest in a portfolio of institutional quality, income producing commercial real estate and real estate-related investments that are expected to support sustainable stockholder distributions over the long term.  Our investment policies and methods of implementing our investment policies may vary as new investment techniques are developed.  Except as otherwise provided in our charter, our investment objectives, strategy and policies may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders.  See “—Change in Investment Objectives and Limitations” below.

Decisions relating to the purchase or sale of our investments are made by our advisor, subject to approval by our board of directors.  For a description of the background and experience of our directors, executive officers and advisor, see “Management.”

Primary Investment Objectives

Our primary investment objectives are to:

•                  invest in income-producing real property in a manner that allows us to qualify as a REIT for federal income tax purposes;

•                  preserve and protect your capital investment;

•                  generate distributable cash to our stockholders; and

•                  realize growth in the value of our investments upon the ultimate sale of such investments or our company, or the listing of our shares for trading on a national securities exchange.

We cannot assure you that we will attain these primary investment objectives.  Pursuant to our advisory management agreement, and to the extent permitted by our charter, our advisor will be indemnified for claims relating to any failure to succeed in achieving these objectives.

Liquidity Events

We anticipate that our board of directors will evaluate one or more of the following liquidity events:

•                  sell, spin off or merge one or more of the asset class specific subsidiaries of our operating partnership;

•                  list our shares on a national securities exchange;

•                  merge, reorganize or otherwise transfer our company or its assets into another entity in exchange for cash and/or listed securities;

•                  commence selling all of our properties and liquidate our company; or

•                  otherwise create a liquidity event for our stockholders.

The actual timing of a liquidity event will be influenced by many factors, including market conditions and the size of our portfolio at that time.  Accordingly, we cannot assure you that one or more of the above-described liquidity events will occur.  At the time it becomes necessary for our board of directors to determine which liquidity event, if any, is in the best interests of us and our stockholders, we expect that the board will take all relevant factors at that time into consideration when making a liquidity event decision.  We expect that the board will consider various factors including, but not limited to, costs and expenses related to each possible liquidity event and the potential impact of the convertible stock issued to our advisor.  See “Conflicts of Interest—Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates” for a discussion of the potential conflicts of interest related to the fees paid to our advisor as a result of a liquidity event.

Adaptive Acquisition Strategy and Tactical Investment Focus

Adaptive Acquisition Strategy

We expect to use the net proceeds from this offering to primarily invest in a portfolio of institutional quality, income producing commercial real estate and real estate-related investments that are expected to support sustainable stockholder distributions over the long term.  We intend to be adaptive to changes in the commercial real estate and capital markets by tactically focusing our investment strategy at any moment in time on asset classes that will achieve our objectives.  However, we intend to focus our investment strategy on investments primarily in the following four major real estate asset classes located within the United States:  multifamily, office, industrial, and retail.  We will evaluate many different real estate market considerations in deciding the real estate classes in which we will invest.

Tactical Investment Focus

Using our adaptive investment strategy, we expect that some of our investments will be in direct ownership of wholly-owned properties, and some will be in partial ownership interests in properties through joint ventures,  partnerships, co-tenancies or other co-ownership arrangements with third parties or affiliates of our advisor.

We also expect to invest in debt instruments, including senior, mezzanine or subordinated loans, as well as other real estate-related investments.  Some of our investments may employ combinations of debt and equity arrangements.

By employing a flexible approach to the way we structure our investments, and having the ability to invest in a wide range of real estate-related assets, we anticipate having more opportunities to make investments that meet our investment objectives.  However, we intend to primarily invest in the following four major real estate classes located within the United States:

Multifamily Properties.  We may invest in conventional multifamily assets, such as mid-rise, high-rise and garden-style multifamily properties located in urban or suburban submarkets, as well as student housing, age-restricted properties (typically requiring residents to be 55 years or older) and military housing.  Economic and social indicators we may use to determine whether to invest in multifamily properties include vacancy rates, net rentable square feet absorptions and completions, net effective rent growth, residential unit transaction volume, U.S. Census data, mortgage rates, and employment rates.

Office Properties.  We may invest in a wide variety of office properties, such as single tenant or multi-tenant properties located in central business districts or suburban submarkets.  Economic and social indicators we may use to determine whether to invest in office properties include vacancy rates, net rentable square feet absorptions and completions, net effective rent growth, office transaction volume, office density, employment numbers, office demand growth, and population growth.

Industrial Properties.  We may invest in a wide variety of single or multi-tenant industrial properties, such as warehouse and distribution centers, research and development facilities, manufacturing facilities and office and showroom facilities.  Economic and social indicators we may use to determine whether to invest in industrial properties include vacancy rates, net rentable square feet absorptions and completions, net effective rent growth, industrial transaction volume, GDP data, current account balances, and reports from the Association of American Railroads.

Retail Properties.  We may invest in a wide variety of single or multi-tenant retail properties such as neighborhood retail centers, community centers, regional malls, power centers and freestanding retail stores.  Economic and social indicators we may use to determine whether to invest in retail properties include vacancy rates, net rentable square feet absorptions and completions, net effective rent growth, retail unit transaction volume, Consumer Price Index reports, Consumer Sentiment Indices, and the Bloomberg U.S. Financial Conditions Index.

Individually and collectively the multifamily, office, industrial and retail sectors represent significant portions of the overall real estate capital markets. Their size and importance attract large numbers of investors and lenders, resulting in an active transactional market. Focusing our investment efforts primarily in these four real estate asset classes is expected to facilitate our ability to buy and sell through changing real estate and capital market conditions.

Additionally, we intend to aggregate individual investments having similar characteristics into asset class specific subsidiaries of our operating partnership, which sub-portfolios could then be liquidated through a sale, listing or merger. Having the flexibility to liquidate one pool of assets independently from the others could potentially result in higher stockholder value creation compared to the sale of individual investments or an entire portfolio.

General Investment Policies

We expect that the composition of our portfolio will vary from time to time as our board of directors allocates capital in our stockholders’ best interests based on, among other things, the amount of capital we have available for investment, prevailing real estate and capital market conditions and the availability of attractive investment opportunities meeting our investment objectives and our adaptive investment strategy and tactical focus.  Except as otherwise provided in our charter, our investment objectives, strategy and policies may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders.

Property Acquisition Factors

In addition to the economic and social indicators discussed above, in making investment decisions for us, our advisor will consider relevant real estate property and financial factors such as:

•                  geographic location and type;

•                  construction quality and condition;

•                  projected net cash flow yield and internal rates of return;

•                  lease terms and potential for rent increases;

•                  tenant creditworthiness;

•                  historical financial performance;

•                  potential for capital appreciation;

•                  interest rate environment;

•                  potential for economic growth in the area;

•                  potential for property expansion;

•                  occupancy rates and demand for similar properties;

•                  prospects for liquidity through sale, financing or refinancing of the property;

•                  competition from existing or future properties; and

•                  treatment under applicable international, federal, state and local tax and other laws and regulations.

We seek to invest in income-producing properties that satisfy our objective of providing a return above market averages during our targeted life, which includes liquidating properties or assets at their optimal value.  One factor in considering an investment in a property and its rate of return is whether it generates sufficient distributions to our stockholders.  However, because a significant factor in the valuation of income-producing real properties is their potential for future appreciation in value, we anticipate that the majority of properties we acquire will also have the potential for capital appreciation.  To the extent feasible, we will invest in properties that will satisfy our portfolio allocation objectives of generating cash available for payment of distributions, preserving our capital and, to a lesser extent, realizing capital appreciation upon the ultimate sale of our properties.

There is no limitation on the number, size or type of properties that we may acquire or on the percentage of net offering proceeds that may be invested in any particular property type or single property.  The number and mix of properties will depend upon real estate market conditions and other circumstances existing at the time of acquisition and the amount of proceeds raised in this offering.

Closing Conditions and Required Documentation

Our obligation to purchase any property generally will be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•                  plans and specifications;

•                  environmental reports;

•                  surveys;

•                  evidence of marketable title subject to such liens and encumbrances as are acceptable to our advisor;

•                  auditable financial statements covering recent operations of properties having operating histories; and

•                  title and liability insurance policies.

We will generally not purchase a property unless and until we obtain what is referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property.  A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities that may have an adverse environmental impact on the property and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine whether any known environmental concerns exist in the immediate vicinity of the property.  A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.  With respect to potential international investments, we will seek to obtain an environmental assessment that is customary in the location where the property is being acquired.

Generally, the purchase price that we pay for any property is based on the fair market value of the property as determined by a majority of our directors. In the cases where a majority of our independent directors require and in all cases in which the transaction is with our sponsor, any of our directors or our advisor or any of their affiliates, we will obtain an appraisal of fair market value by an independent expert selected by our independent directors. Regardless, we generally will obtain an independent appraisal for each property in which we invest. However, we will rely on our own independent analysis and not on appraisals in determining whether to invest in a particular property.  Appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value.

We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer pays in cash to us a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.  In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased.  In purchasing, leasing and developing properties, we are subject to risks generally incident to the ownership of real estate.  See “Risk Factors—Risks Related to Investments in Real Estate.”

Terms of Leases

In general, the terms of our leases will vary depending on property type.  When acquiring single tenant properties, we expect to acquire properties with existing net leases. When spaces in a single tenant property become vacant, existing leases expire, or we acquire properties under development or requiring substantial refurbishment or renovation, we anticipate entering into “net” leases. “Net” leases means leases that typically require tenants to pay all or a majority of the operating expenses, including real estate taxes, special assessments and sales and use taxes, utilities, insurance, common area maintenance charges, and building repairs related to the property, in addition to the lease payments. There are various forms of net leases, typically classified as triple-net or double-net. Under most commercial leases, tenants are obligated to pay a predetermined annual base rent. Some of the leases also will contain provisions that increase the amount of base rent payable at points during the lease term and/or that require the tenant to pay rent based upon a percentage of the tenant’s revenues. Percentage rent can be calculated based upon a number of factors. Triple-net leases typically require the tenant to pay all costs associated with a property in addition to the base rent and percentage rent, if any. Double-net leases typically hold the landlord responsible for the roof and structure, or other aspects of the property, while the tenant is responsible for all remaining expenses associated with the property.

When acquiring multi-tenant properties, we expect to have a variety of lease arrangements with the tenants of these properties. Since each lease is an individually negotiated contract between two or more parties, each lease will have different obligations of both the landlord and tenant and we cannot predict at this time the exact terms of any future leases into which we will enter.  We will weigh many factors when negotiating specific lease terms, including, but not limited to, the rental rate, tenant improvement costs, creditworthiness of the tenant, location of the property and type of property. Many large national tenants have standard lease forms that generally do not vary from property to property. We will have limited ability to revise the terms of leases with those tenants.

When acquiring multifamily properties, we expect that the leases we enter into for multifamily units will be for a term of one year or less. These terms provide us with maximum flexibility to implement rental increases when the market will bear such increases and provide us with a hedge against inflation.

Generally, we anticipate that our acquisitions (other than multifamily properties) will have lease terms of five to 15 years at the time of the property acquisition. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is located in a desirable location, is difficult to replace, or has other significant favorable real estate attributes.  Generally, the leases require each tenant to procure, at its own expense, commercial general liability insurance, as well as property insurance covering the building for the full replacement value and naming the ownership entity and the lender, if applicable, as the additional insured on the policy. As a precautionary measure, we may obtain, to the extent available, secondary liability insurance, as well as loss of rents insurance that covers one or more years of annual rent in the event of a rental loss.

In general, tenants will be required to provide proof of insurance by furnishing a certificate of insurance to our advisor on an annual basis. The insurance certificates will be tracked and reviewed for compliance by our property manager.

Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments. For example, we may implement a developer-focused strategy for acquiring a portion of our portfolio by providing select developers the additional capital needed for their projects either in the form of an equity investment in a project owner or additional debt financing such as a mortgage, bridge, mezzanine or other loan.  In connection with providing this additional capital, we may secure an option that, depending on then-existing market conditions, can allow us to acquire the project upon completion of construction.  We may also make international investments.  In fact, subject to our charter-imposed investment limitations, we may invest in whatever types of interests in real estate, real estate-related loans or other real estate-related assets that we believe are in our best interests. See “—Investment Limitations.”

Joint Ventures

We may enter into joint ventures, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other third parties for the purpose of developing, owning and operating real properties, real estate-related loans and other real estate-related investments described above.  Joint ventures can leverage our acquisition, development and management expertise in order to achieve the following four primary objectives:  (1) increase the return on invested capital; (2) diversify our access to equity capital; (3) “leverage” invested capital to promote our brand and increase market share; and (4) obtain the participation of sophisticated partners in our real estate decisions.  In determining whether to invest in a particular joint venture, our advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for our selection of real property investments.

We may enter into joint ventures with affiliates of our sponsor or our advisor or with other Behringer Harvard sponsored programs, including single-client, institutional-investor accounts in which Behringer Harvard has been engaged by an institutional investor to locate and manage real estate investments on behalf of an institutional investor. However, we may only do so if a majority of our directors, including a majority of our independent directors, approves the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint venturers.  In the event that the Behringer Harvard sponsored co-venturer elects to sell property held in any such joint venture, we may have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture.  In the event that the terms of any joint venture or co-tenancy agreement between us and any co-venturer, co-tenant or partner, including another Behringer Harvard sponsored program, grant us a right of first refusal to buy a property, we may not have sufficient funds to exercise any right of first refusal that we may have.  In the event that any joint venture with an entity affiliated with our advisor holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property.  Entering into joint ventures with other Behringer Harvard sponsored programs will result in certain conflicts of interest.  See “Risk Factors—Risks Related to Conflicts of Interest” and “Conflicts of Interest—Joint Ventures and Section 1031 Tenant-in-Common Transactions with Affiliates of Our Advisor.”

From time to time, our advisor may be presented with an opportunity to purchase all or a portion of a mixed-use property.  In such instances, it is possible that we would work together with other Behringer Harvard sponsored programs to apportion the assets within the mixed-use property among us and the other Behringer Harvard sponsored programs in accordance with the investment objectives of the various programs.  After such apportionment, the mixed-use property would be owned by two or more Behringer Harvard sponsored programs or joint ventures composed of Behringer Harvard sponsored programs.  The negotiation of how to divide the property among the various Behringer Harvard sponsored programs will not be at arm’s length and conflicts of interest will arise in the process.  It is possible that in connection with the purchase of a mixed-use property or in the course of negotiations with other Behringer Harvard sponsored programs to allocate portions of such mixed-use property, we may be required to purchase a property that we would otherwise consider inappropriate for our portfolio in order to also purchase a property that our advisor considers desirable.  Although independent appraisals of the assets comprising the mixed-use property will be conducted prior to apportionment, it is possible that we could pay more for an asset in this type of transaction than we would pay in an arm’s-length transaction with a third party unaffiliated with our advisor.

Acquisitions from Affiliates

We are not precluded from acquiring assets from affiliates of our sponsor and advisor and from other Behringer Harvard sponsored programs or entering into joint ventures, co-tenancies and other co-investment arrangements with them. All such transactions or investments will require the approval of a majority of our independent directors and satisfaction of the other requirements described in “Conflicts of Interest.”  Our sponsor, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such investment. See “Risk Factors—Risks Related to Conflicts of Interest.”

Borrowing Policies

The number and types of properties and real estate-related assets that we can acquire are affected by the amount of funds available to us.  We intend to use debt as a means of providing additional funds for the acquisition of properties to achieve our investment objectives.  Our ability to acquire properties in certain asset classes through borrowing could be adversely impacted if banks and other lending institutions reduce the amount of funds available for loans secured by real estate.  When interest rates on mortgage loans are high or financing is otherwise unavailable on a timely basis, we may purchase certain properties for cash with the intention of obtaining a mortgage loan for a portion of the purchase price at a later time.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment.  Under our charter, our leverage may not exceed 300% of our “net assets” (as defined in our charter) as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors.

In addition to our charter limitation, our board of directors intends to seek a long-term leverage ratio with respect to our real property investments of between 40% and 60% depending on market conditions (we expect to have little to no leverage on our other real estate-related investments).  Our leverage target, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering, invested substantially all of our capital and substantially completed the financing of our assets.  As a result, we expect to borrow more than our charter limitation and our leverage target with respect to any single real estate asset we acquire, to the extent our board of directors determines that borrowing these amounts is prudent.

By operating on a leveraged basis, we expect that we will have more funds available to us for investments.  This will allow us to make more investments than would otherwise be possible, resulting in a greater ability to achieve our investment objectives.  Although we expect our liability for the repayment of indebtedness to be limited to the value of the property securing the liability and the rents or profits derived therefrom, our use of leverage increases the risk of default on the mortgage payments and a resulting foreclosure of a particular property.  See “Risk Factors—Risks Associated with Debt Financing.”  To the extent that we do not obtain mortgage loans on our properties, our ability to acquire additional properties will be limited.  Our advisor will use its best efforts to obtain financing on the most favorable terms available to us.  Lenders may have recourse to our other assets not securing the repayment of the indebtedness.

Our advisor will refinance properties during the term of a loan only in limited circumstances, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment.  The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing and an increase in property ownership if refinancing proceeds are reinvested in real estate.

We may not borrow money from any of our directors or from our sponsor, our advisor and its affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors not otherwise interested in the transaction, upon a determination by such directors that the transaction is fair, competitive and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties.

Disposition Policies

As each of our investments reaches what we believe to be its optimum value during the expected life of the program, we will consider disposing of the investment and may do so for the purpose of either distributing the net sale proceeds to our stockholders or investing the proceeds in other assets that we believe may produce a higher overall future return to our investors.

The determination of when a particular investment should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property or other investment is anticipated to decline substantially, whether we could apply the proceeds from the sale of the asset to make other investments consistent with our investment objectives, whether disposition of the asset would allow us to increase cash flow, and whether the sale of the asset would constitute a prohibited transaction under the Code or otherwise impact our status as a REIT.  Our ability to dispose of property during the first few years following its acquisition is restricted to a substantial extent as a result of our REIT status.  Under applicable provisions of the Code regarding prohibited transactions by REITs, a REIT that sells property other than foreclosure property that is deemed to be inventory or property held primarily for sale in the ordinary course of business is deemed a “dealer” and subject to a 100% penalty tax on the net income from any such transaction.  As a result, our board of directors will attempt to structure any disposition of our properties to avoid this penalty tax through reliance on safe harbors available under the Code for properties held at least two years or through the use of a TRS.  See “Federal Income Tax Considerations—Taxation of Adaptive Real Estate Income Trust, Inc.”

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds or issue securities.  We may not:

•                  utilize leverage in excess of 300% of our “net assets” (as defined in our charter), unless a majority of the independent directors approves each borrowing in excess of our charter limitation and we disclose such borrowing to our stockholders in our next quarterly report with an explanation from the independent directors of the justification for the excess borrowing;

•                  invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•                  invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•                  make or invest in mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency.  In cases where our independent directors determine, and in all cases in which the transaction is with any of our directors or our advisor or its affiliates, such appraisal shall be obtained from an independent appraiser.  We will maintain such appraisals in our records for at least five years, and it will be available for inspection and duplication by our stockholders.  We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•                  make or invest in mortgage loans that are subordinate to any mortgage or equity interest of any of our directors, our advisor or its affiliates;

•                  make or invest in mortgage loans, including construction loans, on any one property if the aggregate amount of all mortgage loans on such property, including loans from us, would exceed an amount equal to 85% of the appraised value of such property as determined by appraisal unless substantial justification exists for exceeding such limit as determined by our board of directors, including a majority of our independent directors;

•                  invest more than 10% of our total assets in unimproved properties (which we define as property not acquired for the purpose of producing rental or other operating income, has no development or construction in process at the time of acquisition and no development or construction is planned, in good faith, to commence within one year of the acquisition) or mortgage loans on unimproved property;

•                  invest in equity securities, unless a majority of the board of directors, including a majority of the independent directors, approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of directors (including a majority of independent directors) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (for these purposes a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (i) real estate acquisitions effected through the purchase of all of the equity securities of an existing entity, (ii) the investment in wholly owned subsidiaries of ours or (iii) investments in mortgage-backed securities;

•                  issue equity securities on a deferred payment basis or other similar arrangement;

•                  issue debt securities in the absence of adequate cash flow to cover debt service;

•                  issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance;

•                  issue options or warrants to purchase shares to our advisor, directors, sponsor or any affiliate thereof (1) on terms more favorable than we offer such options or warrants to the general public or (2) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant; or

•                  issue securities that are redeemable solely at the option of the holder, which restriction has no effect on our share redemption program or the ability of our Operating Partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict-of-interest transactions, which limitations are described above under “Conflicts of Interest.”  Our charter also includes restrictions on roll-up transactions, which are described under “Description of Shares” below.

Investment Company Act of 1940 and Certain Other Policies

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act of 1940, or the Investment Company Act.  Our advisor will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act.  Among other things, our advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the Investment Company Act.  If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the Investment Company Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.”  Please see “Risk Factors — Risks Related to Our Corporate Structure.”  In addition, we do not intend to underwrite securities of other issuers or actively trade in loans or other investments.

Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described in this prospectus, although we do not currently intend to do so.  We have authority to purchase or otherwise reacquire our common shares or any of our other securities.  We have no present intention of repurchasing any of our common shares except pursuant to our share redemption program, and we would only take such action in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code.

Change in Investment Objectives and Limitations

Our charter requires that our independent directors review our investment policies with sufficient frequency, at least annually, to determine that the policies we are following are in the best interests of our stockholders.  Each determination and the basis therefor is required to be set forth in the applicable minutes of the board of directors.  The methods of implementing our investment policies also may vary as new investment strategies and techniques are developed.  The methods of implementing our investment objectives and policies, except as otherwise provided in our charter, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders.  The determination by our board of directors that it is no longer in our best interests to continue to be qualified as a REIT shall require the concurrence of at least two-thirds of the board of directors.  Investment policies and limitations specifically set forth in our charter, however, may only be amended by a vote of the stockholders holding a majority of our outstanding shares.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries.  The board is responsible for the management and control of our affairs.  The board has retained Adaptive Real Estate Income Trust Advisors to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision.  Our charter has been reviewed and ratified by a majority of our board of directors, including a majority of our independent directors.

Our charter and bylaws provide that the number of our directors may be established by the majority vote of the entire board of directors.  There may not be fewer than three or more than 15 directors, subject to increase or decrease by a vote of our board.  Our charter provides that a majority of our directors must be independent directors.  An “independent director” is a person who is not one of our officers or employees or an officer or employee of our advisor or its affiliates, has not been so for the previous two years and meets the other requirements set forth in our charter.  Although our shares will not initially be listed for trading on any national securities exchange and, therefore, our board of directors is not subject to the independence requirements of the New York Stock Exchange or any other national securities exchange, we believe that our independent directors also meet the director independence standards of the New York Stock Exchange.  We have three members on our board of directors, two of whom are independent.  Each director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by us and at least one of the independent directors must have at least three years of relevant real estate experience.

Each director will be elected annually at the annual meeting of our stockholders.  Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of holders of at least a majority of all the outstanding shares of common stock entitled to vote on the election of directors, subject to the rights of any holders of preferred stock to vote for the directors.  The notice of the meeting will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by MGCL, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled by a vote of a majority of the remaining directors.  Independent directors shall nominate replacements for vacancies in the independent director positions.  If at any time there are no directors in office, successor directors shall be elected by the stockholders.  Each director will be bound by our charter and bylaws.

During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our management will take these suggestions into consideration when structuring transactions. The directors are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties require.  The directors will meet quarterly or more frequently if necessary.  We do not expect that the directors will be required to devote a substantial portion of their time to discharge their duties as our directors.  Consequently, in the exercise of their responsibilities, the directors will be relying heavily on our advisor.  Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor.  The board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us in any other capacity.

Our board of directors has established written policies on investments and borrowings, which are set forth in this prospectus.  The directors may establish further written policies on investments and borrowings and shall monitor with sufficient frequency our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders.  We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by our board, subject to any limitations set forth in our charter.

The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.  In addition, a majority of the directors, including a majority of the independent directors, who are not otherwise interested in the transaction must approve all transactions with our advisor or its affiliates.  The independent directors will also be responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory management agreement are being carried out.  Specifically, the independent directors will consider factors such as:

•                  the amount of the fees paid to our advisor in relation to the size, composition and performance of our investments;

•                  the success of our advisor in generating appropriate investment opportunities that meet our investment objectives;

•                  rates charged to other companies, especially REITs of similar structure, and other investors by advisors performing the same or similar services;

•                  additional revenues realized by our advisor and its affiliates through their relationship with us, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether we pay them or they are paid by others with whom we do business;

•                  the quality and extent of service and advice furnished by our advisor;

•                  the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•                  the quality of our portfolio relative to the investments generated by our advisor or its affiliates for their own accounts and its other programs and clients.

A majority of the independent directors must also approve any board action to which the following sections of the North American Securities Administrators Association’s (“NASAA”) Statement of Policy Regarding Real Estate Investment Trusts (the “NASAA REIT Guidelines”) apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4, and VI.G.  Under our charter, none of our directors, our advisor or any of their affiliates may vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our advisor, such director or any of their affiliates, or (2) any transaction between us and our advisor, such director or any of their affiliates.  In determining the requisite percentage in interest required to approve such a matter, any shares owned by such persons will not be included.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors.

Name	Age	Position(s)
Robert S. Aisner	66	Chief Executive Officer, President, Chairman of the Board of Directors
Andrew J. Bruce	40	Chief Financial Officer and Treasurer
Stanton P. Eigenbrodt	47	Secretary
Steven W. Partridge	55	Independent Director
David M. Rubin	58	Independent Director

Robert S. Aisner is our Chief Executive Officer, President, and Chairman of the Board.  Mr. Aisner has been our Chief Executive Officer and President since December 2012, our Chairman since September 2011, and a director since 2011.  He previously served as our Chief Executive Officer from 2008 through September 2011, our President from 2007 through 2010, and as our Chief Operating Officer from 2007 through 2008.   Mr. Aisner also serves as President of our advisor and our property manager, and is an executive officer and director of Behringer Harvard REIT I and Behringer Harvard Multifamily REIT.  Mr. Aisner is also the Vice Chairman of the board of directors of Behringer Harvard Opportunity REIT I and Behringer Harvard Opportunity REIT II.  Mr. Aisner is also a senior manager of other affiliates of our advisor and property manager.  In addition, Mr. Aisner serves in similar capacities for other Behringer Harvard sponsored programs.  Mr. Aisner has over 30 years of commercial real estate experience involving acquiring, managing and disposing of various types of commercial real estate properties located in the United States and other countries.  In addition to Mr. Aisner’s commercial real estate experience, as an officer and director of Behringer Harvard sponsored programs and their advisors, Mr. Aisner has overseen the acquisition, structuring and management of various types of real estate-related loans, including mortgages and mezzanine loans.  Through January 2012, Mr. Aisner served as an executive officer and director of Behringer Harvard Opportunity REIT I and Behringer Harvard Opportunity REIT II.  From 1996 until joining Behringer Harvard in 2003, Mr. Aisner served as Executive Vice President of AMLI Residential Properties Trust, formerly a New York Stock Exchange-listed REIT focused on the development, acquisition and management of upscale apartment communities and served as advisor and asset manager for institutional investors with respect to their residential real estate investment activities and served in various other executive officer positions for several AMLI affiliated companies. Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee. During Mr. Aisner’s tenure, AMLI was actively engaged in real estate debt activities. In February 2006, AMLI merged into an indirect subsidiary of Morgan Stanley Real Estate’s Prime Property Fund, and the consideration paid for AMLI represented a 20.7% premium over the closing price of its common shares on the last full trading day prior to the public announcement of the merger. From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a residential development and construction group and a general commercial property management group. From 1984 to 1994, Mr. Aisner served as Vice President of HRW Resources, Inc., a real estate development and management company. Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Our sponsor has concluded that Mr. Aisner is qualified to serve as Chief Executive Officer, President, Chairman of the Board and one of our directors for reasons including his over 30 years of commercial real estate experience involving, among others, multifamily, office, industrial and retail properties.  With this background, our sponsor believes Mr. Aisner has the depth and breadth of experience to implement our business strategy.

Andrew J. Bruce is our Chief Financial Officer and Treasurer, which positions he has held since December 2012.  Previously, Mr. Bruce served as our Senior Vice President — Capital Markets from September 2011 through December 2012.  Mr. Bruce also serves as a vice president of our advisor and our property manager, and is a senior manager of other affiliates of our advisor and property manager.  Mr. Bruce also serves as Chief Financial Officer of Behringer Harvard Opportunity REIT I and Behringer Harvard Opportunity REIT II.  Mr. Bruce is responsible for managing the financing activities and the capital markets department for the Behringer Harvard sponsored programs. This includes the structuring and placement of commercial debt for new acquisitions and developments, for the refinancing of existing debt, and for fund level credit facilities. In addition, Mr. Bruce is responsible for maintaining existing banking and lending relationships as well as cultivating new relationships. Mr. Bruce also is charged with analyzing and managing the programs’ use of derivatives and hedging instruments, and working with the programs’ real estate professionals in their efforts to analyze potential new development projects that the programs are considering. Mr. Bruce has over 15 years of commercial real estate experience involving, among others, office, industrial, retail and multifamily properties, including student housing and military housing.  Prior to joining Behringer Harvard in March 2006, from 1994 to early 2006 Mr. Bruce worked for AMLI Residential Properties Trust, formerly a New York Stock Exchange-listed REIT, in Dallas and in Chicago. While at AMLI, Mr. Bruce was responsible for placing AMLI’s secured and unsecured debt and for overseeing the underwriting projections for new development projects, including acquisitions made on behalf of the AMLI/BPMT joint venture. Mr. Bruce graduated from Western Michigan University with a Bachelor of Business Administration degree. Mr. Bruce also earned a Masters in Business Administration degree from the University of Chicago, and a CPA designation while working in Illinois.  Mr. Bruce is a member of the Urban Land Institute and The Real Estate Counsel.

Stanton P. Eigenbrodt is our Secretary, and has held this position since November 2012.  Mr. Eigenbrodt is also a vice president of our advisor.  He is also the Executive Vice President & General Counsel of Behringer Harvard, where he oversees the Behringer Harvard legal department, including compliance and risk management.  Prior to joining Behringer Harvard in 2006, Mr. Eigenbrodt practiced as a corporate and securities attorney for several years at Glast, Phillips & Murray in Dallas, Texas, and for over 10 years at Gibson, Dunn & Crutcher LLP in Washington, D.C. and Dallas.  His experience includes public and private equity and debt offerings; mergers and acquisitions of public and private companies, including international transactions; general securities advice, including disclosure issues under the Securities Exchange Act of 1934; venture capital transactions; tender and exchange offers; executive compensation matters; and corporate transactions in bankruptcy.  From February 1997 to September 1999, Mr. Eigenbrodt served as the General Counsel of Prime Service, Inc., an equipment rental and sales company that was listed on the New York Stock Exchange and subsequently was a subsidiary of Atlas Copco AB, a Swedish manufacturing conglomerate.  Mr. Eigenbrodt received his Bachelor of Arts from Austin College and received his Juris Doctorate degree from Southern Methodist University, where he was the Associate Managing Editor of the Journal of Air Law and Commerce and a member of the Order of the Coif.  Mr. Eigenbrodt is the editor of the Fourth Edition of A PRACTICAL GUIDE TO SECTION 16: REPORTING AND COMPLIANCE (2003), and is co-author of two chapters in the book.  In addition, Mr. Eigenbrodt is the author of other articles, including “The Chilling Effects of Disgorgement and a Temporary Freeze: Sarbanes-Oxley Sections 304 and 1103” in BNA’s Executive Compensation Library (May 2004); “The New Equity Compensation Disclosure Rules, or ‘Show Me the Options’” in Insights (July 2002); and “Electronic Delivery of Employee Benefit Documents” in Insights (June 2000).

Independent Directors

Steven W. Partridge has been one of our independent directors since September 30, 2011 and an independent director of Behringer Harvard REIT I since October 2003.  Mr. Partridge has over 25 years of commercial real estate and related accounting experience.  Mr. Partridge currently acts as a consultant.  From October 1997 to January 2011, Mr. Partridge served as Chief Financial Officer and Senior Vice President of Coyote Management, LP, a real estate limited partnership that owns, manages and leases regional shopping malls.  From December 1983 to September 1997, Mr. Partridge served as a Director of Accounting and Finance, Asset Manager, and then Vice President of Asset Management with Lend Lease Real Estate Investments, a commercial real estate investment company, and its predecessor, Equitable Real Estate Investment Management.  Mr. Partridge earned a Bachelor of Accountancy degree and a Master of Accountancy degree from the University of Mississippi.  Mr. Partridge has been licensed as a certified public accountant for over 25 years and during that time has been a member of American Institute of CPAs, Texas Society of CPAs, International Council of Shopping Centers and the CCIM Institute with a Certified Commercial Investment Member designation.

Our sponsor has concluded that Mr. Partridge is qualified to serve as one of our directors for reasons including his over 25 years of commercial real estate and accounting experience.  This experience allows him to offer valuable insight and advice with respect to our investments and financing strategies.  In addition, with past experience as a director of a public non-traded REIT, Mr. Partridge has an understanding of the requirements of serving on a public company board.

David M. Rubin is an independent director, and has held this position since December 2012.  Mr. Rubin currently serves as Senior Managing Director and Group Head of the Capital Markets Group of MB Financial Bank NA, which serves clients with a set of capital market solutions including mergers and acquisitions advisory, interest rate risk management, real estate advisory, loan syndications, and debt and equity placements.  Mr. Rubin has over 33 years of capital markets, investment banking, and real estate finance experience.  Prior to joining MB Financial Bank in October 2011, he spent 29 years with BMO Financial Group, the holding company of BMO Capital Markets, Bank of Montreal, and BMO Harris Bank NA.  Between leaving BMO Financial Group and joining MB Financial Bank, Mr. Rubin was an independent consultant from November 2010 through September 2011, specializing in real estate finance and capital placement.  From 1992 through October 2010, Mr. Rubin headed up the US real estate investment banking and finance practices at BMO Capital Markets and Bank of Montreal, along with other business units.  Mr. Rubin was also a member of the US Management Committee of BMO Capital Markets.  Mr. Rubin has broad investment banking, corporate finance, and real estate project finance experience.  He has been in involved in a wide range of debt and equity transactions totaling several billion dollars over the course of his career.  He received a Bachelor of Arts degree from the University of Illinois and Masters degrees in Social Science and City and Regional Planning from the University of Chicago and Harvard University, respectively.  He also holds FINRA Series 7, 79, 24, and 63 licenses.  He is a member of the Urban Land Institute and serves on the Advisory Board of the Marshall Bennett Institute of Real Estate at Roosevelt University.

Due in part to Mr. Rubin’s over 33 years of experience in the capital markets, investment banking, and real estate finance industries, our sponsor has concluded that Mr. Rubin is qualified to serve as one of our directors.  Our sponsor anticipates that Mr. Rubin’s familiarity with the real estate capital raising process will serve as a considerable benefit to us as we raise capital.

Committees of the Board of Directors

Our entire board of directors considers all major decisions concerning our business, including any property acquisitions.  However, our board has established an audit committee so that audit functions can be addressed in more depth than may be possible at a full board meeting, and has established a nominating and corporate governance committee to help identify qualified candidates to serve on our board and oversee our corporate governance policies.  At the time our board of directors deems it appropriate, our board will establish a compensation committee.  Independent directors comprise all of the members of the audit committee and the nominating and corporate governance committee and will in the future comprise all of the members of our compensation committee.

Audit Committee

Our audit committee is comprised of Messrs. Partridge and Rubin, both independent directors.  Mr. Partridge currently serves as chairman of the audit committee and as the audit committee financial expert.  The audit committee operates pursuant to a written charter.  The charter for the audit committee sets forth its specific functions and responsibilities.  The primary responsibilities of the audit committee include:

•                  selecting an independent registered public accounting firm to audit our annual financial statements;

•                  reviewing the plans and results of the audit engagement with the independent registered public accounting firm;

•                  approving the audit and non-audit services provided by the independent registered public accounting firm;

•                  reviewing the independence of the independent registered public accounting firm; and

•                  considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Messrs. Rubin and Partridge, both independent directors.  Mr. Rubin currently serves as chairman of the nominating and corporate governance committee.  The nominating and corporate governance committee operates pursuant to a written charter.  The charter for the nominating and corporate governance committee sets forth its specific functions and responsibilities.  The primary responsibilities of the nominating and corporate governance committee include:

•                  identifying individuals qualified to serve on the board of directors, consistent with criteria approved by the board of directors, and recommending that the board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders;

•                  developing and implementing the process necessary to identify prospective members of our board of directors;

•                  determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the board of directors;

•                  overseeing an annual evaluation of the board of directors, each of the committees of the board and management;

•                  developing and recommending to our board of directors a set of corporate governance principles and policies;

•                  periodically reviewing our corporate governance principles and policies and suggesting improvements thereto to our board of directors; and

•                  considering and acting on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor or its affiliates.

Compensation Committee

Our board of directors will establish a compensation committee, which we expect will consist of Messrs. Partridge and Rubin, both independent directors.  In the interim, our board of directors handles these responsibilities.  The compensation committee will operate pursuant to a written charter.  The charter for the compensation committee will set forth its specific functions and responsibilities.  We anticipate that the primary responsibilities of the compensation committee will include:

•                  reviewing and approving our corporate goals with respect to compensation of officers and directors, if applicable;

•                  recommending to the board compensation for all non-employee directors, including board and committee retainers, meeting fees and other equity-based compensation;

•                  administering and granting stock options to our advisor, employees of our advisor and affiliates based upon recommendations from our advisor; and

•                  setting the terms and conditions of such options in accordance with our Incentive Award Plan, which we describe further below.

We currently do not intend to hire any employees.  We intend for our compensation committee, when formed, to have authority to amend the Incentive Award Plan or create other incentive compensation and equity-based plans.  Currently we do not intend to pay our executive officers.

Compensation of Our Executive Officers

Our executive officers do not receive compensation from us for services rendered to us.  Our executive officers are also officers or employees of our advisor and its affiliates and are compensated by these entities, in part, for their services to us.  See “—Management Compensation” below for a discussion of the fees paid to and services provided by our advisor and its affiliates.

Compensation of Directors

We will pay each of our independent directors an annual retainer of $15,000 per year.  In addition, we will pay the chairman of our audit committee an annual retainer of $5,000 per year and the chairmen of our compensation and nominating and corporate governance committees annual retainers of $2,500 per year.  All such retainers will be paid quarterly in arrears. In addition, we will pay each of our independent directors: (1) $1,000 for each regular and special meeting of the board or of any committee of the board on which such independent director is a member attended in person, (2) $500 for each regular and special meeting of the board or of any committee of the board on which such independent director is a member attended by telephone and (3) $500 for each unanimous written consent considered by the board or any committee of the board on which such independent director is a member.

All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors.  If a director is also an employee of us or our affiliates, or an employee of our advisor or its affiliates, we do not pay compensation for services rendered as a director.  Currently, Robert S. Aisner is an employee of our sponsor and therefore does not receive compensation for his services rendered as a director.

Incentive Award Plan

We have adopted an Incentive Award Plan that provides for the grant of equity awards to our employees, directors and consultants and those of our advisor and its affiliates.  A total of 10,000,000 shares have been authorized and reserved for issuance under the Incentive Award Plan.  As of the date of this prospectus, we have not issued, and do not currently intend to issue, any awards under the Incentive Award Plan, other than to our independent directors.

The purpose of our Incentive Award Plan is to enable us and our advisor and its affiliates, including Behringer Harvard Holdings, Behringer Harvard Partners, AREIT Management, Adaptive Real Estate Income Trust OP and AREIT Statutory Trust, (1) to provide an incentive to employees, directors and consultants of us and our advisor and its affiliates to increase the value of our shares; (2) to give such persons a stake in our future that corresponds to the stake of each of our stockholders; and (3) to obtain or retain the services of these persons who are considered essential to our long-term success, by offering such employees, directors and consultants an opportunity to participate in our growth through ownership of our common stock or through other equity-related awards.

Our Incentive Award Plan will be administered by our board of directors, which may delegate such authority to the compensation committee of the board or such other persons as may be allowed under Maryland law.  The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options to purchase our common stock, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards to our employees, directors and consultants and employees, directors and consultants of us and our advisor and its affiliates subject to the absolute discretion of the board and the applicable limitations of the Incentive Award Plan. Our charter prohibits the issuance of options or warrants to purchase our capital stock to Adaptive Real

Estate Income Trust Advisors, our directors or officers or any of their affiliates (a) on terms more favorable than we offer such options or warrants to the general public or (b) in excess of an amount equal to 10% of our outstanding capital stock on the date of grant.

Awards granted under our Incentive Award Plan will be evidenced by an incentive award agreement, which will contain such terms and provisions as the plan administrator deems appropriate except as otherwise specified in the Incentive Award Plan.  Shares issued under our Incentive Award Plan will be restricted shares under federal securities law and will be subject to limitations on resale until we file a registration statement covering the resale of such shares.

Awards issued under our Incentive Award Plan are not transferable or assignable except by will or by the laws of descent and distribution; however, nonqualified options and certain stock appreciation rights may be transferred as a bona fide gift to immediate family members and trusts and partnerships established for such immediate family members.

To the extent we undergo a change of control, the Incentive Award Plan will provide that outstanding awards may be assumed or substituted in accordance with their terms.  If the awards are not assumed or substituted, then the plan administrator may take any of the following actions, contingent on the consummation of the change of control and in accordance with the terms of such change of control: (1) accelerate the vesting of all or part of the award; (2) cancel such awards to the extent the awards are not exercised, are not exercisable or are out-of-the-money; or (3) cancel such awards for a payment of cash or our shares.  A change of control means any transaction or series of transactions where we sell, transfer, lease, exchange or otherwise dispose of at least 85% of our assets or a transaction where persons who are not our current stockholders acquire enough of an interest in us, so that our stockholders prior to such transaction no longer have 50% or more of our voting power.  In the event of any corporate transaction (as described under Section 424(a) of the Code) that does not qualify as a change of control, the awards will be assumed, continued or substituted.

Upon a stock split, stock dividend or other change in our capitalization, an appropriate adjustment will be made in the number and kind of shares that may be issued pursuant the Incentive Award Plan.  A corresponding adjustment to the exercise price of any options or other awards granted prior to any change also will be made. Any such adjustment, however, will not change the total payment, if any, applicable to the portion of the options or warrants not exercised, but will change only the exercise price for each share.  In the event of a corporate transaction (as described under Section 424(a) of the Code) that provides for the assumption or substitution of the awards, an appropriate adjustment will also be made.

Fair market value as of a given date for purposes of our Incentive Award Plan will be defined generally to mean:

•                  the closing sale price for such date, if the shares are traded on a national stock exchange;

•      the average of the closing bid and asked prices on such date, if no sale of the shares was reported on such date and if the shares are traded on a national stock exchange; or

•                  the fair market value as determined by our board of directors in the absence of an established public trading market for the shares.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

We are permitted to limit the liability of our directors, officers, employees and other agents, and to indemnify them, but only to the extent permitted by Maryland law, our charter and federal and state securities laws.

Our charter requires us to hold harmless our directors and officers, and to indemnify our directors, officers and employees and our advisor, its affiliates and any of their employees acting as an agent or providing services to us to the maximum extent permitted by Maryland law for losses, if the following conditions are met:

•                  the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•                  the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

•                  in the case of non-independent directors, our advisor or its affiliates or employees, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification;

•                  in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the independent director; and

•                  the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

This provision, however, does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although equitable remedies may not be an effective remedy in some circumstances.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), is against public policy and unenforceable.  Further, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•                  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•                  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•                  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered as to indemnification for violations of securities laws.

Our charter provides that the advancement of funds to our directors, our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (2) the party seeking indemnification provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) the party seeking the advance agrees in writing to repay the advanced funds to us together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We will also purchase and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether we are required or have the power to indemnify them against the same liability.

Promoter

Robert M. Behringer is the founder, sole manager and Chairman of Behringer Harvard Holdings.  Mr. Behringer served as our Chief Executive Officer and Chief Investment Officer from 2007 through 2008, and was Chairman of our Board of Directors from 2007 through 2011.  Mr. Behringer is a senior manager of affiliates of our advisor and property manager.  We consider Mr. Behringer as our promoter, which means that he has taken initiative in funding and organizing our business.  Mr. Behringer also serves as Chairman of the Board and a director of Behringer Harvard REIT I, Behringer Harvard Multifamily REIT, Behringer Harvard Opportunity REIT I and Behringer Harvard Opportunity REIT II, all publicly registered real estate investment trusts.  In addition to overseeing various real estate transactions, as an officer and director of Behringer Harvard sponsored programs and their advisors, Mr. Behringer has overseen the acquisition, structuring and management of various types of real estate-related loans, including mortgages and mezzanine loans.  Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Liquidating Trust, each a publicly registered real estate limited partnership.  Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I LP and Behringer Harvard Strategic Opportunity Fund II LP, private real estate limited partnerships.  Since 2001, Mr. Behringer also has been the Chief Executive Officer of the other companies affiliated with Behringer Harvard Holdings.

From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer that has been liquidated and that had an asset value of approximately $174 million before its liquidation.  Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989 that invested in single asset limited partnerships.  From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (now known as Lend Lease Real Estate Investments, Inc.), one of the largest pension fund advisors and owners of real estate in the United States.  While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the south-central United States, which included working on mortgage loan “workouts” and restructurings.  The portfolio included institutional-quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion.  Mr. Behringer’s experience at Equitable required him to negotiate unique terms (such as loan length, interest rates, principal payments, loan covenants (i.e., debt to equity ratios), collateral, guaranties and general credit enhancements) for each restructured loan, specifically tailored to the debtor’s particular facts and circumstances and market conditions.  Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

Mr. Behringer has over 25 years of experience in real estate investment, management, and finance activities, including, prior to the founding of the Behringer Harvard organization, approximately 140 properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational space.  Since the founding of the Behringer Harvard organization, Mr. Behringer’s experience includes over 170 properties, with over 40 million square feet of office, retail, industrial, apartment, hotel and recreational properties.  Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.  Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds FINRA Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council.  Mr. Behringer was also a licensed certified public accountant for over 20 years.

Our Advisor

We are externally managed by our advisor, Adaptive Real Estate Income Trust Advisors, a Texas limited liability company formed in 2010.  Some of our officers and directors are also officers of our advisor.  Adaptive Real Estate Income Trust Advisors has contractual responsibility to us and our stockholders pursuant to the advisory management agreement.

The executive officers of Adaptive Real Estate Income Trust Advisors are as follows:

Name	Age	Position
Robert S. Aisner	66	President
Robert J. Chapman	65	Vice President
M. Jason Mattox	37	Vice President
Michael J. O’Hanlon	61	Vice President
Andrew J. Bruce	40	Vice President
Stanton P. Eigenbrodt	47	Vice President and Secretary
Michael D. Cohen	38	Vice President
David F. Aisner	35	Vice President

For more information regarding the background and experience of Messrs. Robert Aisner, Bruce, and Eigenbrodt, see “—Executive Officers and Directors” above.

Robert J. Chapman is a vice president of our advisor, which position he has held since September 2012.  He is also a vice president of our property manager and an executive vice president of Behringer Harvard.  In addition, Mr. Chapman serves as President of Behringer Harvard Multifamily REIT.  Mr. Chapman is also a senior manager of other affiliates of our advisor and property manager.  Previously, Mr. Chapman was our President from July 2010 through December 2012.  Prior to joining Behringer Harvard in September 2007, Mr. Chapman was Executive Vice President and Chief Financial Officer of AMLI Residential Properties Trust, formerly a New York Stock Exchange-listed REIT, from December 1997 to August 2007. In February 2006, AMLI merged into an indirect subsidiary of Morgan Stanley Real Estate’s Prime Property Fund, and the consideration paid for AMLI represented a 20.7% premium over the closing price of its common shares on the last full trading day prior to the public announcement of the merger. Mr. Chapman also served as an independent board member and the audit committee chairman of Behringer Harvard Opportunity REIT I from March 2005 to August 2007. From 1994 to 1997, Mr. Chapman was Managing Director of Heitman Capital Management Corporation. Mr. Chapman served as Managing Director and Chief Financial Officer of JMB Institutional Realty Corporation in 1994 and as Managing Director and Chief Financial Officer of JMB Realty Corporation, where he was employed from 1976 to 1994. From 1972 to 1976, Mr. Chapman was associated with KPMG LLP. Mr. Chapman received a B.B.A. in Accounting and an M.B.A. in Finance from the University of Cincinnati. Mr. Chapman is a CPA and, when previously affiliated with a broker-dealer, was a FINRA Registered Representative. Mr. Chapman is, or has been, a member of the Association of Foreign Investors in Real Estate, the Mortgage Bankers Association, the National Association of Real Estate Investment Trusts, the National Multi Housing Council, Pension Real Estate Association, the Real Estate Investment Advisory Council, the Urban Land Institute, the International Council of Shopping Centers, the American Institute of Certified Public Accountants and the Illinois CPA Society. Mr. Chapman has served as a Board Member of the National Association of Real Estate Companies and the Real Estate Advisory Council of the University of Cincinnati and is currently an adjunct professor of real estate finance at DePaul University in Chicago.

M. Jason Mattox is a vice president of our advisor and property manager, and an executive vice president and the Chief Operating Officer of Behringer Harvard.  Mr. Mattox has served in this and similar executive capacities with other entities sponsored by Behringer Harvard.  From 1997 until joining Behringer Harvard in 2002, Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998. From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands. From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.’s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships. Mr. Mattox received a Bachelor of Business Administration degree and a Bachelor of Science degree from Southern Methodist University.  Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties. Mr. Mattox holds FINRA Series 7, 24 and 63 registrations.

Michael J. O’Hanlon is a vice president of our advisor.  He is also the Chief Executive Officer and President of Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, and several other Behringer Harvard-sponsored programs since January 2012.  Prior to his appointment, Mr. O’Hanlon was previously one of our independent directors from September 2011 through December 2011.  From September 2010 to December 2011, Mr. O’Hanlon was President and Chief Operating Officer of Billingsley Company, a major Dallas, Texas-based owner, operator and developer that has interests in commercial office, industrial, retail, and multifamily properties.  From November 2007 to October 2009, Mr. O’Hanlon served as Chief Executive Officer and President for Inland Western Retail Real Estate Trust, Inc., a public non-traded REIT, where he was responsible for an $8.5 billion national retail and office portfolio consisting of 335 properties and 51 million square feet.  From January 2005 to October 2007, Mr. O’Hanlon served as head of Asset Management for Inland Real Estate Group of Companies.  In total, Mr. O’Hanlon has over 30 years of management experience with public and private firms with commercial real estate portfolios, with a broad range of responsibilities including overseeing acquisitions, dispositions, restructurings, joint ventures and capital raising, and with experience with a diverse group of real estate-related investments including multifamily and debt-related investments.  Mr. O’Hanlon received a Bachelor of Science degree from Fordham University and a Masters of Business Administration degree Columbia University Graduate School of Business.  Mr. O’Hanlon has served and been an active member of the Real Estate Roundtable, NAREIT, ICSC and ULI.

Michael D. Cohen is a vice president of our advisor.  He has served as Executive Vice President of Behringer Harvard Opportunity REIT I since October 2011 and Behringer Harvard Opportunity REIT II since September 2011.  Mr. Cohen also serves as Executive Vice President of Behringer Harvard Holdings and Executive Vice President-International Platform of Harvard Property Trust. Mr. Cohen also works closely with Behringer Securities LP, a subsidiary of Behringer Harvard, to develop institutional investments and manage relationships with the company’s institutional investors.  Mr. Cohen joined Behringer Harvard in 2005 from Crow Holdings, the investment office of the Trammell Crow Company, where he concentrated on the acquisition and management of the firm’s office, retail, and hospitality assets.  Mr. Cohen began his career in 1997 at Harvard Property Trust and Behringer Partners, predecessor companies to Behringer Harvard. He received a Bachelor of Business Administration degree from the University of the Pacific in Stockton, California, and a Masters degree in Business and Finance from Texas Christian University in Fort Worth, Texas. He is a member of the Association of Foreign Investors in Real Estate.

David F. Aisner is a vice president of our advisor.  He also serves as Vice President, Acquisitions, for several other Behringer Harvard sponsored programs.  He is responsible for sourcing new acquisitions and managing the activities of the team.  Prior to joining Behringer Harvard in 2010, Mr. Aisner was associated with iStar Financial from 2008 to 2010 as part of the Investments group, performing underwriting and asset management duties on a range of deal types and asset classes.  Prior to this position, Mr. Aisner was a vice president at The 1794 Commodore Funds, a multi-strategy hedge fund of funds affiliated with the William A.M. Burden & Co. family office and York Capital.  From 2000 to 2002, he was employed with R. S. Carmichael & Company, a management consulting firm operating in the financial services industry.  Mr. Aisner earned a Bachelor of Arts degree from Williams College and an MBA in real estate from the University of Pennsylvania.

Adaptive Real Estate Income Trust Advisors relies on personnel employed by other Behringer Harvard sponsored entities, in addition to the executive officers listed above, who have extensive experience in selecting and managing properties similar to the properties sought to be acquired by us.

The Advisory Management Agreement

We have entered into an advisory management agreement with our advisor.  Many of the services that will be performed by our advisor in managing our day-to-day activities are summarized below. In some instances, our advisor may contract with an affiliated entity to provide certain services requiring state specific licenses to be performed under the advisory management agreement. Our advisor also may enter into strategic relationships with third parties having specialized or particularized knowledge regarding certain real estate-related assets, particularly with respect to assets with which our advisor or its affiliates have limited experience.  This summary is provided to illustrate the material functions that our advisor or its affiliates will perform for us as our advisor, and it is not intended to include all of the services that may be provided to us by third parties.  Under the terms of the advisory management agreement, our advisor undertakes to use its commercially reasonable best efforts to present us with investment opportunities that are consistent with our investment policies and objectives as adopted by our board of directors.  Our advisor has a fiduciary duty and responsibility to us and our stockholders.  In its performance of this undertaking, our advisor, either directly or indirectly by engaging an affiliate, shall, subject to the authority of the board:

•                  find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•                  structure and negotiate the terms and conditions of our real estate acquisitions, sales and joint ventures;

•                  acquire properties and make and invest in mortgage, bridge or mezzanine loans and other investments on our behalf in compliance with our investment objectives and policies;

•                  arrange for financing and refinancing of properties and other investments;

•                  enter into leases and service contracts for the properties and other investments;

•                  service or enter into contracts for servicing our mortgage, bridge or mezzanine loans;

•                  structure, develop and negotiate any equity or debt offerings, including public offerings of our shares;

•                  assist us in obtaining insurance;

•                  consult with our officers and board of directors and assist the board of directors in formulating and implementing our financial policies;

•                  review and analyze financial information for each property and the overall portfolio;

•                  formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties and other investments;

•                  perform investor-relations services;

•                  maintain our accounting and other records and assist us in filing all reports required to be filed with the SEC, the IRS and other regulatory agencies;

•                  engage and supervise the performance of our agents, including our registrar and transfer agent; and

•                  perform any other services reasonably requested by us.

The advisory management agreement has a one-year term that may be renewed for an unlimited number of successive one-year periods.  It is the duty of our board of directors to evaluate the performance of our advisor before entering into or renewing an advisory management agreement.  The criteria used in such evaluation will be reflected in the minutes of such meeting.  Either party may terminate the advisory management agreement upon 60 days’ written notice without penalty.  If we elect to terminate the agreement, we must obtain the approval of a majority of our independent directors.  In the event of the termination of our advisory management agreement, our advisor is required to cooperate with us and take all reasonable steps requested by us to assist our board of directors in making an orderly transition of the advisory function.  Under our advisory management agreement, we are restricted from hiring or soliciting any employee of our advisor or its affiliates for two years from the termination of the agreement. If we terminate the advisor, the shares of convertible stock held by the advisor will remain eligible for conversion upon one of the events that trigger the conversion of our convertible stock, unless the termination was because of a material breach by our advisor.  In the event that our advisory management agreement with our advisor is not renewed or terminates (other than because of a material breach by our advisor) prior to the occurrence of one of the events that trigger the conversion of our convertible stock, the number of shares of common stock that the advisor will receive upon the occurrence of that triggering event will be pro-rated to account for the actual portion of the time from the commencement of this offering to the triggering event that the advisory management agreement was effective.  See the “Description of Shares—Convertible Stock” section of this prospectus for a detailed discussion of the rights associated with the convertible stock.

Our advisor and its officers and affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business.  However, pursuant to the advisory management agreement, our advisor must use its best efforts to discharge its obligations and must promptly report to our board of directors the existence of any condition or circumstance, existing or anticipated which creates or could create a conflict of interest between the advisor’s obligations to us and its obligations to or its interest in any other person. See “Risk Factors—Risks Related to Conflicts of Interest.”  In cases where our advisor determines that it is advantageous to us to make the types of investments in which our advisor or its affiliates have relatively less experience than in other areas, our advisor may employ persons, engage consultants or partner with third parties that have, in our advisor’s opinion, the relevant expertise necessary to assist our advisor in evaluating, making and administering such investments.  Our advisor may assign the advisory management agreement to an affiliate upon the approval of a majority of our board of directors, including a majority of our independent directors, and may assign any fees or other payments under the advisory management agreement to an affiliate without approval of our board of directors.  We may not assign or transfer the advisory management agreement without the consent of our advisor except to a successor entity.

Our advisor may not cause us to acquire, dispose of or finance any property or make, invest in or dispose of any mortgage loan or other investment on our behalf without the prior approval of our board of directors, including a majority of our independent directors.  The actual terms and conditions of transactions involving our investments will be determined by our advisor, subject at all times to such board approval.

For a detailed discussion of the fees payable to our advisor under the advisory management agreement, see the “Management—Management Compensation” section of this prospectus.  We are obligated to directly pay or reimburse our advisor for all of the costs and expenses that are in any way related to our operations or the conduct of our business or the services our advisor provides to us, except as noted below.  The costs and expenses include, but are not limited to:

•                  organization and offering expenses related to this primary offering (other than pursuant to the distribution reinvestment plan), provided that, within 60 days after the end of the month in which the primary offering terminates, our advisor will reimburse us to the extent that our total organization and offering expenses (including selling commissions and the dealer manager fee) exceed 15% of the gross proceeds from this primary offering;

•                  the cost of goods, services and materials used by us and obtained from entities not affiliated with our advisor, including brokerage fees paid in connection with the purchase and sale of securities;

•                  all acquisition expenses incurred in connection with the selection and acquisition of properties, including, but not limited to, (i) personnel compensation costs and administrative services burden incurred by our advisor for employees providing transactional support services and ancillary acquisition services, and (ii) investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, including audit expenses, third-party brokerage or finder’s fees, title insurance, premium expenses and other closing costs;

•                  interest and other costs for borrowed money, including discounts, points and other similar fees;

•                  taxes and assessments on income or property and taxes as an expense of doing business;

•                  costs associated with insurance required in connection with our business or by the board;

•                  expenses of managing, operating and disposing of properties we own, whether or not paid to an affiliate;

•                  all expenses in connection with payments to the board for attendance at meetings of the board and stockholders;

•                  expenses connected with payments of distributions;

•                  expenses of organizing, reorganizing, liquidating or dissolving our company and the expenses of filing or amending our charter;

•                  expenses of any third party transfer agent for the shares and of maintaining communications with stockholders, including the cost of preparing, printing and mailing annual reports, proxy statements and other reports required by governmental entities;

•                  personnel compensation costs and administrative services burden incurred by our advisor and its affiliates in performing the services described in the advisory management agreement; provided, that (i) no reimbursement shall be made for which the advisor receives a separate fee other than in connection with the advisor directly providing certain ancillary acquisition services, and (ii) no reimbursement shall be made for personnel compensation costs of advisor personnel who are our executive officers if such executive officers are also executive officers of our sponsor;

•                  transactional support services performed by advisor personnel relating to an acquisition, development, financing, disposition, foreclosure, tenant negotiation and other transactions on our behalf; and

•                  audit, accounting and legal fees, and other fees for professional services relating to our operations and all such fees incurred at the request, or on behalf of, our independent directors or any committee of the board.

Upon four fiscal quarters after we acquire our first asset, we will not reimburse our advisor for any amount by which our total operating expenses (as defined in our advisory management agreement) at the end of the four consecutive fiscal quarters then ended exceed the greater of 2% of our average invested assets for that period or 25% of our net income for that period.  If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us.  Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.  For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation and are determined to be justified, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders; in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.  If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation.

Our advisor will be paid fees in connection with services provided to us.  Our advisor generally will be entitled to receive all accrued but unpaid compensation and expense reimbursements from us in cash within 30 days of the date of termination of the advisory management agreement.  If the advisory management agreement is terminated or not renewed before our advisor’s reimbursement of organization and offering expenses, the reimbursement obligations of our advisor will be determined based on the organization and offering expense and gross proceeds as of the date the offering terminates and our advisor shall only be responsible for the lesser of (i) the amount by which organizational and offering expenses exceed 15% of gross proceeds as of the termination date, or (ii) the amount, if any, by which organization and offering expenses exceed 15% of gross proceeds as of the termination of the offering.  Any such reimbursement obligations of our advisor shall be paid within 90 days after the end of the year in which this primary offering terminates.  See “—Management Compensation” below.

Service Mark License Agreement

We have entered into a service mark license agreement with Behringer Harvard Holdings for use of the names “Adaptive Real Estate Income Trust,” “Adaptive REIT,” “Adaptive,” and “AREIT,” and other variations thereof.  Pursuant to the agreement, when an affiliate of Behringer Harvard Holdings no longer serves as one of our officers or directors, Behringer Harvard Holdings may terminate our service mark license agreement and may require us to change our name to eliminate the use of the words “Adaptive Real Estate Income Trust,” “Adaptive REIT,” “Adaptive,” and “AREIT,” and other variations thereof.  We will be required to pay any costs associated with changing our name.

Stockholdings

Behringer Harvard Holdings, an affiliate of our advisor, acquired 24,829 shares of common stock for an aggregate purchase price of approximately $200,000.  Our wholly owned subsidiary, AREIT Statutory Trust, owns 99.9% of the partnership interests in Adaptive Real Estate Income Trust OP, our Operating Partnership.  AREIT, our wholly owned subsidiary, is the sole general partner and owner of a 0.1% partnership interest in our Operating Partnership.  Behringer Harvard Holdings and AREIT Statutory Trust may not sell any of these securities during the period Adaptive Real Estate Income Trust Advisors serves as our advisor, except for transfer of such securities to their affiliates.  In addition, any resale of these securities and the resale of any such securities that may be acquired by our affiliates are subject to the provisions of Rule 144 promulgated under the Securities Act, which rule limits the number of shares that may be sold at any one time and the manner of such resale.  Although Behringer Harvard Holdings and its affiliates are not prohibited from acquiring additional shares, they have no options or warrants to acquire any additional shares and have no current plans to acquire additional shares.  For a more general discussion of Adaptive Real Estate Income Trust OP, see “The Operating Partnership Agreement.”

In addition, we have issued to our advisor 1,000 shares of our non-participating, non-voting convertible stock for an aggregate purchase price of $1,000.  Under certain circumstances, these shares may be converted into shares of our common stock.  See “Management — Management Compensation” and “Description of Shares —Convertible Stock” for detailed information about these shares of convertible stock issued to our advisor.

Companies Affiliated with Our Advisor

Property Manager

We will enter into a property management agreement with AREIT Management, which will be responsible for property management and leasing services for our properties.  As described below, in some instances our property manager may contract with an affiliated entity to provide certain property management services requiring state specific licenses or a non-affiliated third-party property manager to whom our property manager may subcontract its property management duties.  Behringer Harvard Holdings controls our property manager.  See “Prospectus Summary” and “Conflicts of Interest.”  The principal officers of our property manager are as follows:

Name	Age	Position
Robert S. Aisner	66	President
Robert J. Chapman	65	Vice President
M. Jason Mattox	37	Vice President
Michael J. O’Hanlon	61	Vice President
Andrew J. Bruce	40	Vice President
Stanton P. Eigenbrodt	47	Vice President and Secretary

For more information regarding the background and experience of Messrs. Robert Aisner, Bruce, and Eigenbrodt, see “—Executive Officers and Directors” above.   For more information regarding the background and experience of Messrs. Chapman, Mattox, and O’Hanlon, see “— Our Advisor” above.  See “—Management Compensation” below for a discussion of the fees and expense reimbursements payable to our property manager.

Our property manager may subcontract on-site property management duties to other management companies with experience in the applicable markets.  Our property manager will be responsible for paying such subcontractors’ fees and expenses.  We will have no obligation to make any payments to the subcontractors, unless we and AREIT Management otherwise agree in writing.  Our property manager will remain directly involved in many property management activities including leasing decisions, budgeting, vendor relations, selection and provision of professional services and their providers (i.e., accounting, legal, and banking services), and general property-level problem solving.  For any properties for which the on-site management is subcontracted, our property manager has the right to and will approve all on-site personnel of such subcontractor and establish policies for the properties’ operations.

Our property management agreement will have an initial term of five years ending [                            , 2018] and may be renewed for successive five-year terms, unless otherwise terminated pursuant to the agreement.  We may terminate the agreement upon 30 days’ prior written notice in the event of willful misconduct, gross negligence or deliberate malfeasance by the property manager and immediately upon the occurrence of certain events, such as the bankruptcy of our property manager.  If we terminate our advisory management agreement, our property manager may terminate the property management agreement upon 30 days’ prior written notice.  If we materially breach our obligations under the agreement and such breach remains uncured after written notification of such breach and the applicable cure periods, the property manager may terminate the agreement upon 30 days’ prior written notice and we will be responsible for management fees for the unexpired portion of the term with respect to the projects our property manager is managing as of the date of termination; provided, however, that the ongoing management fee for each project will equal the gross revenues for each project based on the end of the month of the date of termination.  Under our property management agreement, we are restricted from hiring or soliciting any employee of our property manager or its affiliates for two years from the termination of the agreement.

The principal office of our property manager is located at 15601 Dallas Parkway, Suite 600, Addison, Texas  75001.

Dealer Manager

We have entered into a dealer manager agreement with Behringer Securities, a member firm of FINRA, which will act as our dealer manager.  Our dealer manager was organized in December 2001 for the purpose of participating in and facilitating the distribution of securities of Behringer Harvard sponsored programs. Behringer Harvard Holdings controls our dealer manager. See “Prospectus Summary” and “Conflicts of Interest.”

Our dealer manager provides certain wholesaling, sales, promotional and marketing assistance services to us in connection with the distribution of the shares offered pursuant to this prospectus.  It may also sell a limited number of shares at the retail level.  Our dealer manager intends to reallow the selling commissions to participating broker-dealers.  No additional fees beyond the dealer manager fee and platform fee will be paid to our dealer manager for wholesaling services, provided that no dealer manager fee will be paid with respect to sales of shares pursuant to our distribution reinvestment plan.  See “—Management Compensation” below and “Plan of Distribution.”

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investments to be recommended to our board of directors, the negotiation of these acquisitions, and the property management of these investments, will reside with Robert S. Aisner, Robert J. Chapman, M. Jason Mattox, Michael J. O’Hanlon, Andrew J. Bruce, Stanton P. Eigenbrodt, Michael D. Cohen and David F. Aisner.  Our advisor seeks to invest in real estate and real estate-related assets that satisfy our investment objectives.  Our board of directors, including a majority of our independent directors, must approve all investments.

Management Compensation

Although we have executive officers who will manage our operations, we do not have any paid employees.  The board has retained our advisor to manage our day-to-day affairs and the acquisition and disposition of our investments, subject to the board’s supervision.  The following table summarizes and discloses all of the compensation and fees, including reimbursement of expenses, to be paid by us to our advisor, our property manager, our dealer manager and their affiliates during the various phases of our organization and operation.  Offering stage compensation relates only to this primary offering as opposed to any subsequent offerings.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount (1)

Offering Stage

Selling Commissions – Participating Dealers (1)

We will pay to our dealer manager, Behringer Securities, 7% of gross offering proceeds raised in the primary offering for sales of Class R Shares before reallowance of selling commissions earned by participating broker-dealers. Our dealer manager will reallow 100% of selling commissions earned to participating broker-dealers. No selling commissions will be paid for sales of Class W Shares or Class I Shares or sales made under the distribution reinvestment plan. Alternatively, participating broker-dealers may elect to receive 7.5% of the gross offering proceeds from the sale of Class R Shares by such broker-dealer in the form of trail commissions, with 2.5% paid at the time of sale and 1.0% paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing, in which event, a portion of the dealer manager fee will be reduced such that the combined selling commission and dealer manager fee do not exceed 10% of the proceeds from the primary offering.

$140,000,000

Dealer Manager Fee – Dealer Manager (1)

We will pay to our dealer manager 3.0% of gross offering proceeds raised in the primary offering for sales of Class R Shares and Class W Shares before reallowance to participating broker-dealers. Our dealer manager will reallow a portion of its dealer manager fee to participating broker-dealers. No dealer manager fees will be paid for sales of Class I Shares or sales made under the distribution reinvestment plan. The dealer manager fee will be reduced to 2.5% of gross offering proceeds raised in the primary offering on sales of Class R Shares by participating broker-dealers in the event such participating broker-dealer elects to receive the trail commissions described above.

$75,000,000

Platform Fee – Dealer Manager

For sales of Class I Shares only, we will pay to our dealer manager an asset-based “platform fee,” which is a deferred distribution fee, that is payable monthly in arrears and accrues daily in an amount equal to (i) the number of Class I Shares outstanding each day during such month, excluding shares issued under the distribution reinvestment plan, multiplied by (ii) 1/365th of 0.70% of the share price per Class I Share during such day. Our dealer manager may reallow a portion of

The actual amount will depend on the number of Class I Shares sold, the share price and the length of time that the investor holds the shares.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount (1)

this fee to participating broker-dealers, with respect to Class I Shares originally sold with the participating broker-dealer’s assistance or with respect to which the participating broker-dealer provides ongoing stockholder services and is the broker-dealer of record on the payment date.

Reimbursement of Other Organization and Offering Expenses –Advisor or its affiliates (4)(5)	To date, our advisor has paid other organization and offering expenses (excluding selling commissions and the dealer manager fee) on our behalf. We will reimburse our advisor for organization and offering expenses related to this primary offering (other than pursuant to the distribution reinvestment plan). If we raise the maximum offering amount in the primary offering, we expect organization and offering expenses (other than selling commissions and the dealer manager fee) to be 1.5% of gross offering proceeds.	$45,000,000

Acquisition and Development Stage

Acquisition Fees – Advisor or its affiliates (4)(5)

We will pay to our advisor 2.0% of the funds (i) paid for purchasing each asset we acquire, including any debt attributable to the asset, (ii) approved by the board from time to time for the development, construction or improvement of any asset, including any debt attributable to the asset, and (iii) advanced in respect of a loan or other investment.

		$53,600,000 (estimate without leverage). $133,650,000 (estimate assuming 60% leverage). $213,840,000 (estimate assuming 75% leverage).

Acquisition Expenses – Advisor or its affiliates (4)(5)

We will pay directly or reimburse our advisor for actual expenses incurred in respect of any investment or prospective investment, including dead deal costs and third party expenses. We estimate that these expenses will be approximately 0.5% of the contract purchase price of each investment made.

		$13,400,000 (estimate without leverage). $33,412,500 (estimate assuming 60% leverage). $53,460,000 (estimate assuming 75% leverage).

Debt Financing Fee and Expenses – Advisor or its affiliates(4)(5)

We will pay our advisor a debt financing fee in an amount equal to 0.5% of any loan or mortgage made available to us or any refinancing, restructuring, or modification of any existing loan or mortgage, with a loan term (taking into effect all available extension options) of at least 120 days. We will also pay directly or reimburse our advisor for all expenses related to any third party arrangements, including any lender costs, broker costs, and other costs associated with the financing, such as legal expenses, title expenses, closing costs and due diligence expenses. No fee will be paid on any loan or mortgage obtained or any refinancing, restructuring, or modification of any existing loan or mortgage if such loan or mortgage was approved by the Board in connection with an acquisition and is consummated within 12 months of closing such acquisition.

		Actual amounts are dependent upon the amount of any loan or mortgage or debt refinanced and therefore cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount (1)

Operational Stage

Property Management Fees – Property Manager or its affiliates

Our property manager, an affiliate of our advisor, will contract with us to provide property management services and will be paid property management fees with respect to each property managed on a monthly basis equal to the greater of (a) $8,500, or (b) a fee ranging from 2.0% to 5.0% of gross revenues of the property depending on the type of property acquired. In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay our property manager a monthly oversight fee equal to the greater of (a) $1,500, or (b) 0.5% of gross revenues of the property managed. We will also pay our property manager a separate fee for (i) the one-time rent-up or lease-up of newly constructed space in a property, (ii) leasing vacant space in a property, and (iii)  renewing or extending current leases in a property, in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar leasing services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area (customarily equal to the first month’s rent). In the event our property manager supervises construction with respect to the non-residential space in a property, including, but not limited to, capital repairs and improvements, major building reconstruction and tenant improvements, with hard construction costs in excess of $50,000, we will pay our property manager a construction supervision fee equal to an amount not greater than 5% of all hard construction costs incurred in connection with such construction work.

Actual amounts are dependent upon gross revenues of specific properties and actual management fees or property management fees and therefore cannot be determined at the present time.

Asset Management Fee –Advisor or its affiliates(7)

We will pay to our advisor a monthly fee of up to 0.0625%, which is one-twelfth of 0.75%, of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves.

Actual amounts are dependent upon the asset value of our properties and therefore cannot be determined at the present time.

Operating Expenses –Advisor or its affiliates (8)

Subject to the limitation on total operating expenses in our charter, we will reimburse our advisor and its affiliates for all expenses paid or incurred by our advisor or its affiliates in connection with advisory services provided to us, including any expenses and costs of compensation, benefits and overhead of persons employed by our advisor or its affiliates performing advisory services for us; provided, however, that no reimbursement shall be made for such advisor personnel expenses (i) to the extent that the employees perform services for which the advisor receives a separate fee other than with respect to ancillary acquisition services and services relating to coordinating and performing due diligence on our investments and (ii) for employees who are our executive officers if they are also executive officers of the sponsor.

Actual amounts are dependent upon expenses paid or incurred and therefore cannot be determined at the present time.

Liquidation/Listing Stage

Disposition Fee – Advisor or its affiliates (9)

If our advisor provides a substantial amount of services, as determined by our independent directors, in connection with the sale or other disposition of one or more assets, it will receive a disposition fee equal to the lesser of: (A) 1.0% of the sales price or other consideration received in such sale; or (B) 50% of the customary commission which would be paid to a third party broker for the sale of a comparable property or asset.

Actual amounts are dependent upon the sales price of specific properties and therefore cannot be determined at the present time.

Type of Compensation – To Whom Paid	Form of Compensation	Estimated Maximum Dollar Amount (1)

Common Stock Issuable Upon Conversion of Convertible Stock – Advisor or its affiliates

If we meet or exceed the performance threshold necessary for the convertible stock to have any value, each share of our convertible stock will generally convert into 1/1,000th of the result of (a) 15% of the excess of: (i) (x) the enterprise value of the company plus (y) the aggregate value of distributions paid to date on the then outstanding shares of our common stock, over (ii) (x) the aggregate issue price of those outstanding shares plus (y) a Stockholders’ 6% Return, divided by (b) the enterprise value of the company divided by the number of outstanding shares of common stock on the date of conversion. If our advisory management agreement with our advisor is still in effect at the time of an event triggering conversion of the convertible stock, then our advisor will be entitled to receive 100% of the number of shares of common stock calculated per the preceding sentence. However, if our advisory management agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to an event triggering conversion of the convertible stock, then our advisor will be entitled to a pro-rated portion of the number of shares of common stock for which it would otherwise be eligible, where such proration is based on the percentage of the time, from the commencement of this offering to the triggering event, that we were advised by our advisor.

Actual amounts depend on the value of our company at the time the convertible stock converts or becomes convertible and therefore cannot be determined at the present time.

(1)         The estimated maximum dollar amounts are based on the sale of a maximum of $3,000,000,000 in shares to the public in our primary offering allocated as follows:  200,000,000 Class R Shares at $10.00 per share; 53,763,441 Class W Shares at $9.30 per share; and 55,555,555 Class I Shares at $9.00 per share.  We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan.

(2)         Other organization and offering expenses includes all expenses (other than selling commissions and the dealer manager fee) to be paid or incurred by us in connection with our formation, preparing us for this offering, the qualification and registration of this offering and the marketing and distribution of our shares in this offering, including, but not limited to, accounting and legal fees, amending the registration statement and supplementing the prospectus, printing, mailing and distribution costs, filing fees, reimbursement of bona fide due diligence expenses of broker-dealers, promotional items provided to participating broker-dealers, telecommunication costs, charges of transfer agents, escrow agents, registrars, trustees, depositories and experts, cost reimbursement for non-registered employees of our advisor and its affiliates to attend conferences conducted by broker-dealers, other meetings with participating broker-dealers and industry conferences, amounts to reimburse our advisor for certain expenses, and compensation and benefits of persons employed by our advisor and/or its affiliates in connection with any of the above. Our advisor has agreed to pay or reimburse us to the extent our organization and offering expenses (including selling commissions and the dealer manager fee) exceed 15% of the gross offering proceeds from the primary offering upon termination or completion. If the organization and offering expenses exceed such limits, within 60 days after the end of the month in which the primary offering terminates or is completed, our advisor must reimburse us for any excess amounts.

(3)     As of September 30, 2012, organization and offering expenses related to this offering paid by our advisor on our behalf totaled approximately $2.1 million.

(4)         Notwithstanding the method by which we calculate the payment of acquisition fees and expenses, as described in the table, our charter limits the amount of acquisition fees and expenses we can incur to a total of 6% of the contract purchase price of a property or, in the case of a mortgage, bridge or mezzanine loan or other investment, to 6% of the funds advanced.  This limit may only be exceeded if a majority of the board of directors, including a majority of our independent directors, approves the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us.  Acquisition fees may be payable subsequent to the date of acquisition of a property in connection with the expenditure of funds for development, construction or improvement of a property, to the extent we capitalize such costs.  Our advisor may forego or reduce any of these fees so they do not exceed our charter limitation of 6%.  Any increase in these fees stipulated in the advisory management agreement would require the approval of a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction.

(5)         The maximum estimates for acquisition fees and acquisition expenses in this table assume our acquisitions are made (a) using only net offering proceeds from the primary offering without leverage, (b) using 60% leverage, or (c) using 75% leverage. Since the acquisition fees and acquisition expenses we pay our advisor are a percentage of the purchase price of an investment, the acquisition fees and acquisition expenses will be greater to the extent we fund acquisitions through (1) the incurrence of debt as shown in the leverage example calculations, (2) retained cash flow from operating activities, (3) issuances of equity in exchange for properties and (4) proceeds from the sale of shares under our distribution reinvestment plan to the extent not used to fund stock purchases under our share redemption program.

(6)     Our property manager’s engagement does not commence with respect to any particular property until we, in our sole discretion, have the ability to appoint or hire our property manager.  The oversight fee of 0.5% of gross revenues does not apply to engagement of a sub-property manager by our property manager, and our property manager is free to engage others or subcontract all or portions of its property management services.  In no event will we pay both a property management fee and an oversight fee to our property manager with respect to any particular property.  Other third-party charges will be reimbursed by us to our property manager or its subcontractors.  We will reimburse the costs and expenses incurred by our property manager on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of our property manager or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.  We may reimburse our property manager for the wages and salaries and other employee-related expenses of any personnel performing our property manager’s obligations off-site, provided that we will not reimburse the property manager for such expenses until this primary offering is completed.

(7)         The asset management fee is payable for asset management services, including, but not limited to, the following: monitoring and servicing our existing debt facilities and other financings; monitoring applicable markets and obtaining reports where appropriate, concerning the value of our investments; monitoring and evaluating the performance of our investments; providing daily management services to us and performing and supervising the various management and operational functions related to our investments; coordinating with the property manager on its duties under any property management agreement and assisting in obtaining all necessary approvals of major property transactions as governed by the applicable property management agreement; monitoring and analyzing real estate taxes and coordinating with property tax consultants relating to the potential reduction of real estate taxes; coordinating and managing relationships between us and any joint venture partners; consulting with our officers and directors and providing assistance with the evaluation and approval of potential property dispositions, sales or refinancings; and providing our officers and directors periodic reports regarding prospective investments in properties.  The use of leverage would have the effect of increasing the asset management fee as a percentage of the amount of equity contributed by investors because the asset management fee is calculated as a percentage of average invested assets, which includes amounts invested in real estate using borrowed funds.

(8)     Upon four fiscal quarters after we acquire our first asset, we will not reimburse our advisor for any amount by which our total operating expenses (as defined in our advisory management agreement) at the end of the four consecutive fiscal quarters then ended exceed the greater of 2% of our average invested assets for that period or 25% of our net income for that period.  If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us.  Notwithstanding the above, we may reimburse our advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.  For any fiscal quarter for which total operating expenses for the 12 months then ended exceed the limitation and are determined to be justified, we will disclose this fact in our next quarterly report or within 60 days of the end of such quarter send a written disclosure of this fact to our stockholders; in each case such disclosure will include an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.  If the independent directors do not determine that such excess expenses were justified, our advisor will reimburse us, at the end of the 12-month period, the amount by which the aggregate expenses exceeded the limitation.

The average invested assets for a period equals the average of the aggregate book value of our assets before deduction for depreciation, bad debts or other non-cash reserves, computed by taking the average of the values at the end of each month during the period specified.

(9)         Our charter limits disposition fees paid to our advisor to an amount equal to the lesser of (i) one-half of the aggregate brokerage commission paid (including the disposition fee) or, if no such commission is paid, the amount of such a commission that customarily would be paid for the purchase and sale of a property that is reasonable, customary, and competitive in light of the size, type and location of such property (as determined by the board of directors, including a majority of our independent directors), or (ii) 3% of the sales price of the asset.  Our charter also limits all real estate commissions paid to our advisor, its affiliates and third parties, including the disposition fee, to 6% of the sales price of the asset.

Because our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf such as the property management fees for operating our properties, our advisor has the ability to affect the nature of the compensation it receives by undertaking different transactions.  However, our advisor is obligated to exercise good faith and integrity in all its dealings with respect to our affairs pursuant to the advisory management agreement.  See “—The Advisory Management Agreement” above.  Because these fees and expenses are payable only with respect to certain transactions or services, they may not be recovered by our advisor or its affiliates by reclassifying them under a different category.

In addition, from time to time, Behringer Harvard Holdings or its affiliates, including our advisor, may agree to waive or defer all or a portion of the acquisition, asset management or other fees, compensation or incentives due them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to investors.

STOCK OWNERSHIP

The following table shows, as of September 30, 2012, the amount of our common stock beneficially owned (unless otherwise indicated) by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock; (2) our directors; (3) our executive officers; and (4) all of our directors and executive officers as a group.  The address for each of the persons named in the following table is 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class

Robert M. Behringer (2)	24,829	100%
Robert S. Aisner (3)	—	—
Andrew J. Bruce	—	—
Stanton P. Eigenbrodt	—	—
David M. Rubin	—	—
Steven W. Partridge	—	—
All directors and executive officers as a group (2)	24,829	100%

(1)                 Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following September 30, 2012.  Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)                 Includes all of the shares of common stock owned by Behringer Harvard Holdings.  As of September 30, 2012, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(3)                 Does not include the shares of common stock owned by Behringer Harvard Holdings.  Mr. Aisner controls the disposition of 4% of the outstanding limited liability company interests in Behringer Harvard Holdings.  Mr. Behringer has the right to vote Mr. Aisner’s interest in Behringer Harvard Holdings.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our executive officers and directors.  These conflicts include the compensation arrangements between us and our advisor and its affiliates.  Our agreements and arrangements with our advisor and its affiliates, including our dealer manager and property manager, are not the result of arm’s-length negotiations.  See “Management—Management Compensation.”  In this section, we discuss these conflicts and the corporate governance measures we have adopted to ameliorate some of the risks posed by the conflicts.

Our advisor, dealer manager, property manager and their affiliates, some of whom serve as our executive officers and directors, will try to balance our interests with their duties to other Behringer Harvard sponsored programs.  However, to the extent that they take actions that are more favorable to other entities than to us, these actions could have a negative impact on our financial performance and, consequently, on distributions to you and the value of our shares.  In addition, our directors and officers and the officers of our advisor and its affiliates may engage for their own account in business activities of the types conducted or to be conducted by us and our subsidiaries.  For a description of some of the risks related to these conflicts of interest, see “Risk Factors—Risks Related to Conflicts of Interest.”

Our nominating and corporate governance committee of our board of directors, which is comprised solely of independent directors, must review and approve all transactions between us and our advisor and its affiliates.  See “Management — Committees of the Board of Directors — Nominating and Corporate Governance Committee.” All of our directors have a fiduciary obligation to act on behalf of our stockholders.

Interests in Other Real Estate Programs

Our executive officers and the executive officers of our advisor and its affiliates are advisors or general partners of other Behringer Harvard sponsored programs, including partnerships, public and private REITs and other programs that have investment objectives similar to ours, and we expect that they will organize other such programs in the future.  These persons have legal and financial obligations with respect to these programs that are similar to their obligations to us.  As general partners, they may have contingent liability for the obligations of programs structured as partnerships, which, if such obligations were enforced against them, could result in a substantial reduction of their net worth.

As of the date of this prospectus, affiliates of our advisor are sponsoring or have recently sponsored six other public real estate programs (Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Multifamily REIT, Behringer Harvard Mid-Term Value Enhancement Liquidating Trust and Behringer Harvard Short-Term Opportunity Fund I).  These programs have been engaged in public offerings at various times beginning in 2003.  Behringer Harvard REIT I currently is offering up to 60,000,000 shares of common stock at a price of $4.64 per share pursuant to its distribution reinvestment plan. Behringer Harvard Multifamily REIT is currently offering up to 100,000,000 shares of common stock at a price of $9.45 per share pursuant to its distribution reinvestment plan.

As described in the “Prior Performance Summary,” Behringer Harvard Holdings and Robert M. Behringer also have sponsored and continue to sponsor privately offered real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms, that are similar to ours, and which are still operating and may acquire additional properties in the future.  Our executive officers and our advisor and its affiliates may experience conflicts of interest as they simultaneously perform services for us and other Behringer Harvard sponsored programs.  However, to date the investment strategies of the various Behringer Harvard sponsored programs have differed enough that there have not been significant conflicts in the allocation of properties.

Our sponsor generally seeks to reduce conflicts that may arise between its various programs by avoiding simultaneous public offerings of funds that have a substantially similar mix of fund characteristics, including targeted investment types, investment objectives and criteria, and anticipated fund terms.  There may be periods, however, during which one or more Behringer Harvard sponsored programs are raising capital and seeking to invest in similar properties or are otherwise potentially subject to a conflict of interest.

Other Activities of Our Advisor and Its Affiliates

We rely on our advisor for the day-to-day operation of our business.  As a result of the interests of members of its management in other Behringer Harvard sponsored programs and the fact that they have also engaged and will continue to engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other Behringer Harvard sponsored programs and any other activities in which they are involved.  However, our advisor believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the Behringer Harvard sponsored programs and other ventures in which they are involved.

In addition, certain of our executive officers are also officers of our advisor, our property manager, our dealer manager and other entities affiliated with our advisor, as well as the officers of other Behringer Harvard sponsored programs.  As a result, these individuals owe fiduciary duties to these other entities and programs, which may conflict with the fiduciary duties that they owe to us and our stockholders.

Our advisor must report to our board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between our advisor’s obligations to us and its obligations to or its interest in any other person.  Our advisor or its affiliates must promptly disclose to our board knowledge of such condition or circumstance.  Our advisor must inform our board at least quarterly of the investment opportunities that have been offered to other programs with similar investment objectives sponsored by our sponsor, advisor, any director or any of their affiliates.  If our sponsor, advisor, any director or any of their affiliates have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as us, it shall be the duty of our board (including the independent directors) to apply the method by which investments are to be allocated to the competing investment entities that is set forth in “—Certain Conflict Resolution Procedures” below fairly to us.

Competition in Acquiring Properties, Finding Tenants and Selling Properties

Conflicts of interest will exist to the extent that we acquire properties in the same geographic areas where properties owned by other Behringer Harvard sponsored programs are located.  In such a case, a conflict could arise in the leasing of properties in the event that we and another Behringer Harvard sponsored program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Behringer Harvard sponsored program were to attempt to sell similar properties at the same time, including in particular in the event another Behringer Harvard sponsored program liquidates at the same time as us.  Conflicts of interest also may exist at such time as we or the affiliates of our advisor managing property on our behalf seek to employ developers, contractors or building managers, as well as under other circumstances.  Certain of our executive officers and the executive officers of our advisor also are the executive officers of the advisors and general partners of other Behringer Harvard sponsored programs, and these entities are and will continue to be under common ownership.  Additionally, the executive officers of our advisor are executive officers of AREIT Management, our property manager.  There is a risk that a potential investment would be suitable for one or more other Behringer Harvard sponsored programs, in which case the executive officers of our advisor could have a conflict of interest in allocating the investment to us or another program.

Although any Behringer Harvard sponsored program with available proceeds could compete with us for investment opportunities, we believe that competition for investments from other Behringer Harvard sponsored programs is not likely to have a significant impact on our ability to make investments.

There is a risk that our advisor will choose a property that provides lower returns to us than a property purchased by another Behringer Harvard sponsored program.  Additionally, our property manager may cause a prospective tenant to enter into a lease for property owned by another Behringer Harvard sponsored program.  In the event these conflicts arise, we cannot assure you that our best interests will be met when officers and employees acting on behalf of our advisor or property manager and on behalf of managers of other Behringer Harvard sponsored programs decide whether to allocate any particular property to us or to another Behringer Harvard sponsored program or an affiliate of our advisor.  Our advisor will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons.  In addition, our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties.  However, these conflicts cannot be fully avoided in that there may be established differing compensation arrangements for employees at different properties or differing terms for resale or leasing of the various properties.

In the event that we, or any other Behringer Harvard sponsored program or other entity formed or managed by our advisor or its affiliates, are in the market for investments similar to those we intend to make, our advisor will review the investment portfolio of each such affiliated entity prior to making a decision as to which Behringer Harvard sponsored program will purchase such properties or make or invest in such mortgage, bridge or mezzanine loans or other investments.  See “—Certain Conflict Resolution Procedures.”

Our advisor or its affiliates may acquire, for their own account or for private placement, properties and other investments that they deem are not suitable for purchase by us, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties and investments with potential for attractive investment returns.  For more information with respect to allocation of investment opportunities, see “—Certain Conflict Resolution Procedures.”

Dealer Manager

Because Behringer Securities, our dealer manager, is an affiliate of our advisor, we do not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities.  See “Plan of Distribution.”

Property Manager

We anticipate that properties we acquire will be managed and may be leased by AREIT Management, our property manager and an affiliate of our advisor.  Management fees to be paid to our property manager are based on a percentage of the rental income received by the managed properties.  For a more detailed discussion of the anticipated fees to be paid for property management services, see “Management—Companies Affiliated with our Advisor” and “Management—Management Compensation.”

Lack of Separate Representation

Baker Donelson acts, and may in the future act, as counsel to us, our advisor, our sponsor, our property manager, our dealer manager and their affiliates in connection with this offering or otherwise.  There is a possibility that in the future the interests of the various parties may become adverse, and under the Code of Professional Responsibility of the legal profession, Baker Donelson may be precluded from representing any one or all of such parties.  In the event that a dispute were to arise between us, our advisor, our sponsor, our property manager, our dealer manager or any of their affiliates, separate counsel for such matters will be retained as and when appropriate.

Joint Ventures and Section 1031 Tenant-in-Common Transactions with Affiliates of Our Advisor

We may enter into joint ventures, tenant-in-common investments, 1031 exchange transfers or other co-ownership or financing arrangements with affiliates of our sponsor and advisor and with other Behringer Harvard sponsored programs, including single-client, institutional-investor accounts in which Behringer Harvard has been engaged by an institutional investor to locate and manage real estate investments on behalf of an institutional investor.  See “Investment Objectives, Strategy and Related Policies—Joint Ventures.”  Under our charter, the terms and conditions on which we invest in such joint ventures must be fair and reasonable to us and must be substantially the same as those received by the other joint venturers, both as determined by a majority of our board and a majority of our independent directors.  Nevertheless, we cannot assure you that we will be as successful as we otherwise would be if we enter into joint venture arrangements with other Behringer Harvard sponsored programs or with affiliates of our sponsor or advisor.

Our advisor and its affiliates may have conflicts of interest in determining which Behringer Harvard sponsored program should enter into any particular joint venture agreement.  The terms pursuant to which affiliates of our sponsor or advisor manage one of our joint venture partners will differ from the terms pursuant to which our advisor manages us.  Moreover, affiliates of our sponsor or advisor may also have a much more significant ownership interest in such joint venture partner than in us.  As a result, our advisor may have financial incentives to (1) recommend that we co-invest with such joint venture partner rather than pursue an investment opportunity on our own as the sole investor and (2) structure the terms of the joint venture in a way that favors such joint venture partner.  In addition, the co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. Since our advisor and its affiliates control both us and any affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture do not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

In any Section 1031 TIC Transaction, Behringer Harvard Holdings, the Behringer Harvard Exchange Entity, or the other tenant-in-common owners may have economic or business interests or goals that are or may become inconsistent with our business interests or goals.  For instance, Behringer Harvard Holdings could receive substantial fees in connection with its sponsoring of a Section 1031 TIC Transaction and our participation in such a transaction likely would facilitate its consummation of the transactions.  For these reasons, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of Behringer Harvard Holdings or the special-purpose entity.  As a result, agreements and transactions between the parties with respect to the property will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.

Related Transactions

We have no employees and are supported by related party arrangements. Our advisor and certain of its affiliates earn fees and compensation in connection with our offering and in connection with the acquisition, management, and sale of our assets.  See “Management—Management Compensation.”  As of September 30, 2012, we had not paid any amounts to our advisor or its affiliates pursuant to these related party arrangements.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our advisor and its affiliates, including our dealer manager and our property manager, are entitled to substantial fees from us under the terms of the advisory management agreement, dealer manager agreement and property management agreement.  These fees could influence our advisor’s advice to us, as well as the judgment of affiliates of our advisor performing services for us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•                  the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory management agreement, the dealer manager agreement and the property management agreement;

•                  offerings of equity by us, which entitle Behringer Securities to dealer manager fees and will likely entitle our advisor to increased acquisition and asset management fees;

•                  property sales, which may result in disposition fees and the possible issuance to our advisor of shares of our common stock through the conversion of our convertible stock;

•                  property acquisitions from other Behringer Harvard sponsored programs, which might entitle affiliates of our advisor to real estate commissions and possible success-based sale fees in connection with its services for the seller;

•                  property acquisitions from third parties, which entitle our advisor to acquisition fees, asset management fees and possibly property management and leasing fees;

•                  borrowings to acquire properties, which borrowings will increase the acquisition and asset management fees payable to our advisor, as well as entitle the advisor to a debt financing fee;

•                  determining the compensation paid to employees for services provided to us, which could be influenced in part by whether the advisor is reimbursed by us for the related salaries and benefits;

•                  whether we seek to internalize our management functions, which internalization could result in our retaining some of our advisor’s key officers and employees for compensation that is greater than that which they currently earn or which could require additional payments to our advisor and its affiliates to purchase the assets and operations of our advisor;

•                  whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to the issuance of shares of our common stock through the conversion of our convertible stock; and

•                  whether and when we seek to sell the company or its assets, which may result in disposition fees and the issuance to our advisor of shares of our common stock through the conversion of our convertible stock.

Subject to oversight by our board of directors, our advisor has considerable discretion with respect to all decisions relating to the terms and timing of all transactions.  Therefore, our advisor may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our advisor and its affiliates regardless of the quality of the properties acquired or the services provided to us.  See “Management—Management Compensation.”

We have issued 1,000 shares of convertible stock to our advisor for an aggregate purchase price of $1,000.  Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders’ interest in us.  Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% annual cumulative, noncompounded return to our stockholders (“Stockholders’ 6% Return”). Alternatively, if we list our shares of common stock on a national securities exchange, the convertible stock will convert on the 31st trading day after the date that is the 180th day following the later of (a) the listing, and

(b) the expiration of any applicable lock-up period entered into by any existing holder or holders of common shares of not less than 5% of the then outstanding common shares to facilitate the orderly listing of the common shares in public markets in connection with the listing. Each of these two events is a “Triggering Event.” Upon a Triggering Event, each share of our convertible stock will, unless our advisory management agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into 1/1,000th of the result of (a) 15% of the excess of: (i) (x) the enterprise value of the company plus (y) the aggregate value of distributions paid to date on the then outstanding shares of our common stock, over (ii) (x) the aggregate issue price of those outstanding shares plus (y) a Stockholders’ 6% Return, divided by (b) the enterprise value of the company divided by the number of outstanding shares of common stock on the date of conversion.  The performance threshold necessary for the convertible stock to have any value is based on the aggregate distributions paid on, and the aggregate issue price of, our outstanding shares of common stock.  It is not based on the return provided to any individual stockholder.  Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for the convertible stock to have any value.  In fact, if the convertible stock has value, the returns of our stockholders will differ, and some may be less than a 6% cumulative, non-compounded annual return.

If our advisory management agreement with our advisor is still in effect at the time of an event triggering conversion of the convertible stock, then our advisor will be entitled to receive 100% of the number of shares of common stock calculated per the preceding paragraph.  However, if our advisory management agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to a Triggering Event, then upon a Triggering Event the holder of the convertible stock will be entitled to a pro-rated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of the time, from the commencement of this offering to the triggering event, that we were advised by Adaptive Real Estate Income Trust Advisors.

Our advisor and Mr. Behringer can influence whether and when our common shares are listed for trading on a national securities exchange or our assets are liquidated.  Accordingly, our advisor can influence both the conversion of the convertible stock issued to it and the resulting dilution of other stockholders’ interests.  There will be no distributions paid on shares of convertible stock.  For a description of the convertible stock see “Description of Shares—Convertible Stock.”

Policies with Respect to Our Security Holders

We have not adopted a policy that expressly prohibits our security holders from having a direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or any of our subsidiaries or in any transaction to which we or any of our subsidiaries is a party or has an interest.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our advisor or its affiliates will be subject to an inherent conflict of interest.  Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our advisor or any of its affiliates.  In order to reduce or eliminate certain potential conflicts of interest, we will address any conflicts of interest in two distinct ways.

First, the nominating and corporate governance committee will consider and act on any conflicts-related matter required by our charter or otherwise permitted by the MGCL where the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised, including approval of any transaction involving our advisor and its affiliates.  In the event that an investment opportunity becomes available that is suitable for both us and one or more other public or private entities affiliated with our sponsor or our advisor, and for which more than one of such entities has sufficient funds, then our advisor and its affiliates will consider all relevant factors in making an allocation decision.  In determining whether an investment opportunity is suitable for more than one program, our advisor, subject to approval by our board of directors, shall examine, among others, the following factors: the anticipated cash flow of the property to be acquired and the cash requirements of each program; the effect of the acquisition on diversification of each program’s investments; the policy of each program relating to leverage of properties; the income tax effects of the purchase to each program; the size of the investment; and the amount of funds available to each program and the length of time such funds have been available for investment.

Second, our charter contains a number of restrictions relating to (1) transactions we enter into with our advisor and its affiliates, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities.  These restrictions include, among others, the following:

•                  Our independent directors will determine, from time to time but at least annually, that our total fees and expenses are reasonable, in light of our investment performance, our net assets, our net income and the fees and expenses of other comparable, unaffiliated REITs.  Our independent directors will also supervise the performance of our advisor and the compensation that we pay to it to determine that the compensation is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory management agreement are being carried out.

•                  We are limited with respect to the fees we may pay our advisor, including the following:

•                  we may only pay our advisor a disposition fee in connection with the sale of a property if it provides a substantial amount of the services in the effort to sell the property and the fee does not exceed the lesser of (i) one-half of a competitive real estate commission or (ii) 3.0% of the contract purchase price of the property.  Further, the sum of all commissions paid in connection with such a sale may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property;

•                  any gain from the sale of assets that we may pay our advisor or one of its affiliates must be reasonable.  Such a gain is presumed reasonable if it does not exceed 15% of the balance of the net sale proceeds remaining after payment to common stockholders, in the aggregate, of an amount equal to 100% of the original issue price of the then outstanding shares of our common stock plus a Stockholders’ 6% Return;

•                  the amount of acquisition fees and acquisition expenses we can incur is limited to 6% of the contract purchase price for the property or, in the case of a mortgage loan, to 6% of the funds advanced, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve the fees and expenses and find the transaction to be commercially competitive, fair and reasonable to us.

•                  We may not purchase or lease properties in which our sponsor, our advisor, any of our directors or any of their respective affiliates has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable.  In no event will we acquire any such property at an amount in excess of its current appraised value.  We will not sell or lease properties to our sponsor, our advisor, any of our directors or any of their respective affiliates unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.

•                  We may not make any loans to our sponsor, our advisor, any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our sponsor, our advisor, our directors or their respective affiliates, provided that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our independent directors as fair and reasonable to us and on terms no less favorable to us than loans between unaffiliated parties under the same circumstances.  In addition, our sponsor, our advisor, our directors and their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances.

•                  Upon four fiscal quarters after we acquire our first asset, we will not reimburse our advisor for any amount by which our total operating expenses (as defined in our advisory management agreement) at the end of the four consecutive fiscal quarters then ended exceed the greater of 2% of our average invested assets for that period or 25% of our net income for that period, unless a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.  If we have already reimbursed our advisor for such excess operating expenses, our advisor will be required to repay such amount to us.

•                  We may not enter into any other transaction with our sponsor, any of our directors, our advisor or any of their respective affiliates, unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approves such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with the accompanying financial statements and the notes thereto.

As of the date of this prospectus, we had not yet commenced active operations. Once the minimum subscription is achieved and escrow has been broken, subscription proceeds from this offering will be released to us as accepted and applied to investments in properties and the payment or reimbursement of selling commissions and other organization and offering expenses. See “Estimated Use of Proceeds.” We will experience a relative increase in liquidity as additional subscriptions for shares are received and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of investments.

We have not entered into any arrangements to acquire any specific asset. The number of assets we may acquire will depend upon the number of shares sold and the resulting amount of the net proceeds available for investment in properties.  If we are unable to raise a substantial amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located.  Consequently, the likelihood of our profitability being affected by the performance of any one of our investments will increase.  In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, will be higher, which may have a material adverse effect on our ability to pay distributions.

We intend to make an election under Section 856(c) of the Code to be taxed as a REIT under the Code, beginning with the taxable year ending December 31, 2013. If we qualify as a REIT for federal income tax purposes, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which our qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income. However, we believe that we are organized and operate in a manner that will enable us to qualify for treatment as a REIT for federal income tax purposes during the year ending December 31, 2013, and we intend to continue to operate so as to remain qualified as a REIT for federal income tax purposes.

We will monitor the various qualification tests that we must meet to maintain our status as a REIT. Ownership of our shares will be monitored to ensure that no more than 50% in value of our outstanding shares is owned, directly or indirectly, by five or fewer persons or entities at any time.  We will also determine, on a quarterly basis, that the gross income, asset and distribution tests as described in the section of this prospectus entitled “Federal Income Tax Considerations—Requirements for Qualification as a REIT” are met.

Critical Accounting Policies and Estimates

Below is a discussion of the accounting policies that management believes will be critical once we commence operations.  We consider these policies critical because they involve difficult management judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results.  These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods.  With different estimates or assumptions, materially different amounts could be reported in our financial statements.  Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements will include our accounts and the accounts of our subsidiaries.  All inter-company transactions, balances and profits will be eliminated in consolidation.  Interests in entities acquired will be evaluated based on applicable generally accepted accounting principles, which will include the consolidation of variable interest entities (“VIEs”) in which we are deemed to be the primary beneficiary.  If the interest in the entity is determined not to be a VIE, then the entities will be evaluated for consolidation based on legal form, economic substance, and the extent to which we have control and/or substantive participation rights under the respective ownership agreement.

There will be judgments and estimates involved in determining if an entity in which we have made an investment is a VIE and if so, if we are the primary beneficiary.  The entity will be evaluated to determine if it is a VIE by, among other things, calculating the percentage of equity being risked compared to the total equity of the entity.  There are some guidelines as to what the minimum equity at risk should be, but the percentage can vary depending upon factors such as the type of financing, status of operations, and entity structure, and it will be up to our advisor to determine that minimum percentage as it relates to our business and the facts surrounding each of our acquisitions.  In addition, even if the entity’s equity at risk is a very large percentage, our advisor will be required to evaluate the equity at risk compared to the entity’s expected future losses to determine if there could still in fact be sufficient equity in the entity.  Determining expected future losses will involve assumptions of various possibilities of the results of future operations of the entity, assigning a probability to each possibility using a discount rate to determine the net present value of those future losses and allocating those losses between equity owners, subordinated lenders or other variable interests.  The determination will also be based on an evaluation of the voting and other rights of owners and other parties to determine if the equity interests possess minimum governance powers.  The evaluation will also consider the relation of these parties’ rights to their economic participation in benefits or obligation to absorb losses.  As operating and other governance agreements will have various terms which may change over time or based on future results, these evaluations will require complex analysis and weighting of different factors.  A change in the judgments, assumptions and estimates outlined above could result in consolidating an entity that should not be consolidated or accounting for an investment on the equity method that should in fact be consolidated, the effects of which could be material to our results of operations and financial condition.

For VIEs and other investments, we will evaluate whether we have control of an entity.  Such evaluation will include judgments in determining if provisions in governing agreements provide control of activities that will impact the entity or are protective or participating rights for us or other equity owners.  This evaluation will also include an assessment of multiple governance terms, including their economic effect to the operations of the entity, how relevant the terms are to the recurring operations of the entity and the weighing of each item to determine in the aggregate which owner, if any, has control.  These assessments would affect whether an entity should be consolidated or reported on the equity method, the effects of which could be material to our results of operations and financial condition.

Notes Receivable

We will report notes receivable at their outstanding principal balances net of any unearned income and unamortized deferred fees and costs. Loan origination fees and certain direct origination costs will be generally deferred and recognized as adjustments to interest income over the lives of the related loans.

In accounting for notes receivable, there are judgments related to whether the investments are loans, investments in joint ventures or acquisitions of real estate. We will evaluate whether the loans contain any rights to participate in expected residual profits, the loans provide sufficient collateral or qualifying guarantees or include other characteristics of a loan.

Notes receivable will be assessed for impairment. Based on specific circumstances, we will determine the probability that there has been an adverse change in the estimated cash flows of the contractual payments for the notes receivable. We will then assess the impairment based on the probability to collect all contractual amounts including factors such as the general or market-specific economic conditions for the project; the financial conditions of the borrower and guarantors, if any; the degree of any defaults by the borrower on any of its obligations; the assessment of the underlying project’s financial viability and other collateral; the length of time and extent of the condition; and our intent and ability to retain our investment in the issuer for a period sufficient to allow for any anticipated recovery in the market value. If the impairment is probable, we will recognize an impairment loss equal to the difference between our investment in the loan and the present value of the estimated cash flows discounted at the loan’s effective interest rate. Where we have the intent and the ability to foreclose on our security interest in the property, we will use the property’s fair value as a basis for the impairment.

In evaluating impairments, there are judgments involved in determining the probability of collecting contractual amounts. As these types of notes receivable are generally investment specific based on the particular loan terms and the underlying project characteristics, there is usually not any secondary market to evaluate impairments. Accordingly, we must rely on our subjective judgments and individual weightings of the specific factors. If notes receivable are considered impaired, then judgments and estimates will be required to determine the projected cash flows for the loan, considering the borrower’s or, if applicable, the guarantor’s financial condition and the consideration and valuation of the secured property and any other collateral.

Investments in Unconsolidated Real Estate Joint Ventures

We may have investments in unconsolidated real estate joint ventures as we begin making acquisitions.  As discussed above under “Principles of Consolidation and Basis of Presentation,” we will evaluate each new investment to determine if the investment should be consolidated or not.  We will account for each unconsolidated real estate joint venture using the equity method of accounting.  The equity method of accounting requires these investments to be initially recorded at cost and subsequently increased (decreased) for our share of net income (loss), contributions, and distributions, including eliminations for our share of inter-company transactions.

Each of the property entities may have different profit sharing interests, some of which may have numerous allocation and distribution provisions where certain equity investors receive preferred interests or deferred participations. We will allocate income and loss for determining our equity in earnings of unconsolidated joint ventures based on the underlying economic effect or participation in the benefit or loss. Although our policy is to use the concepts of a hypothetical liquidation at book value, judgment is required to determine which owners are bearing economic benefits or losses, particularly if properties move from development to operations or guarantees and other priority payments are triggered or removed. A change in these judgments could result in greater or lesser amounts of equity in earnings.

When we acquire a controlling interest in a business previously accounted for as a noncontrolling investment, a gain or loss will be recorded for the difference between the fair value and the carrying value of the investment in the real estate joint venture and in some instances pre-existing relationships.  This analysis, which is from the perspective of market participants, will require determination of fair values for investments and contractual relationships where there are no secondary markets.  Accordingly, we will rely on our subjective judgments using models with the best available information including assessments for projected cash flow and investor return expectations.  Changes in these judgments could significantly impact our results of operations and the carrying amount of our assets and liabilities.

Real Estate and Other Related Intangibles

Upon the acquisition of real estate properties, we will determine the purchase price after adjusting for contingent consideration and settlement of any pre-existing relationships.  We will record the tangible assets acquired, consisting of land, inclusive of associated rights, and buildings, any assumed debt, identified intangible assets and liabilities, and asset retirement obligations based on their fair values.  Identified intangible assets and liabilities consist of the fair value of above-market and below-market leases, in-place leases, and contractual rights.  Goodwill will be recognized as of the acquisition date and measured as the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree over the fair value of identifiable net assets acquired.  Likewise, a bargain purchase gain will be recognized in current earnings when the aggregate fair value of the consideration transferred and any noncontrolling interests in the acquiree is less than the fair value of the identifiable net assets acquired.

The fair value of the tangible assets acquired, expected to consist of land and buildings, will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land,  buildings, and improvements.  Land values will be derived from appraisals, and building values will be calculated as replacement cost less depreciation or estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods.  Buildings will be depreciated over their estimated useful lives generally ranging from 25 to 35 years using the straight-line method.  Improvements will be depreciated over their estimated useful lives generally ranging from 3 to 15 years using the straight-line method.  When we acquire rights to use land or improvements through contractual rights rather than fee simple interests, we will determine the value of the use of these assets based on the relative fair value of the assets after considering the contractual rights and the fair value of similar assets.  Assets acquired under these contractual rights will be classified as intangibles and amortized on a straight-line basis over the shorter of the contractual term or the estimated useful life of the asset.  Contractual rights are related to land or air rights that are substantively separated from depreciating assets and will be amortized over the life of the contractual term or, if no term is provided, will be classified as indefinite-lived intangibles.  Intangible assets are evaluated at each reporting period to determine whether the indefinite and finite useful lives are appropriate.

We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) estimates of current market lease rates for the corresponding in-place leases, measured over a period equal to (i) the remaining non-cancelable lease term for above-market leases, or (ii) the remaining non-cancelable lease term plus any fixed rate renewal options for below-market leases.  We will record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the above determined lease term.

The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place leasing commissions and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant.  The aggregate value of in-place leases acquired and tenant relationships will be determined by applying a fair value model.  The estimates of fair value of in-place leases will include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering then current market conditions.  In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, we will include such items as real estate taxes, insurance and other operating expenses as well as projected rental revenue during the expected lease-up period based on then current market conditions.  The estimates of the fair value of tenant relationships will also include costs to execute similar leases, including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined on a tenant-by-tenant basis.

We will amortize the value of in-place leases and in-place tenant improvements over the remaining term of the respective leases.  The value of tenant relationship intangibles will be amortized over the initial term and any anticipated renewal periods, but in no event exceeding the remaining depreciable life of the building.  If a tenant terminates its lease prior to the expiration of the initial term, the unamortized portion of the in-place lease value and tenant relationship intangibles will be charged to expense.

We will determine the fair value of assumed debt by calculating the net present value of the scheduled debt service payments using interest rates for debt with similar terms and remaining maturities that we believe we could obtain.  Any difference between the fair value and stated value of the assumed debt will be recorded as a discount or premium and amortized over the remaining life of the loan.

We will make assumptions and estimates in determining the purchase price and the allocation price, including fair value inputs for contractual agreements, cash flow projections, market rental rates, physical and economic obsolescence, lease-up periods and discount rates.  For many of these inputs there is no market price for the same or similar asset or liability, and accordingly, judgment is required to determine amounts from the perspective of market participants.  A change in these assumptions or estimates could result in changes to amounts of assets or liabilities or in the various categories of our real estate assets or related intangibles being overstated or understated which could result in an overstatement or understatement of depreciation or amortization expense, rental income, or other income and expense categories.

Investment Impairments

For investments in real estate we may consolidate or own through investments in unconsolidated real estate joint ventures, including all related intangibles, we will monitor events and changes in circumstances indicating that the carrying amounts of the real estate assets may not be recoverable.  When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset, including its eventual disposition, to the carrying amount of the asset.  If any real estate asset is considered impaired, we will recognize an impairment loss to adjust the carrying value of the asset to its estimated fair value.  In addition, we will evaluate indefinite-lived intangible assets for possible impairment at least annually by comparing the fair values with the carrying values.  Fair value will be generally estimated by valuation of similar assets.  For an investment in an unconsolidated real estate joint venture or other similar real estate investment structure, at each reporting date we will compare the estimated fair value of our investment to the carrying value.  An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

In evaluating our investments for impairment, we will make several judgments, assumptions and estimates, including, but not limited to, the projected date of disposition of our investments in real estate, the estimated future cash flows from our investments in real estate, and the projected sales price of each of our investments in real estate.  Our estimates of fair value will be based on information available to management as to conditions present as of the assessment date.  A change in these estimates could result in understating or overstating the book value of our investments which could be material to our financial statements.

Fair Value

In connection with our assessments and determinations of fair value for many real estate assets and financial instruments, there will generally not be available observable market price inputs for substantially the same items.  Accordingly, we will make assumptions and use various estimates and pricing models, including, but not limited to, the estimated cash flows, costs to lease properties, useful lives of the assets, the cost of replacing certain assets, discount and interest rates used to determine present values and market rental rates. Many of these estimates will be from the perspective of market participants and will also be obtained from independent third-party appraisals. However, we will be responsible for the source and use of these estimates. A change in these estimates and assumptions could be material to our results of operations and financial condition.

Offering Costs

In determining the amount of offering costs to charge against additional paid in capital, we will make estimates of the amount of the expected offering costs to be paid to our advisor. This estimate will be based on our assessment for the time period of the offering, including this offering and any follow-on offerings, and the amount of shares sold during those periods. Our assumptions will be based on current share sales trends and comparisons to other similar offerings, including those sponsored by Behringer Harvard Holdings. A change in these estimates and assumptions could affect the amount of our additional paid in capital and recognition of amounts due to or from our advisor.

Competition

The current market for properties that meet our investment objectives is highly competitive as is the leasing market for such properties.  We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, REITs, other real estate limited partnerships and other entities engaged in real estate investment activities, many of which will have greater resources than we will.  We may also compete with other Behringer Harvard sponsored programs to acquire properties and other investments.  In the event that an investment opportunity becomes available that is suitable, under all of the factors considered by our advisor, for both us and one or more other Behringer Harvard sponsored programs, and for which more than one of such entities has sufficient uninvested funds, then each entity will be presented with the opportunity to share in the investment opportunity pro rata (e.g., if two entities are potential acquirers, they would each own 50%), or in such other percentage as the entities may agree to, with equal control rights and other related-party arrangements.  If such entities choose not to participate in such investment opportunity together, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will be offered such investment opportunity.  If such entity rejects the investment opportunity, the entity that has had the next longest period of time elapse since it was offered an investment opportunity will be offered such investment opportunity, until the opportunity is accepted by an entity or all entities have rejected it.  It shall be the duty of our board of directors, including the independent directors, to ensure that this method is applied fairly to us.

Results of Operations

As of the date of this prospectus, we have not commenced any significant operations because we are in our organization stage. We will not commence any significant operations until we have raised at least $2,000,000 and broken escrow in this offering.  Our advisor is not aware of any material trends or uncertainties, other than national economic conditions affecting real estate generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition and operation of real properties and real estate-related investments, other than those referred to in this prospectus.  The specific trends of which our advisor is aware are (1) lower capitalization rates, resulting in lower yields and (2) favorable financing options for commercial properties, particularly for high quality, well-capitalized investments.

Liquidity and Capital Resources

Once we commence operations, our principal demands for funds will be for real estate and real estate-related acquisitions, to pay operating expenses and distributions, and for the payment of interest on our outstanding indebtedness. Generally, we expect to meet cash needs for acquisitions from the net proceeds of this offering and from financings.

There may be a delay between the sale of our shares and the purchase of properties or other investments, which could result in a delay in our ability to make distributions to our stockholders.  We expect to have little, if any, cash flow from operating activities available for distribution until we make substantial investments and currently have no plans regarding when distributions will commence.  Even after we commence paying distributions, some or all of our distributions will be paid from other sources. We may generate cash to pay distributions from financing activities, components of which may include borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow and proceeds of this offering, which distributions may constitute a return of capital.  To the extent we use borrowings and proceeds of this offering for distributions, this will reduce the amount of funds we have available for the acquisition of properties and other investments.  In addition, from time to time, our advisor and its affiliates may agree to waive or defer all, or a portion, of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.  In addition, to the extent we invest in development or redevelopment projects or in properties that have significant capital requirements or require a lease up period to reach stabilization, our ability to make distributions may be negatively impacted, especially during our early periods of operation.

We intend to borrow money to acquire properties and make other investments.  There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow to purchase any individual property or other investment.  Under our charter, our leverage may not exceed 300% of our “net assets,” as defined in our charter, as of the date of any borrowing; however, we may exceed that limit if approved by a majority of our independent directors. In addition to our charter limitation, our board of directors intends to seek a long-term leverage ratio with respect to our real property investments of between 40% and 60% (we expect to have little to no leverage on our other real estate-related investments).  Our leverage target, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital under this or any subsequent offering, invested substantially all of our capital and substantially completed the financing of our assets. As a result, we expect to borrow more than our charter limitation and our leverage target with respect to any single real estate asset we acquire to the extent our board of directors determines that borrowing these amounts is reasonable.

Potential future sources of capital include proceeds from secured or unsecured financings from banks or other lenders, proceeds from the sale of properties and undistributed funds from operations.  If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Contractual Obligations

We had no contractual obligations as of September 30, 2012.

Quantitative and Qualitative Disclosures about Market Risks

We will be exposed to interest rate changes primarily as a result of long-term debt bearing interest at variable rates that we will likely incur to acquire properties and make loans and other permitted investments. In addition, in the early periods of our initial public offering, we may have significant exposure to interest rates on cash and cash equivalents that have not been invested in real estate.  Our interest rate risk management objectives will be to limit the impact of interest rate changes on earnings and cash flows and to lower overall borrowing costs. To achieve these objectives, we expect to borrow primarily at fixed rates or variable rates with the lowest margins available and, in some cases, with the ability to convert variable rates to fixed rates. With regard to variable rate financing, we will assess interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities.

PRIOR PERFORMANCE SUMMARY

Prior Investment Programs

The information presented in this section represents the historical experience of certain real estate programs sponsored by Behringer Harvard Holdings and its affiliates and Robert M. Behringer, who owns a controlling interest in Behringer Harvard Holdings.  Mr. Behringer has served as general partner, chief executive officer or director of 21 programs over the last 10 years, which includes six other public programs and 15 private programs. We refer to real estate programs sponsored by Behringer Harvard Holdings as Behringer Harvard sponsored programs in this prospectus.  Investors in this offering should not assume that they will experience returns, if any, comparable to those experienced by investors in any of the prior Behringer Harvard sponsored programs.  Investors who purchase our shares will not acquire any ownership interest in any of the other Behringer Harvard sponsored programs discussed in this section.

The information in this section and in the Prior Performance Tables included in this prospectus and in Part II of the registration statement shows relevant summary information concerning Behringer Harvard sponsored programs and programs sponsored by Mr. Behringer prior to the founding of Behringer Harvard Holdings.  As described below, Behringer Harvard Holdings and Mr. Behringer have sponsored public and private real estate programs that have a mix of fund characteristics, including targeted investment types, investment objectives and criteria and anticipated fund terms, which are substantially similar to ours, many of which are still operating and may acquire additional properties in the future.  We consider the prior programs to have investment objectives similar to ours to the extent that the prospectus or private offering memorandum for the program lists substantially the same primary investment objectives as we do, regardless of the particular emphasis that a program places on each objective.

The information in this summary represents the historical experience of Behringer Harvard sponsored programs during the ten-year period ended December 31, 2011.  The Prior Performance Tables included in this prospectus and in Part II of the registration statement set forth information as of the dates indicated regarding these public programs as to: (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior real estate programs (Table III); (4) results of completed programs (Table IV); (5) results of sales or disposals of property (Table V), and (6) properties acquired by prior real estate programs (Table VI).  We will furnish copies of the Prior Performance Tables to any prospective investor upon request and without charge.  The purpose of this prior performance information is to enable you to evaluate accurately our sponsor’s experience with like programs.  The following discussion is intended to summarize briefly the objectives and performance of the prior real estate programs and to disclose any material adverse business developments sustained by them.

Public Programs

Behringer Harvard Holdings is sponsoring or has recently sponsored six public real estate programs with similar investment objectives as ours.  These programs and the status of their offerings are:

•                  Behringer Harvard REIT I — The initial public offering for this program terminated on February 19, 2005, and a follow-on offering was initiated immediately after the termination of the initial offering.  The first follow-on offering was terminated on October 20, 2006, and following the termination of that offering, a second follow-on offering was initiated.  The second follow-on offering was terminated on December 31, 2008.  Behringer Harvard REIT I is currently offering up to 60,000,000 shares of common stock at a price of $4.64 per share pursuant to its distribution reinvestment plan.  Behringer Harvard REIT I has stated that it targets a liquidity event by the twelfth anniversary of the termination of its initial public offering.  On August 31, 2012, Behringer Harvard REIT I entered into certain agreements, and amendments to existing agreements and arrangements, with its former advisor and the advisor’s affiliates. As a result of the agreements and amendments, Behringer Harvard REIT I now performs certain management functions, including the advisory function, previously provided by its former advisor.

•                  Behringer Harvard Opportunity REIT I — The primary offering component of the initial public offering for this program terminated on December 28, 2007.  The distribution reinvestment plan offering for this program terminated on April 15, 2011.  Behringer Harvard Opportunity REIT I has stated that it targets a liquidity event by the sixth anniversary of the termination of the primary offering.

•                  Behringer Harvard Opportunity REIT II — The primary offering component of the initial public offering for this program terminated on July 3, 2011, and a follow-on offering was initiated on July 5, 2011.  Behringer Harvard Opportunity REIT II was offering up to 50,000,000 shares of common stock at $10.00 per share in its follow-on offering and up to 25,000,000 shares of common stock at a price of $9.50 per share pursuant to its distribution reinvestment plan.  The primary portion of the follow-on offering and distribution reinvestment plan terminated on March 15, 2012 and April 2, 2012, respectively.  Behringer Harvard Opportunity REIT II has stated that it targets a liquidity event by the sixth anniversary of the termination of its initial public offering.

•                  Behringer Harvard Multifamily REIT — The primary offering component of the initial public offering for this program terminated on September 2, 2011.  Behringer Harvard Multifamily REIT is currently offering up to 100,000,000 shares of common stock at a price of $9.45 per share pursuant to its distribution reinvestment plan.  Behringer Harvard Multifamily REIT has stated that it targets a liquidity event by the sixth anniversary of the termination of its initial primary offering.

•                  Behringer Harvard Short-Term Opportunity Fund I — The initial public offering for this program terminated on February 19, 2005.  Behringer Harvard Short-Term Opportunity Fund disclosed an original targeted liquidity date of the fifth anniversary of the termination of its initial public offering.  It has subsequently disclosed that, given current market conditions, it anticipates that the program’s life will continue to extend beyond its original anticipated liquidation date.

•                  Behringer Harvard Mid-Term Value Enhancement Liquidating Trust (the successor in interest to Behringer Harvard Mid-Term Value Enhancement Fund I LP) — The initial public offering for this program terminated on February 19, 2005.  Behringer Harvard Mid-Term Value Enhancement Liquidating Trust has stated that it targets a liquidity event by the eighth anniversary of the termination of its initial public offering.  On February 16, 2011, in accordance with a plan of liquidation, Behringer Harvard Mid-Term Value Enhancement Liquidating Trust transferred its assets to the liquidating trust and is in its final disposition phase.

As of December 31, 2011, Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Multifamily REIT, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Liquidating Trust had raised approximately $5.1 billion of gross offering proceeds from approximately 151,000 investors.  With a combination of net offering proceeds and debt, as of December 31, 2011, Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Multifamily REIT, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Liquidating Trust had invested approximately $8.4 billion (including acquisition and development costs) in 201 properties and invested approximately $98.7 million in six real estate-related loans and other real estate-related investments.

The following is a table showing the breakdown by property type (or underlying property type, in the case of loan investments) of the aggregate amount of acquisition, origination and/or development costs of the 207 investments made by Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Multifamily REIT, Behringer Harvard Short-Term Opportunity Fund I and Behringer Harvard Mid-Term Value Enhancement Liquidating Trust as of December 31, 2011:

Type of Property	New	Used	Construction
Office	0.8%	71.0%	—
Industrial	—	2.0%	—
Development Property	—	—	2.4%
Hospitality and Leisure	—	4.7%	—
Residential	4.7%	14.4%	—

The following is a breakdown of the aggregate amount of acquisition, origination and/or development costs of the investments made by these six public programs as of December 31, 2011, by 100% ownership, ownership of tenant-in-common interests and ownership of joint venture interests:

Fund	100% Owned	Tenant-in- Common Interests	Joint Ventures
Behringer Harvard REIT I	89.3%	0.8%	9.9%
Behringer Harvard Opportunity REIT I	43.7%	—	56.3%
Behringer Harvard Opportunity REIT II	17.5%	—	82.5%
Behringer Harvard Multifamily REIT	47.1%	—	52.9%
Behringer Harvard Short-Term Opportunity Fund I	68.5%	—	31.5%
Behringer Harvard Mid-Term Value Enhancement Liquidating Trust	100.0%	—	—

The following is a breakdown of the aggregate amount of acquisition, origination and/or development costs of the investments made by these six public programs as of December 31, 2011, by property type:

Fund	Office	Development	Hospitality and Leisure		Industrial	Residential **
Behringer Harvard REIT I	100.0%	—	—		—	—
Behringer Harvard Opportunity REIT I	34.4%	16.8%	26.3	%*	11.7%	10.8%
Behringer Harvard Opportunity REIT II	35.2%	—	15.2	%*	12.6%	37.0%
Behringer Harvard Multifamily REIT	—	2.4%	—		—	97.6%
Behringer Harvard Short-Term Opportunity Fund I	54.3%	1.2%	23.7	%*	—	20.8%
Behringer Harvard Mid-Term Value Enhancement Liquidating Trust	100.0%	—	—		—	—

* Includes hospitality properties that also have rentable office space, retail shops and condominium units.

** May include multifamily and/or student housing properties that may also have rentable office space, retail shops and condominium units.

Based on the aggregate amount of acquisition, origination and/or development costs, as of December 31, 2011, the diversification of these 207 investments by geographic region is as follows: 0.3% in Alabama, 0.3% in Arizona, 9.1% in California, 3.4% in Colorado, 0.3% in Connecticut, 4.5% in Florida, 4.9% in Georgia, 0.5% in Hawaii, 15.1% in Illinois, 0.4% in Kansas, 2.1% in Kentucky, 1.3% in Louisiana, 2.4% in Maryland, 2.2% in Massachusetts, 2.6% in Minnesota, 2.7% in Missouri, 0.4% in New Hampshire, 1.8% in New Jersey, 0.7% in New York, 1.5% in Nevada, 2.5% in North Carolina, 2.1% in Ohio, 1.0% in Oregon, 5.5% in Pennsylvania, 2.4% in Tennessee, 22.4% in Texas, 2.7% in Virginia, 2.4% in Washington, D.C., 1.7% in Europe and 0.8% in the Bahamas.

During the three years ended December 31, 2011, these public programs invested approximately $1.7 billion (including acquisition and development costs) in properties and approximately $44.4 million in four real estate-related loans.  Based on the aggregate amount of acquisition, origination, and/or development costs, of the 63 investments, approximately 84.5% were in residential properties, 6.7% were in office properties, approximately 3.8% were in hospitality and leisure properties, 3.6% were in industrial properties, and 1.4% were in development properties.  Also based on the aggregate amount of acquisition, origination and/or development costs, during the three years ending December 31, 2011, the diversification of the investments by geographic region is as follows:  0.1% in Alabama, 0.1% in Arizona, 25.3% in California, 6.1% in Colorado, 1.5% in Connecticut, 13.3% in Florida, 6.1% in Georgia, 2.5% in Hawaii, 5.1% in Illinois, 0.3% in Kansas, 0.1% in Louisiana, 2.9% in Massachusetts, 2.2% in Maryland, 1.3% in New Jersey, 0.5% in Nevada, 0.1% in Oklahoma, 3.6% in Oregon, 1.9% in Tennessee,  14.8% in Texas, 11.4% in Virginia, and 0.8% in Europe.  For more detailed information regarding acquisitions by these public programs during the three years ended December 31, 2011, see Table VI contained in Part II of the registration statement, which is not part of this prospectus.

Historically, the public programs sponsored by affiliates of our advisor have experienced losses during the first several quarters of operations.  Many of these losses can be attributed to initial start-up costs and a lack of revenue-producing activity prior to the programs’ initial property investments.  Losses also may reflect the delay between the date a property investment is made and the period when revenues from such property investment begin to accrue.

In addition, cash flows from the operations of Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II, Behringer Harvard Multifamily REIT, Behringer Harvard Mid-Term Value Enhancement Liquidating Trust and Behringer Harvard Short-Term Opportunity Fund I have been insufficient in certain years to fund the distributions paid to their respective investors.  Distributions that constituted a return of capital have reduced the funds available to these public programs for the acquisition of properties, which could reduce the overall return to investors.

In fiscal years 2011, 2010 and 2009, Behringer Harvard REIT I paid cash distributions aggregating approximately $16.3 million, $30.4 million and $59.9 million, respectively, to its stockholders.  For the years ended December 31, 2010 and 2009, cash flow provided by operating activities exceeded cash distributions paid to stockholders by approximately $18.9 million and $3.1 million, respectively.  For the year ended December 31, 2011, cash distributions paid to stockholders exceeded cash flow provided by operating activities by approximately $13.9 million, with the remaining $13.9 million portion paid from sources other than cash flow from operations, such as cash flow from financing activities, a component of which could include cash flows from offering proceeds, cash advanced to the company by, or reimbursements for expenses or waiver of fees from, its advisor and proceeds from loans including those secured by its assets.

In fiscal years 2011, 2010 and 2009, Behringer Harvard Opportunity REIT I paid cash distributions aggregating approximately $0.5 million, $2.7 million and $3.9 million, respectively, to its stockholders.  For the years ended December 31, 2011, 2010 and 2009, cash flow provided by operating activities exceeded cash distributions paid to stockholders by approximately $17 million, $14.7 million and $7.5 million, respectively.

In fiscal years 2011, 2010 and 2009, Behringer Harvard Opportunity REIT II paid cash distributions aggregating approximately $3.9 million, $2.8 million and $1.1 million, respectively, to its stockholders. For the years ended December 31, 2011 and 2009, cash flow provided by operating activities was approximately $2.9 million and $0.3 million, respectively.  For the year ended December 31, 2010, cash flow used in operating activities was $8.2 million. Accordingly, for the years ended December 31, 2011, 2010 and 2009, none of the cash flows from operating activities exceeded cash amounts distributed to stockholders.  The shortfalls in the years ended December 31, 2011, 2010 and 2009 were funded from financing activities including proceeds from the offering and borrowings.

In fiscal years 2011, 2010 and 2009, Behringer Harvard Multifamily REIT paid cash distributions aggregating approximately $35.6 million, $25.1 million and $11.5 million, respectively, to its stockholders.  For the years ended December 31, 2011, 2010 and 2009, cash flow from operating activities was approximately $31.7 million, $2.6 million, and $0.2 million, respectively.  For the years ended December 31, 2011, 2010 and 2009, cash amounts distributed to stockholders exceeded cash flow from operating activities by $3.9 million, $22.5 million and $11.3 million, respectively.  Such differences were funded with proceeds from its private and public offerings.

Behringer Harvard Short-Term Opportunity Fund I paid no cash distributions during the fiscal years 2011 and 2010.  In fiscal year 2009 the fund paid cash distributions aggregating approximately $1.8 million to its unitholders.  For the year ended December 31, 2009 cash flows used in operating activities was $17.2 million.  Accordingly, all of the distributions for the year ended December 31, 2009 were paid from financing activities from loans including those secured by its assets and loans from its sponsor.  The fund discontinued payment of monthly distributions beginning with the third quarter of 2009.

In fiscal year 2011, Behringer Harvard Mid-Term Value Enhancement Liquidating Trust paid cash distributions of $6.9 million as a result of the sale of properties.  In fiscal years 2010 and 2009, Behringer Harvard Mid-Term Value Enhancement Liquidating Trust paid distributions aggregating approximately $4.6 million and $2.6 million, respectively, to its unitholders.  Of these amounts, approximately $1.1 million and $1.0 million, in fiscal years 2010 and 2009, respectively, was paid using cash flow from operations.  The $3.5 million and $1.6 million shortfalls in fiscal years 2010 and 2009, respectively, were paid from available cash on hand and proceeds from property dispositions.

Upon request, prospective investors may obtain from us without charge copies of public offering materials and any public reports prepared in connection with any of the Behringer Harvard sponsored public programs, including a copy of the most recent Annual Report on Form 10-K filed with the SEC.  For a reasonable fee, we also will furnish upon request copies of the exhibits to any such Form 10-K.  Any such request should be directed to our corporate secretary.  Many of the public offering materials and reports prepared in connection with the Behringer Harvard sponsored public programs are also available on the Behringer Harvard website at www.behringerharvard.com.  Neither the contents of that website nor any of the materials or reports relating to other Behringer Harvard sponsored public programs are incorporated by reference in or otherwise a part of this prospectus.  In addition, the SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

Private Programs

During the ten-year period ended December 31, 2011, the private programs sponsored by Behringer Harvard Holdings and by Mr. Behringer prior to the founding of Behringer Harvard Holdings include nine tenant-in-common offerings, one private REIT and two private multi-asset real estate limited partnerships.  These 12 private programs had raised approximately $413.3 million of gross offering proceeds from approximately 3,000 investors during the ten-year period ended December 31, 2011.

With a combination of debt and offering proceeds, during the ten-year period ended December 31, 2011, these private programs invested approximately $724.5 million (including acquisition and development costs) in 25 properties and $97.1 million in nine real estate-related loans and other real estate-related investments.  Based on the aggregate amount of acquisition, origination and/or development costs of the investments, approximately 78.2% was invested in existing or used properties, approximately 17.5% was invested in construction properties and approximately 4.3% was invested in undeveloped land.  Also based on the aggregate amount of acquisition, origination and/or development costs of the investments, approximately 53.4% was invested in office buildings, approximately 25.6% was invested in residential properties and approximately 21% was invested in hospitality and leisure properties.

The following table shows a breakdown by percentage of the aggregate amount of the acquisition, origination and/or development costs of the investments made by the private real estate programs during the ten-year period ended December 31, 2011:

Type of Property	New	Used	Construction
Office	—	100%	—
Multifamily Residential	3.5%	44.6%	51.9%
Hospitality and Leisure	—	100%	—
Land	—	100%	—

As a percentage of acquisition, origination and/or development costs, the diversification of these 34 investments by geographic area is as follows:  6.8% in Arkansas, 5.7% in California, 7.7% in Colorado, 12.3% in

Florida, 0.8% in Georgia, 9.1% in Maryland, 0.8% in Massachusetts, 5.6% in Minnesota, 4.3% in Missouri, 6.2% in Nevada, 24.5% in Texas, 3.2% in Virginia, 6.2% in Washington, D.C., and 6.8% in international locations.

During the ten-year period ended December 31, 2011, these programs have sold two of the 34 real estate investments they had purchased during such period.  The original purchase price of the investments sold was approximately $95.1 million, and the aggregate sales price of such investments was approximately $94.0 million.

As of December 31, 2011, the percentage of these programs with investment objectives similar to ours is approximately 100%.  These 12 private programs with similar investment objectives invested approximately $724.5 million (including acquisition and development costs) in 25 properties and $97.1 million in nine real estate-related loans and other real estate-related investments.  The aggregate acquisition, origination, and/or development cost of these investments was approximately $821.6 million, of which $413.3 million was purchase mortgage financing used to acquire them.  Based on the aggregate amount of acquisition, origination and/or development costs, of these 34 investments, approximately 53.4% were in office real estate, approximately 25.6% were in residential real estate and approximately 21% were in hospitality and leisure real estate.  Based on the aggregate amount of acquisition, origination and/or development costs, of these 341 investments, approximately 78.2% were in existing or used properties, approximately 17.5% were in construction properties and approximately 4.3% were in undeveloped land.  Also based on the aggregate amount of acquisition, origination and/or development costs, as of December 31, 2011, the diversification of the investments by geographic region is as follows: 6.8% in Arkansas, 5.7% in California, 7.7% in Colorado, 12.3% in Florida, 0.8% in Georgia, 9.1% in Maryland, 0.8% in Massachusetts, 5.6% in Minnesota, 4.3% in Missouri, 6.2% in Nevada, 24.5% in Texas, 3.2% in Virginia, 6.2% in Washington, D.C., and 6.8% in international locations.

In addition to the foregoing, from time to time, programs sponsored by us or affiliates of our advisor may conduct other private offerings of securities.

Adverse Effects of Economic Downturn on Prior Programs and Value Preservation Efforts

The information in this subsection is designed to update investors regarding other Behringer Harvard sponsored programs.  Due to the challenging real estate market, credit market, and general economic conditions over the past few years, most of this information relates to adverse developments.  The economic crisis, which began with the collapse of residential subprime credit markets and continued through an overall crisis in, and freeze of, the credit markets toward the end of 2008, followed by unemployment and economic declines unprecedented in the last 70 years, the downgrade of the U.S. government’s credit rating, and turmoil in the European markets, has had severely negative effects across substantially all commercial real estate.  As the industry has been affected, Behringer Harvard sponsored investment programs that substantially completed their primary equity offerings at or prior to the end of 2008 have been adversely affected by the disruptions to the economy generally and the real estate market.  These economic conditions have adversely affected the financial condition of many of these programs’ tenants and lease guarantors, resulting in tenant defaults or bankruptcies.  Further, lowered asset values, as a result of declining occupancies, reduced rental rates, and greater tenant concessions and leasing costs, have reduced investor returns in these investment programs because these factors not only reduce current return to investors but also negatively impact the ability of these investment programs to refinance or sell their assets and to realize gains thereon.

In response to these economic stresses, these Behringer Harvard sponsored investment programs have altered their overall strategies from acquisition and growth to focusing on capital conservation, debt extensions and restructurings, reduction of operating expenses, management of lease renewals and retenanting, declining occupancies and rental rates, and increases in tenant concessions and leasing costs.  Identified and described below are trends regarding the consequences of the current economic environment affecting certain characteristics of these other investment programs.  These trends provide additional information as to the consequences of the current economic conditions on real estate investment programs of the type sponsored by Behringer Harvard, many of which consequences may affect us.

Distributions and Redemptions

Behringer Harvard Mid-Term Value Enhancement Fund I historically paid monthly distributions at a 6% annualized rate (all distribution rate calculations herein assume a per unit or share purchase price of $10.00).  On

April 15, 2010, it sold the second of its six office properties from its original portfolio and distributed virtually all of the net proceeds of the sale to the limited partners via a special distribution of $0.63 per unit and reduced the normal distributions to a 3% annualized rate effective June 1, 2010.  On February 16, 2011, in accordance with a plan of liquidation, Behringer Harvard Mid-Term Value Enhancement Fund I transferred its assets to a liquidating trust, and the Behringer Harvard Mid-Term Value Enhancement Liquidating Trust, as successor in interest, discontinued the payment of monthly distributions.  Now in its final disposition phase, the terms of the liquidating trust agreement contemplate that the liquidating trust will make special cash distributions to beneficiaries, as opposed to the payment of monthly distributions, including in connection with the disposition of its remaining assets, to the extent that such cash will not be needed to provide for the liabilities (including contingent liabilities) assumed by the liquidating trust.  On May 26, 2011, Behringer Harvard Mid-Term Value Enhancement Liquidating Trust sold the third of its six office properties from its original portfolio and distributed virtually all of the net proceeds of the sale to the beneficial interest unitholders via a special distribution of approximately $1.22 per outstanding unit of beneficial interest.  On October 26, 2011, Behringer Harvard Mid-Term Value Enhancement Liquidating Trust sold the fourth of its six office properties from its original portfolio and distributed approximately one-half of the net proceeds of the sale to the beneficial interest unitholders via a special distribution of approximately $0.38 per outstanding unit of beneficial interest.  While its remaining portfolio liquidation may be delayed because of current economic challenges, Behringer Harvard Mid-Term Value Enhancement Liquidating Trust is operating with a view to provide capital returns to its investors through the sale of its assets.

Behringer Harvard REIT I lowered its annualized distribution rate for its monthly distributions from 6.5% to 3.25% beginning in April 2009 and to 1% beginning in May 2010, based on a purchase price of $10.00 per share.  Behringer Harvard REIT I has indicated that its focus in the current environment is on capital preservation, that it can provide no assurances that the level of its distributions are sustainable and that it may pay some or all of its distributions from sources other than cash flows from operating activities.  Behringer Harvard Opportunity REIT I moved from monthly to quarterly distributions beginning with the second quarter of 2009 and lowered its annualized distribution rate from 3% to 1% beginning with its distribution for the first quarter of 2010.  Behringer Harvard Opportunity REIT I entered its disposition phase, and as such, has ceased regular recurring distributions beginning with the first quarter of 2011 in favor of those that may arise from proceeds available to be distributed from the sale of its assets after satisfying debt obligations.  The regular distribution of Behringer Harvard Short-Term Opportunity Fund I was discontinued beginning with the third quarter of 2009, and the fund entered into its disposition phase.  In response to increasing prices for the type of real estate sought and decreasing current yields for core multifamily communities, Behringer Harvard Multifamily REIT lowered its annualized distribution rate from 7% to 6% beginning in September 2010.  Beginning in April 2012, Behringer Harvard Multifamily REIT lowered its annualized distribution rate to 3.5%.  In July 2012, Behringer Harvard Multifamily REIT paid a special distribution of $0.06 per share of common stock related to its sale of Mariposa Lofts Apartments.  From June 2009 through March 2012, Behringer Harvard Opportunity REIT II maintained an annualized distribution rate of 5.0%. In May 2012, Behringer Harvard Opportunity REIT II paid a special distribution of $0.50 per share of common stock and determined to cease regular, monthly distributions in favor of payment of periodic distributions from excess proceeds from asset dispositions or from other sources.

In March 2009, to conserve capital, Behringer Harvard REIT I and Behringer Harvard Opportunity REIT I suspended their share redemption programs except for redemptions requested by stockholders by reason of death, disability, or confinement to long-term care.  Behringer Harvard REIT I further limited such redemptions to no more than $4.25 million in 2011, or $1.06 million per redemption period (once per quarter).  Behringer Harvard REIT I has set a funding limit for redemptions in 2012 of the lesser of $1 million or 220,000 shares per quarter.  Behringer Harvard REIT I has stated that it may further limit or suspend redemptions, particularly if participation in the DRP decreases and fewer proceeds are generated from DRP sales.  In January 2011, Behringer Harvard Opportunity REIT I suspended its share redemption program for all requests until further notice.  In connection with their announcements of their intention to enter their portfolio liquidation phase in December 2006, Behringer Harvard Mid-Term Value Enhancement Liquidating Trust and Behringer Harvard Short-Term Opportunity Fund I terminated their redemption programs.  Effective April 1, 2012, Behringer Harvard Opportunity REIT II suspended its share redemption program except for redemptions requested by stockholders by reason of death, disability, or confinement to long-term care.  For periods beginning on or after April 1, 2012, the cash available for redemption in any quarterly period will generally be limited to no more than $250,000, and in no event more than $1.0 million in any twelve-month period.  In connection with Behringer Harvard Multifamily REIT’s consideration of strategic alternatives, it has in its possession material non-public information and based on the advice of outside legal counsel its board of directors has decided that suspension of its share redemption program is in the best interests of Behringer Harvard Multifamily REIT and its stockholders.  Accordingly, effective June 18, 2012, Behringer Harvard Multifamily REIT has suspended indefinitely its share redemption program. With completion of the strategic review, Behringer Harvard Multifamily REIT’s board of directions is currently considering the timing, process and terms of reinstating the share redemption program in the future, including but not limited to consideration of reinstating the share redemption program in connection with Behringer Harvard Multifamily REIT’s first determination of an estimated value per share, which will be completed no later than March 2, 2013. However, there is no assurance as to the terms or if or when any reinstatement may happen.

The economic crisis has also negatively impacted the operating performance of Behringer Harvard REIT I, Behringer Harvard Opportunity REIT I, Behringer Harvard Opportunity REIT II and Behringer Harvard Short-Term Opportunity Fund I.  Cash flow from operating activities has been insufficient to fund both the net cash required to fund distributions and the capital requirements of their properties.  As a result, portions of the net cash required for distributions and capital expenditures of these programs were funded from their cash on hand, including proceeds from borrowings and, if applicable, offerings and property sales.

Estimated Valuations

Behringer Harvard Mid-Term Value Enhancement Liquidating Trust announced an estimated valuation as of December 31, 2009 of $7.09 per limited partner unit, which was adjusted to $6.46 as a result of the special distribution described above.  As of December 31, 2010, the estimated valuation was determined to be $5.05 per unit, which has been adjusted to $3.45 as a result of the special distributions described above.  In connection with transferring its assets to a liquidating trust, Behringer Harvard Mid-Term Value Enhancement Liquidating Trust ceased publishing estimated valuations. Behringer Harvard Short-Term Opportunity Fund I announced estimated valuations of its limited partner units of $6.45 per unit as of December 31, 2009, $6.48 per unit as of December 31, 2010, $0.40 per unit as of December 29, 2011, and $1.93 per unit as of December 14, 2012.  Behringer Harvard Opportunity REIT I announced estimated valuations of its common stock of $8.17 per share as of June 22, 2009, $8.03 per share as of December 31, 2009, $7.66 per share as of December 31, 2010, $4.12 per share as of December 20, 2011, and $3.58 per share as of December 14, 2012.  Behringer Harvard REIT I announced estimated valuations of its common stock of $4.25 per share as of May 17, 2010, $4.55 per share as of December 31, 2010, $4.64 per share as of December 31, 2011, and $4.01 per share as of December 17, 2012.  These units or shares were originally sold in their respective best efforts public offerings for a gross offering price of $10.00.

As with any valuation methodology, the valuation methodologies used by the Behringer Harvard sponsored investment programs utilize a number of estimates and assumptions.  Parties using different assumptions and estimates could derive a different estimated value and these differences could be significant.  The estimated values per share or unit were adopted pursuant to the specific valuation policies of these investment programs and do not represent the fair value of the shares or units calculated in accordance with GAAP or the price at which such shares or units would trade on a national securities exchange.  The valuation policies and the announcements of estimated values for these programs should be reviewed for additional information and limitations.

Waiver or Deferral of Fees and Expenses and Loan Forgiveness

Behringer Harvard Holdings and its affiliates have from time to time, voluntarily when they have perceived circumstances to warrant it, waived or deferred fees and expenses due to them from their sponsored investment programs.  Behringer Harvard Holdings and its affiliates have also, voluntarily and in circumstances where a short term need for liquidity has been deemed by it to be advisable, provided loans to certain Behringer Harvard sponsored investment programs and certain of their affiliates.  In certain circumstances, Behringer Harvard Holdings and its affiliates have forgiven these loans to Behringer Harvard sponsored investment programs.  Below is a chart detailing the fees and expenses waived or deferred and the loans forgiven by Behringer Harvard Holdings and its affiliates as of September 30, 2012 ($ in thousands).  There is no assurance that Behringer Harvard Holdings or its affiliated entities will engage in such activities with respect to its sponsored investment programs in the future.

			Operating expenses of
			other support paid on	Loans/interest	Loans/interest
Fund	Waived fees	Deferred fees	behalf of funds	forgiven	outstanding	Total

Behringer Harvard REIT I	$31,393	$—	$—	$—	$—	$31,393
Behringer Harvard Opportunity REIT I	—	—	—	—	1,613	1,613
Behringer Harvard Multifamily REIT	1,069	—	115	—	—	1,184
Behringer Harvard Short Term Opportunity Fund I	1,182	1,753	13,543	26,081	14,888	57,047
Behringer Harvard Strategic Opportunity Fund I	781	3,722	3,266	—	13,490	21,260
Behringer Harvard Strategic Opportunity Fund II	2,793	5,792	2,885	—	15,418	26,888

Total	$37,218	$11,267	$19,810	$26,081	$45,009	$139,387

Impairments

Under GAAP, Behringer Harvard sponsored investment programs consider the applicability of any financial statement impairments of the assets that they own.  Behringer Harvard REIT I recognized impairments of approximately $259.1 million, $99.3 million and $96.1 million during fiscal years ended December 31, 2009, 2010 and 2011, respectively, and approximately $25.1 million for the nine months ended September 30, 2012.  Behringer Harvard Opportunity REIT I recognized impairments of approximately $15.5 million, $31.5 million and $23.8 million during the fiscal years ended December 31, 2009, 2010 and 2011, respectively, and approximately $0.4 million during the nine months ended September 30, 2012.  During the nine months ended September 30, 2012, Behringer Harvard Opportunity REIT I recorded a $12 million provision for loan losses related to its Royal Island note receivable and equity in losses of $4.4 million.  Behringer Harvard Opportunity REIT I recorded a $5.3 million provision for loan losses related to its Royal Island loan, a $2.5 million provision for loan losses related to Alexan Black Mountain, and equity in losses of its unconsolidated joint venture of $36.5 million for the year ended December 31, 2011.  It also recognized a $5 million loss on troubled debt restructuring for the year ended December 31, 2010 related to the contribution of a mezzanine loan to obtain the fee simple interest in the Tanglewood at Voss property.  In addition, Behringer Harvard Opportunity REIT I recorded a reserve for loan losses totaling $11.1 million, including $7.1 million recognized as a provision to loan losses during 2010.

Behringer Harvard Mid-Term Value Enhancement Liquidating Trust recognized an asset impairment loss of approximately $1.4 million for the year ended December 31, 2010, related to properties that were subsequently sold.  Also, for the years ended December 31, 2009, 2010 and 2011, Behringer Harvard Short-Term Opportunity Fund I recognized inventory valuation adjustments of approximately $0.5 million, $1.9 million and $26.8 million, respectively.  Behringer Harvard Short-Term Opportunity Fund I also recorded impairment charges of $5.1 million and $21.8 million during the years ended December 31, 2010 and 2011, respectively.  In addition, Behringer Harvard Strategic Opportunity Fund I recognized asset impairments of $10.4 million for the fiscal year ended December 31, 2011.  Behringer Harvard Strategic Opportunity Fund II recognized asset impairments of approximately $1.8 million, $0.6 million and $36.8 million for the fiscal years ended December 31, 2009, 2010 and 2011, respectively.

Financings

The turbulent financial markets and disruption in the banking system, as well as the nationwide economic downturn, resulted in a severe lack of credit, rising costs of any debt that is available, reluctance by lenders to lend as large a percentage of debt to equity as in prior periods, and depressed asset valuations.  These market disruptions have adversely affected all of the Behringer Harvard investment programs that substantially completed their equity offerings at or prior to the end of 2008.  These investment programs (except Behringer Harvard Mid-Term Value Enhancement Liquidating Trust, which incurred no debt) have experienced loan maturities that have not been refinanced or that have been refinanced at reduced amounts requiring additional collateral or equity and/or at higher interest rates or loan defaults related to certain of their assets.  These programs are working with their lenders to replace, extend, or restructure debt arrangements as they mature or to purchase or pay off the debt at discounted amounts and to otherwise manage their debt arrangements to preserve value for their investors, although there is no assurance that they will be able to retain all of their assets as mortgage loans mature.

With respect to eight of its assets, Behringer Harvard REIT I was unable to negotiate a satisfactory restructuring or debt purchase and transferred the related property to the mortgage lender pursuant to a deed-in-lieu of foreclosure or a foreclosure.  As of September 30, 2012, Behringer Harvard REIT I was in default on six non-recourse property loans with a combined outstanding balance of approximately $158.8 million secured by nine of its properties, including one property for which a receiver was appointed in August 2012 and a second property for which a receiver was appointed in October 2012. Additionally, there is another non-recourse loan, totaling approximately $82.6 million and secured by one property, that may have an imminent default or event of default and may need to be modified in the near future in order to justify further investment. Approximately $93.4 million of non-recourse loans secured by three of Behringer Harvard REIT I’s properties were in default and have scheduled maturity dates after 2012, but as of September 30, 2012 Behringer Harvard REIT I received notification from the lenders demanding immediate payment. Subsequent to September 30, 2012, Behringer Harvard REIT I received notification from the lender demanding immediate payment of approximately $49.0 million of non-recourse loans secured by five properties.

As of September 30, 2012, Behringer Harvard Opportunity REIT I was not in compliance with covenants related to a loan secured by one of its properties. The loan requires that a hedging arrangement remain in place during the term of the loan; however, Behringer Harvard Opportunity REIT I currently does not have a hedge in place. It is not an event of default unless the lender provides notification and requires Behringer Harvard to purchase the hedge. As of September 30, 2012, Behringer Harvard Opportunity REIT I was in default or had reached maturity on $48.2 million of its loans.  Effective July 28, 2011, Behringer Harvard Opportunity REIT I entered into a six-month extension agreement with the lender of the Frisco Square notes payable through January 28, 2012. On January 28, 2012, the loans matured and Behringer Harvard Opportunity REIT I did not pay the outstanding principal balance of the loans which constituted an event of default. On February 1, 2012, the lender notified Behringer Harvard Opportunity REIT I that it was in default on one of the loans and the lender intended to accelerate the loan if the maturity defaults on all of the loans were not cured by February 9, 2012. Behringer Harvard Opportunity REIT I did not cure the defaults. On June 13, 2012, the special purpose entities that wholly own Frisco Square filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.  On October 22, 2012, Behringer Harvard Opportunity REIT I submitted a plan of reorganization to the bankruptcy court. On December 13, 2012, the bankruptcy court confirmed an amended plan of reorganization.  The plan of reorganization was unanimously approved by both the creditors and equity holders and provides for payments in full to all creditors.  Under the confirmed plan, the lenders agreed to extend the loan for five years with one two-year extension option.  Behringer Harvard Opportunity REIT I has agreed to pay down the loans by $16.5 million.  On November 15, 2010, Behringer Harvard Opportunity REIT I’s loans related to the Chase Park Plaza Hotel and Chase — The Private Residences matured, and agreements were reached with the lender to extend the maturity to November 15, 2011.  In September 2011, the loan for Chase—The Private Residences was fully repaid through proceeds from condominium sales.  In November 2011, the loan associated with the Chase Park Plaza Hotel was refinanced with a new lender with a maturity date of December 9, 2014.  Effective February 13, 2011, Behringer Harvard Opportunity REIT I reached an agreement to extend the maturity date of its credit facility from February 13, 2011 to February 13, 2012.  In May 2012, the credit facility was retired and replaced with property level debt.  Behringer Harvard Opportunity REIT I’s ability to continue as a going concern is dependent upon its ability to sell real estate investments, pay down debt as it matures if extensions or new financing is unavailable and to fund certain ongoing costs of the company and its development and operating properties.

Of the $45.5 million of notes payable by Behringer Harvard Short-Term Opportunity Fund I at September 30, 2012, $34.4 million matured or was set to mature in the next twelve months, of which $32.2 million was recourse to the fund.  In May 2012 and June 2012, Behringer Harvard Short-Term Opportunity Fund I transferred the Cassidy Ridge condominium project and the Mockingbird Commons condominium project, respectively, to the mortgage lenders pursuant to deeds-in-lieu of foreclosure which resulted in full settlement of the outstanding debts totaling $47.8 million, which were recourse to the fund. On August 16, 2012, Behringer Harvard Short-Term Opportunity Fund I sold 1221 Coit Road for a contract sales price of $20.0 million and on August 17, 2012, sold 250/290 John Carpenter for a contract sales price of $22.8 million. Proceeds from the sales of these properties were used to fully satisfy the existing indebtedness associated with the properties and additional liabilities of the fund. As of September 30, 2012, Behringer Harvard Short-Term Opportunity Fund I was in default under two loans, one of which was a property loan provided by Behringer Harvard Holdings.  As of September 30, 2012, the conditions and events previously described raised substantial doubt as to the ability of Behringer Harvard Short-Term Opportunity Fund I to continue as a going concern through the next twelve months. On December 16, 2011, Behringer Harvard Short-Term Opportunity Fund I sold 5050 Quorum, resulting in a gain on troubled debt restructuring of $4.8 million as the fund negotiated a discounted payoff with the lender.  Additionally, on June 30, 2011, Behringer Harvard Short-Term Opportunity Fund I sold the Landmark I and II properties, resulting in a gain on troubled debt restructuring of $4.9 million as the fund negotiated a discounted payoff with the lender.  The contract sales prices for 5050 Quorum and Landmark I and II retain a back-end promoted interest in distributable cash related to the buildings after the respective buyer has achieved a specified return.  Proceeds from the sales were used to fully satisfy the existing indebtedness, which were recourse, associated with the properties.

In July 2010, Behringer Harvard Strategic Opportunity Fund I, with its joint venture partner Behringer Harvard Strategic Opportunity Fund II, successfully negotiated an extension of the maturity date of the $9 million property loan in the condominium development known as Three Two Three Tahoe which was secured by the development to June 2012.  In June 2011, the lender sent notification that based upon a June 2011 appraisal, the lender required a $3.9 million paydown to meet the loan to value covenant ratio as required by the loan.  Due to liquidity constraints, the principal paydown was not made and in July 2011, and Behringer Harvard Strategic Opportunity Fund I received notification from the lender that the loan was in default.  On September 30, 2011, the lender filed a notice of default and election to sell under the deed of trust.  On March 22, 2012 the lender sold the property in a foreclosure auction for approximately $5.5 million.  In May 2010, Behringer Harvard Strategic Opportunity Fund I also completed a pay down of $2.2 million on the loan secured by the Hotel Palomar Los Angeles—Westwood, resulting in an outstanding loan balance of $61.1 million, and obtained an extension of the maturity date of the property loan to May 2011.  The loan was subsequently extended to May 2012.  On May 8, 2012, the Westwood loan matured and was not extended by the lenders.  On November 27, 2012, Behringer Harvard Strategic Opportunity Fund I extended the loan to October 31, 2014 with one extension option if certain conditions are met. Behringer Harvard Strategic Opportunity Fund I made a principal repayment of $5.5 million at the extension closing.

In January 2010, in order to obtain loan extensions on existing debt, Behringer Harvard Strategic Opportunity Fund II cross-collateralized the Overschiestraat portfolio loan with the Lindeveste portfolio, resulting in an aggregate combined loan balance of approximately $25.6 million (based on dollar/Euro exchange rates on June 30, 2010) at June 30, 2010, and extended the maturity date of the loan to December 2012.  In November 2009, Behringer Harvard Strategic Opportunity Fund II extended the maturity date for the Hawk’s Cay property loan in the amount of $101.8 million to April 2011, and subsequently extended the loan to April 2013.

Behringer Harvard sponsored programs are in discussions with the lenders on loans in default and any other loans that may be considered “at risk” by these programs to sell the properties, restructure the debt or purchase or pay off the debt at a discount.  However, there is no assurance that the programs will be able to sell the properties, restructure the debt or purchase or pay off the debt at a discount, which could result in foreclosure or a transfer of ownership of the properties to the lenders.

Sponsor Activities

As previously mentioned, Behringer Harvard Holdings has also, voluntarily and in circumstances where a short term need for liquidity has been deemed by it to be advisable, provided loans to certain Behringer Harvard sponsored investment programs and certain of their affiliates, including Behringer Harvard Short-Term Opportunity Fund I, Behringer Harvard Strategic Opportunity Fund I, and Behringer Harvard Strategic Opportunity Fund II.  For these three programs, the outstanding principal balance of these loans as of September 30, 2012 was approximately $11.1 million (net of the loan forgiveness described below), $11.4 million, and $13.2 million, respectively.  On December 31, 2007, 2009 and 2010, Behringer Harvard Holdings forgave approximately $7.5 million, $15 million and $2.8 million, respectively, of principal loans and all interest thereon owed by Behringer Harvard Short-Term Opportunity Fund I, which was accounted for as a capital contribution by its general partners.  The results of operations and distributions from Behringer Harvard Short-Term Opportunity Fund I shown in the Prior Performance Tables would have been lower without such arrangements. On October 10, 2012, Behringer Harvard Holdings agreed to extend the maturity date of the loan to Behringer Harvard Strategic Opportunity Fund I until December 31, 2013.  On March 29, 2011, Behringer Harvard Holdings also provided a loan of up to $2.5 million to Behringer Harvard Opportunity REIT I, with an interest rate of 5% and a maturity date of March 29, 2013.  As of September 30, 2012, the current balance on the loan to Behringer Harvard Opportunity REIT I was $1.5 million.  In December 2011, Behringer Harvard Opportunity REIT I leased approximately 14,500 rentable square feet to Behringer Harvard REIT I at Bent Tree Green. On October 16, 2012, Behringer Harvard Opportunity REIT I sold Bent Tree Green to an unaffiliated third party and no longer is the lessor to Behringer Harvard REIT I.  Behringer Harvard Holdings has also leased vacant space at certain of its TIC Programs discussed below.  There is no assurance that Behringer Harvard Holdings or its affiliated entities will engage in such activities with respect to its sponsored investment programs in the future.

Co-Investor Arrangements

Behringer Harvard Holdings sponsored private offerings from 2003 through 2005 for eight single asset co-investment arrangements structured as tenant-in-common programs (“TIC Programs”).  Behringer Harvard Strategic Opportunity Fund I owns a tenant-in-common interest in a TIC Program that it sponsored.  Behringer Harvard REIT I acquired all TIC interests where it was the largest TIC owner in four TIC Programs and one TIC Program, Alamo Plaza, was sold to an unaffiliated third party on October 16, 2012.

Investors in five of the TIC Programs received a positive total return on their investment including investors in one TIC Program who received a total return above what was projected in its private placement offering memorandum.  In general, the economic crisis has adversely affected the operating performance of the remaining four TIC Programs.

One of the TIC Programs, Firestone Upper West Side Apartments, had a master lease arrangement between Behringer Harvard Holdings, as master tenant, and the tenant in common owners, as landlord, whereby Behringer Harvard Holdings made distribution payments at a set rate to the tenant in common owners after the payment of taxes, insurance and debt service payments.  Beginning in August 2010, Behringer Harvard Holdings ceased making payments to the tenant in common owners.  Firestone Upper West Side Apartments was sold to an unaffiliated third party on October 16, 2012.

Another TIC Program, Beau Terre Office Park (“Beau Terre”), substantially underperformed relative to projections which were based on representations made by the seller and its agents related to its operating expenses and revenues that Behringer Harvard Holdings believed to be false.  Behringer Harvard Holdings reached settlement in December 2010 in a lawsuit with the former on-site property manager.  The tenant-in-common investors received substantial settlement consideration and were no longer party to the suit at its ultimate conclusion.  In October 2010, the loan servicer for the loan brought a foreclosure action against the property.  Behringer Harvard Holdings, on behalf of the owners of Beau Terre, was in discussions with the lender on this loan to potentially restructure the debt.  However, after lengthy discussions, the lender decided to foreclose on the property and the property was transferred to the lender on September 28, 2011.

The mortgage loan on the St. Louis Place TIC Program matured in July 2011, and the lender foreclosed on the property in February 2012.

Several Behringer Harvard sponsored investment programs have made portfolio investments under co-investment arrangements, generally as partnerships.  Certain of these co-investors have threatened claims against these investment programs and their sponsor where current economic conditions have resulted in these investments underperforming expectations.  Other than as to Behringer Harvard Opportunity REIT I, which settled with a co-investor in one such circumstance, none of these threats have resulted in lawsuits.  While there is not believed to be any merit to any of the threats, the defense and any settlement of these potential claims may negatively impact returns to the investors in these investment programs.

Litigation

The tenant-in-common program sponsored by Behringer Harvard Holdings related to the Beau Terre Office Park in Bentonville, Arkansas, named Behringer Harvard Beau Terre S, LLC, was substantially underperforming relative to projections immediately after acquisition of the property.  Behringer Harvard Holdings relied on seller representations and third party due diligence, which included independent appraisals, regarding revenues related to the Beau Terre Office Park.  Behringer Harvard Holdings subsequently learned that certain leases were fraudulent and one of 36 represented buildings had not been built.   The private placement offering for the tenant-in-common interests in Beau Terre Office Park commenced on May 12, 2004, was completed on August 18, 2004 and resulted in total gross offering proceeds of approximately $17.6 million from the sale of 28 tenant-in-common interests.  In December 2005, Behringer Harvard Holdings completed a settlement with investors in the Beau Terre Office Park tenant-in-common program.  Under the terms of the settlement, Behringer Harvard Holdings agreed to, among other things, increase the lease payments under certain leases at the property, replace the existing property manager, build a new office building on an undeveloped lot at that property and pay $1.25 million.

As a result of the lower than anticipated performance of this asset, Behringer Harvard Holdings allowed the property management agreement with the on-site property manager to expire according to its terms.  The on-site property manager was replaced with Trammell Crow Company beginning in January 2006, which was replaced by Colliers Dickson Flake Partners in April 2007.  The former on-site property manager, who had been an agent of the seller of Beau Terre Office Park having marketed the asset for its sale, filed a lawsuit against Behringer Harvard Holdings in Dallas, Texas alleging breach of contract, among other things.  Behringer Harvard Holdings actively defended those claims and pursued its own claims against the property manager, the appraiser, the seller and others.  The remaining portion of the lawsuit was settled by all parties in December 2010.  Through the course of the litigation Behringer Harvard Holdings and the Beau Terre Office Park tenant-in-common investors received total settlement proceeds in excess of $5 million with no settlement payments made by Behringer Harvard Holdings or the tenant-in-common investors to settle any third-party claims related to the litigation.

On September 17, 2012, a lawsuit, seeking class action status, was filed in the United States District Court for the Northern District of Texas (Dallas Division), naming Behringer Harvard REIT I, certain of its executive officers and its directors, including Mr. Behringer and Messrs. Robert S. Aisner and Partridge, two of our directors, and Behringer Harvard Holdings, our sponsor, as defendants. The named plaintiff states that she owns shares (less than one-tenth of one percent) in Behringer Harvard REIT I and purports to file the suit individually and on behalf of all others similarly situated (collectively referred to in this description as the “plaintiffs”).

The plaintiffs allege that the directors named violated Sections 14(a) and (e) and Rules 14a-9 and 14e-2(b) of and under federal securities law in connection with: (1) the recommendations made to Behringer Harvard REIT I’s stockholders in response to certain tender offers made by CMG Partners, LLC and its affiliates (“CMG”); and (2) the solicitation of proxies for Behringer Harvard REIT I’s 2011 annual stockholders meeting. CMG initiated two tender offers in 2011 and 2012 for approximately 0.7 percent of Behringer Harvard REIT I’s outstanding common stock.  The plaintiffs also allege that the defendants each individually breached various fiduciary duties purportedly owed to the plaintiffs, and that the defendants were unjustly enriched by the purported failures to provide complete and accurate disclosure regarding, among other things, the value of Behringer Harvard REIT I’s common stock and the source of funds used to pay distributions. Finally, the plaintiffs allege that the defendants were also negligent in permitting Behringer Harvard REIT I to make what the plaintiffs allege were misleading disclosures.

The plaintiffs have asked the court to declare that the proxy and the filings on Schedule 14D-9 were materially false and misleading, that the authorization secured pursuant to the proxy is null and void, and that Behringer Harvard REIT I should be required to re-solicit a stockholder vote pursuant to court supervision and court approved proxy materials.  The plaintiffs also seek compensation for damages suffered and reimbursement of expenses of bringing the lawsuit.   The defendants believe the suit is without merit and intend to defend it vigorously.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain federal income tax considerations relating to our qualification and taxation as a REIT beginning with our taxable year ending December 31, 2013, and the ownership and disposition of our common stock that you, as a stockholder, may consider relevant. This summary does not address all possible tax considerations that may be material to an investor and does not constitute tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the Code, including insurance companies, tax-exempt organizations (except to the limited extent discussed in “—Treatment of Tax-Exempt Stockholders”), financial institutions, broker-dealers, non-United States individuals and foreign corporations (except to the limited extent discussed in “—Special Considerations for Non-U.S. Stockholders). The Code provisions governing the federal income tax treatment of REITs are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof. This summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Code. This summary does not address state, local or non-U.S. tax considerations.

The information in this section on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code and current administrative interpretations of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the private letter ruling, and existing court decisions. We cannot assure you that new laws, interpretations of existing laws or court decisions, any of which may take effect retroactively, will not cause statements in this section to be inaccurate.

Baker Donelson, acting as our tax counsel in connection with this offering, has reviewed this summary and will issue an opinion that, to the extent that it constitutes matters of federal income tax law or legal conclusions relating thereto, this summary is accurate in all material respects. This opinion will be filed as an exhibit to the registration statement of which this prospectus is a part. The opinion of Baker Donelson will be based on various assumptions, is subject to limitations and is not binding on the IRS or on any court.

This section is not a substitute for careful tax planning. We urge you, as a prospective investor, to consult your tax adviser regarding the specific tax consequences to you of the purchase, ownership and disposition of our common shares and of our election to be taxed as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, disposition and election.

Opinion of Counsel

We plan to make an election to be taxed as a REIT under Section 856 of the Code, effective for our taxable year ending December 31, 2013. In connection with this offering, Baker Donelson will render an opinion to us that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code for our taxable year ending December 31, 2013 and that our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT beginning with our taxable year ending December 31, 2013. In providing its opinion, Baker Donelson will rely, as to certain factual matters, upon the statements and representations contained in certificates provided by us. These certificates will include representations regarding the manner in which we are and will be owned, the nature of our assets and the past, present and future conduct of our operations. Baker Donelson will not independently verify these facts. Moreover, our continued qualification and taxation as a REIT will depend on our ability to meet on a continuing basis, through actual annual operating results, the qualification tests set forth in the federal income tax laws and described below. Baker Donelson will not review our continuing compliance with those tests. The statements made in the opinion of Baker Donelson will be based upon existing law and Treasury Regulations, as applicable at the time of the opinion, as well as published administrative positions of the IRS and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in our counsel’s opinion. Moreover, an opinion of counsel is not binding on the IRS and we cannot assure you that the IRS will not challenge the conclusions set forth in the opinion.

Taxation of Adaptive Real Estate Income Trust, Inc.

We plan to make an election to be taxed as a REIT under Section 856 of the Code, effective for our taxable year ending December 31, 2013. We believe that, commencing with such taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. Pursuant to our charter, our board of directors has the authority to make any tax elections on our behalf that, in its sole judgment, are in our best interest. This authority includes the ability to elect to not qualify as a REIT for federal income tax purposes or, after our REIT qualification, to cause us to revoke or otherwise terminate our status as a REIT. Our board of directors has the authority under our charter to make these elections without the necessity of obtaining the approval of our stockholders. In addition, our board of directors has the authority to waive any restrictions and limitations contained in our charter that are intended to preserve our status as a REIT during any period in which our board of directors determined not to pursue or preserve our status as a REIT.

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute to our stockholders each year, because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation.

We believe that our proposed future method of operation will enable us to continue to qualify as a REIT. However, no assurances can be given that our beliefs or expectations will be fulfilled, as such qualification and taxation as a REIT depends upon our ability to meet, for each taxable year, various tests imposed under the Code as discussed below.  Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our stock ownership, and the percentage of our earnings that we distribute. Baker Donelson will not review our compliance with those tests on a continuing basis. Accordingly, with respect to our current and future taxable years, no assurance can be given that the actual results of our operation will satisfy such requirements. For a discussion of the tax consequences of our failure to maintain our qualification as a REIT, see “—Failure to Qualify as a REIT.”

Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•                  we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

•                  under some circumstances, we will be subject to “alternative minimum tax” on our items of tax preference;

•                  if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

•                  if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), our income will be subject to a 100% tax on such income;

•                  if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but we have nonetheless maintained our qualification as a REIT because we have met certain other requirements, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

•                  if we (1) fail to satisfy the REIT asset tests (discussed below) and continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax equal to the greater of $50,000 or the highest corporate income tax rate multiplied by the net income generated by the non-qualifying assets during the period of time we failed to satisfy the asset tests or (2) if we fail to satisfy REIT requirements other than the gross income tests and the asset tests and continue to qualify as a REIT because we meet other requirements, we will have to pay $50,000 for each other failure;

•                  if we fail to distribute during each year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level;

•                  if we acquire (or are deemed to acquire pursuant to our REIT election) any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the IRS;

•                  subject to certain exceptions, we will be subject to a 100% tax on transactions with our “taxable REIT subsidiaries” if such transactions are not at arm’s length; and

•                  our taxable REIT subsidiaries potentially will be subject to federal, state, local and, if applicable, foreign taxation.

Taxable REIT Subsidiaries

A TRS is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds directly or indirectly, more than 35% of the securities of any other corporation (by vote or by value), then that other corporation also is treated as a TRS. A corporation can be a TRS with respect to more than one REIT. We may form one or more TRSs for the purpose of owning and selling properties that do not meet the requirements of the “prohibited transactions” safe harbor. See “— Requirements for Qualification as a REIT—Operational Requirements — Prohibited Transactions” below.

A TRS is subject to federal income tax at regular corporate rates (maximum rate of 35%), and also may be subject to state and local taxation. Any distributions paid or deemed paid by any one of our TRSs also will be subject to tax, either: (1) to us if we do not pay the distributions received to our stockholders as distributions; or (2) to our stockholders if we do pay out the distributions received to our stockholders. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s length basis. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT notwithstanding the rule described below under “— Requirements for Qualification as a REIT — Operational Requirements — Asset Tests” that generally precludes ownership of more than 10% (by vote or value) of any issuer’s securities. However, as noted below, in order for us to qualify as a REIT, the non-mortgage securities (both debt and equity) of all of the TRSs in which we have invested either directly or indirectly may not represent more than 25% of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 25% of the total value of our assets. We cannot, however, assure that we will always satisfy the 25% value limit or that the IRS will agree with the value we assign to our TRSs.

We may engage in activities indirectly through a TRS as necessary or convenient to avoid receiving the benefit of income or services that would jeopardize our REIT status if we engaged in the activities directly. In particular, in addition to the ownership of certain of our properties as noted above, we would likely use TRSs for providing services that are non-customary or that might produce income that does not qualify under the gross income tests described below. We may also use TRSs to satisfy various lending requirements with respect to special-purpose bankruptcy-remote entities.

Finally, while a REIT generally is limited in its ability to earn qualifying rental income from a related party, a REIT may earn qualifying rental income from the lease of a qualified lodging facility or a qualified healthcare facility to a taxable REIT subsidiary (even a wholly-owned taxable REIT subsidiary) if an eligible independent contractor operates the facility. Qualified lodging facilities are defined as hotels, motels or other establishments where more than half of the dwelling units are used on a transient basis, provided that legally authorized wagering or gambling activities are not conducted at or in connection with such facilities. Also included in the definition are the qualified lodging facility’s customary amenities and facilities. Qualified healthcare facilities are defined as a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which is eligible for participation in the Medicare program. For these purposes, a contractor qualifies as an “eligible independent contractor” if it is less than 35% affiliated with the REIT and, at the time the contractor enters into the agreement with the taxable REIT subsidiary to operate the qualified lodging or qualified healthcare facility, that contractor or any person related to that contractor is engaged actively in the trade or business of operating qualified lodging facilities or qualified healthcare facilities for persons unrelated to the taxable REIT subsidiary or its affiliated REIT. For these purposes, an otherwise eligible independent contractor is not disqualified from that status on account of the taxable REIT subsidiary bearing the expenses for the operation of the qualified lodging facility or qualified healthcare facility, the taxable REIT subsidiary receiving the revenues from the operation of the qualified lodging facility or healthcare facility, net of expenses for that operation and fees payable to the eligible independent contractor, or the REIT receiving income from the eligible independent contractor pursuant to a preexisting or otherwise grandfathered lease of another property.

Requirements for Qualification as a REIT

In order to qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements discussed below, relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.

Organizational Requirements

The Code defines a REIT as a corporation, trust or association that:

(1)                                 is managed by one or more trustees or directors;

(2)                                 has transferable shares or transferable certificates of beneficial ownership;

(3)                                 would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)                                 is neither a financial institution nor an insurance company within the meaning of the applicable provisions of the Code;

(5)                                 has at least 100 persons as beneficial owners;

(6)                                 during the last half of each taxable year, is not closely held, i.e., not more than 50% of the value of its outstanding stock is owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities;

(7)                                 files an election or continues such election to be taxed as a REIT on its return for each taxable year; and

(8)                                 meets other tests described below, including with respect to the nature of its assets and income and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) will not apply until after the first taxable year for which we make an election to be taxed as a REIT. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes but does not include a qualified pension plan or profit sharing trust under the federal income tax laws and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of condition (6). We believe that we will issue sufficient stock in this offering to satisfy conditions (5) and (6). Our charter currently includes certain restrictions regarding the transfer of our common stock, which are intended to assist us in continuing to satisfy conditions (5) and (6). If we comply with all the requirements for ascertaining the ownership of our outstanding stock in a taxable year and have no reason to know that we have violated condition (6), we will be deemed to have satisfied condition (6) for that taxable year.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We will satisfy this requirement.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is generally deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a TRS, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary will retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.

Operational Requirements — Gross Income Tests

To maintain our qualification as a REIT, we must, on an annual basis, satisfy the following gross income requirements:

At least 75% of our gross income, including dividends from a subsidiary REIT, but excluding gross income from prohibited transactions and dividends from any corporate subsidiaries including any REIT subsidiary that fails to qualify as a REIT, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•                  rents from real property;

•                  interest on debt secured by mortgages on real property or on interests in real property;

•                  dividends or other distributions on, and gain from the sale of, shares in other REITs;

•                  gain from the sale of real estate assets;

•                  income derived from the temporary investment of new capital that is attributable to the issuance of our shares of common stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one year period beginning on the date on which we received such capital; and

•                  gross income from foreclosure property.

This is known as the 75% Income Test.  Gross income from dispositions of real property held primarily for sale in the ordinary course of business is excluded from the 75% Income Test.  Such dispositions are referred to as “prohibited transactions.”

In general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends or gain from the sale or disposition of stock or securities.  This is known as the 95% Income Test.  Income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such also will be excluded from both the numerator and the denominator for purposes of the 95% Income Test and the 75% gross income test. Passive foreign exchange gain is excluded from the 95% gross income test and real estate foreign exchange gain is excluded from both the 95% and the 75% gross income tests.

The Secretary of the Treasury is given broad authority to determine whether particular items of gain or income qualify or not under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes.

The rents we receive, or that we are deemed to receive, qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•                  the amount of rent received from a tenant generally must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales and conform to normal business practice and is not used as a means to base rent on income or profits;

•                  we must not own, actually or constructively, 10% or more of the stock or the assets or net profits of any tenant, referred to as a related party tenant, other than a taxable REIT subsidiary.  Failure to adhere to this limitation would cause the rental income from the related party tenant to not be treated as qualifying income for purposes of the REIT gross income tests. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the stock owned, directly or indirectly, by or for such person;

•                  if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as “rents from real property;” and

•                  a REIT must not operate or manage the property or furnish or render services to tenants, other than through a TRS or an “independent contractor” who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered to be “rendered to the occupant.” Even if the services with respect to a property are impermissible tenant services, the income derived therefrom will qualify as “rents from real property” if such income does not exceed 1% of all amounts received or accrued with respect to the entire property. We may own up to 100% of the stock of one or more TRSs, which generally may provide noncustomary services to our tenants without tainting our rents from the related properties.

We will be paid interest on the mortgage, bridge or mezzanine loans that we make or acquire. Most interest qualifies under the 95% Income Test. If a mortgage loan is secured exclusively by real property, all of the interest will generally qualify also under the 75% Income Test. If both real property and other property secure the mortgage loan, all of the interest on the mortgage loan will generally qualify also under the 75% Income Test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment (otherwise, apportionment between the real property and the other property is required).

If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default, provided the property qualifies and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test (notwithstanding its failure to satisfy these requirements) for three years, or if extended for good cause, up to a total of six years. In that event, we must satisfy a number of complex rules, one of which is a requirement that we operate the property through an independent contractor after a short grace period. We will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

Prior to making investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage, bridge or mezzanine loans purchased from mortgage lenders or shares in other REITs. We expect to receive proceeds from the offering in one or more closings and will trace proceeds from these closings for purposes of determining the applicable one-year period. No rulings or regulations have been issued under the Code governing the mechanics of this tracing, so there can be no assurance that the IRS will agree with our tracing method.

Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be derived from sources that will allow us to satisfy the income tests described above. There can be no assurance given in this regard, however.

Notwithstanding our failure to satisfy one or both of the 75% Income Test and the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

•                  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•                  we attach a schedule of our income sources to our federal income tax return; and

•                  any incorrect information on the schedule is not due to fraud with intent to evade tax.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the 75% Income Test or the 95% Income Test because nonqualifying income that we intentionally earn exceeds the limits on this income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “— Taxation of Adaptive Real Estate Income Trust, Inc.,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Operational Requirements — Prohibited Transactions

A “prohibited transaction” is a sale by a REIT of property held primarily for sale in the ordinary course of the REIT’s trade or business (i.e., property that is not held for investment but is held as inventory for sale by the REIT). A 100% penalty tax is imposed on the net income realized by a REIT from a prohibited transaction.

A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•                  the REIT has held the property for not less than two years;

•                  the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•                  either: (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or Section 1031 like-kind exchanges; or (2) the aggregate adjusted bases of the property sold by the REIT during the year excluding sales of foreclosure property or sales to which Section 1033 applies did not exceed 10% of either the aggregate bases or fair market value (at the REIT’s option) of all of the assets of the REIT at the beginning of such year;

•                  if the property is land or improved property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•                  if the REIT has made more than seven sales of non-foreclosure property during the year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

For purposes of the limitation on the number of sales that a REIT may complete in any given year, the sale of more than one property to one buyer will be treated as one sale.

The failure of a sale to fall within the safe harbor does not alone cause such sale to be a prohibited transaction and subject to the 100% prohibited transaction tax. In that event, the particular facts and circumstances of the transaction must be analyzed to determine whether it is a prohibited transaction.

Operational Requirements — Asset Tests

At the close of each quarter of our taxable year, we also must satisfy the following four tests relating to the nature and diversification of our assets:

•                  First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs and a proportionate share of any real estate assets owned by a partnership in which we or any qualified REIT subsidiary of ours is a partner.

•                  Second, no more than 25% of our total assets may be represented by securities other than those that qualify for the 75% asset test.

•                  Third, except for stock or securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer.

•                  Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

For purposes of the second and third asset tests above, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage, bridge or mezzanine loans that constitute real estate assets, or equity interests in a partnership that holds real estate assets. If a subsidiary REIT in which we own stock were to fail to qualify as a REIT, we may fail one or more of these asset tests.

For purposes of the 5% and 10% asset tests, the term “securities” generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•                  “Straight debt,” defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock, and (2) the interest rate and interest payments are not contingent on profits, the borrower’s discretion, or similar factors.  “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) holds non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•                  a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield to maturity of the debt obligation, other than a change to the annual yield to maturity that does not exceed the greater of 0.25% or 5% of the annual yield to maturity, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations can be required to be prepaid; and

•                  a contingency relating to the time or amount of payment upon a default or exercise of a prepayment right by the issuer of the debt obligation, as long as the contingency is consistent with customary commercial practice;

•                  Any loan to an individual or an estate;

•                  Any “Section 467 rental agreement,” other than an agreement with a related party tenant;

•                  Any obligation to pay “rents from real property”;

•                  Any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment thereunder does not depend in whole or in part on the profits of any entity not described in this paragraph or payments on any obligation issued by an entity not described in this paragraph;

•                  Any security issued by a REIT; and

•                  Any debt instrument of an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transaction, is qualifying income for the purposes of the 75% gross income test described above in “—Requirement for Qualification-Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, excluding all securities described above except those securities described in the last two bullet points above.

Further, if we meet the asset tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the asset tests at the end of a later quarter if the failure occurs solely because of changes in asset values. If our failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of nonqualifying assets within 30 days after the close of that quarter. We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests described above if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) file with the IRS a schedule describing the assets that caused the failure.

Operational Requirements — Annual Distribution Requirement

In order to qualify for taxation as a REIT, we must satisfy the following annual distribution requirements:

First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to: the sum of (a) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain or loss); and (b) 90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property, minus the sum of certain items of non-cash income. In calculating our REIT taxable income, we are only required to include any income generated by a TRS to the extent the TRS pays us a dividend of its income.

We generally must pay these distributions in the taxable year to which they relate. Dividends distributed in the subsequent year, however, will be treated as if distributed in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the dividends were declared in October, November or December, the dividends were payable to stockholders of record on a specified date in such month, and the dividends were actually distributed during January of the subsequent year; or (2) the dividends were declared before we timely filed our federal income tax return for such year, the dividends were distributed in the 12- month period following the close of the prior year and not later than the first regular dividend payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent dividend treated as if distributed in the prior year. If we satisfy this annual distribution requirement, we will be subject to federal income tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we still will be subject to tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount distributed to stockholders.

Second, we must distribute during each calendar year at least the sum of:

•                  85% of our ordinary income for that year;

•                  95% of our capital gain net income other than the capital gain net income that we elect to retain and pay tax on for that year; and

•                  any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts actually distributed and (b) retained amounts on which we pay income tax at the corporate level. For these purposes, dividends that are declared in October, November or December of the relevant taxable year, are payable to stockholders of record on a specified date in such month and are actually distributed during January of the subsequent year are treated as distributed in the prior year.

Third, if we dispose of any asset acquired from a C corporation in a carry-over basis transaction that is subject to built-in gain rules during the 10-year period beginning on the date on which we acquired the asset, we will be required to distribute at least 90% of the built-in gain (after tax), if any, recognized on the disposition of the asset.

In order for us to deduct dividends we distribute to our stockholders, such distributions must not be “preferential” within the meaning of Section 562(c) of the Code. Every holder of a particular class of stock must be treated the same as every other holder of shares of such class, and no class of stock may be treated otherwise than in accordance with its dividend rights as a class. We do not intend to make any preferential dividends.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid the 4% excise tax. We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that for these taxable years generally we will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute a greater amount as may be necessary to avoid income and excise tax. In this event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock dividends in order to meet the distribution requirement.

In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the TRS under Section 7121 of the Code, an agreement as to tax liability between us and an IRS district director or a statement by us attached to an amendment or supplement to our federal income tax return, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must satisfy certain requirements. If these requirements are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from an adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

As noted above, we also may elect to retain, rather than distribute, our net long-term capital gains. The effect of such an election would be:

•                  we would be required to pay the tax on these gains;

•                  our stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by us; and

•                  the basis of a stockholder’s shares would be increased by the amount of our undistributed long-term capital gains, minus the amount of capital gains tax we pay, included in the stockholder’s long-term capital gains.

In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to Adaptive Real Estate Income Trust Advisors or its affiliates. Were the IRS successfully to challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT unless we were permitted to pay a deficiency distribution to our stockholders and pay interest thereon to the IRS, as provided by the Code.

Operational Requirements — Recordkeeping

In order to continue to qualify as a REIT, we must maintain records as specified in applicable Treasury Regulations. Further, we must request on an annual basis information designed to disclose the ownership of our outstanding shares. We intend to comply with such requirements.

Statutory Relief

In addition to the statutory relief provisions discussed above, the American Jobs Creation Act of 2004 created additional relief provisions for REITs. If we fail to satisfy one or more of the requirements for qualification as a REIT, other than the income tests and asset tests discussed above, we will not lose our status as a REIT if our failure was due to reasonable cause and not willful neglect and we paid a penalty of $50,000 for each such failure.

Failure to Qualify as a REIT

If we fail to qualify as a REIT in any year after electing REIT status, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us, but we also will not be required to make distributions during those years. In this event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be dividends that are taxable to individuals at preferential rates through 2012. Subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction that we treat as a true lease is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. We also may structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were recharacterized as a loan, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT taxable income could be recalculated, which might also cause us to fail to meet the distribution requirement for a taxable year.

Hedging Transactions

From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. A “hedging transaction” for these purposes means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

Foreign Investments

Taxes and similar impositions paid by us or our subsidiaries in foreign jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. Any foreign investments also may generate foreign currency gains and losses. Certain foreign currency gains are excluded from the 75% Income Test and the 95% Income Test.

Taxation of U.S. Stockholders

Definition

In this section, the phrase “U.S. stockholder” means a holder of shares that for federal income tax purposes:

•                  is a citizen or resident of the United States;

•                  is corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any of its political subdivisions;

•                  is an estate or trust, the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  is a trust, if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

If an entity classified as a partnership for federal income tax purposes holds our stock, the tax treatment of a partner in such partnership will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding our stock should consult their tax advisers for advice on their specific circumstances.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. stockholders will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the stockholders as ordinary income. Individuals receiving “qualified dividends,” dividends from domestic and certain qualifying foreign subchapter C corporations, currently are taxed at a maximum rate of 15% provided certain holding requirements are met.  However, individuals receiving distributions from us, a REIT, will generally not be eligible for the lower rates on dividends except with respect to the portion of any distribution that: (1) represents dividends being passed through to us from a corporation in which we own shares (but only if the dividends would be eligible for the lower rates on dividends if paid by the corporation to its individual stockholders), including dividends from our TRSs; and (2) is attributable to income upon which we have paid corporate income tax (for example, to the extent we distribute less than 100% of our REIT taxable income). These distributions are not eligible for the dividends received deduction generally available to corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

Capital Gain Distributions

Distributions to U.S. stockholders that we properly designate as capital gain distributions will be treated as long-term capital gains, to the extent they do not exceed our actual net capital gain, for the taxable year without regard to the period for which the U.S. stockholder has held the shares. However, corporate U.S. stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. In the case of individuals, long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012), except that capital gain attributable to the sale of depreciable real property held for more than 12 months is subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions. See the discussion under “—Tax Rates” below.

We may elect to retain and pay federal income tax on any net long-term capital gain. In this instance, U.S. stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. stockholders also will be deemed to have paid their proportionate share of tax on the long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. stockholders’ shares will be increased in an amount equal to the excess of the amount of capital gain included in the stockholder’s income over the amount of tax the stockholder is deemed to have paid.

Passive Activity Loss and Investment Interest Limitations

Our distributions and any gain you realize from a disposition of shares will not be treated as passive activity income, and stockholders may not be able to utilize any of their “passive losses” to offset this income on their personal tax returns. Our distributions (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the limitations on the deduction of investment interest. Net capital gain from a disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if, and to the extent, you so elect, in which case the capital gain will be taxed as ordinary income.

Certain Dispositions of the Shares

In general, U.S. stockholders who are not dealers in securities will realize capital gain or loss on the sale of common stock equal to the difference between (1) the amount of cash and the fair market value of any property received by the U.S. stockholder on the disposition and (2) the U.S. stockholder’s adjusted basis of the common stock.

The applicable tax rate will depend on the U.S. stockholder’s holding period in the asset (generally, if the U.S. stockholder has held the asset for more than one year, it will produce long-term capital gain) and the U.S. stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate stockholders) to a portion of the capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” U.S. stockholders should consult with their tax advisers with respect to their capital gain tax liability. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of common stock that the U.S. stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains.

If a U.S. stockholder has shares of our common stock redeemed by us, the U.S. stockholder will be treated as if the U.S. stockholder sold the redeemed shares if all of the U.S. stockholder’s shares of our common stock are redeemed or if the redemption is not essentially equivalent to a dividend within the meaning of Section 302(b)(1) of the Code or substantially disproportionate within the meaning of Section 302(b)(2) of the Code. If a redemption is not treated as a sale of the redeemed shares, it will be treated as a dividend distribution. U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Tax Rates

Currently, through 2012, the maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain “capital gain dividends,” has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year) or are properly designated by the REIT as “capital gain dividends.” The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to “sunset” or revert to the provisions of prior law effective for taxable years beginning after December 31, 2012, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. United States holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and to payments of the proceeds of the sale of our common stock, unless an exception applies. Under some circumstances, U.S. stockholders may be subject to backup withholding at a rate of 28% on payments made with respect to, or cash proceeds of a sale or exchange of, our shares. Backup withholding will apply only if the stockholder:

•                  fails to furnish the stockholder’s taxpayer identification number, which, for an individual, would be his or her Social Security Number;

•                  furnishes an incorrect tax identification number;

•                  is notified by the IRS that the stockholder has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

•                  under some circumstances, fails to certify, under penalties of perjury, that the stockholder has furnished a correct tax identification number and that (a) the stockholder has not been notified by the IRS that the stockholder is subject to backup withholding for failure to report interest and distribution payments or (b) the stockholder has been notified by the IRS that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the IRS. U.S. stockholders should consult their tax advisers regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption.

Recent Legislation

On March 18, 2010, the President signed into law the Hiring Incentives to Restore Employment Act of 2010 (the “HIRE Act”). The HIRE Act imposes a U.S. withholding tax at a 30% rate on dividends and proceeds of sale in respect of our shares received by U.S. stockholders who own their shares through foreign accounts or foreign intermediaries and certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.  See “ — Foreign Accounts” below.

On March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010 (the “Reconciliation Act”). The Reconciliation Act will require certain U.S. stockholders who are individuals, estates or trusts to pay a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of shares, subject to certain exceptions. This tax will apply for taxable years beginning after December 31, 2012.  United States holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of our common stock.

Effective January 1, 2011, new federal income tax information reporting rules require the “cost basis” for shares involved in certain transactions to be reported to certain stockholders and the IRS. These rules apply to all shares, including shares purchased through a future distribution reinvestment plan, purchased on or after January 1, 2011. More specifically, upon the transfer or redemption of any shares subject to the new reporting requirements, a broker must report both the cost basis of the shares and the gain or loss recognized on the transfer or redemption of those shares to the stockholder and to the IRS on Form 1099-B. In addition, effective January 1, 2011, S corporations will no longer be exempt from Form 1099-B reporting, and shares purchased by an S corporation on or after January 1, 2012 will be subject to the reporting requirements described above. If we take an organizational action such as a stock split, merger, or acquisition that affects the cost basis of the shares subject to the new reporting requirements, we will report to each stockholder and the IRS a description of the action and the quantitative effect of that action on the cost basis of the applicable shares on an information return.

In connection with the transfer or redemption of shares subject to the new reporting requirements (generally shares purchased on or after January 1, 2011), stockholders may identify by lot the shares that are transferred or redeemed, but shares of stockholders who do not identify specific lots in a timely manner will be transferred or redeemed on a “first in/first out” basis. Transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above (excluding transactions involving shares acquired before January 1, 2011) may also be required under these new rules. Transfer statements are issued between “brokers” and are not issued to stockholders or the IRS. Stockholders should consult their tax advisors regarding the consequences of the new information reporting rules.

Sunset of Tax Provisions

Several of the tax considerations described herein are subject to a sunset provision. The sunset provisions generally provide that, for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. These provisions include provisions related to the reduced maximum income tax rate for capital gain of 15% (rather than 20%) for taxpayers taxed at individual rates, qualified dividend income, including the application of the 15% capital gain rate to qualified dividend income, and certain other tax rate provisions. The impact of this reversion is not discussed herein. Consequently, prospective holders of the Company’s securities are advised to consult their own tax advisors regarding the effect of sunset provisions on an investment in the Company’s securities discussed herein.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities such as employee pension benefit trusts and individual retirement accounts generally are exempt from federal income taxation. Such entities are subject to taxation, however, on any unrelated business taxable income or “UBTI,” as defined in the Code. Our payment of distributions to a tax-exempt employee pension benefit trust or other domestic tax-exempt stockholder generally will not constitute UBTI to such stockholder unless the stockholder has borrowed to acquire or carry its shares.

In the event that we are deemed to be a “pension-held REIT,” then qualified employee pension benefit trusts that hold more than 10% (in value) of our shares would be required to treat a certain percentage of the distributions paid to them as UBTI. In order to be a pension-held REIT, we must be “predominately held” by these trusts. We will be so held if either (1) one employee pension benefit trust owns more than 25% in value of our shares, or (2) any group of these trusts, each owning more than 10% in value of our shares, holds in the aggregate more than 50% in value of our shares. Our charter contains ownership restrictions such that we expect never to be predominately held by qualified employee pension benefit trusts, but there can be no assurance in this regard.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our shares generally will constitute UBTI unless the stockholder in question is able to deduct amounts “set aside” or placed in reserve for certain purposes so as to offset the UBTI generated. Any such organization that is a prospective stockholder should consult its tax adviser concerning these “set aside” and reserve requirements.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (non-U.S. stockholders) are complex. The following discussion is intended only as a summary of these rules. Prospective non-U.S. stockholders should consult with their own tax advisers to determine the impact of federal, state and local income tax laws on an investment in our shares, including any reporting requirements with respect to their investment in our stock.

Income Effectively Connected with a U.S. Trade or Business

In general, non-U.S. stockholders will be subject to regular U.S. federal income taxation with respect to their investment in our shares if the income derived therefrom is “effectively connected” with the non-U.S. stockholder’s conduct of a trade or business in the United States. A corporate non-U.S. stockholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business also may be subject to a branch profits tax under Section 884 of the Code, which is payable in addition to the regular U.S. federal corporate income tax.

The following discussion will apply to non-U.S. stockholders whose income derived from ownership of our shares is deemed not to be “effectively connected” with a U.S. trade or business.

Distributions Not Attributable to Gain from the Sale or Exchange of a United States Real Property Interest

A distribution to a non-U.S. stockholder that is not attributable to gain realized by us from the sale or exchange of a “United States real property interest” within the meaning of the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a U.S. federal income tax equal to 30% of the gross amount of the distribution, unless this tax is reduced by the provisions of an applicable tax treaty. Under some tax treaties, lower withholding rates on dividends do not apply, or do not apply as favorably, to dividends from REITs. Any such distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each non-U.S. stockholder’s basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

Distributions Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

Distributions to a non-U.S. stockholder that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. stockholder under Code provisions enacted by FIRPTA. Under FIRPTA, such distributions are taxed to a non-U.S. stockholder as if the distributions were gains “effectively connected” with a U.S. trade or business. Accordingly, a non-U.S. stockholder will be taxed at the normal capital gain rates applicable to a U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption.

Withholding Obligations with Respect to Distributions to Non-U.S. Stockholders

Although tax treaties may reduce our withholding obligations, based on current law, we will generally be required to withhold from distributions to non-U.S. stockholders, and remit to the IRS:

•                  35% of designated capital gain distributions or, if greater, 35% of the amount of any distributions that could be designated as capital gain distributions; and

•                  30% of ordinary income distributions (i.e., distributions paid out of our earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withhold with respect to a distribution to a non-U.S. stockholder exceeds the stockholder’s U.S. tax liability with respect to that distribution, the non-U.S. stockholder may file a claim with the IRS for a refund of the excess.

Sale of Our Shares by a Non-U.S. Stockholder

A sale of our shares by a non-U.S. stockholder will generally not be subject to U.S. federal income taxation unless our shares constitute a United States real property interest or the sale is effectively connected with the conduct of the non-U.S. stockholder’s United States trade or business. Our shares will not constitute a United States real property interest if we are a “domestically controlled REIT.” A “domestically controlled REIT” is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by non-U.S. stockholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, we do expect to sell our shares to non-U.S. stockholders and we cannot assure you that we will continue to be a domestically controlled REIT. If we were not a domestically controlled REIT, whether a non-U.S. stockholder’s sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were “regularly traded” on an established securities market and on the size of the selling stockholder’s interest in us. Our shares currently are not “regularly traded” on an established securities market.

If the gain on the sale of shares were subject to taxation under FIRPTA, a non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. In addition, distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate non-U.S. stockholder that is not entitled to a treaty exemption. Under FIRPTA, the purchaser of our shares may be required to withhold 10% of the purchase price and remit this amount to the IRS.

Even if not subject to FIRPTA, capital gains will be taxable to a non-U.S. stockholder if the non-U.S. stockholder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his U.S. source capital gains.

Non-U.S. stockholders should consult their tax advisers concerning the U.S. tax effect of an investment in our shares.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

Additional issues may arise for information reporting and backup withholding for non-U.S. stockholders. Prospective non-U.S. stockholders should consult their tax advisers with regard to U.S. information reporting and backup withholding requirements under the Code.

Statement of Stock Ownership

We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to the stockholder’s shares in the stockholder’s federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities. Specifically, a 30% withholding tax will be imposed on dividends on, and gross proceeds from the sale or other disposition of, our stock paid to a foreign financial institution or to a foreign nonfinancial entity, unless (1) the foreign financial institution undertakes certain diligence and reporting obligations or (2) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. In addition, if the payee is a foreign financial institution, it generally must enter into an agreement with the U.S. Treasury that requires, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to certain other account holders.

Although these rules currently apply to applicable payments made after December 31, 2012, in recent guidance, the IRS has indicated that Treasury Regulations will be issued providing that the withholding provisions described above will apply to payments of dividends on our common stock made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of such stock on or after January 1, 2015. Prospective investors should consult their tax advisors regarding these withholding provisions.

State and Local Taxation

We may be subject to state and local tax in various states and localities. Our stockholders also may be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you purchase our common stock, you should consult your tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

Tax Aspects of Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our investment in our Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

We will include in our income a distributive share of the Operating Partnership’s income and to deduct our distributive share of the Operating Partnership’s losses only if the Operating Partnership is classified for federal income tax purposes as a partnership (or a disregarded entity in the event that the Operating Partnership is deemed to have us as its only beneficial owner, in which case its assets and activities would be treated as those of a branch or division of ours), rather than as an association taxable as a corporation. Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members may typically elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The Operating Partnership intends to be classified as a partnership or a disregarded entity for federal income tax purposes and will not elect to be treated as an association taxable as a corporation.

Even though the Operating Partnership may be treated as a partnership for federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market, or the substantial equivalent thereof. However, even if the foregoing requirements are met, a publicly traded partnership will not be treated as a corporation for federal income tax purposes if at least 90% of such partnership’s gross income for a taxable year consists of “qualifying income” under Section 7704(d) of the Code. Qualifying income generally includes any income that is qualifying income for purposes of the 95% Income Test applicable to REITs (“90% Passive-Type Income Exception”). See “—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests” above.

Treasury Regulations provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the “Private Placement Exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or its substantial equivalent if (1) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity, such as a partnership, grantor trust or S corporation, that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through is attributable to the flow-through entity’s interest, direct or indirect, in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. The Operating Partnership qualifies for the Private Placement Exclusion. Moreover, even if the Operating Partnership were considered a publicly traded partnership because it failed to qualify under any of the safe harbors, we believe the Operating Partnership should not be taxed as a corporation because it is expected to be eligible for the 90% Passive-Type Income Exception described above.

We have not requested, and do not intend to request, a ruling from the IRS that the Operating Partnership will be classified as a partnership for federal income tax purposes. We can offer no assurance that the IRS will not challenge the status of the Operating Partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, the Operating Partnership would be treated as a corporation for federal income tax purposes, as described below.

If for any reason the Operating Partnership were taxable as a corporation, rather than a partnership or disregarded entity, for federal income tax purposes, we likely would not be able to qualify as a REIT. See “—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests” and “—Requirements for Qualification as a REIT—Operational Requirements—Asset Tests” above. In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, the Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income.

Income Taxation of the Operating Partnership and Its Partners

Partners, Not a Partnership, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. We will be required to take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from the Operating Partnership. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interests in the Operating Partnership.

Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations with Respect to Contributed Properties. Pursuant to Section 704(c) of the Code, income, gain, loss and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the partnership agreement for the Operating Partnership, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Section 704(c) of the Code to use a method for allocating depreciation deductions attributable to its properties that results in us receiving a disproportionately large share of such deductions. We may possibly (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining which portion of our distributions is taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend if we acquire properties in exchange for units of the Operating Partnership than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest. The adjusted tax basis of our partnership interest in the Operating Partnership generally is equal to: (1) the amount of cash and the basis of any other property contributed to the Operating Partnership by us; (2) increased by (a) our allocable share of the Operating Partnership’s income and (b) our allocable share of indebtedness of the Operating Partnership; and (3) reduced, but not below zero, by (a) our allocable share of the Operating Partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership.

If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of such loss will be deferred until the recognition of such loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership’s liabilities (which is treated as a constructive distribution for tax purposes) would reduce our adjusted tax basis below zero, any such distribution, including a constructive distribution, would constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership. The Operating Partnership will use a portion of contributions made by us from offering proceeds to acquire interests in properties. To the extent that the Operating Partnership acquires properties for cash, the Operating Partnership’s initial basis in such properties for federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership. The Operating Partnership plans to depreciate each such depreciable property for federal income tax purposes under the alternative depreciation system of depreciation. Under this system, the Operating Partnership generally will depreciate such buildings and improvements over a 27.5-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a twelve-year recovery period. To the extent that the Operating Partnership acquires properties in exchange for units of the Operating Partnership, the Operating Partnership’s initial basis in each such property for federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by the Operating Partnership. Although the law is not entirely clear, the Operating Partnership generally intends to depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property

Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by the Operating Partnership upon the disposition of a property acquired by the Operating Partnership for cash will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership. Any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners who contributed the properties or who were partners at the time of revaluation, to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on contributed or revalued properties is the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution or revaluation.

Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for maintaining our REIT status. See “—Requirements for Qualification as a REIT—Operational Requirements—Gross Income Tests” above. We, however, do not currently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale in the ordinary course of our or the Operating Partnership’s trade or business.

1031 Exchange Program

Each of the properties (“Exchange Program Properties”) that are the subject of the Section 1031 TIC Transactions sponsored by Behringer Harvard Holdings or its affiliate generally will be purchased by a single member limited liability company or similar entity established by Behringer Harvard Holdings or other affiliates of our sponsor, referred to in this prospectus as a “Behringer Harvard Exchange Entity.” The Behringer Harvard Exchange Entity markets co-tenancy interests in these properties to those persons who wish to re-invest proceeds arising from dispositions of real estate assets (“1031 Participants”). The 1031 Participants will be able to defer the recognition of taxable gain arising from the sale of their real estate assets by investing proceeds into the co-tenancy interests that qualify for purposes of Section 1031 of the Code as replacement real estate assets.

As the Behringer Harvard Exchange Entity successfully markets co-tenancy interests in the properties, these will be sold to the 1031 Participants. Behringer Harvard Holdings will recognize gain or loss arising from such sales measured by the difference between the sum of its cost basis and costs of closing and the price at which it sells such interests to the 1031 Participants. Behringer Harvard Holdings will be responsible for reporting such income to the extent of any net gains and will be liable for any resulting tax. This will have no impact on our tax liability.

When we purchase interests in the Exchange Program Properties, the tax treatment is expected to be the same as it would be with respect to our other acquisitions of real property. We will become the owner of an interest in real estate, we will have a tax basis in the real estate generally equal to our cost, and our holding period for such real estate will begin on the day of the acquisition. Upon subsequent sale of such interest, we will recognize gain or loss in the same fashion we would with any other real estate investments. The fees that a Behringer Harvard Exchange Entity pays to us for participating in an Exchange Program Property will be taxable as ordinary income to us.

INVESTMENT BY ERISA PLANS AND CERTAIN TAX-EXEMPT ENTITIES

General

The following is a summary of some non-tax considerations associated with an investment in our shares by tax-qualified pension, stock bonus or profit-sharing plans, employee benefit plans described in Section 3(3) of ERISA, annuities described in Section 403(a) or (b) of the Code, an individual retirement account or annuity described in Sections 408 or 408A of the Code, an Archer MSA described in Section 220(d) of the Code, a health savings account described in Section 223(d) of the Code, or a Coverdell education savings account described in Section 530 of the Code, which are referred to as Plans and IRAs, as applicable.  This summary is based on provisions of ERISA and the Code, including amendments thereto through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor and the IRS through the date of this prospectus.  We cannot assure you that adverse tax decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur.  Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Our management has attempted to structure us in such a manner that we will be an attractive investment vehicle for Plans and IRAs.  However, in considering an investment in our shares, those involved with making such an investment decision should consider applicable provisions of the Code and ERISA.  While each of the ERISA and Code issues discussed below may not apply to all Plans and IRAs, individuals involved with making investment decisions with respect to Plans and IRAs should carefully review the rules and exceptions described below, and determine their applicability to their situation.

In general, individuals making investment decisions with respect to Plans and IRAs should, at a minimum, consider:

•                  whether the investment is in accordance with the documents and instruments governing such Plan or IRA;

•                  whether the investment satisfies the prudence and diversification and other fiduciary requirements of ERISA, if applicable;

•                  whether the investment will result in UBTI to the Plan or IRA, see “Federal Income Tax Considerations—Treatment of Tax-Exempt Stockholders;”

•                  whether there is sufficient liquidity for the Plan or IRA, considering the minimum distribution requirements under the Code and the liquidity needs of such Plan or IRA, after taking this investment into account;

•                  the need to value the assets of the Plan or IRA annually; and

•                  whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Code, if applicable.

Additionally, individuals making investment decisions with respect to Plans and IRAs must remember that ERISA requires that the assets of an employee benefit plan must generally be held in trust, and that the trustee, or a duly authorized named fiduciary or investment manager, must have authority and discretion to manage and control the assets of an employee benefit plan.  The assets of an employee benefit plan or an IRA that are subject to ERISA or the Code are referred to herein as “Plan Assets.”

Minimum Distribution Requirements - Plan Liquidity

Potential Plan or IRA investors who intend to purchase our shares should consider the limited liquidity of an investment in our shares as it relates to the minimum distribution requirements under the Code, if applicable.  If the shares are held in an IRA or Plan and, before we sell our properties, mandatory distributions are required to be made to the participant or beneficiary of such IRA or Plan, pursuant to the Code, then this might require that a distribution of the shares be made in kind to such participant or beneficiary, which may not be permissible under the terms and provisions of such IRA or Plan.  Even if permissible, a distribution of shares in kind must be included in the taxable income of the recipient for the year in which the shares are received at the then current fair market value of the shares, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of shares.  See “Risk Factors—Federal Income Tax Risks.”  The fair market value of any such distribution-in-kind can be only an estimated value per share because no public market for our shares exists or is likely to develop.  See “— Annual Valuation Requirement” below.  Further, there can be no assurance that such estimated value could actually be realized by a stockholder because estimates do not necessarily indicate the price at which our shares could be sold.  Also, for distributions subject to mandatory income tax withholding under Section 3405 or other tax withholding provisions of the Code, the trustee of a Plan may have an obligation, even in situations involving in-kind distributions of shares, to liquidate a portion of the in-kind shares distributed in order to satisfy such withholding obligations, although there might be no market for the shares.  There may also be similar state or local tax withholding or other tax obligations that should be considered.

Annual Valuation Requirement

Fiduciaries of Plans are required to determine the fair market value of the assets of such Plans on at least an annual basis.  If the fair market value of any particular asset is not readily available, the fiduciary is required to make a good faith determination of that asset’s value.  Also, a trustee or custodian of an IRA must provide an IRA participant and the IRS with a statement of the value of the IRA each year.  Currently, however, neither the IRS nor the Department of Labor has promulgated regulations specifying how “fair market value” should be determined.

Unless and until our shares are listed for trading on a national securities exchange, it is not expected that a public market for our shares will develop.  Our board of directors has adopted a valuation policy in respect of estimating the per share value of our common stock.  We expect to disclose such estimated value annually, but this estimated value is subject to significant limitations.  We expect to provide the first estimated valuation no later than the second quarterly public filing following our termination of this primary offering; provided, however, that in no event will such first estimated valuation occur later than 18 months following the completion of our last public offering of common stock (excluding offerings under our distribution reinvestment plan).  Until the time of our first estimated valuation, we generally will use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof or, with respect to an offering of other securities from which the value of a share of common stock can be estimated, the value derived from the gross offering price of the other security as the per share estimated value of the common stock.  This estimate will be determined by our board of directors, or a committee thereof, after consultation with our advisor or, if we are no longer advised by Adaptive Real Estate Income Trust Advisors, our officers and employees, subject to the restrictions and limitations set forth in the valuation policy.  After first publishing an estimate by the board of directors, we will repeat the process of estimating share value of the common stock periodically thereafter, generally annually.

With respect to any estimate of the value of our common stock, there can be no assurance that the estimated value, or method used to estimate value, would be sufficient to enable an ERISA fiduciary or an IRA custodian to comply with the ERISA or other regulatory requirements.  The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of our shares.  For more information about our valuation policy, see “Description of Shares—Valuation Policy.”

Prohibited Transactions

Generally, both ERISA and the Code prohibit Plans and IRAs from engaging in certain transactions involving Plan Assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, Plan Assets. The specified parties are referred to as “parties in interest” under ERISA and as “disqualified persons” under the Code. These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Plan or IRA, as well as employer sponsors of the Plan or IRA, fiduciaries and other individuals or entities affiliated with the foregoing. For this purpose, a person generally is a fiduciary with respect to a Plan or IRA if, among other things, the person has discretionary authority or control with respect to Plan Assets or provides investment advice for a fee with respect to Plan Assets. Under Department of Labor regulations, a person will be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Plan or IRA pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Plan or IRA based on its particular needs. Thus, if we are deemed to hold Plan Assets, our management could be characterized as fiduciaries with respect to such assets, and certain contemplated transactions between us and our directors and other of our employees could be deemed to be “prohibited transactions,” as discussed below.  Whether we are deemed to hold Plan Assets, if we or our affiliates are affiliated with a Plan or IRA investor, we might be a disqualified person or party-in-interest with respect to such Plan or IRA investor, resulting in a prohibited transaction merely upon investment by such Plan or IRA in our shares.

Plan Assets - Definition

A definition of Plan Assets is not set forth in ERISA or the Code; however, a Department of Labor regulation, referred to herein as the Plan Asset Regulation, provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets.  Under the Plan Asset Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule.  Generally, the exceptions require that the investment in the entity be one of the following:

•                  in securities issued by an investment company registered under the Investment Company Act;

•                  in “publicly-offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

•                  in which equity participation by “benefit plan investors” is not significant; or

•                  in an “operating company,” which includes “venture capital operating companies” and “real estate operating companies.”

The Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.”  The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by us, our advisor or any of its affiliates must be excluded.  We anticipate that we will not qualify for this exception since we expect to have equity participation by “benefit plan investors” in excess of 25%, which would be deemed to be significant, as defined above.  Also, because we are not a registered investment company, we will not qualify for the exception for investments in securities issued by a registered investment company.

Publicly-Offered Securities Exception

As noted above, if a Plan acquires “publicly-offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulation.  The definition of publicly-offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.  Although our shares are intended to satisfy the registration requirements under this definition, the determinations of whether a security is “widely held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer and one another.  We anticipate that our shares will be held by more than 100 independent stockholders.  The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances,” and provides several examples of restrictions on transferability that, absent unusual circumstances, will not prevent the rights of ownership in question from being considered “freely transferable” if the minimum investment is $10,000 or less.

Where the minimum investment in a public offering of securities is $10,000 or less, the presence of the following restrictions on transfer will not ordinarily affect a determination that the securities are “freely transferable”:

•                  any restriction on, or prohibition against, any transfer or assignment that either would result in a termination or reclassification of the entity for federal or state tax purposes or would violate any state or federal statute, regulation, court order, judicial decree or rule of law;

•                  any requirement that not less than a minimum number of shares or units of the security be transferred or assigned by any investor, provided that this requirement does not prevent transfer of all of the then remaining shares or units held by an investor;

•                  any prohibition against transfer or assignment of the security or rights in respect thereof to an ineligible or unsuitable investor; and

•                  any requirement that reasonable transfer or administrative fees be paid in connection with a transfer or assignment.

We have been structured with the intent to satisfy the “freely transferable” requirement set forth in the Plan Asset Regulation with respect to our shares, although there is no assurance that our shares will meet this requirement.  Our shares are subject to certain restrictions on transfer intended to ensure that we continue to qualify for federal income tax treatment as a REIT and to comply with state securities laws and regulations with respect to investor suitability.  The minimum investment in our shares is less than $10,000; thus, these restrictions should not cause the shares to be deemed not “freely transferable.”

Assuming that our shares will be “widely held,” that no other facts and circumstances other than those referred to in the preceding paragraphs exist that restrict transferability of shares of common stock and the offering takes place as described in this prospectus, shares of common stock should constitute “publicly-offered securities” and, accordingly, we believe that our underlying assets should not be considered “plan assets” under the Plan Asset Regulation.

Operating Company Exceptions

The Plan Asset Regulation also provides an exception with respect to securities issued by an “operating company,” which includes a “real estate operating company” or a “venture capital operating company.”  Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities.  If we satisfy these requirements on the date we first make a long-term investment (the “initial investment date”), and if we engage in real estate management or development activities, we will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period, which day may be up to 15 months after the initial investment date.

Alternatively, we will be deemed to be a venture capital operating company if during the relevant valuation periods 50% or more of our assets are invested in “venture capital investments.”  A venture capital investment is an investment in an operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights.  If we satisfy this requirement on the date we first make a long-term investment, and if we exercise management rights in one or more of the operating companies in which we invest, we will be considered a venture capital operating company for up to 15 months, as described above for a real estate operating company.

Because this offering is a blind pool offering, however, we cannot assure you that we will be a real estate operating company or a venture capital operating company within the meaning of the Plan Asset Regulation.

Consequences of Holding Plan Assets

In the event that our underlying assets were treated by the Department of Labor as Plan Assets, our management would be treated as fiduciaries with respect to each Plan or IRA stockholder, and an investment in our shares might expose the fiduciaries of the Plan or IRA to co-fiduciary liability under ERISA for any breach by our management of the fiduciary duties mandated under ERISA.  Further, if our assets are deemed to be Plan Assets, an investment by a Plan or IRA in our shares might be deemed to result in an impermissible commingling of Plan Assets with other property, and the requirement that Plan Assets be held in trust could be deemed to be violated.

If our management or affiliates were treated as fiduciaries with respect to Plan and IRA stockholders, the prohibited transaction restrictions of ERISA would apply to any transaction involving our assets.  These restrictions could, for example, require that we avoid transactions with entities that are affiliated with our advisor or us or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions.  Alternatively, we might have to provide Plan and IRA stockholders with the opportunity to sell their shares to us or we might dissolve or terminate.

Consequences of Engaging in Prohibited Transactions

ERISA forbids Plans from engaging in prohibited transactions. Fiduciaries of a Plan which allow a prohibited transaction to occur will breach their fiduciary responsibilities under ERISA, and may be liable for any damage sustained by the Plan, as well as civil (and criminal, if the violation was willful) penalties. If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, any disqualified person or party-in-interest involved with the prohibited transaction would be required to reverse or unwind the transaction and, for a Plan, compensate the Plan for any loss resulting therefrom. Additionally, the Code requires that a disqualified person involved with a prohibited transaction must pay an excise tax equal to a percentage of the “amount involved” in the transaction for each year in which the transaction remains uncorrected. The percentage is generally 15%, but is increased to 100% if the prohibited transaction is not corrected promptly. In addition, if an IRA engages in a prohibited transaction, in certain cases the tax-exempt status of the IRA may be lost and the entire balance in the IRA may be treated as having been distributed in a taxable distribution, with an early distribution penalty, if applicable.

DESCRIPTION OF SHARES

We were formed under the laws of the State of Maryland.  The rights of our stockholders are governed by Maryland law as well as our charter and bylaws.  The following summary of the terms of our common stock is only a summary, and you should refer to the MGCL and our charter and bylaws for a full description.  The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws.  Copies of our charter and bylaws are available upon request.  See “Additional Information.”

Under our charter, we have authority to issue a total of 2,000,000,000 shares of capital stock.  Of the total shares authorized, (i) 1,749,999,000 shares are designated as common stock with a par value of $0.0001 per share, of which 1,167,999,000 shares shall be classified as Class R Shares, 291,000,000 shares shall be classified as Class W Shares, and 291,000,000 shares shall be classified as Class I Shares, (ii) 1,000 shares are designated as convertible stock with a par value of $0.0001 per share, and (iii) 250,000,000 shares are designated as preferred stock with a par value of $0.0001 per share.  Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock without stockholder approval.  Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.  Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stockholders or otherwise be in their best interest.  In addition, our board of directors is authorized to amend our charter, without the approval of our stockholders, to increase the aggregate number of our authorized shares of capital stock or the number of shares of any class or series that we have authority to issue.

As of November 30, 2012, approximately 24,829 shares of our common stock and 1,000 shares of our non-participating, non-voting convertible stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The Class R Shares, Class W Shares and Class I Shares are common stock.  The holders of our common stock are entitled to one vote per share on all matters voted on by our stockholders, including election of our directors.  Our charter does not provide for cumulative voting in the election of directors.  Therefore, the holders of a majority of our outstanding common shares can elect our entire board of directors.  Subject to any preferential rights of any outstanding series of preferred stock that may be designated, the holders of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of available funds and, subject to the rights of any outstanding preferred shares, are entitled to receive, upon liquidation, all assets available for distribution to our stockholders.  All shares of common stock issued in this offering will be fully paid and non-assessable.  The holders of shares of our common stock will not have preemptive rights, which means that such holders will not have an automatic option to purchase any new shares that we issue, nor will such holders have any preference, conversion, exchange, sinking fund, redemption or appraisal rights.

Our board of directors has authorized the issuance of shares without certificates. We expect that, unless and until our common stock is listed for trading on a national securities exchange, we will not issue shares of common stock in certificated form.  DST Systems, Inc. will act as our registrar and as the transfer agent for our shares.  Permitted transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to our stockholders at no charge.  We will cover the costs associated with the transfer.

Class R Shares

Each Class R Share issued in an offering shall be subject to a selling commission of up to 7.0% of the gross offering proceeds from the sale of such Class R Share and a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of such Class R Share.  Alternatively, a participating broker-dealer may elect to receive 7.5% of the gross offering proceeds from the sale of a Class R Share with 2.5% paid at the time of sale and 1.0% paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing, in which event, a portion of the dealer manager fee will be reduced such that the combined selling commissions and dealer manager fee do not exceed 10.0% of the gross offering proceeds from the sale of the Class R Share.  No selling commissions or dealer manager fee will be paid on sales of Class R Shares pursuant to the distribution reinvestment plan.

Class W Shares

Each Class W Share issued in an offering shall be subject to a dealer manager fee of up to 3.0% of the gross offering proceeds from the sale of such Class W Share.  No selling commissions will be paid on sales of Class W Shares.  No selling commissions or dealer manager fee will be paid on sales of Class W Shares pursuant to the distribution reinvestment plan.

Class I Shares

Each Class I Share issued in an offering shall be subject to a platform fee.  See “Management—Management Compensation.”  No selling commissions will be paid on sales of Class I Shares.  No selling commissions or dealer manager fee will be paid on sales of Class I Shares pursuant to the distribution reinvestment plan.

Convertible Stock

We have issued 1,000 shares of convertible stock to our advisor.  By compensating our advisor in this manner, we reduce our obligation to pay cash to our advisor and its affiliates and may also allow our advisor to take advantage of potentially more favorable tax treatment by accepting part of its compensation in stock rather than cash.  No additional consideration will be due upon the conversion of the convertible stock.  There will be no distributions paid on shares of convertible stock.  The conversion of the convertible stock into common shares will result in the dilution of the stockholders’ interests.

Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of stockholders of the company at which they are not entitled to vote.  However, the affirmative vote of the holders of at least two-thirds of the outstanding shares of convertible stock will be required to (A) adopt any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the holders of the convertible stock and (B) effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (1) will remain outstanding without a material and adverse change to its terms and rights or (2) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock.

Upon the occurrence of (A) our making total distributions (including distributions that may constitute a return of capital for federal income tax purposes but excluding distributions that constitute the redemption of any shares of common stock and excluding distributions on any shares of common stock before their redemption) on the then outstanding shares of our common stock equal to the issue price of those shares (that is, the price paid for those shares) plus a Stockholders’ 6% Return; or (B) the listing of the shares of common stock for trading on a national securities exchange, each outstanding share of our convertible stock will convert into the number of shares of our common stock described below; provided, that the shares of our convertible stock will not convert into shares of our common stock in the event that the advisory management agreement terminates or expires without renewal due to a material breach by Adaptive Real Estate Income Trust Advisors.  Before we will be able to pay distributions to our stockholders equal to the aggregate issue price of our then outstanding shares plus a Stockholders’ 6% Return, we will need to sell a portion of our assets.  Thus, the sale of one or more assets will be a practical prerequisite for conversion under clause (A) above.

Upon the occurrence of either such triggering event, each share of convertible stock shall, unless our advisory management agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally be converted into a number of shares of common stock equal to 1/1,000th of the quotient of (A) 15% of the amount, if any, by which (1) the enterprise value of the company (determined in accordance with the provisions of the charter and summarized in the following paragraph) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the sum of the aggregate issue price of those outstanding shares plus a Stockholders’ 6% Return as of the date of the event triggering the conversion, divided by (B) the enterprise value of the company divided by the number of outstanding shares of common stock, in each case, as of the date of the event triggering the conversion.  In the case of conversion upon the listing of our shares, the conversion of the convertible stock will not occur until the 31st trading day after the date that is the 180th day following the later of (a) the listing, and (b) the expiration of any applicable lock-up period entered into by any existing holder or holders of common shares of not less than 5% of the then outstanding common shares to facilitate the orderly listing of the common shares in public markets in connection with the listing.  The performance threshold necessary for the convertible stock to have any value is based on the aggregate distributions paid on, and the aggregate issue price of, our outstanding shares of common stock.  It is not based on the return provided to any individual stockholder.  Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for the convertible stock to have any value.  In fact, if the convertible stock has value, the returns of our stockholders will differ, and some may be less than a 6% cumulative, non-compounded annual return.

If our advisory management agreement with our advisor is still in effect at the time of an event triggering conversion of the convertible stock, then the holder of the convertible stock will be entitled to receive 100% of the number of shares of common stock calculated per the preceding paragraph.  However, if our advisory management agreement with our advisor expires without renewal or is terminated (other than because of a material breach by our advisor) prior to either such triggering event described in the foregoing paragraph (an “advisory management agreement termination”), then upon either such triggering event the holder of the convertible stock will be entitled to a pro-rated portion of the number of shares of common stock determined by the foregoing calculation, where such proration is based on the percentage of the time, from the commencement of this offering to the triggering event, that we were advised by Adaptive Real Estate Income Trust Advisors.  If, prior to a triggering event, our advisory management agreement is terminated or not renewed on account of a material breach by our advisor, our convertible stock will not be eligible for conversion at any time.

The example below illustrates how the conversion would work based on a purely hypothetical set of facts.  The hypothetical assumes the following facts as of the date of the triggering event:

A.            We raise $800 million in this offering.

B.                                    Conversion is triggered 1 year after the termination of this primary offering.  A Stockholders’ 6% Return on the $800 million is equal to $48 million.

C.            The value of the company is equal to $1 billion.

D.            We pay $48 million in distributions to investors.

E.            We have 80 million shares of common stock outstanding.

F.                                      1,440 days have passed during which the advisory management agreement with Adaptive Real Estate Income Trust Advisors was effective.

G.                                    1,800 days have elapsed from the date the advisory management agreement with Adaptive Real Estate Income Trust Advisors commenced through the date of the triggering event.

Step 1:          calculate the numerator of the conversion equation, as follows:

The value of the company (C) as of the date of the triggering event ($1 billion) plus total distributions (D) paid to our stockholders through the date of the triggering event ($48 million) on then outstanding shares of our common stock equals $1.048 billion.

minus

The aggregate price paid for those outstanding shares (A) ($800 million) plus a Stockholders’ 6% Return (B) ($48 million) equals $848 million.

Or, $1.048 billion minus $848 million equals $200 million. $200 million is multiplied by 0.15, which equals $30 million.

Step 2:          calculate the denominator of the conversion equation, as follows:

The value of the company (C) ($1 billion) divided by the number of outstanding shares of common stock (E) (80 million) as of the date of the triggering event equals $12.50.

Step 3:          take the numerator calculated in step 1 and divide it by the denominator calculated in step 2, as follows:

$30 million divided by $12.50 equals 2.4 million.

Therefore, 2.4 million shares would have been the number of shares that would have been issuable upon conversion if the advisory management agreement had been effective from the date the advisory management agreement with Adaptive Real Estate Income Trust Advisors commenced through the date of the triggering event.

Step 4a:   because the triggering event occurred after an “advisory management agreement termination,” as defined above, calculate the proration factor, as follows:

The number of days during which the advisory management agreement with Adaptive Real Estate Income Trust Advisors was effective (F) (1,440) divided by the number of days elapsed from the date the advisory management agreement with Adaptive Real Estate Income Trust Advisors commenced through the date of the triggering event (G) (1,800) equals 0.8.

Step 4b:   take the factor calculated in step 4a and multiply it by the number of shares of common shares calculated in step 3, as follows:

0.8 multiplied by 2,400,000 equals 1,920,000.

Therefore, 1,920,000 shares is the number of shares that will be issuable upon conversion, because the triggering event occurred after an “advisory management agreement termination.”

As used above and in our charter, “value of the company” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined in good faith by our board, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such value is being determined in connection with a change of control that establishes our net worth, then the value shall be the net worth established thereby and (2) if such value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days after the date that is the 180th day following the later of (a) the listing, and (b) the expiration of any applicable lock-up period entered into by any existing holder or holders of common shares of not less than 5% of the then outstanding common shares to facilitate the orderly listing of the common shares in public markets in connection with the listing.  If the holder of shares of convertible stock disagrees with the value determined by the board, then each of the holder of the convertible stock and us shall name one appraiser and the two named appraisers shall promptly agree in good faith to the appointment of one other appraiser whose determination of the value of the company shall be final and binding on the parties.  The cost of such appraisal shall be shared evenly between us and our advisor.

Our charter provides that if we:

•                  reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares); or

•                  consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the events triggering conversion described above occurs will continue to have the right to convert the convertible stock upon such a triggering event.  After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock.  This right will apply to successive reclassifications, recapitalizations, consolidations and mergers until the convertible stock is converted.

Our board of directors will oversee the conversion of the convertible stock to ensure that any shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of our charter and to evaluate the impact of the conversion on our REIT status.  If, in the good faith judgment of our board, full conversion of the convertible stock would jeopardize our status as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) shall be converted into a number of shares of common stock such that our REIT status would not be jeopardized.  The conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a real estate investment trust.  Any such deferral will not otherwise alter the terms of the convertible stock.

Preferred Stock

Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.  If our board of directors does determine to issue preferred stock, we expect that such issuances will be approved by at least a majority of our independent directors who do not have an interest in the transaction and who have access to our legal counsel, or independent legal counsel, at our expense.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report to our stockholders.  Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of the independent directors, the chief executive officer of the company, the president of the company or the secretary of the company upon the written request of stockholders holding at least 10% of our outstanding common shares entitled to vote at the meeting.  Upon receipt of a written request of stockholders holding at least 10% of our outstanding shares entitled to vote at the meeting stating the purpose of the special meeting, the secretary will provide all of our stockholders entitled to vote at the meeting written notice of the meeting, and the purpose of such meeting, to be held not less than 15 nor more than 60 days after the distribution of the notice of meeting.  The presence of holders of a majority of the outstanding shares entitled to vote at the meeting, either in person or by proxy, will constitute a quorum.  Unless otherwise provided by MGCL or our charter, the affirmative vote of a majority of votes cast at a meeting at which a quorum is present is necessary to take stockholder action.

Under our charter and the MGCL, our holders of shares of our common stock are entitled to vote at a duly held meeting at which a quorum is present on:

•                  the election or removal of directors;

•                  any amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

•                  change our name;

•                  increase or decrease the aggregate number of our shares;

•                  increase or decrease the number of our shares of any class or series that we have the authority to issue;

•                  classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares;

•                  effect reverse stock splits; and

•                  opting into any of the provisions of Subtitle 8 of Title 3 of the MGCL (see “—Provisions of Maryland Law and of Our Charter and Bylaws—Subtitle 8” below);

•                  a reorganization as provided in our charter;

•                  our liquidation or dissolution; and

•                  our being a party to any merger, consolidation or sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

Our charter provides that our stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Maryland law unless the board, upon the affirmative vote of a majority of the entire board, determines that such rights will apply, with respect to all or any classes or series of stock, to a particular transaction or all transactions occurring after the date of such approval in connection with which our stockholders would otherwise be entitled to exercise such rights.

Our advisor is selected and approved annually by our directors.  While our stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of holders of a majority of the shares entitled to vote on such matter, to elect to remove a director from our board with or without cause.

Holders of shares of our common stock are entitled to receive a copy of our stockholder list upon request in connection with the exercise of their voting rights or for other proper and legitimate purposes.  Such list may not be used to solicit the acquisition of our shares or for another commercial purpose other than in the interest of the applicant as a stockholder relative to our affairs.  The list provided by us will include each common stockholder’s name, address and telephone number and the number of shares owned by each common stockholder, and will be sent within ten days of the receipt by us of the request.  A stockholder requesting a list will be required to pay reasonable costs of postage and duplication.  Holders of shares of our common stock and their representatives shall also be given access to our corporate records at reasonable times.  We have the right to ask that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Exchange Act which provides that, upon the request of stockholders and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves.

Restriction on Ownership of Shares

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares may be owned by any five or fewer individuals, including certain entities treated as individuals under the Code.  In addition, our outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year.  Each of the requirements specified in the two preceding sentences will not apply until after 2013, the first taxable year for which we intend to make an election to be taxed as a REIT.  We may prohibit acquisitions and transfers of shares so as to ensure our continued qualification as a REIT under the Code.  However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains restrictions on the number of shares of our common stock and preferred stock that a person may own.  No person may acquire or hold, directly or indirectly, in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common or preferred stock.  This limitation does not apply to the holder(s) of our convertible stock or the common stock issued upon conversion of our convertible stock.  However, our board of directors may defer the timing of the conversion of all or a portion of our convertible stock if it determines that full conversion could jeopardize our qualification as a REIT under then applicable federal income tax laws and regulation.  Any such deferral will not otherwise alter the terms of the convertible stock, and such stock will convert at the earliest date after our board of directors determines that such conversion will not jeopardize our qualification as a REIT.

Our charter further prohibits (a) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons, provided that such restrictions will not apply to any period prior to the second year for which we have elected to be taxable as a REIT.  Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock that are transferred to the trust, as discussed below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT.  The above restrictions will not apply if our board determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board, in its sole discretion, may exempt a person from these limits.  However, the board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT.  In order to be considered by the board for exemption, a person also must not own, directly or indirectly, an interest in a tenant of ours (or a tenant of any entity that we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant.  The person seeking an exemption must represent to the satisfaction of the board that it will not violate these two restrictions.  The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the trust, as discussed below.  The board of directors may require a ruling from the IRS or an opinion of counsel in order to determine or ensure our status as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons within the meaning of Section 856(a)(5) of the Code will be null and void.  Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or in our otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares.  The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer.  Shares of our stock held in the trust will be issued and outstanding shares.  The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to distributions and no rights to vote or other rights attributable to the shares of stock held in the trust.  The trustee of the trust will have all voting rights and rights to distributions or other distributions with respect to shares held in the trust.  These rights will be exercised for the exclusive benefit of the charitable beneficiary.  Any distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand.  Any distribution authorized but unpaid will be paid when due to the trustee.  Any distribution paid to the trustee will be held in trust for the charitable beneficiary.  Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.  However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations.  Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows.  The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares.  Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary.  If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.  The notice given to stockholders upon issuance or transfer of shares of our stock will refer to the restrictions described above.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the fair market value on the date we, or our designee, accept the offer.  We will have the right to accept the offer until the trustee has sold the shares.  Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock that he or she beneficially owns and a description of the manner in which the shares are held.  Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits.  In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

Distributions

Until we generate sufficient cash flow from operating activities to fully fund the payment of cash distributions, some or all of our cash distributions will be paid from other sources. We may generate cash to pay distributions from financing activities, components of which may include borrowings (including borrowings secured by our assets) in anticipation of future operating cash flow, proceeds from the sale of assets, and proceeds of this offering, which may constitute a return of capital.  To the extent we use borrowings, proceeds from the sale of assets, and proceeds of this offering for distributions, this will reduce the amount of funds we have available for the acquisition of properties and other investments.  Our organizational documents do not limit the amount of distributions we can fund from sources other than from operating cash flow. From time to time, our advisor and its affiliates may agree to waive or defer all, or a portion, of the acquisition, asset management or other fees or other incentives due to them, enter into lease agreements for unleased space, pay general administrative expenses or otherwise supplement investor returns in order to increase the amount of cash available to make distributions to our stockholders.  We expect to have little, if any, cash flow from operating activities available for distribution until we make substantial investments and currently have no plans regarding when distributions will commence.  In addition, to the extent we invest in development or redevelopment projects, properties in lease up or in properties that have significant capital requirements, these properties may not immediately generate cash flow from operating activities.  Thus, our ability to make cash distributions may be negatively impacted, especially during our early periods of operation.

We expect our board of directors to declare distributions on a quarterly basis and to pay distributions to our stockholders on a monthly basis. We intend to calculate these monthly distributions based on daily record dates so our investors will become eligible for distributions immediately upon purchasing shares.  Distributions will be paid to stockholders as of the record dates selected by the directors.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes.  Generally, distributed income will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income.  See “Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Distributions will be authorized at the discretion of our board of directors, based on its analysis of our performance over the previous period, expectations of performance for future periods, including actual and anticipated cash flow from operating activities, changes in market capitalization rates for investments suitable for our portfolio, capital expenditure needs, general financial condition and other factors that our board of directors deem relevant.  The board’s discretion will be influenced, in substantial part, by its obligation to cause us to comply with the REIT requirements.  Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be paid in anticipation of cash flow that we expect to receive during a later period or of receiving funds in an attempt to make distributions relatively uniform.

Many of the factors that can affect the availability and timing of cash distributions to stockholders are beyond our control, and a change in any one factor could adversely affect our ability to pay future distributions.

There can be no assurance that future cash flow from operating activities will support distributions at the rate that such distributions are paid in any particular distribution period.  See “Risk Factors—Risks Related to Our Corporate Structure.”

Our board has the ability to distribute our own securities in lieu of or in addition to making cash distributions to stockholders.  We may issue securities as stock dividends in the future.

Under our charter, we are not permitted to make distributions in kind, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established in case of a possible dissolution and liquidation of our assets in accordance with the terms of our charter or distributions in which (a) our board of directors advises each common stockholder of the risks associated with direct ownership of the property, (b) our board of directors offers each common stockholder the election of receiving such in kind distributions, and (c) in-kind distributions are made only to those common stockholders that accept the offer.

Share Redemption Program

Our share redemption program is intended to provide limited interim liquidity for our stockholders until a bona fide secondary market develops for our shares of common stock.  No such market presently exists, and we can provide no assurance that any market for our shares of common stock will ever develop.

Prior to the time that a bona fide secondary market for our shares of common stock has developed, stockholders who meet the applicable requirements, as described below, may receive the benefit of limited liquidity by presenting for redemption all or a portion of their shares of common stock to us at any time in accordance with the procedures outlined below. At that time, we may, subject to the significant conditions and limitations described below, redeem for cash such shares. The terms on which we redeem shares may differ between redemptions upon a stockholder’s death, “qualifying disability” (as defined herein) or confinement to a long-term care facility (collectively referred to herein as “Exceptional Redemptions”) and all other redemptions (referred to herein as “Ordinary Redemptions”).

Ordinary Redemptions

In the case of Ordinary Redemptions, prior to the time that the board of directors, or a committee thereof, has calculated the estimated net asset value per share for our shares (the “Initial Board Valuation”), the purchase price per share for the redeemed shares (the “Redemption Amount”) will equal (i) 90% of the lesser of (A) the current share price or (B) the amount you paid for your shares, less (ii) any special distributions to stockholders prior to the redemption date (“Special Distributions”).  After the Initial Board Valuation, the Redemption Amount will equal (i) 90% of the lesser of (A) the amount you paid for your shares or (B) the most recently disclosed estimated value per share as determined in accordance with our valuation policy (the “Valuation Policy”), as such Valuation Policy is amended from time to time, less (ii) Special Distributions.  For information about our Valuation Policy, see “— Valuation Policy.”

Exceptional Redemptions

In addition, and subject to the conditions and limitations described below, we may redeem shares of our common stock upon the death of a stockholder who is a natural person, including shares held by the stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of the trust, having the sole ability to request redemption on behalf of the trust.  If spouses are joint registered holders of shares, the request to redeem the shares may be made if either of the registered holders dies.  If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, the right of redemption upon death does not apply.

Furthermore, and subject to the conditions and limitations described below, we may redeem shares held by a stockholder who is a natural person with a qualifying disability, or upon confinement to a long-term care facility, including shares held by the stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the stockholder, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder or that the stockholder seeking redemption was not confined to a long-term care facility on the date the person became a stockholder.  If the stockholder is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity, the right of redemption described in this paragraph does not apply.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be redeemed, and (2) the determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”).  The “applicable governmental agencies” are limited to the following: (a) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (b) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (c) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the terms available for Exceptional Redemptions, unless permitted in the discretion of our board of directors.  Redemption requests following an award by the applicable governmental agency of disability benefits must be accompanied by (1) the stockholder’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

•                  disabilities occurring after the legal retirement age;

•                  temporary disabilities; and

•                  disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, these disabilities will not qualify for the terms available for Exceptional Redemptions.  However, where a stockholder requests the redemption of his or her shares due to a disability and the stockholder does not have a “qualifying disability” under the terms described above, but has become subject to similar circumstances, our board of directors may redeem the stockholder’s shares, in its sole discretion, on the terms available for Exceptional Redemptions.

With respect to Exceptional Redemptions sought upon a stockholder’s confinement to a long-term care facility, a “long-term care facility” shall mean an institution that: (1) either (a) is approved by Medicare as a provider of skilled nursing care or (b) is licensed as a skilled nursing home by the state or territory in which it is located (it must be within the United States, Guam, Puerto Rico, or the U.S. Virgin Islands) and (2) meets all of the following requirements: (a) its main function is to provide skilled, intermediate or custodial nursing care; (b) it provides continuous room and board to three or more persons; (c) it is supervised by a registered nurse or licensed practical nurse; (d) it keeps daily medical records of all medication dispensed; and (e) its primary service is other than to provide housing for residents.  A stockholder seeking an Exceptional Redemption of his or her shares due to confinement to a long-term care facility must submit a written statement from a licensed physician certifying either (1) the stockholder’s continuous and continuing confinement to a long-term care facility over the course of the last year or (2) that the licensed physician has determined that the stockholder will be indefinitely confined to a long-term care facility.  Notwithstanding the above, where a stockholder requests an Exceptional Redemption of his or her shares due to confinement to a long-term care facility but does not meet the definition set forth above, but has become subject to similar circumstances, our board of directors may redeem the stockholder’s shares, in our board of directors’ sole discretion, on the terms available for Exceptional Redemptions.

In the case of Exceptional Redemptions, the Redemption Amount will be equal to: (1) prior to the Initial Board Valuation, the current share price less any Special Distributions; or (2) on or after the Initial Board Valuation, the most recently disclosed estimated value per share less any Special Distributions, provided, however, that the Redemption Amount shall not exceed the price you paid for your shares less any Special Distributions.

General Terms for Redemption

Our share redemption program is generally available only for stockholders who have held their shares for at least one year and who acquired their shares directly from us or the transferees mentioned below, and is not intended to provide liquidity to any stockholder who acquired his or her shares by purchase from another stockholder.  In connection with a request for redemption, the stockholder or his or her estate, heir or beneficiary will be required to certify to us that the stockholder either (1) acquired the shares requested to be repurchased directly from us or (2) acquired the shares from the original investor by way of a bona fide gift not for value to, or for the benefit of, a member of the investor’s immediate or extended family (including the investor’s spouse, parents, siblings, children or grandchildren and including relatives by marriage) or through a transfer to a custodian, trustee or other fiduciary for the account of the subscriber or members of the investor’s immediate or extended family in connection with an estate planning transaction, including by bequest or inheritance upon death or operation of law.

For purposes of the one-year holding period, limited partners of our Operating Partnership who exchange their limited partnership units for shares will be deemed to have owned their shares as of the date they were issued their limited partnership units in our Operating Partnership.

We will not redeem shares that are subject to liens or other encumbrances until the stockholder presents evidence that the liens or encumbrances have been removed.  If any shares subject to a lien are inadvertently redeemed or we are otherwise required to pay to any other party all or any amount in respect of the value of redeemed shares, then the recipient of amounts in respect of redemption shall repay to us the amount paid for such redemption up to the amount we are required to pay to such other party.

Notwithstanding the redemption prices established above, our board of directors may revise the redemption prices, which may differ between Ordinary Redemptions and Exceptional Redemptions; provided, however, that we must provide at least 30 days’ notice to stockholders before applying any new price that is set pursuant to this sentence to either Ordinary Redemptions or Exceptional Redemptions.

Any shares approved for redemption will be redeemed on a periodic basis as determined from time to time by our board of directors, and no less frequently than annually. We will not redeem, during any twelve-month period, more than 5% of the weighted average number of shares outstanding during the twelve-month period immediately prior to the date of redemption (the “5% Limitation”). Generally, the cash available for redemption on any particular date will be limited to the proceeds from our distribution reinvestment plan during the period consisting of the preceding four fiscal quarters for which financial statements are available, less any cash already used for redemptions during the same period, plus, if we had positive operating cash flow during such preceding four fiscal quarters, 1% of all operating cash flow during such preceding four fiscal quarters (the “Funding Limitation” and, together with the 5% Limitation, the “Redemption Limitations”).  The Redemption Limitations apply to all redemptions, whether Ordinary or Exceptional Redemptions.

Our board of directors reserves the right in its sole discretion at any time and from time to time to (1) waive the one-year holding requirement in the event of other exigent circumstances such as bankruptcy, a mandatory distribution requirement under a stockholder’s IRA or with respect to shares purchased under or through our distribution reinvestment plan, (2) reject any request for redemption, (3) change the purchase price for redemptions (with 30 days’ notice), (4) limit the funds to be used for redemptions hereunder or otherwise change the Redemption Limitations or (5) amend, suspend (in whole or in part) or terminate the share redemption program.  If we suspend our share redemption program (in whole or in part), except as otherwise provided by the board of directors, until the suspension is lifted, we will not accept any requests for redemption in respect of shares to which such suspension applies in subsequent periods and any such requests and all pending requests that are subject to the suspension will not be honored or retained, but will be returned to the requestor.  Our advisor and its affiliates will defer their own redemption requests, if any, until all other requests for redemption have been satisfied in any particular period.  If a request for an Exceptional Redemption is made, we will waive the one-year holding requirement (a) upon the request of the estate, heir or beneficiary of a deceased stockholder or (b) upon the stockholder’s qualifying disability or confinement to a long-term care facility, provided that the condition causing such disability or need for long-term care was not preexisting on the date that such person became a stockholder.

A request for redemption may be withdrawn in whole or in part by a stockholder in writing at any time prior to redemption.  We cannot guarantee that we will accommodate all requests made in any particular redemption period.  If we do not redeem all shares presented for redemption during any period, the stockholder or his or her estate, heir or beneficiary can (1) withdraw the request for redemption, or (2) if we have not suspended the redemption of the shares that are subject to the redemption request (in which case the request will be returned as provided above), ask that we honor the request during the next period in which requests are considered.  Further, if we do not redeem all shares presented for redemption during any period in which we are redeeming shares, then all shares will be redeemed on a pro rata basis during the relevant period.  Any portion of a redemption request that is not honored will be automatically treated as a request for redemption during the next period in which requests will be considered, unless the stockholder seeking redemption affirmatively asks us to withdraw that portion of the request.  The stockholder will then be required to resubmit a request for redemption.  Unless otherwise determined by our board of directors, we will not retain any redemption requests that are withdrawn.

In general, a stockholder or his or her estate, heir or beneficiary may present to us fewer than all of the shares then-owned for redemption, except that the minimum number of shares that must be presented for redemption must be at least 25% of the holder’s shares.  If, however, redemption is being requested on behalf of a deceased stockholder, by a stockholder with a qualifying disability or who is confined to a long-term care facility, or by a stockholder due to other exigent circumstances, such as bankruptcy or a mandatory distribution requirement under such stockholder’s IRA, a minimum of 10% of the stockholder’s shares may be presented for redemption; provided, however, that any future redemption request by the stockholder must present for redemption at least 25% of the stockholder’s remaining shares.  Except in the case of redemptions due to a mandatory distribution under a stockholder’s IRA, we will treat a redemption request that would cause a stockholder to own fewer than 200 shares as a request to redeem all of his or her shares, and we will vary from pro rata treatment of redemptions from a stockholder’s accounts (if more than one account) as necessary to avoid having stockholders holding fewer than 200 shares.  In the case of stockholders who undertake a series of partial redemptions, appropriate adjustments in the purchase price for the redeemed shares will be made so that the blended price per share for all redeemed shares reflects the average price per share the original purchaser or purchasers of shares paid to us for all of his or her shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock) owned by the stockholder through the date of each redemption.

A stockholder who wishes to have shares redeemed must mail or deliver to us a written request on a form provided by us and executed by the stockholder, its trustee or authorized agent.  An estate, heir or beneficiary that wishes to have shares redeemed following the death of a stockholder must mail or deliver to us a written request on a form provided by us, including evidence acceptable to our board of directors of the death of the stockholder, and executed by the executor or executrix of the estate, the heir or beneficiary, or their trustee or authorized agent.  A stockholder requesting the redemption of his or her shares due to a qualifying disability or confinement to a long-term care facility must mail or deliver to us a written request on a form provided by us, including the evidence and documentation described above, or evidence acceptable to our board of directors of the stockholder’s permanent disability or confinement to a long-term care facility.  If the shares are to be redeemed under the conditions outlined herein, we will forward the documents necessary to affect the redemption, including any signature guaranty we may require.

The effective date of any approved redemption, and the date on which the Redemption Amount is determined, calculated in accordance with the procedures discussed herein, will be the date on which we send payment for the shares so approved for redemption.  Commencing on such effective date, any shares accepted for redemption will no longer be deemed outstanding and will no longer be eligible to receive distributions.  Our board of directors will consider only properly completed redemption requests that we receive on or before the end of the period ending no later than the last day of the calendar month preceding the date that our board of directors accepts the request for redemption.  Payment for the shares so approved for redemption, assuming that we have not exceeded the Redemption Limitations and that all necessary conditions have been satisfied, will generally be made no later than the fifth business day of the calendar month following the month in which our board approves the redemption request.

Subject to the restrictions in our Operating Partnership’s limited partnership agreement and any other applicable agreement, we may cause our Operating Partnership to offer to its limited partners (other than our subsidiaries, AREIT, Inc. and AREIT Statutory Trust) a partnership unit redemption program equivalent to our share redemption program.  Any units redeemed under the partnership unit redemption program will be redeemed upon terms substantially equivalent to the redemption terms of our share redemption program and will be treated as shares for purposes of calculating the Redemption Limitations.

Neither our advisor, any member of our board of directors nor any of their affiliates will receive any fee on the repurchase of shares by us pursuant to our share redemption program. The shares we purchase under our share redemption program will be cancelled, and will have the status of authorized but unissued shares.  We will not reissue repurchased shares unless they are first registered with the SEC under the Securities Act, and under appropriate state securities laws or otherwise issued in compliance with or exemption from registration under these laws. For a discussion of the tax treatment of redemptions, see “Federal Income Tax Considerations—Taxation of U.S. Stockholders.”

The foregoing provisions regarding our share redemption program in no way limit our ability to repurchase shares or other of our securities or those of our Operating Partnership from holders thereof by any other legally available means for any reason that the advisor or our board of directors, each in its discretion, deems to be in our best interest.

Restrictions on Roll-Up Transactions

A Roll-up Transaction is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of an entity (a Roll-up Entity) that is created or would survive after the successful completion of a Roll-up Transaction.  This term does not include:

•                  a transaction involving our securities that have been for at least 12 months listed for trading on a national securities exchange; or

•                  a transaction involving only our conversion into a trust or association if, as a consequence of the transaction, there will be no significant adverse change in common stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with any proposed Roll-up Transaction involving the issuance of securities of a Roll-up Entity, an appraisal of all of our assets shall be obtained from a competent independent appraiser.  The assets shall be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our assets as of a date immediately prior to the announcement of the proposed Roll-up Transaction.  The appraisal shall assume an orderly liquidation of assets over a 12-month period.  The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders.  A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed Roll-up Transaction. If we decide to include the appraisal in a prospectus used to offer the securities of a Roll-up Entity, then we will file the appraisal with the SEC, the District of Columbia, Guam, Puerto Rico, the U.S. Virgin Islands and the states as an exhibit to our registration statement for the offering.

In connection with a proposed Roll-up Transaction, the sponsor of the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

(1)   accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)   one of the following:

(a)         remaining as holders of our common stock and preserving their interests in us on the same terms and conditions as existed previously; or

(b)         receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•                  that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our charter and bylaws with respect to the voting rights of our stockholders, annual reports and annual and special meetings of stockholders or that would permit our shares to be assessable;

•                  that includes provisions that would materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or that would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•                  in which our investors’ rights of access to the records of the Roll-up Entity will be less than those provided in our charter and described under “- Meetings and Special Voting Requirements;” or

•                  in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by our stockholders.

Provisions of Maryland Law and of Our Charter and Bylaws

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.  These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities.

An interested stockholder is defined as:

•                  any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•                  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder.  However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•                  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•                  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for his or her shares.  Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder.  The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.  As permitted by the MGCL, our charter contains a provision opting out of the business combination statute.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders holding two-thirds of the votes entitled to be cast on the matter, excluding “control shares”:

•                  owned by the acquiring person;

•                  owned by our officers; and

•                  owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•                  one-tenth or more but less than one-third;

•                  one-third or more but less than a majority; or

•                  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.  A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares.  A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares.  If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some restrictions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved.  If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights.  The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.  The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by the MGCL, our charter contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock.

Tender Offers by Stockholders

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with certain notice and disclosure requirements.  These procedural requirements with respect to tender offers apply to any widespread solicitation for shares of our stock at firm prices for a limited time period.

In order for one of our stockholders to conduct a tender offer to another stockholder, our charter requires that the stockholder comply with Regulation 14D of the Exchange Act and provide us with notice of such tender offer at least 10 business days before initiating the tender offer.  Pursuant to our charter, Regulation 14D would require any stockholder initiating a tender offer to provide:

•                  Specific disclosure to stockholders focusing on the terms of the offer and information about the bidder;

•                  The ability to allow stockholders to withdraw tendered shares while the offer remains open;

•                  The right to have tendered shares accepted on a pro rata basis throughout the term of the offer if the offer is for less than all of our shares; and

•                  That all stockholders of the subject class of shares be treated equally.

In addition to the foregoing, there are certain ramifications to stockholders should they attempt to conduct a noncompliant tender offer.  If any stockholder initiates a tender offer without complying with the provisions set forth above, in our sole discretion, we shall have the right to redeem such noncompliant stockholder’s shares and any shares acquired in such tender offer.  The noncomplying stockholder shall also be responsible for all of our expenses in connection with that stockholder’s noncompliance.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•                  a classified board;

•                  two-thirds vote requirement for removing a director;

•                  a requirement that the number of directors be fixed only by vote of the directors;

•                  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred; and

•                  a majority requirement for the calling of a special meeting of stockholders.

Although our board has no current intention to opt in to any of the above provisions permitted under Maryland law, our charter does not prohibit our board from doing so. Becoming governed by any of these provisions could discourage an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for holders of our securities. Note that through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directors.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws.  With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting.  Nominations of persons for election to the board of directors at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the board of directors, or (3) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.  The advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Valuation Policy

Our board of directors has adopted a valuation policy in respect of estimating the per share value of our common stock. We expect to disclose such estimated value annually, but this estimated value is subject to significant limitations.  We expect to provide the first estimated valuation no later than the second quarterly public filing following our termination of this primary offering; provided, however, that in no event will such first estimated valuation occur later than 18 months following the completion of our last public offering of common stock (excluding offerings under our distribution reinvestment plan).  Until the time of our first estimated valuation, we generally will use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof or, with respect to an offering of other securities from which the value of a share of common stock can be estimated, the value derived from the gross offering price of the other security as the per share estimated value of the common stock.  This estimated value is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares.  In addition, this per share valuation method is not designed to arrive at a valuation that is related to any individual or aggregated value estimates or appraisals of the value of our assets.

Our board of directors or a committee thereof will have the discretion to choose a methodology or combination of methodologies as it deems reasonable under then current circumstances for estimating the per share value of our common stock.  The estimated value is not intended to be related to any analysis of individual asset value performed for financial statement purposes nor values at which individual assets may be carried on financial statements under applicable accounting standards.  The methodologies for determining the estimated values under the valuation policy may take into account numerous factors including, without limitation, the following:

•                  net amounts that might be realized in a sale of our assets in an orderly liquidation;

•                  net amounts that might be realized in a bulk portfolio sale of our assets;

•                  separate valuations of our assets;

•                  private real estate market conditions;

•                  public real estate market conditions;

•                  our business plan and characteristics and factors specific to our portfolio or securities;

•                  the prices at which our securities were sold in other offerings, such as a distribution reinvestment plan offering;

•                  the prices paid for our securities in other transactions, including secondary market trades;

•                  the relative prices paid for comparable companies listed on a national securities exchange; and

•                  our going concern value.

Our board of directors may rely on our advisor or a third-party valuation expert to assist in estimating the value of our assets or our shares of common stock.  However, with respect to asset valuations, the board of directors will not be required to obtain asset-by-asset appraisals prepared by appraisers certified by a Member of the Appraisal Institute or other trade organization that monitors appraisers, nor must any appraisals conform to formats or standards promulgated by any such trade organization.  We will disclose the effective date of the estimated valuation.  We will not release individual property value estimates or any of the data supporting the estimated per share value, and we are under no obligation to describe the factors on which the board of directors relied or the methodologies utilized in estimating the estimated value of a share of common stock.

After first publishing an estimate by the board of directors, we will repeat the process of estimating share value of our common stock periodically thereafter.  We will provide this information in our annual report on Form 10-K.  We may also disseminate this information by a posting on the website maintained for us and other programs sponsored by Behringer Harvard at www.behringerharvard.com or by other means.

Estimates based solely on an offering price will be subject to numerous limitations.  For example, such estimates will not take into account:

•                  individual or aggregate values of our assets;

•                  real estate market fluctuations affecting our assets generally;

•                  adverse or beneficial developments with respect to one or more assets in our portfolio;

•                  our costs of the offering; or

•                  our costs of acquiring assets.

Estimates not based solely on the offering price of securities in the most recent offering will also be subject to numerous limitations.  Such valuations will not reflect developments that occur after the most recent estimated valuation date.  Further, such valuations will be estimates only and may be based upon a number of estimates, assumptions and opinions that may not be or may later prove not to be accurate or complete, which could make the estimated valuations incorrect.

With respect to any estimate of the value of our common stock made pursuant to our valuation policy, there can be no assurance that:

•                 the estimated value per share would actually be realized by our stockholders upon liquidation, bulk portfolio sales of our assets, sale of our company or listing of the common stock on an exchange;

•                 any stockholder would be able to realize estimated share values in any attempt to sell shares;

•                 the estimated value per share would be related to any individual or aggregated value estimates or appraisals of our assets; or

•                 the estimated value, or method used to estimate value, would be found by any regulatory authority to comply with the ERISA, FINRA or other regulatory requirements.

The valuation policy may be amended by the board of directors at any time and, although the policy expresses the intent of the board of directors at the time of its adoption, there is no limitation on the ability of the board of directors to cause us to vary from this policy to the extent it deems appropriate, with or without an express amendment of the policy.

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

Summary

Our distribution reinvestment plan allows you to have distributions otherwise distributable to you invested in additional shares of our common stock.  We are offering 75,000,000 shares for sale pursuant to our distribution reinvestment plan at an initial price of $9.50 per share for all common shares, regardless of the purchase price paid for your original investment.  Such price may only be available until the termination of our primary offering, which is anticipated to be on or before [                    ], 2015, though our board of directors may extend the primary offering an additional year.  Our board of directors also has the discretion to extend the offering period for the shares offered under our distribution reinvestment plan.  We may reallocate the shares of common stock being offered in this prospectus between the primary offering and the distribution reinvestment plan.  The following is a summary of our distribution reinvestment plan.  See Exhibit C to this prospectus for the full text of the plan.

Pursuant to our distribution reinvestment plan, we generally intend to offer shares for sale at a price equal to: (1) prior to the Initial Board Valuation, 95% of our current share price less any Special Distributions; or (2) on or after the Initial Board Valuation, 100% of the most recently disclosed estimated value per share as determined in accordance with the Valuation Policy less any Special Distributions.  Notwithstanding the foregoing, our board of directors may establish a different price for shares sold pursuant to the plan, provided that if the new price so determined varies more than 5% from the pricing that would have resulted from the formula above, we will deliver a notice (which may be given by letter, delivered by electronic means or given by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC) regarding the new price to each plan participant at least 30 days’ prior to the effective date of the new price. For more information about our valuation policy, see “Description of Shares—Valuation Policy.”

No selling commissions or dealer manager fees will be paid by us with respect to shares purchased pursuant to our distribution reinvestment plan, and we expect any organization and offering expenses related solely to our distribution reinvestment plan to be nominal. We expect to use substantially all of the proceeds from our distribution reinvestment plan to fund redemptions under our share redemption program.

Pursuant to the terms of our distribution reinvestment plan, the reinvestment agent (we may act as the reinvestment agent) will act on behalf of participants to acquire shares of our common stock with the cash distributions participants are entitled to receive from us.  Distributions will be invested in shares by the reinvestment agent promptly following the payment date with respect to such distributions.  Participants in the distribution reinvestment plan may purchase fractional shares.  If sufficient shares are not available for issuance under such plan, the reinvestment agent will remit excess cash to the participants.  Participants purchasing shares pursuant to our distribution reinvestment plan will have the same rights as stockholders that purchase in the primary offering.

Election to Participate or Terminate Participation in Distribution Reinvestment Plan

You may elect to participate in our distribution reinvestment plan by making a written election to participate on your subscription agreement at the time you subscribe for shares.  If you do not elect to participate in the plan at the time of your initial investment, you may do so at any time by delivering to our shareholder services department a completed authorization form or other written authorization required by our shareholder services department.  Participation in our distribution reinvestment plan will commence with the next distribution payable after receipt of the participant’s notice, provided it is received at least ten days prior to the last day of the month to which the distribution relates.

Some brokers may determine not to offer their clients the opportunity to participate in our distribution reinvestment plan.  Any prospective investor who wishes to participate in the plan should consult with their broker as to the broker’s position regarding participation in the distribution reinvestment plan.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans.  See “Investment by ERISA Plans and Certain Tax-Exempt Entities.”

Each stockholder electing to participate in our distribution reinvestment plan must agree that, if at any time he or she fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus or subscription agreement relating to such investment, he or she will promptly notify the reinvestment agent in writing of that fact and cease participation in the plan.

To withdraw from participation in our distribution reinvestment plan, you must mail written notice to the reinvestment agent.  A withdrawal from participation in the distribution reinvestment plan will be effective with respect to distributions for the month in which the notice of termination is received only if the notice is received at least ten days prior to the end of such month.

Prior to the listing of our shares on a national securities exchange, if ever, any stockholder’s transfer of shares will terminate such stockholder’s participation in the distribution reinvestment plan with respect to such transferred shares as of the first day of the quarter in which such transfer is effective, unless the transferee of such shares in connection with such transfer demonstrates that such transferee meets the requirements for participation under the distribution reinvestment plan and affirmatively elects participation by delivering an executed authorization form.

Reports to Participants

Within 60 days after the end of each fiscal quarter, the reinvestment agent will deliver to each participant in our distribution reinvestment plan a statement of account describing, as to such participant, the distributions received during the quarter, the number of shares purchased during the quarter and the purchase price for such shares.

Federal Income Tax Considerations

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan.  Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares.  In addition, to the extent you purchase shares through our distribution reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.  In other words, based on the current offering price, participants in our distribution reinvestment plan will be treated as having received a distribution of $10.00 for each $9.50 reinvested by them under our distribution reinvestment plan.  You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend.  See “Risk Factors—Federal Income Tax Risks.”  Tax information regarding each participant’s participation in the plan will be provided to each participant at least annually.

Amendment and Termination

We reserve the right to amend any aspect of our distribution reinvestment plan with 30 days’ notice to participants.  The reinvestment agent also reserves the right to terminate a participant’s individual participation in the plan, and we reserve the right to suspend or terminate the plan in our sole discretion at any time, by sending ten days’ prior written notice of termination to the terminated participant or, upon termination of such plan, to all participants.  Notices to participants may be given by letter, delivered by electronic means or given by including such information in a Current Report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC.  In the event that we amend or suspend our distribution reinvestment plan, each participant will remain a participant in the plan unless he or she terminates his or her participation in accordance with the procedures described above.

THE OPERATING PARTNERSHIP AGREEMENT

General

Our Operating Partnership, Adaptive Real Estate Income Trust OP LP, was formed in 2010 to acquire, own and operate investments on our behalf.  It is the operating partnership of an Umbrella Partnership Real Estate Investment Trust, or UPREIT, which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property.  These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT.  For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as our Operating Partnership, will be deemed to be assets and income of the REIT.

A property owner may generally contribute property to an UPREIT in exchange for limited partnership units on a tax-free basis.  In addition, our Operating Partnership is structured to make distributions with respect to limited partnership units that will be equivalent to the distributions made to holders of our common stock.  Finally, a limited partner in our Operating Partnership may later redeem his limited partnership units in our Operating Partnership for cash or, at our option, shares of our common stock in a taxable transaction.

The partnership agreement for our Operating Partnership contains provisions that would allow, under certain circumstances, other entities, including other Behringer Harvard sponsored programs, to merge into or cause the exchange or conversion of their interests for interests of our Operating Partnership.  In the event of such a merger, exchange or conversion, our Operating Partnership would issue additional limited partnership interests that would be entitled to the same exchange rights as other holders of limited partnership interests of our Operating Partnership.  As a result, any such merger, exchange or conversion ultimately could result in the issuance of a substantial number of shares of our common stock, thereby diluting the percentage ownership interest of other stockholders.

We expect to hold substantially all of our investments through our Operating Partnership.  We may, however, own investments directly or through entities other than the Operating Partnership if limited partners of our Operating Partnership that are not affiliated with us and who hold more than 50% of the limited partnership units held by all limited partners not affiliated with us approve the ownership of a property through another entity.  AREIT, Inc., our wholly owned subsidiary, is the sole general partner of our Operating Partnership and owns a 0.1% partnership interest in our Operating Partnership.  Our subsidiary, AREIT Statutory Trust, is the only limited partner and the owner of a 99.9% remaining partnership interest in our Operating Partnership.  Through AREIT, Inc., we have the exclusive power to manage and conduct the business of our Operating Partnership.

The following is a summary of certain provisions of the partnership agreement of our Operating Partnership.  This summary is not complete and is qualified by the specific language in the partnership agreement.

Capital Contributions

As we accept subscriptions for shares, we will transfer (through our wholly owned subsidiary, AREIT Statutory Trust) substantially all of the net proceeds of the offering to our Operating Partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors.  Our Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering.  If our Operating Partnership requires additional funds at any time in excess of capital contributions made by us, through AREIT Statutory Trust or AREIT, Inc., or from borrowings, we may borrow funds from a financial institution or other lender and lend such funds to our Operating

Partnership on the same terms and conditions as are applicable to our borrowing of such funds.  In addition, we are authorized to cause our Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and our Operating Partnership.

Operations

The partnership agreement requires that our Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes; (2) avoid any federal income or excise tax liability; and (3) ensure that our Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our Operating Partnership being taxed as a corporation, rather than as a partnership.  See “Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership—Classification as a Partnership.”

The partnership agreement provides that the Operating Partnership will make distributions to its limited partners in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us, such that a holder of one unit of partnership interest in our Operating Partnership will effectively receive the same amount of annual cash flow distributions from our Operating Partnership as the amount of annual distributions paid to the holder of one of our shares of common stock. Remaining cash from operations will generally be distributed to us through the general partner and the original limited partner to enable us to make distributions to our stockholders.

Similarly, the partnership agreement of our Operating Partnership provides that taxable income is generally allocated to its partners in accordance with their relative percentage interests such that a holder of one unit of partnership interest in our Operating Partnership will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations.  Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our Operating Partnership.  We are authorized to allocate income or loss in a manner to permit our Operating Partnership to avoid the characterization of operating income allocable to tax-exempt partners as “unrelated business taxable income,” as defined in the Code.

Upon the liquidation of our Operating Partnership, after payment of debts and obligations, any of its remaining assets will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.  If AREIT, Inc. were to have a negative balance in its capital account following a liquidation, we might be obligated to contribute cash to our Operating Partnership up to an amount not exceeding such negative balance.

In addition to the administrative and operating costs and expenses incurred by our Operating Partnership in acquiring and operating real properties, to the extent not paid by us our Operating Partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our Operating Partnership.  Such expenses will include:

•                  all expenses relating to the formation and continuity of our existence;

•                  all expenses relating to this public offering and registration of securities by us;

•                  all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•                  all expenses associated with compliance by us with applicable laws, rules and regulations;

•                  all costs and expenses relating to any issuance or redemption of partnership interests or shares of our common stock; and

•                  all our other operating or administrative costs incurred in the ordinary course of our business on behalf of our Operating Partnership.

All claims between the partners of our Operating Partnership arising out of the partnership agreement are subject to binding arbitration.

Exchange Rights

The limited partners of our Operating Partnership, including AREIT Statutory Trust, have the right to cause their limited partnership units to be redeemed by our Operating Partnership or purchased by us for cash.  In either event, the cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the limited partnership units were exchanged for our shares on a one-for-one basis.  Alternatively, we may elect to purchase the limited partnership units by issuing one share of our common stock for each limited partnership unit exchanged.  If we list our shares of common stock on a national securities exchange, the cash value of a share of common stock would equal the average of the daily market price of a share of common stock for the ten consecutive trading days immediately preceding the date on which the cash value is determined.  If our shares of common stock are not listed, we generally will use the gross offering price of a share of the common stock in our most recent offering as the per share estimated value thereof or, with respect to an offering of other securities from which the value of a share of common stock can be estimated, the value derived from the gross offering price of the other security as the per share estimated value of the common stock.  We expect to provide the first estimated valuation no later than the second quarterly public filing following our termination of this primary offering; provided, however, that in no event will such first estimated valuation occur later than 18 months following the completion of our last public offering of common stock (excluding offerings under our distribution reinvestment plan), and the estimated value we provide for our common stock will be based on valuations of our properties and other assets.

These exchange rights may not be exercised, however, if and to the extent that the delivery of shares upon exercise would (1) result in any person owning shares in excess of our ownership limits; (2) result in shares being owned by fewer than 100 persons; (3) cause us to be “closely held” within the meaning of Section 856(h) of the Code; (4) cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code; or (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act. Conditions (2) and (3) will not apply until after the first taxable year for which we make an election as a REIT.

Subject to the foregoing, limited partners of our Operating Partnership may exercise their exchange rights at any time after one year following the date of issuance of their partnership units.  However, a limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,000 partnership units, unless such limited partner holds less than 1,000 units, in which case, he must exercise his exchange right for all of his units.  We do not expect to issue any of the shares of common stock offered hereby to limited partners of our Operating Partnership in exchange for their limited partnership units.  Rather, in the event a limited partner of our Operating Partnership exercises its exchange rights, and we elect to purchase the partnership units with shares of our common stock, we expect to issue unregistered shares of common stock, or subsequently registered shares of common stock, in connection with such transaction.

Transferability of Interests

We may not (1) cause AREIT, Inc. to voluntarily withdraw as the general partner of our Operating Partnership; (2) engage in any merger, consolidation or other business combination; or (3) cause AREIT, Inc. to transfer the general partnership interest in our Operating Partnership (except to us or another of our wholly-owned subsidiaries), and we may not transfer all or any portion of our interest in the general partner of our Operating Partnership, unless the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our Operating Partnership in return for an interest in our Operating Partnership and agrees to assume all obligations of the general partner of our Operating Partnership.  We may also enter into a business combination or transfer the general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of our Operating Partnership.  With certain exceptions, a limited partner may not transfer its interests in our Operating Partnership, in whole or in part, without our written consent, acting as general partner through our wholly owned subsidiary, AREIT, Inc. In addition, AREIT Statutory Trust may transfer its interest in our Operating Partnership as long as Adaptive Real Estate Income Trust Advisors is acting as our advisor, except pursuant to the exercise of its right to exchange limited partnership units for shares of our common stock, in which case similar restrictions on transfer will apply to the REIT shares received by AREIT Statutory Trust.

PLAN OF DISTRIBUTION

The Offering

We are offering through Behringer Securities, our dealer manager, up to $3,000,000,000 in shares of our common stock in our primary offering, consisting of the following three classes of shares:  (1) up to 200,000,000 Class R Shares, or retail shares, to be sold to the public through broker-dealers subject to 7% selling commissions and 3% dealer manager fees at $10.00 per share; (2) up to 53,763,441 Class W Shares, or fee-based shares, to be sold to the public through registered investment advisors (“RIAs”) and broker-dealers that are managing wrap or other fee-based accounts, subject to 3% dealer manager fees but no selling commissions, at $9.30 per share; and (3) up to 55,555,555 Class I Shares, or institutional shares, to be sold through traditional institutional investment arrangements without selling commissions and dealer manager fees, at $9.00 per share.  In addition, we are offering up to 75,000,000 shares pursuant to our distribution reinvestment plan at $9.50 per share for all common shares, regardless of the purchase price paid for your original investment.  We reserve the right to reallocate the shares offered among classes of shares and between the primary offering and the distribution reinvestment plan.

We are offering the $3,000,000,000 in shares in our primary offering on a “best efforts” basis, which means that our dealer manager must use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.  The offering of our shares will terminate on or before [                    ], 2015.  Our board may terminate this offering at any time and may extend the primary offering for an additional year.  If we extend the primary offering for another year and file another registration statement during the one-year extension in order to sell additional shares, we could continue to sell shares in this primary offering until the earlier of 180 days after the third anniversary of the effectiveness of this offering or the effective date of the subsequent registration statement.  If we decide to extend the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement.  If we file a subsequent registration statement, we could continue offering shares with the same or different terms and conditions.  Nothing in our organizational documents prohibits us from engaging in additional subsequent public offerings of our shares.  Our board of directors has the discretion to extend the offering period for the shares being sold pursuant to our distribution reinvestment plan up to the sixth anniversary of the termination of the primary offering, in which case we will notify participants in the plan of such extension.  We may commence a follow-on offering of our common stock after we complete this offering.

Compensation We Will Pay for the Sale of Our Shares

Except as provided below, for sales of Class R Shares, our dealer manager will receive selling commissions of 7.0% of the gross offering proceeds raised in the primary offering.  We will not pay selling commissions for sales of Class W Shares or Class I Shares or sales made under the distribution reinvestment plan.  Alternatively,  participating broker-dealers may elect to receive 7.5% of the gross offering proceeds from the sale of Class R Shares by such broker-dealer in the form of trail commissions, with 2.5% paid at the time of sale and 1.0% paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing, in which event, a portion of the dealer manager fee will be reduced such that the combined selling commission and dealer manager fee do not exceed 10% of the proceeds from the primary offering.

Our dealer manager will enter into selected dealer agreements with certain other broker-dealers which are members of FINRA, referred to as participating broker-dealers, to authorize such broker-dealers to sell our shares.  Upon sale of our Class R Shares by such participating broker-dealers, our dealer manager will re-allow all of the sales commissions paid in connection with sales made by these participating broker-dealers.

For sales of Class R Shares and Class W Shares, our dealer manager will receive a dealer manager fee in the amount of 3.0% of the gross offering proceeds raised in the primary offering as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance.  We will not pay dealer manager fees for sales of Class I Shares or sales made under the distribution reinvestment plan.  The dealer manager fee will be reduced to 2.5% of gross offering proceeds raised in the primary offering on sales of Class R Shares by participating broker-dealers in the event such participating broker-dealer elects to receive the trail commissions described above.

Our dealer manager will pay all wholesaling costs, including, but not limited to, the salaries and commissions of its wholesalers, out of the dealer manager fee.  We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares.

Our dealer manager may re-allow to participating broker-dealers a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealers as marketing fees, reimbursement of the costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars and public seminars sponsored by participating broker-dealers, or to defray other distribution-related expenses.  The marketing fees portion of the re-allowance will be paid to any particular participating broker-dealer based upon sales of shares in prior Behringer Harvard sponsored programs, the projected volume of sales in this offering, and the amount of marketing assistance and level of marketing support we expect such participating broker-dealer to provide in this offering.

We expect to pay an additional amount of gross offering proceeds as reimbursements to participating broker-dealers (either directly or through our dealer manager) for bona fide due diligence expenses incurred by our dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus.  Such reimbursement of due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third-party professionals retained to provide due diligence services to our dealer manager and participating broker-dealers.  If such due diligence expenses are not included on a detailed and itemized invoice presented to us or our dealer manager by a participating broker-dealer, any such expenses will be considered by FINRA to be a non-accountable expense and underwriting compensation, and will be included within the 10% compensation guideline under FINRA Rule 2310 and reflected on the participating broker-dealer’s books and records. Such amounts, when aggregated with all other non-accountable expenses, may not exceed 3% of gross offering proceeds.

The following table shows the estimated maximum compensation payable to our dealer manager and participating broker-dealers, and estimated offering expenses in connection with this offering, including amounts deemed to be underwriting compensation under applicable FINRA Rules.

Type of Compensation and Expenses	Maximum Amount (1)	Percentage
Selling Commissions, Class R Shares (2)	$140,000,000	7.00%
Dealer Manager Fee, Class R Shares and Class W Shares (3)	$75,000,000	3.00%
Other Organization and Offering Expenses (4)	$45,000,000	1.50%
Total (5)	$260,000,000	11.50%

(1)             Assumes the sale of the maximum offering in our primary offering of $3,000,000,000 in shares of common stock, excluding shares sold under our distribution reinvestment plan, allocated as 200,000,000 Class R Shares at $10.00 per share, 53,763,441 Class W Shares at $9.30 per share and 55,555,555 Class I Shares at $9.00 per share. We reserve the right to reallocate the shares of common stock we are offering among classes of shares and between the primary offering and the distribution reinvestment plan. In the event that we sell a greater percentage allocation of Class R Shares (which are subject to 7% selling commissions and the 3% dealer manager fee) or Class W Shares (which are subject to the 3% dealer manager fee), the amounts shown in the table above will be higher, but the percentages will not change for the applicable share class.

(2)             For purposes of this table, we have assumed no volume discounts or waived commissions as discussed elsewhere in this “Plan of Distribution” section.  We will not pay commissions for sales of shares pursuant to our distribution reinvestment plan.

(3)             For purposes of this table, we have assumed no waived dealer manager fees as discussed elsewhere in this “Plan of Distribution” section.  We will not pay a dealer manager fee for sales of shares pursuant to our distribution reinvestment plan. We will pay a dealer manager fee in the amount of 3% of the gross proceeds of the Class R Shares and Class W Shares sold to the public.  Based on past experience, our dealer manager anticipates that it will reallow, on average, 1% (out of the 3% dealer manager fee) as marketing fees to participating broker-dealers.

(4)             Other organization and offering expenses includes all expenses (other than selling commissions and the dealer manager fee) to be paid or incurred by us in connection with our formation, preparing us for this offering, the qualification and registration of this offering and the marketing and distribution of our shares in this offering, including, but not limited to, accounting and legal fees, amending the registration statement and supplementing the prospectus, printing, mailing and distribution costs, filing fees, reimbursement of bona fide due diligence expenses of broker-dealers, promotional items provided to participating broker-dealers, telecommunication costs, charges of transfer agents, escrow agents, registrars, trustees, depositories and experts, cost reimbursement for non-registered employees of our advisor and its affiliates to attend conferences conducted by broker-dealers, other meetings with participating broker-dealers and industry conferences, amounts to reimburse our advisor for certain expenses, and compensation and benefits of persons employed by our advisor and/or its affiliates in connection with any of the above.  If the due diligence expenses described above are not included on a detailed and itemized invoice, such expenses will not be bona fide due diligence expenses classified as issuer costs, rather they will be considered underwriting compensation and included in the 10% compensation limits.

(5)             Of the total estimated offering expenses of $260,000,000, it is estimated that approximately $215,000,000 of this amount (i.e., the $140,000,000 in selling commissions and the $75,000,000 of dealer manager fees) would be considered underwriting compensation under applicable FINRA rules, and that approximately $45,000,000 of this amount would be treated as issuer or sponsor costs or bona fide due diligence expenses and, accordingly, would not be treated as underwriting compensation under applicable FINRA rules.

Wholesalers for our dealer manager attend local, regional and national conferences of the participating broker-dealers and contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our shares.  The wholesalers receive base salaries, commissions and bonuses as compensation for their sales efforts.  Our dealer manager also sponsors training and education meetings for broker-dealers and their representatives.  Our dealer manager will pay, out of the dealer manager fee, the travel, lodging and meal costs of invitees and their wholesalers, along with other dealer manager-related costs.  Other costs of the training and education meetings that relate to us, our officers, and our advisor and its officers and employees will be borne by us.  Our estimated costs associated with these training and education meetings are included in our estimates of our offering expenses.

In accordance with FINRA rules, in no event will our total underwriting compensation, including, but not limited to, selling commissions, the dealer manager fee and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate.  We expect to pay an additional amount of gross offering proceeds for bona fide accountable due diligence expenses; however, to the extent these due diligence expenses cannot be justified, any excess over actual due diligence expenses will be considered underwriting compensation subject to the above 10% limitation and, when aggregated with all other non-accountable expenses may not exceed 3% of gross offering proceeds.  We may also reimburse our advisor for all expenses incurred by our advisor, our dealer manager and their affiliates in connection with this offering and our organization.  FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds.

We will not pay any selling commissions or dealer manager fees in connection with sales of Class I Shares by us to institutional investors.  The net proceeds to us will not be affected by any such reductions in selling commissions or dealer manager fees, which reductions will result in a discounted purchase price for the shares.  However, with respect to Class I Shares, our dealer manager will receive a platform fee, which is a deferred distribution fee, that is payable in arrears on a monthly basis and accrues daily in an amount equal to (i) the number of Class I Shares outstanding each day during such month, excluding shares issued under our distribution reinvestment plan, multiplied by (ii) 1/365th of 0.70% of our net asset value per Class I Share (which shall equal the offering price per share until our board of directors determines net asset value) during such day. Our dealer manager may, in its discretion, re-allow a portion of this fee to participating broker dealers for Class I Shares originally sold with a broker dealer’s assistance or with respect to which the participating broker dealer provides ongoing stockholder services and is the broker dealer of record on the date of payment. The platform fee will not be paid with respect to Class I Shares issued under our distribution reinvestment plan. We will cease paying the platform fees when underwriting compensation from all sources, including the platform fee, any organization and offering fee paid for underwriting and underwriting compensation paid by our sponsor and its affiliates, in the aggregate, equals 10% of the gross proceeds from our primary offering (excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate platform fee.

We will not pay any selling commissions, and our dealer manager may elect to waive, in its discretion, a portion of the dealer manager fee in connection with the sales of Class W Shares, (1) if the investor has engaged the services of a registered investment adviser or other financial advisor who will be paid other compensation by the investor for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap” fee feature or other asset fee arrangement with the investor, including where the investor has a contract for financial planning services with such a registered investment adviser that is also a registered broker-dealer and/or an agent of such firm) or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department.  The net proceeds to us will not be affected by reducing the selling commissions or dealer manager fee payable in connection with such transactions, which reductions will result in a discounted purchase price for the shares.  Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or a bank trust department by a potential investor as an inducement for such investment adviser or a bank trust department to advise favorably for an investment in our shares.

We have agreed to indemnify the participating broker-dealers, including our dealer manager and selected registered investment advisers, against certain liabilities arising under the Securities Act.  However, the SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

The participating broker-dealers and registered investment advisers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any shares will be sold.

Shares Purchased by Affiliates and Participating Broker-Dealers

Our executive officers and directors, as well as officers and affiliates of our advisor (and employees of our advisor and its affiliates) and their family members (including spouses, parents, grandparents, children and siblings), may purchase Class I Shares in this offering at a discount. The purchase price for such shares shall be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.30 per share will not be payable in connection with such sales.  The net offering proceeds we receive will not be affected by such sales of shares at a discount.  Our advisor and its affiliates and their employees will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.  In addition, shares purchased by our advisor, our directors and their affiliates will not be entitled to vote on matters submitted to stockholders regarding the removal of our advisor, our directors or any of their affiliates or any transaction between us and them.

We may sell Class W Shares to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions resulting in a purchase price of $9.30 per share, or 93.0% of the public offering price, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales.  The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

Subscription Process

We will sell shares of our common stock when subscriptions to purchase shares are received and accepted by us.  If you meet our suitability standards, you may subscribe for shares by completing and signing a subscription agreement, like the one contained in this prospectus as Exhibit B, according to its instructions for a specific number of shares and delivering to us a check for the full purchase price of the shares.  Until we have raised the minimum offering amount, your subscription payments will be placed in an account held by the escrow agent, UMB Bank, N.A. and you should make your check payable to “UMB Bank, N.A., Escrow Agent for Adaptive Real Estate Income Trust, Inc.”  Once we have raised $2,000,000, you should make your check payable to “Adaptive Real Estate Income Trust, Inc.,” except that New York and Pennsylvania investors should follow the instructions below under “— Minimum Offering.”  You should exercise care to ensure that the subscription agreement is filled out correctly and completely.  By executing the subscription agreement, you will attest that you:

•                 have received this final prospectus at least five business days prior;

•                 meet the minimum income, net worth and other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus;

•                 are purchasing the shares for your own account;

•                 acknowledge that there is no public market for our shares; and

•                 are in compliance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and are not on any governmental authority watch list.

We include these representations in our subscription agreement in order to prevent persons who do not meet our suitability standards or other investment qualifications from subscribing for our shares.  See also “How to Subscribe.”

Subscriptions will be effective only upon our acceptance, which will be evidenced by sending a confirmation of our acceptance to the investor.  We reserve the right to reject any subscription in whole or in part notwithstanding our deposit of subscription funds in an escrow or a company account.  We may not accept a subscription for shares until at least five business days after the date you receive the final prospectus.  Subject to compliance with Rule 15c2-4 of the Exchange Act, our dealer manager and the broker-dealers participating in the offering will submit an investor’s check promptly to the escrow agent or to us, as applicable.

We will accept or reject subscriptions within 30 days after we receive them.  If your subscription agreement is rejected, your funds will be returned to you within ten business days after the date of such rejection.  If your subscription is accepted, we will send you a confirmation of your purchase after you have been admitted as an investor.  After raising the minimum offering amount, we expect to admit new investors at least monthly.

Minimum Offering

Subscription proceeds will be placed in escrow until subscriptions aggregating at least $2,000,000 have been received and accepted by us (the “Minimum Offering”).  Any shares purchased by our executive officers and directors or our advisor or its affiliates, or its or their executive officers and directors, will count in calculating the Minimum Offering.  Funds in escrow will be invested in short-term investments, which may include obligations of, or obligations guaranteed by, the U.S. government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds) that mature on or before [                    ], 2013 or that can be readily sold or otherwise disposed of for cash by such date without any dissipation of the offering proceeds invested.  Investors may not withdraw funds from the escrow account.

If the Minimum Offering has not been received and accepted by [                    ], 2014 (one year after the date of this prospectus), our escrow agent will promptly notify us, and we will terminate this offering and your funds, plus interest to the extent earned, and subscription agreement will be returned to you promptly after the date of such termination.  In the event that an investor fails to remit an executed IRS Form W-9 to our escrow agent prior to the date our escrow agent returns the investor’s funds, our escrow agent will be required to withhold from such funds, 30% of the earnings attributable to such investor in accordance with Treasury Regulations.  Interest will accrue on funds in the escrow account as applicable to the short-term investments in which such funds are invested.  During any period in which subscription proceeds are held in escrow, interest earned thereon will be allocated among investors on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit.  Such interest will be paid to investors upon the termination of the escrow period.  We will bear all expenses of escrow and, as such, the interest to be paid to any investor will not be reduced for such expense.

Subscription proceeds received from residents of New York will be placed in a separate interest-bearing account with the escrow agent until subscriptions aggregating at least $2.5 million have been received and accepted by us.  If we have not received and accepted subscriptions aggregating at least $2.5 million by the end of the offering period, the escrow agent will return subscriptions of New York residents within ten business days after the last day of the offering period.  Until we have raised $2.5 million, New York investors should make their checks payable to “UMB Bank, N.A., Escrow Agent for Adaptive Real Estate Income Trust, Inc.”  In the future, we may make similar arrangements for our investors with other custodians.  Once we have raised the New York minimum, New York investors should make their checks payable to “Adaptive Real Estate Income Trust, Inc.”

Subscription proceeds received from residents of Pennsylvania will be placed in a separate interest-bearing escrow account with the escrow agent until subscriptions aggregating at least $150 million have been received and accepted by us.  If we have not received and accepted subscriptions aggregating at least $150 million by the end of each 120-day escrow period (with the initial 120-day escrow period commencing on the date that we first accept a subscription payment from a Pennsylvania investor), we will notify Pennsylvania investors in writing within ten calendar days after the end of each 120-day escrow period that they have a right to have their investment returned to them.  If a Pennsylvania investor requests the return of his or her subscription funds within ten calendar days after receipt of the notification, we must return those funds, together with any interest earned on the funds for the time those funds remain in escrow after the initial 120-day escrow period, to the investor within fifteen calendar days after receipt of the investor’s request.  Until we have raised $150 million, Pennsylvania investors should make their checks payable to “UMB Bank, N.A., Escrow Agent for Adaptive Real Estate Income Trust, Inc.”  Once we have raised the Pennsylvania minimum, Pennsylvania investors should make their checks payable to “Adaptive Real Estate Income Trust, Inc.”

Admission of Stockholders

Initial investors may be admitted as stockholders and the payments transferred from escrow to us at any time after we have received and accepted the Minimum Offering, except that we may not admit investors residing in New York as stockholders until we have received and accepted subscriptions aggregating $2.5 million and we may not admit investors residing in Pennsylvania until we have received and accepted subscriptions aggregating $150 million.  Once the respective minimum offerings are met, investors may be admitted as stockholders at any time.  We expect to admit stockholders on at least a monthly basis.

Interest, to the extent earned on accepted subscription proceeds, will be payable to you only if we do not break escrow and your funds are returned to you.  You will not otherwise be entitled to interest earned on funds held in escrow.

The proceeds of this offering will be received and held in trust for the benefit of investors to be used only for the purposes set forth in the “Estimated Use of Proceeds” section of this prospectus.

Investments by IRAs and Qualified Plans

We are aware of certain providers that may serve as custodians for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts.  For a current list of potential custodians, please check with your financial advisor or contact our shareholder services department at (866) 655-3650.

Volume Discounts for Sales of Class R Shares

In connection with sales of certain minimum amounts of Class R Shares under the primary offering (shares offered hereunder other than under the distribution reinvestment plan), the purchaser, if the purchaser so requests, will receive a volume discount resulting in a reduction in selling commissions payable with respect to such sale.  In such event, any such reduction will be credited to the investor by reducing the purchase price per share payable by the investor.  The following table illustrates the various discount levels available for qualifying purchases:

		Selling Commissions per Share in Volume Discount Range
Dollar Amount of Shares Purchased	Purchase Price per Share to Investor	Percentage (Based on $10.00 per Share)	Amount
$0 to $499,999	$10.00	7.0%	$0.70
$500,000 to $999,999	$9.80	5.0%	$0.50
$1,000,000 to $4,999,999	$9.60	3.0%	$0.30
$5,000,000 to $9,999,999	$9.50	2.0%	$0.20
$10,000,000 and over	$9.40	1.0%	$0.10

For example, if the purchaser buys 200,000 Class R Shares, the investor would pay (1) approximately $499,999 for the first approximately 50,000 shares ($10.00 per share), (2) $500,000 for the next approximately 51,020 shares ($9.80 per share), and (3) approximately $950,205 for the remaining approximately 98,980 shares

($9.60 per share).  Accordingly, the purchaser could pay as little as $1,950,204 (approximately $9.75 per share) rather than $2,000,000 for the shares.  After payment of selling commissions of $90,204 (approximately $0.45 per share) and dealer manager fees of $50,000 ($0.25 per share), we would receive net proceeds of $1,810,000 ($9.05 per share).  Although the purchaser receives a volume discount, the net proceeds to us will not be affected by such volume discounts.

Likewise, if the purchaser elects to invest the full $2,000,000, the application of a volume discount would increase the number of shares the purchaser would receive.  The purchaser would receive (1) approximately 50,000 shares for the first $499,999, (2) approximately 51,020 shares for the next $500,000, and (3) approximately 104,167 shares for the next $1,000,001, for a total of approximately 205,187 shares.  After payment of selling commissions of approximately $91,760 (approximately $0.45 per share) and dealer manager fees of approximately $51,297 ($0.25 per share), we would receive net proceeds of approximately $1,856,943 ($9.05 per share).  Again, although the purchaser receives a volume discount, the net proceeds to us will not be affected by such volume discounts.  In the first example above, the purchaser was able to invest as little as $1,950,204 to acquire 200,000 shares instead of having to pay $2,000,000 to purchase the same 200,000 shares without the benefit of a volume discount.  In the second example, the purchaser desirous of investing the full $2,000,000 was able to purchase more shares (205,187 shares) than the 200,000 shares that he or she would have purchased in the first example.

In addition, in order to encourage purchases of $3,000,000 or more in Class R Shares, our advisor may agree to forego a portion of the amount we would otherwise be obligated to reimburse our advisor for our organization and offering expenses.  Other accommodations may be agreed to by our sponsor in connection with a purchase of $3,000,000 or more in Class R Shares.  The purchase price of such shares would be reduced by the extent of reductions in selling commissions or other such accommodations so that the net proceeds to us would be the same as for sales at $10.00 per share.  All such sales in which compensation will be paid with respect to the sale of shares must be made through registered broker-dealers.

Purchases of shares under our distribution reinvestment plan are not included in computing volume discounts since no selling commissions or dealer manager fees are paid with respect to sales under our distribution reinvestment plan.

Once a “single purchaser” (as defined below) qualifies for a volume discount, the purchaser will be eligible to receive the benefit of such discount on future purchase of shares in our primary offering.  If a later purchase entitles a single purchaser to an increased volume discount, the increased volume will apply only to the then current and future share purchases.

In addition, a single purchaser may request that we aggregate subscriptions for our shares with previous and contemporaneous subscriptions by that single purchaser to other current or past public or private Behringer Harvard sponsored programs as part of a combined order for purposes of determining the amount of shares purchased, to the extent that such investor continues to hold the securities purchased in such other program or programs.  For purposes of computing the volume discount, such securities will be deemed to have been purchased at their original purchase price, without regard to selling commissions, dealer manager fees, organization and offering costs or similar expenses applicable to such securities, and regardless of distributions paid on such securities and any estimated valuation whether higher or lower than the original purchase price.  An investor may reduce the amount of his or her purchase price to the net amount shown in the foregoing table, if applicable.  The volume discount will be pro-rated among the separate investors whose investments are combined.

Any request to receive any volume discount as described above must be made in writing, submitted simultaneously with the subscription for shares to which the discount is to relate, and must set forth the qualifying basis for such request, as well as specify the specific subscriptions to which the request relates.  Any such request must be made by the purchaser, the purchaser’s financial representative, or the purchaser’s retail broker-dealer.  Any such request will be subject to verification by our advisor that the subscriptions qualify for discount.

Notwithstanding the foregoing paragraph, we may, but are under no obligation to, apply volume discounts to subscriptions without any such written request in circumstances where we independently believe a purchaser is eligible for any of the volume discounts described above.

For the purpose of such volume discounts, the term “single purchaser” includes:

•                 an individual, his or her spouse and their children under the age of 21 who purchase the shares for his, her or their own accounts;

•                 accounts with the same primary account holder, as determined by the account tax identification number, such as an individual account and a joint account where the primary holder of the joint account has the same tax identification number as the individual account and such as an individual account and an individual retirement account where the primary beneficiary of the retirement account has the same tax identification number as the individual account;

•                 any one of the following entities:  a corporation, partnership, association, joint-stock company, trust fund or limited liability company;

•                 any group of entities owned or controlled by the same beneficial owner or owners;

•                 any individuals or entities acquiring shares as joint purchasers;

•                 an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code;

•                 all employees’ trust, pension, profit-sharing or other employee benefit plans maintained by a given corporation, partnership or other entity; or

•                 all commingled trust funds maintained by a given bank.

California residents should be aware that volume discounts will not be available in connection with the sale of shares made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968.  Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•                 there can be no variance in the net proceeds to us from the sale of the shares to different purchasers of the same offering;

•                 all purchasers of the shares must be informed of the availability of quantity discounts;

•                 the same volume discounts must be allowed to all purchasers of shares that are part of the offering;

•                 the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000;

•                 the variance in the price of the shares must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•                 no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of shares purchased.

Regardless of any reduction in any commissions (or organization and offering expenses in respect of sales of over $3,000,000 in Class R Shares), for any reason, any other fees and reimbursements based upon gross proceeds of the primary offering, including organization and offering reimbursements payable to Adaptive Real Estate Income Trust Advisors and the dealer manager fee payable to Behringer Securities, will be calculated as though the purchaser paid $10.00 per share.  Further, the sales price for all such shares will also be deemed to be $10.00 per share for the purposes of determining whether we have raised the Minimum Offering.

Because all investors will be deemed to have contributed the same amount per share to us for purposes of declaring and paying distributions, investors qualifying for a volume discount will receive a higher return on their investment than investors who do not qualify for such discount.

HOW TO SUBSCRIBE

Investors who meet the applicable suitability standards, minimum purchase and other requirements described in the “Suitability Standards” section of this prospectus may purchase shares of common stock.  If you want to purchase shares, you must proceed as follows:

(1)                                Read the entire prospectus and the current supplement(s), if any, accompanying this prospectus.

(2)                                Complete the execution copy of the subscription agreement.  A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Exhibit B.

(3)                                Deliver a completed subscription agreement and a check to Behringer Securities LP, or its designated agent for the full purchase price of the shares being subscribed for, payable to (i) “UMB Bank, N.A., as escrow agent for Adaptive Real Estate Income Trust, Inc.” until we reach the minimum offering, then to (ii) “Adaptive Real Estate Income Trust, Inc.” after we reach the minimum offering, or as otherwise instructed by your participating broker-dealer.  Certain participating broker-dealers who have “net capital,” as defined in the applicable federal securities regulations, of $250,000 or more may instruct their customers to make their checks payable directly to the dealer.  In such case, the dealer will issue a check made payable as described herein for the purchase price of your subscription.  The name of the participating broker-dealer appears on the subscription agreement.

(4)                            Execute the subscription agreement and pay the full purchase price for the shares subscribed for, attest that you meet the minimum income and net worth standards as provided in the “Suitability Standards” section of this prospectus and as stated in the subscription agreement and accept the terms of the subscription agreement.

An approved trustee must process through us and forward us subscriptions made through IRAs, Keogh plans, 401(k) plans and other tax-deferred plans.  We are aware of certain providers that may serve as custodians for investors of our common stock who desire to establish an IRA, SEP or certain other tax-deferred accounts.  For a current list of potential custodians, please check with your financial advisor or contact our shareholder services department at (866) 655-3650.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the shares, although only when accompanied by or preceded by the delivery of this prospectus. The sales materials may include information relating to this offering, the past performance of our advisor, and its affiliates, property brochures and articles and publications concerning the commercial real estate industry or real estate in general. In certain jurisdictions, some or all of our sales material may not be permitted and will not be used in those jurisdictions.

The offering of shares is made only by means of this prospectus. Although the information contained in our supplemental sales material will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part.

LEGAL MATTERS

Baker Donelson will pass upon the legality of the common stock offered hereby, as well as upon certain legal matters in connection with this offering, including certain legal matters in connection with our status as a REIT for federal income tax purposes, and will serve as counsel for the dealer manager.  Baker Donelson does not purport to represent our stockholders or potential investors, who should consult their own counsel.  Baker Donelson also provides legal services to Adaptive Real Estate Income Trust Advisors, our advisor, as well as affiliates of our advisor, and may continue to do so in the future.

EXPERTS

The consolidated financial statements of Adaptive Real Estate Income Trust, Inc. (formerly Behringer Harvard REIT II, Inc. and Behringer Harvard Multifamily REIT II, Inc.) and subsidiaries as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011 included in this prospectus have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report appearing herein.  Such consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Previously, the consolidated financial statements of Adaptive Real Estate Income Trust, Inc. (formerly Behringer Harvard REIT II, Inc. and Behringer Harvard Multifamily REIT II, Inc.) and subsidiaries as of December 31, 2009, 2008, and for the years ended December 31, 2009 and 2008 and the period from April 4, 2007 (date of inception) through December 31, 2007 had been audited by Deloitte & Touche LLP, an independent registered public accounting firm.  Following our decision to seek proposals from new independent registered public accounting firms, effective June 1, 2011, our board of directors appointed KPMG LLP as our new independent registered public accounting firm.  Upon June 1, 2011, our board of directors dismissed Deloitte & Touche LLP as our independent registered public accounting firm.

Our most recent financial statements audited by Deloitte & Touche LLP were for the year ended December 31, 2009.  None of the reports on our financial statements previously given by Deloitte & Touche LLP contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.  During the years ended December 31, 2010 and 2009, and through June 1, 2011, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Deloitte & Touche LLP’s satisfaction, would have caused it to make reference thereto in its reports on our financial statements for such years.  None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the years ended December 31, 2010 and 2009, and through June 1, 2011.

During the years ended December 31, 2010 and 2009, and the subsequent interim period through June 1, 2011, we did not consult with KPMG LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

We have provided Deloitte & Touche LLP with a copy of the disclosure in this section of the prospectus and received from Deloitte & Touche LLP a letter addressed to the SEC which is included as Exhibit 16.1 to our registration statement of which this prospectus is a part.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencing this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington,

D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

Our sponsor also maintains a website at www.behringerharvard.com where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (documents) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically.  Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail.  You must have Internet access to use electronic delivery.  While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as online charges.  Documents will be available through our Internet website or by a CD that we will provide with links to our documents.  You may access and print all documents provided through these services.  As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document.  If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address.  If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record.  You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents.  However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced.  We will provide you with paper copies at any time upon request.  Such request will not constitute revocation of your consent to receive required documents electronically.

Report of Independent Registered Public Accounting Firm

The Board of Directors

Adaptive Real Estate Income Trust, Inc.

Addison, Texas:

We have audited the accompanying consolidated balance sheets of Adaptive Real Estate Income Trust, Inc. and subsidiaries (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Adaptive Real Estate Income Trust, Inc. and subsidiaries as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Dallas, Texas

December 21, 2012

Adaptive Real Estate Income Trust, Inc.

Consolidated Balance Sheets

as of December 31, 2011 and 2010

	2011	2010
Assets
Cash and cash equivalents	$201,510	$202,505
Total assets	$201,510	$202,505

Liabilities and stockholder’s equity
Liabilities
Payables to related party	$44,007	$1,000
Accrued liabilities	—	2,006
Total liabilities	44,007	3,006

Commitments and contingencies

Stockholder’s equity
Preferred stock, $.0001 par value per share; 250,000,000 shares authorized, none issued and outstanding at December 31, 2011; 1,000 issued and outstanding at December 31, 2010	—	—
Non-participating, non-voting convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 issued and outstanding at December 31, 2011; none issued and outstanding at December 31, 2010	—	—
Common stock, $.0001 par value per share; 1,749,999,000 shares authorized, 24,829 issued and outstanding at December 31, 2011 and 2010	2	2
Additional paid-in capital	200,998	200,998
Accumulated deficit	(43,497)	(1,501)
Total stockholder’s equity	157,503	199,499
Total liabilities and stockholder’s equity	$201,510	$202,505

See accompanying notes to consolidated financial statements.

Adaptive Real Estate Income Trust, Inc.

Consolidated Statements of Operations

For the Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
Revenues	$—	$—	$—

Expenses
Director fees	22,667
General and administrative expenses	17,600	600	600
Professional fees	2,765	3,428	4,738
Total Expenses	43,032	4,028	5,338

Interest income	1,036	1,657	3,089
Net Loss	$(41,996)	$(2,371)	$(2,249)

Basic and diluted weighted average shares outstanding	24,829	24,829	24,829

Basic and diluted loss per share	$(1.69)	$(0.10)	$(0.09)

See accompanying notes to consolidated financial statements.

Adaptive Real Estate Income Trust, Inc.

Consolidated Statements of Stockholder’s Equity

For the Years Ended December 31, 2011, 2010 and 2009

	Preferred Stock		Convertible Stock		Common Stock		Additional	Retained Earnings	Total
	Number	Par	Number	Par	Number	Par	Paid-In	(Accumulated	Stockholder’s
	of Shares	Value	of Shares	Value	of Shares	Value	Capital	Deficit)	Equity
Balances, January 1, 2009	1,000	$—	—	$—	24,829	$2	$200,998	$3,119	$204,119

Net loss	—	—	—	—	—	—	—	(2,249)	(2,249)
Balances, December 31, 2009	1,000	—	—	—	24,829	2	200,998	870	201,870

Net loss	—	—	—	—	—	—	—	(2,371)	(2,371)
Balances, December 31, 2010	1,000	—	—	—	24,829	2	200,998	(1,501)	199,499

Net loss	—	—	—	—	—	—	—	(41,996)	(41,996)
Repurchase of preferred stock	(1,000)	—	—	—	—	—	(1,000)	—	(1,000)
Issuance of convertible stock	—	—	1,000	—	—	—	1,000	—	1,000
Balances, December 31, 2011	—	$—	1,000	$—	24,829	$2	$200,998	(43,497)	$157,503

See accompanying notes to consolidated financial statements.

Adaptive Real Estate Income Trust, Inc.

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2011, 2010 and 2009

	2011	2010	2009
Cash flows from operating activities
Net loss	$(41,996)	$(2,371)	$(2,249)
Change in accrued liabilities	(2,006)	506	1,500
Change in payables to related party	43,007	(2,533)	3,933
Cash (used in) provide by operating activities	(995)	(4,398)	3,184

Cash flows from financing activities
Repurchase of preferred stock	(1,000)	—	—
Issuance of convertible stock	1,000	—	—
Cash provided by financing activities	—	—	—

Net change in cash and cash equivalents	(995)	(4,398)	3,184
Cash and cash equivalents at beginning of year	202,505	206,903	203,719
Cash and cash equivalents at end of period	$201,510	$202,505	$206,903

SUPPLEMENTAL DISCLOSURE:
Income taxes paid	$—	$131	$—

See accompanying notes to consolidated financial statements.

ADAPTIVE REAL ESTATE INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.                                      Organization

Adaptive Real Estate Income Trust, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”), formerly Behringer Harvard Multifamily REIT II, Inc. and Behringer Harvard REIT II, Inc., was formed on April 4, 2007 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”).  The Company was organized primarily to invest in a portfolio of institutional quality, income producing commercial real estate and real estate-related investments that are expected to support sustainable stockholder distributions over the long term.

We have filed a registration statement on Form S-11 (File No. 333-145692) with the U.S. Securities and Exchange Commission for a proposed initial public offering of a maximum of 300,000,000 shares of our common stock in a primary offering at $10.00 per share, with discounts available to certain purchasers, and 75,000,000 shares of our common stock pursuant to a distribution reinvestment plan at $9.50 per share.  We may reallocate the shares between the primary offering and the distribution reinvestment plan.

We expect to use the net proceeds from this offering to primarily invest in a portfolio of institutional quality, income producing commercial real estate and real estate-related investments that are expected to support sustainable stockholder distributions over the long term.  We intend to be adaptive to changes in the commercial real estate and capital markets by tactically focusing our investment strategy at any moment in time on asset classes that will achieve our objectives.  However, we intend to focus our investment strategy on investments primarily in the following four major real estate asset classes located within the United States:  multifamily; office; industrial; and retail.  We intend to be responsive to changes in the real estate and capital markets through active portfolio management by employing adaptive and tactical acquisition, finance and disposition policies with the goal of generating attractive levels of distributable cash flow throughout the life of the REIT.  We intend to acquire direct ownership of wholly-owned properties, as well as indirect, partial ownership interests in properties through joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with third parties or affiliates of Adaptive Real Estate Income Trust Advisors, LLC (our “Advisor”), some of which may be structured as preferred equity and some on terms pari passu with our co-investment partners.

Substantially all of the Company’s business will be conducted through Adaptive Real Estate Income Trust OP LP, the Company’s operating partnership (“OP”).  A wholly owned subsidiary of the Company, AREIT, Inc., a Delaware corporation (“AREIT Inc.”), is the owner of a 0.1% interest in the OP as its sole general partner.  The remaining 99.9% of the OP is held as a limited partner’s interest by AREIT Statutory Trust (“AREIT Trust”), a Maryland business trust and wholly owned subsidiary of the Company. As the Company accepts subscriptions for shares, it will transfer substantially all of the net proceeds of the offering to the OP as a capital contribution. The partnership agreement provides that the OP will be operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the OP being taxed as a corporation, rather than as a partnership. We do not anticipate achieving REIT status until after the commencement of our public offering and satisfaction of various requirements. Accordingly, until such time, we expect the Company to be subject to federal and state income taxes. In addition to the administrative and operating costs and expenses incurred by the OP in acquiring and operating real properties, the OP will pay all of the Company’s administrative costs and expenses, and such expenses will be treated as expenses of the OP.

2.                                      Summary of Significant Accounting Policies

Consolidation

Our consolidated financial statements include our accounts and the accounts of our subsidiaries.  All intercompany profits, balances and transactions are eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the Consolidated Statements of Cash Flows, we consider investments with original maturities of three months or less to be cash equivalents.

Organization and Offering Costs

Organization and offering costs are defined generally as any and all costs and expenses incurred by the Company in connection with its formation, preparing it for an offering and the marketing and distribution of its shares in the offering, including compensation and benefits of persons employed by the Advisor and/or its affiliates performing advisory services related to the offering.  We will reimburse our advisor for organization and offering expenses related to this primary offering (other than pursuant to the distribution reinvestment plan), provided that, at the end of this primary offering, our Advisor will reimburse us to the extent that we pay total organization and offering expenses (including selling commissions and the dealer manager fee) that exceed 15% of the gross proceeds from this primary offering.  We will not be required to pay or reimburse organization and offering expenses unless and until we break escrow in our initial public offering.  Organization expenses will be recorded as an expense at the commencement of the offering and will be included in the reimbursed organization and offering costs as discussed in Note 5, “Related Party Arrangements.”

Income Taxes

The Company intends to make an election to be taxed as a REIT under Section 856 of the Internal Revenue Code commencing with its taxable year ending December 31, 2013.  If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 90 percent of its REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”)).  REITs are subject to a number of other organizational and operational requirements.  Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

The Company recognizes deferred tax assets and liabilities as necessary based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted statutory tax rate.  A valuation allowance is recorded to the extent realization of deferred tax assets is not more likely than not.

Concentration of Credit Risk

As of December 31, 2011, the Company had no cash and cash equivalents in any one financial institution in excess of federally insured levels.

Loss per Share

Loss per share is calculated based on the weighted average number of common shares outstanding during each period.  As of December 31, 2011, 2010 and 2009, there were no common stock equivalents outstanding.

Use of Estimates in the Preparation of Financial Statements

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes to consolidated financial statements.  Actual results could differ from those estimates.

3.                                     Capitalization

Under the Company’s charter, the Company has authority to issue a total of 2,000,000,000 shares of capital stock.  Of the total shares authorized, 1,749,999,000 shares are designated as common stock with a par value of $0.0001 per share, 1,000 shares are designated as convertible stock with a par value of $0.0001 per share, and

250,000,000 shares are designated as preferred stock with a par value of $0.0001 per share.  The shares of common stock are comprised of Class R Shares (retail shares), Class W Shares (shares sold to registered investment advisors, “RIAs”) and Class I Shares (institutional shares).  Class R Shares are available through broker-dealers.  Class W Shares are available through RIAs.  Class I Shares are available through traditional institutional investment arrangements that do not contemplate commissions.  Further consideration of the use of Class I Shares in other contexts is to be determined.  Holders of Class R Shares, Class W Shares and Class I Shares have equal rights, except no selling commissions or dealer manager fees will be paid with respect to Class I Shares, and no selling commissions will be paid with respect to Class W Shares.

On April 9, 2007, the Company sold to Behringer Harvard Holdings 22,471 shares of common stock for $200,000 in cash and 1,000 shares of preferred stock for $1,000 in cash.  On August 26, 2011, the Company repurchased the 1,000 shares of preferred stock from Behringer Harvard Holdings for $1,000.  As of December 31, 2011, no shares of preferred stock were outstanding.

The Company’s board of directors is authorized to amend its charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

On August 26, 2011, we declared a stock split of 1.1049352499 shares of our common stock for each outstanding share as of that date.  This stock split has been reported as a retrospective change to our number of outstanding shares from 22,471 as previously reported to 24,829 as currently reported in our Consolidated Financial Statements.

On September 30, 2011, we issued 1,000 shares of the Company’s non-participating, non-voting, convertible stock for an aggregate purchase price of $1,000 to our Advisor.  Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders’ interest in us.  Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% annual cumulative, noncompounded return to our stockholders (“Stockholders’ 6% Return”). Alternatively, if we list our shares of common stock on a national securities exchange, the convertible stock will convert on the 31st trading day after the date that is the 180th day following the later of (a) the listing, and (b) the expiration of any applicable lock-up period entered into by any existing holder or holders of common shares of not less than 5% of the then outstanding common shares to facilitate the orderly listing of the common shares in public markets in connection with the listing. Each of these two events is a “Triggering Event.” Upon a Triggering Event, each share of our convertible stock will, unless our advisory management agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into 1/1,000th of the result of (a) 15% of the excess of: (i) (x) the enterprise value of the company plus (y) the aggregate value of distributions paid to date on the then outstanding shares of our common stock, over (ii) (x) the aggregate issue price of those outstanding shares plus (y) a Stockholders’ 6% Return, divided by (b) the enterprise value of the company divided by the number of outstanding shares of common stock on the date of conversion.  The performance threshold necessary for the convertible stock to have any value is based on the aggregate distributions paid on, and the aggregate issue price of, our outstanding shares of common stock.  It is not based on the return provided to any individual stockholder.  Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for the convertible stock to have any value.  In fact, if the convertible stock has value, the returns of our stockholders will differ, and some may be less than a 6% cumulative, non-compounded annual return.

4.                                      Income Taxes

As of December 31, 2011, we have deferred tax assets of approximately $15,000 arising from a net operating loss carryforward.  We have provided a valuation allowance of approximately $15,000 against the deferred tax asset as it is not more likely than not that we will realize the benefit of the deferred tax assets in future years as we plan to make an election to be taxed as a REIT.

5.                                      Related Party Arrangements

We have no employees and are supported by related party service agreements.  Upon commencement of the offering, we will enter into an advisory management agreement with the Advisor, a property management agreement with Adaptive Real Estate Income Trust Management Services, LLC (“AREIT Management”) and a dealer manager agreement with Behringer Securities LP (“Behringer Securities”).  As described below, these agreements will entitle the Advisor and certain affiliates of the Advisor to certain fees and compensation in connection with our offering, and the acquisition, management and sale of our real estate investments. We will be dependent on the Advisor, AREIT Management, Behringer Securities and their affiliates for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities.  In the event that these companies become unable to provide us with the respective services, we would be required to obtain such services from other sources.

Pursuant to our dealer manager agreement with Behringer Securities, Behringer Securities will receive selling commissions of up to 7% of gross offering proceeds of our primary offering of Class R shares sold through a broker-dealer.  No selling commissions will be paid on sales of Class I Shares, Class W Shares sold through a registered investment advisor, or shares sold under our distribution reinvestment plan.  All selling commissions will be reallowed to participating broker-dealers.  Alternatively, a participating broker-dealer may elect to receive 7.5% of the gross proceeds from the sale of Class R Shares (not including selling commissions and dealer manager fees) by such broker-dealer, with 2.5% paid at the time of sale and 1% paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing, in which event, a portion of the dealer manager fee will be reduced such that the combined selling commission and dealer manager fee do not exceed 10% of the proceeds (after commissions and the dealer manager fee) of the primary offering.

We will pay the dealer manager 3% of the per share purchase price of Class R Shares and Class W Shares.  We will not pay a dealer manager fee with respect to sales under the distribution reinvestment plan or sales of Class I Shares.  The dealer manager may reallow all or a portion of its dealer manager fee to participating broker-dealers.  The dealer manager fee will be reduced to 2.5% of gross proceeds of the primary offering (not including selling commissions and dealer manager fees) on sales by a participating broker-dealer in the event a participating broker-dealer elects to receive the 7.5% commission described above.

For Class I Shares, we will pay the dealer manager an asset-based “platform fee,” which is a deferred distribution fee, that is payable monthly in arrears and accrues daily in an amount equal to (i) the number of shares outstanding each day during such month, excluding shares issued under the distribution investment plan, multiplied by (ii) 1/365th of 0.70% of the share price per Class I Share during such day.  The dealer manager may reallow a portion of this fee to participating broker-dealers, with respect to Class I Shares originally sold with the participating broker-dealer’s assistance or with respect to which the participating broker-dealer provides ongoing stockholder services and is the broker-dealer of record on the payment date.

The Company’s advisory management agreement with the Advisor will have a one-year term and may be renewed for an unlimited number of successive one-year terms.  The Company’s board of directors will have a duty to evaluate the performance of the Advisor annually before the parties can agree to renew the agreement.

Organization and offering costs are defined generally as any and all costs and expenses incurred by the Company in connection with its formation, preparing it for an offering and the marketing and distribution of its shares in the offering, including compensation and benefits of persons employed by the Advisor and/or its affiliates performing advisory services related to the offering.  We will reimburse our Advisor for organization and offering expenses related to this primary offering (other than pursuant to the distribution reinvestment plan), provided that, at the end of this primary offering, our Advisor will reimburse us to the extent that we pay total organization and offering expenses (including selling commissions and the dealer manager fee) that exceed 15% of the gross proceeds from this primary offering.  We estimate that total organization and offering expenses (other than selling commissions and the dealer manager fee) will be approximately 1.5% of gross offering proceeds.  We will not be required to pay or reimburse organization and offering expenses unless and until we break escrow in our initial public offering.  As of December 31, 2011, the Advisor has paid organization and offering costs on our behalf totaling $1.9 million which have not been reimbursed nor recorded by us.

Under the advisory management agreement, the Advisor or its affiliates will receive an acquisition fee of 2.0% of the funds (i) paid for purchasing each asset we acquire, including any debt attributable to the asset, (ii) approved by the board from time to time for the development, construction or improvement of any asset, including any debt attributable to the asset, and (iii) advanced in respect of a loan or other investment.  We will pay directly actual expenses incurred in respect of any investment or prospective investment, including dead deal costs, third party expenses and expenses paid by our Advisor.

A debt financing fee will be paid to the Advisor in an amount equal to 0.5% of any loan or mortgage made available to us, including any assumed loan or loan resulting from the refinancing, restructuring, or modification of any existing loan or mortgage, with a loan term (taking into effect all available extension options) of at least 120 days, provided, however, that no debt financing fee shall be due in connection with any loan or mortgage or refinancing, restructuring, or modification of any existing loan or mortgage if such loan or mortgage or refinancing, restructuring, or modification of such existing loan or mortgage was approved by the Board of Directors in connection with an acquisition and was consummated within 12 months of the closing of such acquisition.  We will pay directly all expenses related to any third party arrangements, including any lender costs, broker costs, and other costs associated with the financing, such as legal expenses, title expenses, closing costs, and due diligence expenses.

The Company will enter into a property management agreement with the OP and the Company’s property manager, AREIT Management, an affiliate of the Advisor.  The property management agreement has an initial term of five years and may be renewed for successive five-year terms, unless otherwise terminated pursuant to the agreement.  The property management agreement provides that, in the event the Company terminates the advisory management agreement with the Advisor, the property manager will have the right to terminate the agreement upon at least thirty days prior written notice.

An affiliate of our Advisor will contract to provide property management services and will be paid property management fees equal to a monthly fee equal to the greater of (a) $8,500, or (b) a fee ranging from 2.0% to 5.0% of gross revenues of the property depending on the type of property acquired.  Our property manager’s engagement does not commence with respect to any particular property until we, in our sole discretion, have the ability to appoint or hire our property manager.  In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay our property manager a monthly oversight fee equal to the greater of (a) $1,500, or (b) 0.5% of gross revenues of the property managed.  The arrangements described in the preceding sentence do not apply to engagement of subcontracting of, and our property manager is free to engage others or subcontract all or portion of, its property management services.  In no event will we pay both a property management fee and an oversight fee to our property manager with respect to any particular property.  We will also pay our property manager a separate fee for (i) the one-time rent-up or lease-up of newly constructed space in a property, (ii) leasing vacant space in a property, and (iii) renewing or extending current leases in a property, in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar leasing services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area (customarily equal to the first month’s rent).  In the event our property manager supervises construction with respect to the non-residential space in a property, including, but not limited to, capital repairs and improvements, major building reconstruction and tenant improvements, with hard construction costs in excess of $50,000, we will pay our property manager a construction supervision fee equal to an amount not greater than 5% of all hard construction costs incurred in connection with such construction work.  Other third-party charges will be reimbursed by us to our property manager or its subcontractors.  We will reimburse the costs and expenses incurred by our property manager on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of our property manager or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.  We may reimburse our property manager for the wages and salaries and other employee-related expenses of any personnel performing our property manager’s obligations off-site, provided that we will not reimburse the property manager for such expenses until this primary offering is completed.

The Company will pay the Advisor a monthly asset management fee of up to 0.0625%, which is one-twelfth of 0.75%, of the aggregate GAAP basis book carrying values of the Company’s assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves.

A disposition fee will be payable to the Advisor equal to the lesser of: (i) 1.0% of the contract purchase price of any real property sold, or (ii) 50% of the customary commission which would be paid to a third party broker for the sale of a comparable property.  We will pay directly all expenses related to any third party arrangements, including any broker costs and other costs associated with the disposition, such as legal expenses, title expenses, closing costs, and due diligence expenses.

Subject to the limitation on total operating expenses in our charter, we will reimburse our Advisor and its affiliates for all expenses paid or incurred by our Advisor or its affiliates in connection with advisory services provided to us.  The Advisor incurred administrative services costs on the Company’s behalf totaling approximately $16,000, $17,000 and $12,000, respectively, for the years ended December 31, 2011, 2010 and 2009.

After completing the primary offering, our reimbursement of expenses will include any expenses and costs of compensation, benefits and overhead of persons employed by our Advisor or its affiliates performing advisory services for us, provided, however, that we will not reimburse our Advisor or its affiliates for the salary or other compensation of our executive officers or for personnel employment and overhead costs incurred by our Advisor or its affiliates in performing services under the advisory management agreement to the extent that the employees perform services for which the Advisor receives a separate fee other than with respect to acquisition services formerly provided or usually provided by third parties and services relating to coordinating and performing due diligence on our investments.

6.                                      Incentive Award Plan

The Company has adopted an Incentive Award Plan that provides for the grant of equity awards to its employees, directors and consultants and those of its Advisor and its affiliates.  A total of 10,000,000 shares are authorized and reserved for issuance under the Incentive Award Plan.  No awards have been granted under the plan as of December 31, 2011.

7.                                      Subsequent Events

We have evaluated subsequent events for recognition or disclosure through December 21, 2012, in our consolidated financial statements, and determined that there are no other items to disclose.

*****

Adaptive Real Estate Income Trust, Inc.

Consolidated Balance Sheets

	September 30, 2012	December 31, 2011
	(Unaudited)
Assets
Cash and cash equivalents	$201,192	$201,510
Total assets	$201,192	$201,510

Liabilities and stockholder’s equity
Liabilities
Payables to related party	$70,767	$44,007
Total liabilities	70,767	44,007

Commitments and contingencies

Stockholder’s equity
Preferred stock, $.0001 par value per share; 250,000,000 shares authorized, none issued and outstanding at September 30, 2012, and December 31, 2011;	—	—
Non-participating, non-voting convertible stock, $.0001 par value per share; 1,000 shares authorized, 1,000 issued and outstanding at September 30, 2012 and December 31, 2011	—	—
Common stock, $.0001 par value per share; 1,749,999,000 shares authorized, 24,829 issued and outstanding at September 30, 2112, and December 31, 2011	2	2
Additional paid-in capital	200,998	200,998
Retained earnings (deficit)	(70,575)	(43,497)
Total stockholder’s equity	130,425	157,503
Total liabilities and stockholder’s equity	$201,192	$201,510

See accompanying notes to consolidated financial statements.

Adaptive Real Estate Income Trust, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
Revenues	$—	$—	$—	$—
Expenses	9,832	24,264	28,120	25,264
Interest income	348	403	1,042	690
Net loss	$(9,484)	$(23,861)	$(27,078)	$(24,574)

Basic and diluted weighted average shares outstanding	24,829	24,829	24,829	24,829
Basic and diluted loss per share	$(0.38)	$(0.96)	$(1.09)	$(0.99)

See accompanying notes to consolidated financial statements

Adaptive Real Estate Income Trust, Inc.

Consolidated Statements of Stockholder’s Equity

(unaudited)

	Preferred Stock		Convertible Stock		Common Stock		Additional	Retained	Total
	Number	Par	Number	Par	Number	Par	Paid-In	Earnings	Stockholder’s
	of Shares	Value	of Shares	Value	of Shares	Value	Capital	Deficit)	Equity
Balance, January 1, 2011	1,000	$—	$—	$—	24,829	$2	$200,998	$(1,501)	$199,499
Net loss	—	—	—	—	—	—	—	(24,574)	(24,574)
Repurchase of preferred stock	(1,000)	—	—	—	—		(1,000)	—	(1,000)
Issuance of convertible stock	—	—	1,000	—	—		1,000	—	1,000
Balance, September 30, 2011	—	—	1,000	—	24,829	$2	$200,998	$(26,075)	$174,925

Balance, January 1, 2012	—	—	1,000	—	24,829	2	$200,998	$(43,497)	$157,503
Net loss	—	—	—	—	—	—	—	(27,078)	(27,078)
Balance, September 30, 2012	—	$—	1,000	$—	24,829	$2	$200,998	$(70,575)	$130,425

See accompanying notes to consolidated financial statements.

Adaptive Real Estate Income Trust, Inc.

Consolidated Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
Cash flows from operating activities
Net loss	$(27,078)	$(24,574)
Change in accrued liabilities	—	(1,906)
Change in payables to related party	26,760	25,323
Cash provided by operating activities	(318)	(1,157)

Net change in cash and cash equivalents	(318)	(1,157)
Cash and cash equivalents at beginning of year	201,510	202,505
Cash and cash equivalents at end of period	$201,192	$201,348

See accompanying notes to consolidated financial statements.

ADAPTIVE REAL ESTATE INCOME TRUST, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.                                      Organization

Adaptive Real Estate Income Trust, Inc. (which may be referred to as the “Company,” “we,” “us,” or “our”), formerly Behringer Harvard Multifamily REIT II, Inc. and Behringer Harvard REIT II, Inc., was formed on April 4, 2007 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”).  The Company was organized primarily to invest in a portfolio of institutional quality, income producing commercial real estate and real estate-related investments that are expected to support sustainable stockholder distributions over the long term.

We have filed a registration statement on Form S-11 (File No. 333-145692) with the U.S. Securities and Exchange Commission for a proposed initial public offering of a maximum of 300,000,000 shares of our common stock in a primary offering at $10.00 per share, with discounts available to certain purchasers, and 75,000,000 shares of our common stock pursuant to a distribution reinvestment plan at $9.50 per share.  We may reallocate the shares between the primary offering and the distribution reinvestment plan.

We expect to use the net proceeds from this offering to primarily invest in a portfolio of institutional quality, income producing commercial real estate and real estate-related investments that are expected to support sustainable stockholder distributions over the long term.  We intend to be adaptive to changes in the commercial real estate and capital markets by tactically focusing our investment strategy at any moment in time on asset classes that will achieve our objectives.  However, we intend to focus our investment strategy on investments primarily in the following four major real estate asset classes located within the United States:  multifamily; office; industrial; and retail.  We intend to be responsive to changes in the real estate and capital markets through active portfolio management by employing adaptive and tactical acquisition, finance and disposition policies with the goal of generating attractive levels of distributable cash flow throughout the life of the REIT.  We intend to acquire direct ownership of wholly-owned properties, as well as indirect, partial ownership interests in properties through joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with third parties or affiliates of Adaptive Real Estate Income Trust Advisors, LLC (our “Advisor”), some of which may be structured as preferred equity and some on terms pari passu with our co-investment partners.

Substantially all of the Company’s business will be conducted through Adaptive Real Estate Income Trust OP LP, the Company’s operating partnership (“OP”).  A wholly owned subsidiary of the Company, AREIT, Inc., a Delaware corporation (“AREIT Inc.”), is the owner of a 0.1% interest in the OP as its sole general partner.  The remaining 99.9% of the OP is held as a limited partner’s interest by AREIT Statutory Trust (“AREIT Trust”), a Maryland business trust and wholly owned subsidiary of the Company. As the Company accepts subscriptions for shares, it will transfer substantially all of the net proceeds of the offering to the OP as a capital contribution. The partnership agreement provides that the OP will be operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the OP will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the OP being taxed as a corporation, rather than as a partnership. We do not anticipate achieving REIT status until after the commencement of our public offering and satisfaction of various requirements. Accordingly, until such time, we expect the Company to be subject to federal and state income taxes. In addition to the administrative and operating costs and expenses incurred by the OP in acquiring and operating real properties, the OP will pay all of the Company’s administrative costs and expenses, and such expenses will be treated as expenses of the OP.

2.                                      Summary of Significant Accounting Policies

Consolidation

Our consolidated financial statements include our accounts and the accounts of our subsidiaries.  All intercompany profits, balances and transactions are eliminated in consolidation.

Cash and Cash Equivalents

For purposes of the Consolidated Statements of Cash Flows, we consider investments with original maturities of three months or less to be cash equivalents.

Organization and Offering Costs

Organization and offering costs are defined generally as any and all costs and expenses incurred by the Company in connection with its formation, preparing it for an offering and the marketing and distribution of its shares in the offering, including compensation and benefits of persons employed by the Advisor and/or its affiliates performing advisory services related to the offering.  We will reimburse our advisor for organization and offering expenses related to this primary offering (other than pursuant to the distribution reinvestment plan), provided that, at the end of this primary offering, our Advisor will reimburse us to the extent that we pay total organization and offering expenses (including selling commissions and the dealer manager fee) that exceed 15% of the gross proceeds from this primary offering.  We will not be required to pay or reimburse organization and offering expenses unless and until we break escrow in our initial public offering.  Organization expenses will be recorded as an expense at the commencement of the offering and will be included in the reimbursed organization and offering costs as discussed in Note 5, “Related Party Arrangements.”

Income Taxes

The Company intends to make an election to be taxed as a REIT under Section 856 of the Internal Revenue Code.  If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal corporate income tax to the extent it distributes its REIT taxable income to its stockholders, so long as it distributes at least 90 percent of its REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”)).  REITs are subject to a number of other organizational and operational requirements.  Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.

The Company recognizes deferred tax assets and liabilities as necessary based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted statutory tax rate.  A valuation allowance is recorded to the extent realization of deferred tax assets is not more likely than not.

Concentration of Credit Risk

As of September 30, 2012, the Company had no cash and cash equivalents in any one financial institution in excess of federally insured levels.

Loss per Share

Loss per share is calculated based on the weighted average number of common shares outstanding during each period.  As of September 30, 2012 and 2011, there were no common stock equivalents outstanding.

Use of Estimates in the Preparation of Financial Statements

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes to consolidated financial statements.  Actual results could differ from those estimates.

3.                                      Capitalization

Under the Company’s charter, the Company has authority to issue a total of 2,000,000,000 shares of capital stock.  Of the total shares authorized, 1,749,999,000 shares are designated as common stock with a par value of $0.0001 per share, 1,000 shares are designated as convertible stock with a par value of $0.0001 per share, and

250,000,000 shares are designated as preferred stock with a par value of $0.0001 per share.  The shares of common stock are comprised of Class R Shares (retail shares), Class W Shares (shares sold to registered investment advisors, “RIAs”) and Class I Shares (institutional shares).  Class R Shares are available through broker-dealers.  Class W Shares are available through RIA.  Class I Shares are available through traditional institutional investment arrangements that do not contemplate commissions.  Further consideration of the use of Class I Shares in other contexts is to be determined.  Holders of Class R Shares, Class W Shares and Class I Shares have equal rights, except no selling commissions or dealer manager fees will be paid with respect to Class I Shares, and no selling commissions will be paid with respect to Class W Shares.

On April 9, 2007, the Company sold to Behringer Harvard Holdings 22,471 shares of common stock for $200,000 in cash and 1,000 shares of preferred stock for $1,000 in cash.  On August 26, 2011, the Company repurchased the 1,000 shares of preferred stock from Behringer Harvard Holdings for $1,000.  As of September 30, 2012, no shares of preferred stock were outstanding.

The Company’s board of directors is authorized to amend its charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

On September 30, 2011, we issued 1,000 shares of the Company’s non-participating, non-voting, convertible stock for an aggregate purchase price of $1,000 to our Advisor.  Under limited circumstances, these shares may be converted into shares of our common stock, thereby resulting in dilution of the stockholders’ interest in us.  Our convertible stock will convert into shares of common stock on one of two events. First, it will convert if we have paid distributions to common stockholders such that aggregate distributions are equal to 100% of the price at which we sold our outstanding shares of common stock plus an amount sufficient to produce a 6% annual cumulative, noncompounded return to our stockholders (“Stockholders’ 6% Return”). Alternatively, if we list our shares of common stock on a national securities exchange, the convertible stock will convert on the 31st trading day after the date that is the 180th day following the later of (a) the listing, and (b) the expiration of any applicable lock-up period entered into by any existing holder or holders of common shares of not less than 5% of the then outstanding common shares to facilitate the orderly listing of the common shares in public markets in connection with the listing. Each of these two events is a “Triggering Event.” Upon a Triggering Event, each share of our convertible stock will, unless our advisory management agreement with our advisor has been terminated or not renewed on account of a material breach by our advisor, generally convert into 1/1,000th of the result of (a) 15% of the excess of: (i) (x) the enterprise value of the company plus (y) the aggregate value of distributions paid to date on the then outstanding shares of our common stock, over (ii) (x) the aggregate issue price of those outstanding shares plus (y) a Stockholders’ 6% Return, divided by (b) the enterprise value of the company divided by the number of outstanding shares of common stock on the date of conversion.  The performance threshold necessary for the convertible stock to have any value is based on the aggregate distributions paid on, and the aggregate issue price of, our outstanding shares of common stock.  It is not based on the return provided to any individual stockholder.  Accordingly, it is not necessary for each of our stockholders to have received any minimum return in order for the convertible stock to have any value.  In fact, if the convertible stock has value, the returns of our stockholders will differ, and some may be less than a 6% cumulative, non-compounded annual return.

4.                                      Income Taxes

As of September 30, 2012, we have deferred tax assets of approximately $25,000 arising from a net operating loss carryforward.  We have provided a valuation allowance of approximately $25,000 against the deferred tax asset as it is not more likely than not that we will realize the benefit of the deferred tax assets in future years as we plan to make an election to be taxed as a REIT.

5.                                      Related Party Arrangements

We have no employees and are supported by related party service agreements.  Upon commencement of the offering, we will enter into an advisory management agreement with the Advisor, a property management agreement with Adaptive Real Estate Income Trust Management Services, LLC (“AREIT Management”) and a dealer manager agreement with Behringer Securities LP (“Behringer Securities”).  As described below, these agreements will entitle the Advisor and certain affiliates of the Advisor to certain fees and compensation in connection with our offering, and the acquisition, management and sale of our real estate investments. We will be dependent on the Advisor, AREIT Management, Behringer Securities and their affiliates for certain services that are essential to us, including the sale of shares of our common stock, asset acquisition and disposition decisions, property management and leasing services and other general administrative responsibilities.  In the event that these companies become unable to provide us with the respective services, we would be required to obtain such services from other sources.

Pursuant to our dealer manager agreement with Behringer Securities, Behringer Securities will receive selling commissions of up to 7% of gross offering proceeds of our primary offering of Class R shares sold through a broker-dealer.  No selling commissions will be paid on sales of Class I Shares, Class W Shares sold through a registered investment advisor, or shares sold under our distribution reinvestment plan.  All selling commissions will be reallowed to participating broker-dealers.  Alternatively, a participating broker-dealer may elect to receive 7.5% of the gross proceeds from the sale of Class R Shares (not including selling commissions and dealer manager fees) by such broker-dealer, with 2.5% paid at the time of sale and 1% paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing, in which event, a portion of the dealer manager fee will be reduced such that the combined selling commission and dealer manager fee do not exceed 10% of the proceeds (after commissions and the dealer manager fee) of the primary offering.

We will pay the dealer manager 3% of the per share purchase price of Class R Shares and Class W Shares.  We will not pay a dealer manager fee with respect to sales under the distribution reinvestment plan or sales of Class I Shares.  The dealer manager may reallow all or a portion of its dealer manager fee to participating broker-dealers.  The dealer manager fee will be reduced to 2.5% of gross proceeds of the primary offering (not including selling commissions and dealer manager fees) on sales by a participating broker-dealer in the event a participating broker-dealer elects to receive the 7.5% commission described above.

For Class I Shares, we will pay the dealer manager an asset-based “platform fee,” which is a deferred distribution fee, that is payable monthly in arrears and accrues daily in an amount equal to (i) the number of shares outstanding each day during such month, excluding shares issued under the distribution investment plan, multiplied by (ii) 1/365th of 0.70% of the share price per Class I Share during such day.  The dealer manager may reallow a portion of this fee to participating broker-dealers, with respect to Class I Shares originally sold with the participating broker-dealer’s assistance or with respect to which the participating broker-dealer provides ongoing stockholder services and is the broker-dealer of record on the payment date.

The Company’s advisory management agreement with the Advisor will have a one-year term and may be renewed for an unlimited number of successive one-year terms.  The Company’s board of directors will have a duty to evaluate the performance of the Advisor annually before the parties can agree to renew the agreement.

Organization and offering costs are defined generally as any and all costs and expenses incurred by the Company in connection with its formation, preparing it for an offering and the marketing and distribution of its shares in the offering, including compensation and benefits of persons employed by the Advisor and/or its affiliates performing advisory services related to the offering.  We will reimburse our Advisor for organization and offering expenses related to this primary offering (other than pursuant to the distribution reinvestment plan), provided that, at the end of this primary offering, our Advisor will reimburse us to the extent that we pay total organization and offering expenses (including selling commissions and the dealer manager fee) that exceed 15% of the gross proceeds from this primary offering.  We estimate that total organization and offering expenses (other than selling commissions and the dealer manager fee) will be approximately 1.5% of gross offering proceeds.  We will not be required to pay or reimburse organization and offering expenses unless and until we break escrow in our initial public offering.  As of September 30, 2012, the Advisor has paid organization and offering costs on our behalf totaling approximately $2.1 million which have not been reimbursed nor recorded by us.

Under the advisory management agreement, the Advisor or its affiliates will receive an acquisition fee of 2.0% of the funds (i) paid for purchasing each asset we acquire, including any debt attributable to the asset, (ii) approved by the board from time to time for the development, construction or improvement of any asset, including any debt attributable to the asset, and (iii) advanced in respect of a loan or other investment.  We will pay directly actual expenses incurred in respect of any investment or prospective investment, including dead deal costs, third party expenses and expenses paid by our Advisor.

A debt financing fee will be paid to the Advisor in an amount equal to 0.5% of any loan or mortgage made available to us, including any assumed loan or loan resulting from the refinancing, restructuring, or modification of any existing loan or mortgage, with a loan term (taking into effect all available extension options) of at least 120 days, provided, however, that no debt financing fee shall be due in connection with any loan or mortgage or refinancing, restructuring, or modification of any existing loan or mortgage if such loan or mortgage or refinancing, restructuring, or modification of such existing loan or mortgage was approved by the Board of Directors in connection with an acquisition and was consummated within 12 months of the closing of such acquisition.  We will pay directly all expenses related to any third party arrangements, including any lender costs, broker costs, and other costs associated with the financing, such as legal expenses, title expenses, closing costs, and due diligence expenses.

The Company will enter into a property management agreement with the OP and the Company’s property manager, AREIT Management, an affiliate of the Advisor.  The property management agreement has an initial term of five years and may be renewed for successive five-year terms, unless otherwise terminated pursuant to the agreement.  The property management agreement provides that, in the event the Company terminates the advisory management agreement with the Advisor, the property manager will have the right to terminate the agreement upon at least thirty days prior written notice.

An affiliate of our Advisor will contract to provide property management services and will be paid property management fees equal to a monthly fee equal to the greater of (a) $8,500, or (b) a fee ranging from 2.0% to 5.0% of gross revenues of the property depending on the type of property acquired.  Our property manager’s engagement does not commence with respect to any particular property until we, in our sole discretion, have the ability to appoint or hire our property manager.  In the event that we contract directly with a non-affiliated third-party property manager in respect of a property, we will pay our property manager a monthly oversight fee equal to the greater of (a) $1,500, or (b) 0.5% of gross revenues of the property managed.  The arrangements described in the preceding sentence do not apply to engagement of subcontracting of, and our property manager is free to engage others or subcontract all or portion of, its property management services.  In no event will we pay both a property management fee and an oversight fee to our property manager with respect to any particular property.  We will also pay our property manager a separate fee for (i) the one-time rent-up or lease-up of newly constructed space in a property, (ii) leasing vacant space in a property, and (iii) renewing or extending current leases in a property, in an amount not to exceed the fee customarily charged in arm’s length transactions by others rendering similar leasing services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area (customarily equal to the first month’s rent).  In the event our property manager supervises construction with respect to the non-residential space in a property, including, but not limited to, capital repairs and improvements, major building reconstruction and tenant improvements, with hard construction costs in excess of $50,000, we will pay our property manager a construction supervision fee equal to an amount not greater than 5% of all hard construction costs incurred in connection with such construction work.  Other third-party charges will be reimbursed by us to our property manager or its subcontractors.  We will reimburse the costs and expenses incurred by our property manager on our behalf, including the wages and salaries and other employee-related expenses of all on-site employees of our property manager or its subcontractors who are engaged in the operation, management, maintenance or access control of our properties, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties.  We may reimburse our property manager for the wages and salaries and other employee-related expenses of any personnel performing our property manager’s obligations off-site, provided that we will not reimburse the property manager for such expenses until this primary offering is completed.

The Company will pay the Advisor a monthly asset management fee of up to 0.0625%, which is one-twelfth of 0.75%, of the aggregate GAAP basis book carrying values of the Company’s assets invested, directly or indirectly, in equity interests in and loans secured, directly or indirectly, by real estate before reserves for depreciation or bad debts or other similar non-cash reserves.

A disposition fee will be payable to the Advisor equal to the lesser of: (i) 1.0% of the contract purchase price of any real property sold, or (ii) 50% of the customary commission which would be paid to a third party broker for the sale of a comparable property.  We will pay directly all expenses related to any third party arrangements, including any broker costs and other costs associated with the disposition, such as legal expenses, title expenses, closing costs, and due diligence expenses.

Subject to the limitation on total operating expenses in our charter, we will reimburse our advisor and its affiliates for all expenses paid or incurred by our advisor or its affiliates in connection with advisory services provided to us.  The Advisor incurred administrative services costs on the Company’s behalf totaling approximately $2,000 and $1,000 for the nine months ended September 30, 2012 and 2011, respectively.

After completing the primary offering, our reimbursement of expenses will include any expenses and costs of compensation, benefits and overhead of persons employed by our Advisor or its affiliates performing advisory services for us, provided, however, that we will not reimburse our Advisor or its affiliates for the salary or other compensation of our executive officers or for personnel employment and overhead costs incurred by our Advisor or its affiliates in performing services under the advisory management agreement to the extent that the employees perform services for which the Advisor receives a separate fee other than with respect to acquisition services formerly provided or usually provided by third parties and services relating to coordinating and performing due diligence on our investments.

6.                                      Incentive Award Plan

The Company has adopted an Incentive Award Plan that provides for the grant of equity awards to its employees, directors and consultants and those of its advisor and its affiliates.  A total of 10,000,000 shares are authorized and reserved for issuance under the Incentive Award Plan.  No awards have been granted under the plan as of September 30, 2012.

7.                                      Subsequent Events

We have evaluated subsequent events for recognition or disclosure through December 21, 2012, in our consolidated financial statements, and determined that there are no other items to disclose.

*****

EXHIBIT A
PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (the “Tables”) provide information relating to certain closed or completed public real estate investment programs (the “Prior Real Estate Programs”) sponsored by Behringer Harvard Holdings, LLC and its affiliates, which control our advisor.  We consider each of the Prior Real Estate Programs presented to have investment objectives similar to ours to the extent that the prospectus for the program lists substantially the same primary investment objectives as we do, regardless of the particular emphasis that a program places on each objective.  See “Investment Objectives, Strategy and Related Policies” elsewhere herein.

Prospective investors should read these Tables carefully together with the summary information concerning the Prior Real Estate Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in our company will not own any interest in any Prior Real Estate Program and should not assume that they will experience returns, if any, comparable to those experienced by investors in the Prior Real Estate Programs.

Our advisor is responsible for the acquisition, operation, maintenance and resale of our real estate investments.  Behringer Harvard Holdings and its affiliates control our advisor and actively managed the Prior Real Estate Programs and related companies.  The financial results of the Prior Real Estate Programs thus provide an indication of Prior Real Estate Programs for which Behringer Harvard Holdings and its affiliates were ultimately responsible and the performance of these programs during the periods covered.  However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I - Experience in Raising and Investing Funds (as a Percentage of Investment)

Table II - Compensation to Sponsor (in Dollars)

Table III - Annual Operating Results of Prior Real Estate Programs

Table IV - Results of Completed Programs

Table V - Results of Sales or Disposals of Property

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” means fees and commissions paid by a Prior Real Estate Program in connection with its purchase or development of an investment, except development fees paid to a person not affiliated with the Prior Real Estate Program or with a general partner or advisor of the Prior Real Estate Program in connection with the actual development of a project after acquisition of land by the Prior Real Estate Program.

“Organization Expenses” include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Prior Real Estate Program.

“Underwriting Fees” include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

All dollar amounts in the following tables, other than per share information amounts or as noted otherwise, are presented in thousands.

TABLE I

(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table sets forth a summary of the experience of the sponsors of Prior Real Estate Programs that have closed offerings since January 1, 2009 and that have similar or identical investment objectives to us.  Information is provided with regard to the manner in which the proceeds of the offerings have been applied.  Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties.  All figures are as of December 31, 2011.

	Behringer Harvard Opportunity REIT I, Inc. (1)		Behringer Harvard Opportunity REIT II, Inc. Initial Offering		Behringer Harvard Multifamily REIT I, Inc. Initial Offering

Dollar amount offered	$601,871		$1,237,500		$2,000,000
Dollar amount raised	568,704	94.5%	246,736	19.9%	1,541,355	77.1%
Less offering expenses: (2)
Selling commissions and discounts	46,218	8.1%	21,701	8.8%	135,109	8.8%
Organizational and offering expenses	11,786	2.1%	3,483	1.4%	21,902	1.4%
Marketing expenses	—	0.0%	—	0.0%	—	0.0%
Reserve for operations	—	0.0%	—	0.0%	—	0.0%
Other	—	0.0%	—	0.0%	—	0.0%
Amount available for investment (2)	$510,700	89.8%	$221,552	89.8%	$1,384,344	89.8%
Acquisition cost: (3)
Cash invested	450,360	44.7%	205,718	46.0%	768,493	57.3%
Acquisition fees (4)	26,178	2.6%	9,939	2.2%	26,164	2.0%
Loan costs	11,581	1.1%	5,896	1.3%	2,608	0.2%
Proceeds from Mortgage Financing	519,999	51.6%	225,830	50.5%	543,550	40.5%
Total acquisition cost (5)	$1,008,118		$447,384		$1,340,815

Percent leveraged		51.9%		50.5%		40.5%
Date offering began		09/20/05		01/21/08		09/05/08
Length of offering (in months)		67		39		36
Months to invest 90 percent of amount available for investment measured from date of offering	34			44

(1)   The information provided for Behringer Harvard Opportunity REIT I, Inc. is comprised of the primary offering component of the initial public offering for this program which terminated on December 28, 2007 and the distribution reimbursement plan offering which terminated on April 15, 2011.

(2)   Percentages based on dollar amount raised.

(3)   Percentages based on total acquisition costs.

(4)   Acquisition fees include finders fees and due diligence reimbursements paid to affiliates of the advisors or general partners.

(5)   Total acquisition costs include cash invested, acquisition fees and loan costs as well as the proceeds from mortgage financing.

TABLE II

(UNAUDITED)

COMPENSATION TO SPONSOR

This Table sets forth the compensation received by Behringer Harvard Holdings and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations, for Prior Real Estate Programs that have closed offerings since January 1, 2009 and that have similar or identical investment objectives to us.  All figures are as of December 31, 2011.

	Behringer Harvard Opportunity REIT I, Inc. (1)	Behringer Harvard Opportunity REIT II, Inc. Initial Offering	Behringer Harvard Multifamily REIT I, Inc. Initial Offering	Other Programs (2009-2011) (2)

Date offering commenced	09/20/05	01/21/08	09/05/08
Dollar amount raised	$568,704	$246,736	$1,541,355	$
Amount paid to sponsor from proceeds of offering:
Underwriting fees (3)	4,529	2,476	17,198	(30)
Acquisition fees
Real estate commissions	—	—	—	—
Broker / Dealer fees	—	—	—	—
Other fees (4)	26,178	9,939	26,164	96
Total amount paid to sponsor	$30,707	$12,415	$43,362	$66
Dollar amount of cash generated from (used in) operations before deducting payments to sponsor:	$42,939	$11,979	$34,488
Amount paid to sponsor from operations
Property management fees	6,926	563	9,193	44,565
Partnership management fees (5)	25,071	4,682	14,227	65,506
Reimbursements	6,792	2,581	5,996	88,036
Leasing commissions	—	—	—	—

Dollar amount of property sales and refinancing before deducting payments to sponsor: (6)
Cash	302,492	130,935	571,171	—
Other	—	—	—	—
Amount paid to sponsors from property sales and refinancing
Real estate commissions	—	—	—	—
Financing fees	1,264	768	6,087	6,101
Other	—	—	—	—

(1)   The information provided for Behringer Harvard Opportunity REIT I, Inc. is comprised of the primary offering component of the initial public offering for this program which terminated on December 28, 2007 and the distribution reimbursement plan offering which terminated on April 15, 2011.

(2)   For the years ended December 31, 2009, 2010, and 2011.  Represents aggregate payments to the sponsor for the sponsor’s three other programs.  Amounts paid do not include fees waived by Behringer Harvard Holdings and its affiliates.  See “Prior Performance Summary — Adverse Effects of Economic Downturn on Prior Programs and Value Preservation Efforts — Waiver or Deferral of Fees and Expenses” for additional information on fee waivers by program.

(3)   “Underwriting fees” consist of dealer-manager fees received by an affiliate of the sponsor less any amounts reallowed to participating broker-dealers.

(4)   “Other fees” are acquisition fees, which include finders fees and due diligence reimbursements paid to affiliates of the advisors or general partners.

(5)   An affiliate of the sponsor provides management services for certain properties acquired in the respective programs.  Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(6)   Amounts paid to affiliates of the sponsor excludes amounts that have been capitalized for properties under development.  In addition, in 2010 and 2011, affiliates of Behringer Harvard Holdings waived asset management fees and deferred financing fees in total of $0.3 million and $0.5 million, respectively, owed by Behringer Harvard Multifamily REIT I , Inc.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS

This Table sets forth the annual operating results of Prior Real Estate Programs that have closed offerings since January 1, 2007 and that have similar or identical investment objectives to us.  All results are through December 31, 2011.

Behringer Harvard REIT I, Inc.

	2007	2008	2009(1)	2010(1)	2011(1)
Gross Revenue	$314,221	$605,433	$598,056	$522,226	$479,024
Equity in earnings of investments in tenant in common	5,117	1,331	284	954	(2,302)
Interest income	25,540	7,027	3,307	1,459	3,356
Gain on sale of assets	44	5,253	—	—	1,385
Gain on early extinguishment of debt	—	1,258	(4,477)	—	—
Gain on troubled debt restructuring	—	—	—	9,091	1,008
Income (Loss) from discontinued operations	—	13,633	(17,765)	(28,092)	3,631
Less: Operating expenses	118,543	251,358	267,498	234,628	210,584
Interest expense	100,729	191,328	187,116	169,466	146,134
Property and asset management fees	22,850	45,241	39,352	34,756	32,917
General and administrative	2,969	7,333	11,122	9,988	10,828
Asset impairment loss	—	21,114	241,239	59,247	54,246
Depreciation and amortization	141,462	278,213	272,165	228,781	213,268
Net income - GAAP basis	(41,631)	(160,652)	(439,087)	(231,228)	(181,875)
Non-controlling interest	—	(231)	(8,455)	(729)	(425)
Net income attributable to common stockholders	$(41,631)	$(160,421)	$(430,632)	$(230,499)	$(181,450)
Taxable income
-from operation	(12,874)	(40,218)	(45,169)	(73,311)	(203,381	)(2)
-from gain on sale	—	—	—	—	—
Cash generated from operations	63,794	68,484	63,010	49,308	2,363
Cash generated from sales	—	—	—	—	92,982
Cash generated from refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$63,794	$68,484	$63,010	$49,308	$95,345
Less: Cash distributions to investors (3)
-from operating cash flow	55,293	68,484	60,213	30,396	2,363
-from sales and refinancing	—	—	—	—	13,960
-from other (4)	—	1,970	—	—	—
Cash generated (deficiency) after cash distributions	$8,501	$(1,970)	$2,797	$18,912	$79,022
Special items (not including sales and refinancing)
Issuance of common stock	692,663	638,915	(84,834)	(7,177)	(4,299)
Investing and financing activities	(735,918)	(388,095)	(75,160)	(49,986)	(201,736)
Increase in other assets	4,753	(6,339)	(678)	(2,193)	(53)
Other	—	—	—	—	—
Cash generated (deficiency) after cash distributions and special items	$(30,001)	$242,511	$(157,875)	$(40,444)	$(127,066)
Tax and Distribution Data per $1,000 invested
Federal Income tax results:
Ordinary Income (loss)
-from operations	(7)	(16)	(17)	(28)	(77)
-from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors
Source (on GAAP basis)
-from investment income	30	26	23	12	—
-from return of capital	—	1	—	—	—
Total distributions on GAAP basis	$30	$27	$23	$12	$—
Source (on cash basis)
-from operations	30	26	23	12	—
-from sales	—	—	—	—	—
-from return of capital	—	1	—	—	—
Total distributions on cash basis	$30	$27	$23	$12	$—
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%	100.0%	100.0%	100.0%

(1)   In 2009, 2010 and 2011Behringer Harvard Holdings entities waived asset management fees of approximately $7.5 million, $8.9 million, and $6.2 million, respectively, owed by Behringer Harvard REIT I, Inc.  The waiver of fees impacted the results presented for Behringer Harvard REIT I, Inc.

(2)   Based upon the 2011 tax return as filed.

(3)   The source of the amounts distributed come first from the cash generated from operations and thereafter any excess distributions come from other sources as described in footnote (4).  The allocation of amounts reported on the stockholders’ Forms 1099 may vary since taxable income or loss is not based upon GAAP.  Also, the distribution amounts reported include distributions to common stockholders as well as immaterial amounts distributed to unaffiliated limited partners in the company’s operating partnership and unaffiliated third-party investment partners that hold noncontrolling interests in certain of the company’s property investments.

(4)   May include amounts from offering proceeds, fees waived by Behringer Harvard Holdings entities, and unaffiliated third-party borrowings.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (CONTD.)

Behringer Harvard Opportunity REIT I, Inc.

	2007	2008	2009	2010(1)	2011(1)
Gross Revenue	$35,228	$73,387	$96,937	$91,566	$52,857
Equity in income of joint ventures	(1,201)	(2,862)	(2,141)	(5,464)	(36,507)
Interest income	3,779	3,538	414	113	48
Gain on sale of investment	—	—	—	3,180	—
Gain on sale of real estate	—	—	—	3,901	1,334
Loss on debt extinguishment	(2,455)	—	—	(5,036)	—
Loss from discontinued operations	—	—	—	(7,926)	(4,463)
Less: Operating expenses	16,940	44,251	66,350	55,266	32,059
Interest expense	4,805	17,438	16,500	14,707	17,195
Property and asset management fees	3,232	7,095	9,119	8,112	6,496
General and administrative	1,562	4,934	5,704	6,699	5,701
Impairment charge	—	19,413	15,522	27,248	18,607
Provision for loan losses	—	—		7,136	7,881
Depreciation and amortization	13,069	25,661	29,975	23,948	19,456
Net income - GAAP basis	(4,257)	(44,729)	(47,960)	(62,782)	(94,126)
Non-controlling interest	(401)	(10,028)	(10,923)	(1,549)	(5,518)
Net income attributable to common stockholders	$(3,856)	$(34,701)	$(37,037)	$(61,233)	$(88,608)
Taxable income
-from operation	(3,619)	(6,380)	(10,326)	(12,411)	(27,175)
-from gain on sale	—	—	—	(4,596)	(9,400)
Cash generated from operations	(12,567)	(29,282)	11,421	17,464	17,488
Cash generated from sales	—	—	—	2,770	81,153
Cash generated from refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$(12,567)	$(29,282)	$11,421	$20,234	$98,641
Less: Cash distributions to investors (3)
-from operating cash flow	—	—	3,874	2,726	485
-from sales and refinancing	—	—	—	—	—
-from other (4)	2,620	4,006	—	—	—
Cash generated (deficiency) after cash distributions	$(15,187)	$(33,288)	$7,547	$17,508	$98,156
Special items (not including sales and refinancing)
Issuance of common stock	315,903	(3,738)	1,484	(1,131)	1,397
Investing and financing activities	(273,947)	(15,479)	(22,049)	(16,302)	(97,468)
Increase in other assets	(154)	—	—	—
Other (5)	(2,756)	(733)	(2,731)	1,258	1,585
Cash generated (deficiency) after cash distributions and special items	$23,859	$(53,238)	$(15,749)	$1,333	$3,670
Tax and Distribution Data per $1,000 invested
Federal Income tax results:
Ordinary Income (loss)
-from operations	(8)	(13)	(21)	(25)	(54	)(2)
-from recapture	—	—	—	—	(9,400)
Capital gain (loss)	—	—	—	(4,596)	—
Cash distributions to investors
Source (on GAAP basis)
-from investment income	—	—	8	5	1
-from return of capital	5	8	—	—	—
Total distributions on GAAP basis	$5	$8	$8	$5	$1
Source (on cash basis)
-from operations	—	—	8	5	1
-from sales	—	—	—	2,726	485
-from return of capital	5	8	—	—	—
Total distributions on cash basis	$5	$8	$8	$2,731	$486
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%	100.0%	100.0%	100.0%

(1)                   In 2010 and 2011, affiliates of Behringer Harvard Holdings agreed to defer asset management fees, debt financing fees, expense reimbursements and property management oversight fees accruing during the months of May 2010 through March 2011 owed by Behringer Harvard Opportunity REIT I, Inc.

(2)                   Based upon the final 2011 tax return as filed.

(3)                   The source of the amounts distributed come first from the cash generated from operations and thereafter any excess distributions come from other sources as described in footnote (4).  The allocation of amounts reported on the stockholders’ Forms 1099 may vary since taxable income or loss is not based upon GAAP.

(4)                   May include amounts from offering proceeds and unaffiliated third-party borrowings.

(5)                   Includes financing costs, redemptions of shares, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (CONTD.)

Behringer Harvard Opportunity REIT II, Inc.

	2007	2008	2009	2010	2011
Gross Revenue	$—	$913	$6,375	$19,248	$40,518
Equity in income of joint ventures	—	—	(2)	(347)	2,681
Interest income	2	363	484	483	136
Gain on sale of investment	—	—	—	204	—
Gain on sale of real estate	—	—	—	—	—
Bargain purchase gain	—	—	—	5,492	—
Loss on debt extinguishment	—	—	—	—	—
Loss from discontinued operations	—	—	—	—	4,527
Less: Operating expenses	—	379	2,027	8,397	23,471
Interest expense	—	—	1,309	2,843	8,397
Acquisition expense	—	—	—	11,277	4,110
Property and asset management fees	—	95	629	1,836	4,306
General and administrative	54	652	1,545	2,032	2,322
Impairment charge	—	—	—	—	—
Provision for loan losses	—	—	—	—	—
Depreciation and amortization	—	399	2,422	6,877	13,889
Net income - GAAP basis	(52)	(249)	(1,075)	(8,182)	(8,633)
Non-controlling interest	—	—	(9)	(755)	(882)
Net income attributable to common stockholders	$(52)	$(249)	$(1,066)	$(7,427)	$(7,751)
Taxable income
-from operation	(60)	(23)	(815)	(6,215)	(8,186	)(1)
-from gain on sale	—	—	—	5,187	5,367
Cash generated from operations	2	(95)	315	(8,237)	2,905
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$2	$(95)	$315	$(8,237)	$2,905
Less: Cash distributions to investors (2)
-from operating cash flow	—	—	315	—	2,905
-from sales and refinancing	—	—	—	—	—
-from other (3)	—	167	799	2,847	1,040
Cash generated (deficiency) after cash distributions	$2	$(262)	$(799)	$(11,084)	$(1,040)
Special items (not including sales and refinancing)
Issuance of common stock	201	64,523	61,563	73,355	24,719
Investing and financing activities	—	(17,089)	(40,630)	(77,055)	7,684
Increase in other assets	—	—	—	—	—
Other (4)	—	—	—	(3,350)	(608)
Cash generated (deficiency) after cash distributions and special items	$203	$81,350	$101,394	$142,676	$16,603
Tax and Distribution Data per $1,000 invested
Federal Income tax results:
Ordinary Income (loss)
-from operations	—	—	(6)	(32)	(36)
-from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	5,187	5,367
Cash distributions to investors
Source (on GAAP basis)
-from investment income	—	—	2	—	13
-from return of capital	—	3	6	15	5
Total distributions on GAAP basis	$—	$3	$8	$15	$18
Source (on cash basis)
-from operations	—	—	2	—	13
-from sales	—	—	—	—	—
-from return of capital	—	3	6	15	5
Total distributions on cash basis	$—	$3	$8	$15	$18
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%	100.0%	100.0%	100.0%

(1)                   Based upon the final 2011 tax return as filed.

(2)                   The source of the amounts distributed come first from the cash generated from operations and thereafter any excess distributions come from other sources as described in footnote (4).  The allocation of amounts reported on the stockholders’ Forms 1099 may vary since taxable income or loss is not based upon GAAP.

(3)                   May include amounts from offering proceeds and unaffiliated third-party borrowings.

(4)                   Includes financing costs, redemptions of shares, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE III

(UNAUDITED)

ANNUAL OPERATING RESULTS OF PRIOR REAL ESTATE PROGRAMS (CONTD.)

Behringer Harvard Multifamily REIT I, Inc.

	2007	2008	2009	2010(1)	2011(1)
Gross Revenue	$—	$—	$4,106	$32,567	$67,448
Equity in income of joint ventures	793	4,276	(238)	(6,892)	(7,877)
Interest income	343	885	1,090	1,376	3,360
Gain on sale of investment	—	—	—	—	5,724
Gain on sale of real estate	—	—	—	—	—
Gain on revaluation of equity on business combinations	—	—	—	—	121,938
Bargain purchase gain	—	—	—	—	—
Loss on debt extinguishment	—	—	—	—	—
Loss from discontinued operations	—	—	—	—	569
Less: Operating expenses	—	10	1,596	14,270	29,576
Interest expense	642	—	101	5,672	11,245
Acquisition expense	—	—	3,393	10,775	6,163
Property and asset management fees	218	884	2,051	5,146	6,307
General and administrative	483	1,590	3,231	4,242	4,570
Impairment charge	—	—	—	—	—
Provision for loan losses	—	—	—	—	—
Depreciation and amortization	—	47	2,891	21,516	38,813
Net income - GAAP basis	(207)	2,630	(8,305)	(34,570)	94,488
Non-controlling interest	—	—	—		4,144
Net income attributable to common stockholders	$(207)	$2,630	$(8,305)	$(34,570)	$90,344
Taxable income
-from operation	—	—	(807)	(4,422)	(49,893	)(2)
-from gain on sale	—	—	—	—	43,553
Cash generated from operations	245	2,383	244	2,593	31,651
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Total cash generated from operations, sales and refinancing	$245	$2,383	$244	$2,593	$31,651
Less: Cash distributions to investors (3)
-from operating cash flow	124	2,383	244	2,593	31,651
-from sales and refinancing	—	—	—	—	—
-from other (4)	391	3,383	11,239	22,550	3,949
Cash generated (deficiency) after cash distributions	$(270)	$(3,383)	$(11,239)	$(22,550)	$(3,949)
Special items (not including sales and refinancing)
Issuance of common stock	114,520	9,204	355,530	382,646	529,193
Investing and financing activities	—	(35,420)	(290,522)	(385,030)	80,451
Increase in other assets	(60,792)	—	—	—	—
Other (5)	(101)	(8)	—	—	(2,806)
Cash generated (deficiency) after cash distributions and special items	$53,357	$(29,607)	$53,769	$(24,934)	$602,889
Tax and Distribution Data per $1,000 invested
Federal Income tax results:
Ordinary Income (loss)
-from operations	—	—	(2)	(5)	(33)
-from recapture	—	—	—	—	—
Capital gain (loss)	—	—	—	—	43,553
Cash distributions to investors
Source (on GAAP basis)
-from investment income	—	20	1	3	21
-from return of capital	—	29	23	25	3
Total distributions on GAAP basis	$—	$49	$24	$28	$24
Source (on cash basis)
-from operations	—	20	1	3	21
-from sales	—	—	—	—	—
-from return of capital	—	29	23	25	3
Total distributions on cash basis	$—	$49	$24	$28	$24
Amount (in percentage terms) remaining invested in program properties at the end of last year reported in table	100.0%	100.0%	100.0%	100.0%	100.0%

(1)                   Amounts paid to affiliates of the sponsor excludes amounts that have been capitalized for properties under development.  In addition, in 2010 and 2011, affiliates of Behringer Harvard Holdings waived asset management fees and deferred financing fees in total of $0.3 million and $0.5 million, respectively, owed by Behringer Harvard Multifamily REIT I , Inc.

(2)                   Based upon the final 2011 tax return as filed.

(3)                   The source of the amounts distributed come first from the cash generated from operations and thereafter any excess distributions come from other sources as described in footnote (4).  The allocation of amounts reported on the stockholders’ Forms 1099 may vary since taxable income or loss is not based upon GAAP.

(4)                   May include amounts from offering proceeds and unaffiliated third-party borrowings.

(5)                   Includes financing costs, redemptions of shares, change in receivables from or payables to affiliates and deposits on properties to be acquired.

TABLE IV
(UNAUDITED)

RESULTS OF COMPLETED PROGRAMS

This Table has been omitted because, as of December 31, 2011, no Prior Real Estate Programs that have similar or identical investment objectives to us have completed operations since January 1, 2005.

TABLE V

(UNAUDITED)

RESULTS OF SALES OR DISPOSALS OF PROPERTY

This Table sets forth summary information on the results of the sale or disposals of properties since January 1, 2009 by Prior Real Estate Programs that have similar or identical investment objectives to us.  All figures are through December 31, 2011.

			Selling Price, Net of Closing Costs and GAAP Adjustments			Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program(1)	Adjustments Resulting From Application of GAAP(2)	Total(3)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing and Soft Costs(4)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures

Behringer Harvard REIT I, Inc.
IPC Florida I, LLC	12/12/07	12/31/09	12,463	23,076	—	—	35,539	25,261	30,172	55,433	5,899
IPC McDonald Properties, LLC	12/12/07	02/01/10	—	27,149	—	—	27,149	28,063	35,742	63,805	4,747
IPC Crescent Center, LLC	12/12/07	07/27/10	9,663	42,606	—	—	52,269	43,000	73,409	116,409	4,805
Gateway 22 Office Building	07/20/05	09/03/10	—	9,519	—	—	9,519	9,750	13,460	23,210	763
Behringer Harvard One Financial, LLC	08/02/05	12/03/10	—	43,000	—	—	43,000	43,000	67,533	110,533	33
IPC Florida II, LLC	12/12/07	12/14/10	587	15,569	—	—	16,156	16,253	40,772	57,025	2,490
BofA Plaza L.P.	12/12/07	12/15/10	13,897	47,243	—	—	61,140	50,000	103,308	153,308	7,459
222 Bloomingdale Road Office Building	12/12/07	12/15/10	—	10,183	—	—	10,183	10,472	17,549	28,021	(1,354)
IPC Xpark Properties, LLC	12/12/07	01/06/11	—	5,582	—	—	5,582	5,721	4,699	10,420	(390)
Behringer Harvard Equity Drive LP (Westway One)	01/15/08	01/27/11	30,555	—	—	—	30,555	—	37,254	37,254	6,640
Behringer Harvard Grandview, LLC	10/20/06	02/25/11	—	17,000	—	—	17,000	17,000	7,164	24,164	1,252
Behringer Harvard 10777 Clay Road, L.P.	03/14/06	06/30/11	5,800	16,269	—	—	22,069	16,300	9,869	26,169	4,129
Behringer Harvard Downtown Plaza LP	06/14/05	07/22/11	373	12,485	—	—	12,858	12,650	7,085	19,735	2,569
Behringer Harvard Travis II LP	10/01/04	08/17/11	—	34,556	—	—	34,556	37,750	19,782	57,532	(1,953)
Gateway 12 & Gateway 23 Office Buildings	07/20/05	08/24/11	—	18,772	—	—	18,772	18,875	8,856	27,731	1,360
Resurgens Plaza	11/30/06	12/06/11	—	82,000	—	—	82,000	82,000	30,867	112,867	6,868
Behringer Harvard Opportunity REIT I, Inc.
Behringer Harvard Ferncroft, LLC	07/13/06	08/17/10	—	18,000	—	—	18,000	18,000	14,539	32,539	171
Behringer Harvard UVA, LLC (5)	02/01/07	10/22/10	8,836	—	—	—	8,836	—	6,559	6,559	287
Behringer Harvard Frisco Square Land	08/03/07	01/12/11	—	5,693	—	—	5,693	—	5,693	5,693	—
Behringer Harvard Whitewater, LLC	03/01/06	04/26/11	4,956	3,988	—	—	8,944	—	10,015	10,015	3,586
Behringer Harvard Augusta LP	09/13/07	06/30/11	5,914	17,090	—	—	23,004	—	38,010	38,010	4,382
Behringer Harvard Regency LP	09/13/07	12/21/11	4,933	10,800	—	—	15,733	—	24,083	24,083	5,117
Behringer Harvard Crossroads LP	06/26/08	10/04/11	—	26,673	—	—	26,673	28,600	8,845	37,445	(1,216)
Behringer Harvard TCU, LLC (5)	02/01/07	12/08/11	7,942	—	—	—	7,942	—	6,126	6,126	1,833
Behringer Opportunity REIT II, Inc.
SPRM Killeen, LP (Stone Creek Apartments)	11/30/09	08/30/10	616	1,257	—	—	1,873	1,291	508	1,799	42
Private Army Lodging (PAL) Loan	08/14/09	08/15/11	—	—	—	—	—	—	25,688	25,688	33,656
Inland Empire Distribution Center (El Cajon) (6)	08/10/10	09/22/11	7,108	5,897	—	—	13,005	6,832	1,595	8,427	(399)
Archibald Business Center	08/27/10	12/22/11	5,253	5,067	—	—	10,320	—	7,616	7,616	(276)
Behringer Harvard Short-Term Opportunity Fund I LP
Behringer Harvard Landmark LP	07/06/05	06/30/11	487	16,155	—	—	16,642	—	36,429	36,429	8,753
Behringer Harvard Plaza Skillman	07/23/04	07/05/11	—	9,366	—	—	9,366	8,690	4,684	13,374	198

TABLE V

(UNAUDITED)

RESULTS OF SALES OR DISPOSALS OF PROPERTY (contd.)

			Selling Price, Net of Closing Costs and GAAP Adjustments			Cost of Properties Including Closing and Soft Costs
Property	Date Acquired	Date of Sale	Cash Received Net of Closing Costs	Mortgage Balance at Time of Sale	Purchase Money Mortgage Taken Back By Program(1)	Adjustments Resulting From Application of GAAP(2)	Total(3)	Original Mortgage Financing	Total Acquisition Cost, Capital Improvement, Closing and Soft Costs(4)	Total	Excess (Deficiency) of Property Operating Cash Receipts Over Cash Expenditures
Behringer Harvard Melissa Land	10/05/05	12/06/11	—	1,500	—	—	1,500	2,000	909	2,909	(779)
Behringer Harvard Northwest Highway	03/03/05	12/16/11	(60)	2,267	—	—	2,207	—	5,642	5,642	(2,127)
Behringer Harvard Quorum I LP	07/02/04	12/16/11	(244)	6,800	—	—	6,556	4,550	8,020	12,570	119
Behringer Harvard Multifamily REIT I
Waterford Place	09/03/09	05/11/11	27,621	32,110	—	—	59,731	33,195	11,278	44,473	2,058
Behringer Harvard Mid-Term Value Enhancement Fund I LP
Behringer Harvard Hopkins LLC	03/12/04	04/14/10	2,516	—	—	—	2,516	—	3,352	3,352	1,492
Behringer Harvard 2800 Mockingbird LP (7)	03/09/05	05/26/11	5,268		—	—	5,268	—	6,830	6,830	3,535
Behringer Harvard 1401 Plano Road LP, LLC (7)	12/21/05	10/26/11	3,289		—	—	3,289	—	4,418	4,418	1,504

(1)         No purchase money mortgages were taken back by any individual program.

(2)         Financial statements for programs are prepared in accordance with GAAP.

(3)         None of these sales are being reported on the installment basis.

(4)         The amounts shown do not include a pro rata share of the original offering costs.  There were no carried interests received in lieu of commissions in connection with the acquisition of the property.

(5)         Represents our 50% unconsolidated interest in a joint venture.

(6)         Unconsolidated equity investment.

(7)         Represents the book value gain (loss).  Under liquidation accounting, adopted as of February 16, 2011 for Behringer Harvard Mid-Term Value Enhancement Fund I, LP.

ADAPTIVE REAL ESTATE INCOME TRUST, INC.

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(2)    NON-CUSTODIAL OWNERSHIP

☐ Individual	☐	Trust
Include title and signature pages

☐ Joint Tenant:
Type of Joint Tenancy
Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated

☐ Corporation (specify below)
☐ S-Corp	☐	Pension or Profit Sharing Plan	☐ Partnership
☐ C-Corp		Include Plan Documents

☐ Uniform Gift/Transfer to Minors (UGMA/UTMA)
Under the UGMA/UTMA of the State of

☐ Other:
Specify

(3)    CUSTODIAL OWNERSHIP

Send all paperwork directly to the custodian

☐ IRA:	☐ Pension or Profit-Sharing Plan	☐ Other:
Type of IRA (Traditional, Roth, or SEP)
Specify
Custodian Name:	Custodian Tax ID:
Street/P.O. Box: :
City, State, Zip::
Custodial Account #:	Custodian Telephone #:

(4)    INVESTOR INFORMATION REQUIRED

Please print name(s) in which shares are to be registered.  If establishing a retirement plan, include both custodian and investor names and Taxpayer ID numbers.

☐ U.S. Citizen	☐ Resident Alien	☐	Non-Resident Alien
	Country or Origin:		Country or Origin:
Owner/Trustee Name::
Tax ID/SS#:			Date of Birth:
Jt. Owner/Minor/Co-Trustee Name:
Tax ID/SS#:			Date of Birth:
Entity/Trust Name:			Date of Birth:
Street Address (required):
	City:	State:	Zip Code:
If Non-U.S., Specify Country:			Daytime Phone:
Mailing Address (optional):
	City:	State:	Zip Code:
If Non-U.S., Specify Country:			Daytime Phone:

E-mail Address:

(5)    DISTRIBUTIONS

Complete this section to enroll in the Distribution Reinvestment Plan or to elect to receive distributions by check mailed to you, by check mailed to a third-party or alternate address, or by direct deposit.

Custodial accounts may not direct distributions to a party other than the Custodian address of record.

I hereby subscribe for share of Adaptive Real Estate Income Trust, Inc. and elect the distribution option indicated below:

☐       Participate in the Distribution Reinvestment Plan (see Prospectus for details)

☐       Check mailed to the address of record

☐       Check mailed to third party/alternate address

To direct distributions to a party other than the registered owner, please provide applicable information below.

Third Party/Alternate Address
Institution/Payee Name:
Account #:
Name on Account:
Street/P.O. Box:
City:	State:	Zip Code:

☐       Direct Deposit — please attach a pre-printed voided check. I authorize Adaptive Real Estate Income Trust, Inc. or its agent to deposit my distribution to my checking or savings account. This authority will remain in force until I notify Adaptive Real Estate Income Trust, Inc. in writing to cancel it. In the event that Adaptive Real Estate Income Trust, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

(6)    ELECTRONIC DELIVERY

☐       Electronic Delivery of Reports and Updates. I authorize Adaptive Real Estate Income Trust, Inc. to make available on its website at www.XXX.com its quarterly reports, annual reports, proxy statements, prospectus supplements or other reports required to be delivered to me, as well as any property or marketing updates, and to notify me via e-mail when such reports or updates are available in lieu of receiving paper documents.  (You must provide an e-mail address if you choose this option.)

E-mail Address:

(7)    BROKER DEALER/FINANCIAL ADVISOR INFORMATION

(All fields must be completed)

The Financial Advisor must sign below to complete order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker-Dealer Name:		Phone Number:
Street/P.O. Box:
City:	State:	Zip Code:
Financial Advisor Name:		Phone Number:
Advisor Mailing Address:
City:	State:	Zip Code:

☐       Registered Investment Adviser (RIA):  All sales of securities must be made through a Broker-Dealer.  If an RIA has introduced a sale, the sale must be conducted through (1) the RIA in his or her capacity as a Registered Representative of a Broker-Dealer, if applicable; (2) a Registered Representative of a Broker-Dealer which is affiliated with the RIA, if applicable; (3) if neither (1) nor (2) is applicable, an unaffiliated Broker-Dealer (Section 7 must be filled in).

The undersigned confirm on behalf of the Broker-Dealer that they (1) have reasonable ground to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (2) have discussed such investor’s prospective purchase of shares with such investor; (3) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (4) have delivered a current Prospectus and related supplements, if any, to such investor; (5) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (6) have reasonable grounds to believe that the purchase of shares is a suitable and appropriate investment for such investor based on the investor’s age, investment objectives, investment experience, income, net worth, time horizon, liquidity needs, risk tolerance, financial situation and other investments, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

Financial Advisor Signature	Date

(8)    SUBSCRIBER SIGNATURES

TAXPAYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies that (1) the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because I am exempt from backup withholding, I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien) unless I have otherwise indicated in section 4 above.

I understand that I will not be admitted as a stockholder until my investment has been accepted.  Depositing of my check alone does not constitute acceptance.  The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA PATRIOT Act and depositing funds.

Adaptive Real Estate Income Trust, Inc. is required by law to obtain, verify and record certain personal information from your or persons on your behalf in order to establish the account.  Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number.  We may also look to see other identifying documents.  If you do not provide the information,  Adaptive Real Estate Income Trust , Inc. may not be able to open your account.  By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct.  If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below.  Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.  In order to induce Adaptive Real Estate Income Trust, Inc. to accept this subscription agreement, I hereby represent and warrant to you as follows:

ALL ITEMS MUST BE READ AND INITIALED	Owner	Joint Owner

(1) I have received the final Adaptive Real Estate Income Trust, Inc. Prospectus.

(2)   I have (x) net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more, or (y) a net worth (as described above) of at least $70,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $70,000 gross annual income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.” I will not purchase additional shares unless I meet those suitability requirements at the time of purchase.

Net worth: $

(3) I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

(4)   I (we) represent that I am (we are) purchasing the shares for my (our) own account, or, if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), then I (we) represent that I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

(5)   For Kansas Residents — It is recommended by the office of the Kansas Securities Commissioner that Kansas investors no invest, in the aggregate, more than 10% of their liquid net worth in this and other direct participation investments. Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Your sale is not final for five (5) business days after your receipt of the final Prospectus.  We will deliver a confirmation of sale to you after your purchase is completed.

If you participate in the Distribution Reinvestment Plan or make subsequent purchases of shares of Adaptive Real Estate Income Trust, Inc., you agree that, if you fail to meet the suitability requirements for making an investment in shares or can no longer make the other representations or warranties set forth in this Section 8, you are required to promptly notify Adaptive Real Estate Income Trust, Inc. and your Broker-Dealer in writing.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF IRA OR QUALIFIED PLAN IS ADMINISTERED BY A THIRD PARTY.

All items on the Subscription Agreement must be completed in order for your subscription agreement to be processed.  Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in Adaptive Real Estate Income Trust, Inc.

Owner/Trustee Signature	Date

Jt. Owner/Trustee/Custodian Signature	Date

EXHIBIT C
DISTRIBUTION REINVESTMENT PLAN

Adaptive Real Estate Income Trust, Inc.

Effective as of                                 , 20

Adaptive Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), has adopted this distribution reinvestment plan (the “Plan”), administered by the Company or an unaffiliated third party (the “Administrator”), as agent for participants in the Plan (“Participants”), on the terms and conditions set forth below.

1.             ELECTION TO PARTICIPATE.  Subject to the terms hereof, any purchaser of shares of common stock of the Company, par value $.0001 per share (the “Shares”), may become a Participant by making a written election to participate on such purchaser’s Subscription Agreement at the time of subscription for Shares.  Any stockholder who has not previously elected to participate in the Plan may so elect at any time by completing and executing an authorization form obtained from the Administrator or any other appropriate documentation as may be required by the Administrator.  Participants are required to have the full amount of their cash distributions (other than “Designated Special Distributions” as defined below) with respect to each investment in Shares reinvested pursuant to the Plan.

2.             DISTRIBUTION REINVESTMENT PLAN.  The Administrator will receive all cash distributions (other than “Designated Special Distributions” as defined below) paid by the Company with respect to Shares of Participants (collectively, the “Distributions”).  Participation will commence with the next Distribution payable after receipt of the Participant’s election pursuant to Paragraph 1 hereof, provided it is received at least ten days prior to the last day of the month to which such Distribution relates.  Subject to the preceding sentence, regardless of the date of such election, a holder of Shares will become a Participant in the Plan effective on the first day of the month following such election, and the election will apply to all Distributions attributable to such month and to all months thereafter.  As used in this Plan, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of Directors of the Company (the “Board”).

3.             GENERAL TERMS OF PLAN INVESTMENTS.  The Administrator will apply all Distributions subject to this Plan, as follows:

(a)           Prior to the termination of the Company’s initial public offering (including the distribution reinvestment plan portion thereof, as shares may be reallocated between it and the primary offering) (the “Initial Offering”) of the Shares reserved for issuance under the Plan pursuant to the Company’s registration statement on Form S-11 (File No. 333-145692), as thereafter amended or supplemented (the “Registration Statement”), the Administrator will invest Distributions in Shares at a price equal to the following, regardless of the price per Share paid by the Participant for the Shares in respect of which the Distributions are paid: (1) prior to the first the valuation of the Shares conducted by the Board or a committee thereof (as opposed to a valuation that is based solely on the offering price of securities in the most recent offering) (the “Initial Board Valuation”) under the Company’s valuation policy, as such valuation policy is amended from time to time (the “Valuation Policy”),  95% of our current share price less any special distributions so designated by the Board and distributed to stockholders after the estimated value per share was determined (the “Special Distributions”); or (2) on or after the Initial Board Valuation, 100% of the most recently disclosed estimated value per share as determined in accordance with the Valuation Policy less any Special Distributions.  No advance notice of pricing pursuant to this Paragraph 3(a) shall be required.

(b)           After termination of the Initial Offering, the Administrator will invest Distributions in Shares that may (but are not required to) be supplied from either (i) Shares registered with the Securities and Exchange Commission (the “Commission”) pursuant to an effective registration statement for Shares for use in the Plan (a “Future Registration”) or (ii) Shares purchased by the Administrator for the Plan in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the “Secondary Market”) and registered with the Commission for resale pursuant to the Plan.  Shares registered in a Future Registration that are not purchased by the Administrator in the Secondary Market will be issued at a price equal to 100% of (A) the most recently disclosed estimated value per share less (B) any Special Distributions.  Shares purchased on the Secondary Market as set forth in (ii) above will be purchased at the then-prevailing market price, and the average price paid by the Administrator for all such purchases for a single Distribution will be utilized for purposes of determining the purchase price for Shares purchased under the Plan on such investment date; however, in no event will the purchase price for Shares purchased under the Plan be less than 100% of the market price for Shares on such investment date.  Shares acquired by the Administrator on the Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the per Share price that will be paid for the Shares purchased for the Plan pursuant to the Initial Offering and any subsequent offering.  If the Administrator acquires Shares in the Secondary Market for use in the Plan, the Administrator shall use reasonable efforts to acquire Shares for use in the Plan at the lowest price then reasonably available.  However, the Administrator does not in any respect guaranty or warrant that the Shares so acquired and purchased by the Participants in the Plan will be at the lowest possible price.  Further, irrespective of the Administrator’s ability to acquire Shares in the Secondary Market or the Company’s ability to complete a Future Registration for shares to be used in the Plan, neither the

Administrator nor the Company is in any way obligated to do either.  No advance notice of pricing pursuant to this Paragraph 3(b) shall be required.

(c)           Regardless of the pricing determined pursuant to Paragraphs 3(a) and 3(b) above, the Board may determine, from time to time, in its sole discretion, the price at which the Administrator will invest Distributions in Shares.  No advance notice of pricing pursuant to this Paragraph 3(c) shall be required unless the new price so determined varies more than 5% from the pricing that would have resulted pursuant to Paragraphs 3(a) and 3(b) above, as applicable, with respect to any Distribution reinvestment if the Board had not so determined a new price, in which case the Company shall deliver a notice regarding the new price to each Participant at least 30 days’ prior to the effective date of the new price.

(d)           No selling commissions or dealer manager fees will be paid for Shares purchased pursuant to the Plan.

(e)           For each Participant, the Administrator will maintain an account that shall reflect for each month the Distributions received by the Administrator on behalf of such Participant.  A Participant’s account shall be reduced as purchases of Shares are made on behalf of such Participant.

(f)            Distributions shall be invested in Shares by the Administrator promptly following the payment date with respect to such Distributions to the extent Shares are available for purchase under the Plan.  If sufficient Shares are not available, any such funds that have not been invested in Shares within 30 days after receipt by the Administrator will be distributed to the Participants.  Any interest earned on such accounts will be paid to the Company and is and will become the property of the Company.

(g)           The purchase of fractional shares, computed to four decimal places, is a permissible and likely result of participation in the Plan.  The ownership of the Shares shall be reflected on the books of the Company or its transfer agent.

(h)           A Participant will not be able to acquire Shares under the Plan to the extent that such purchase would cause the Participant to exceed the ownership limits set forth in the Company’s charter, as amended, unless exempted by the Board.

(i)            The Shares issued under the Plan will be uncertificated until the Board determines otherwise.

4.             DISTRIBUTION OF FUNDS.  In making purchases for Participants’ accounts, the Administrator may commingle Distributions attributable to Shares owned by Participants and any additional payments received from Participants in respect of the purchase of Shares.

5.             ABSENCE OF LIABILITY.  Neither the Company nor the Administrator shall have any responsibility or liability as to the value of the Shares, any change in the value of the Shares acquired for the Participant’s account, or the rate of return earned on, or the value of, the interest-bearing accounts in which Distributions are invested.  Neither the Company nor the Administrator shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant’s participation in the Plan upon such Participant’s death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and (b) with respect to the time and the prices at which Shares are purchased for a Participant.

6.             SUITABILITY.

(a)           Each Participant shall notify the Administrator in the event that, at any time during his or her participation in the Plan, there is any material change in the Participant’s financial condition or inaccuracy of any representation under the Subscription Agreement for the Participant’s initial purchase of Shares.

(b)           For purposes of this Paragraph 6, a material change shall include any anticipated or actual decrease in net worth or annual gross income or any other change in circumstances that would cause the Participant to fail to meet the suitability standards set forth in the Company’s then current prospectus, as supplemented, for the offering of Shares under this Plan.

7.             REPORTS TO PARTICIPANTS.  Within 60 days after the end of each fiscal quarter, the Administrator will deliver to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares and the total Shares purchased on behalf of the Participant.  Each statement shall also advise the Participant that, in accordance with Paragraph 6 hereof, the Participant is required to notify the Administrator in the event that there is any material change in the Participant’s financial condition or if any representation made by the Participant under the Subscription Agreement for the Participant’s initial purchase of Shares becomes inaccurate.  Tax information regarding a Participant’s participation in the Plan will be sent to each Participant by the Company or the Administrator at least annually.

8.             NO DRAWING.  No Participant shall have any right to draw checks or drafts against the Participant’s account or give instructions to the Company or the Administrator except as expressly provided herein.

9.             TAXES.  The reinvestment of Distributions under the Plan does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

10.          TERMINATION.

(a)           A Participant may terminate or modify his participation in the Plan at any time by written notice mailed to the Administrator.  To be effective for any Distribution, such notice must be received by the Administrator at least ten days prior to the last day of the month to which such Distribution relates.

(b)           Prior to the listing of the Shares on a national stock exchange, a Participant’s transfer of Shares will terminate participation in the Plan with respect to such transferred Shares as of the first day of the month in which such transfer is effective, unless the transferee of such Shares in connection with such transfer demonstrates to the Administrator that such transferee meets the requirements for participation hereunder and affirmatively elects participation by delivering an executed authorization form or other instrument required by the Administrator.

(c)           The Administrator may terminate a Participant’s individual participation in the Plan, and the Company may suspend or terminate the Plan itself, at any time by ten days’ prior written notice to a Participant, or to all Participants, as the case may be.

(d)           After termination of the Plan or termination of a Participant’s participation in the Plan, the Administrator will send to each Participant (i) a statement of account in accordance with Paragraph 7 hereof, and (ii) a check for the amount of any Distributions in the Participant’s account that have not been invested in Shares.  Any future Distributions with respect to such former Participant’s Shares made after the effective date of the termination of the Participant’s participation in the Plan will be sent directly to the former Participant or to such other party as the Participant has designated pursuant to an authorization form or other documentation satisfactory to the Administrator.

11.          STATE REGULATORY RESTRICTIONS.  The Administrator is authorized to deny participation in the Plan to residents of any state that imposes restrictions on participation in the Plan that conflict with the general terms and provisions of this Plan.

12.          NOTICE.  Any notice or other communication required or permitted to be given by any provision of this Plan shall be in writing and, if to the Administrator, addressed to Behringer Harvard Investment Services, P.O. Box 219768, Kansas City, MO 64121-9768, or such other address as may be specified by the Administrator by written notice to all Participants.  Notices to a Participant may be given by letter addressed to the Participant at the Participant’s last address of record with the Administrator, delivered by electronic means to any address specified by the Participant, or given by including such information in a Current Report on Form 8-K or in the Company’s annual or quarterly reports, all publicly filed with the Commission.  Each Participant shall notify the Administrator promptly in writing of any change of address.

13.          AMENDMENT.  The terms and conditions of this Plan may be amended or supplemented by the Company at any time, including but not limited to an amendment to the Plan to substitute a new Administrator to act as agent for the Participants, by delivering an appropriate notice to each Participant at least 30 days prior to the effective date of the amendment or supplement.  Such amendment or supplement shall be deemed conclusively accepted by each Participant except those Participants from whom the Administrator receives written notice of termination prior to the effective date thereof.

In the event that the Plan is amended pursuant to this Paragraph 13 or suspended pursuant to Paragraph 10(c) hereof, each Participant shall remain a Participant in the Plan receiving cash distributions during such period that the Plan is suspended or the Shares cannot otherwise be distributed hereunder, unless the Participant terminates his participation in accordance with the procedures set forth under Paragraph 10(a) above.  Once such suspension or other inability to distribute Shares hereunder ceases, the Participant will then receive Shares hereunder.

14.          GOVERNING LAW.  This plan and participant’s election to participate in the plan shall be governed by the laws of the State of Maryland.  The foregoing choice of law shall not restrict the application of any state’s securities laws (including the standards contained in the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association on May 7, 2007) to the sale of shares to its residents or within such state.

ADAPTIVE REAL ESTATE INCOME TRUST, INC.

PROSPECTUS

Up to $3,712,500,000 in Shares of Common Stock

Offered to the Public

ALPHABETICAL INDEX	Page
Additional Information
Cautionary Note Regarding Forward-Looking Statements
Conflicts of Interest
Description of Shares
Estimated Use of Proceeds
Experts
Federal Income Tax Considerations
Form of Distribution Reinvestment Plan
Form of Subscription Agreement
How to Subscribe
Investment by ERISA Plans and Certain Tax-Exempt Entities
Investment Objectives, Strategy and Related Policies
Legal Matters
Management
Plan of Distribution
Plan of Operation
Prior Performance Summary
Prior Performance Tables
Prospectus Summary
Questions and Answers About This Offering
Risk Factors
Stock Ownership
Suitability Standards
Summary of Distribution Reinvestment Plan
Supplemental Sales Material
The Operating Partnership Agreement

Until [    ], 2013 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the obligation of dealers to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus.  If any such information or statements are given or made, you should not rely upon such information or representation.  This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful.  This prospectus speaks as of the date set forth below.  You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed.  See “Risk Factors” beginning on page 19 to read about risks you should consider before buying shares of our common stock.

[                ], 2013

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than selling commissions and the dealer manager fee, to be paid in connection with the sale of common stock being registered by Adaptive Real Estate Income Trust, Inc. (the “Registrant”).  All amounts are estimates except the registration fee and the FINRA filing fee.

SEC REGISTRATION FEE	$343,800
FINRA FILING FEE	75,500
PRINTING EXPENSES	*
LEGAL FEES AND EXPENSES	*
ACCOUNTING FEES AND EXPENSES	*
BLUE SKY FEES AND EXPENSES	*
EDUCATIONAL SEMINARS AND CONFERENCES	*
ADVERTISING AND SALES EXPENSES	*
DUE DILIGENCE EXPENSES	*
MISCELLANEOUS	*
TOTAL EXPENSES	$45,000,000

*  To be filed by amendment.

Item 32.  Sales to Special Parties

The Registrant’s executive officers and directors, as well as officers and affiliates of Adaptive Real Estate Income Trust Advisors, LLC (the “Advisor”) (and employees of the Advisor and its affiliates) and their family members (including spouses, parents, grandparents, children and siblings), may purchase Class I shares in the Registrant’s primary offering at a discount from the public offering price. The purchase price for such shares will be $9.00 per share, reflecting the fact that selling commissions in the amount of $0.70 per share and dealer manager fees in the amount of $0.30 per share will not be payable in connection with such sales. The net offering proceeds to the Registrant will not be affected by such sales of shares at a discount.

The Registrant may sell Class W shares at a discount from the public offering price to retirement plans of broker-dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities. The purchase price for such shares will be $9.30 per share, reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net offering proceeds to the Registrant from such sales will be identical to the net offering proceeds the Registrant receives from other sales of shares.

The Registrant will not pay any selling commissions, and our dealer manager may elect to waive, in its discretion, a portion of the dealer manager fee in connection with the sales of Class W Shares, (1) if the investor has engaged the services of a registered investment adviser or other financial advisor who will be paid other compensation by the investor for investment advisory services or other financial or investment advice (other than a registered investment adviser that is also registered as a broker-dealer who does not have a fixed or “wrap” fee feature or other asset fee arrangement with the investor, including where the investor has a contract for financial planning services with such a registered investment adviser that is also a registered broker-dealer and/or an agent of such firm) or (2) if the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department.  The net proceeds to the Registrant will not be affected by reducing the selling commissions or dealer manager fee payable in connection with such transactions.

In addition to the fixed volume discounts described in the prospectus, in order to encourage purchases of $3,000,000 or more in Class R Shares, the Advisor may agree to forego a portion of the amount the Registrant would otherwise be obligated to reimburse the Advisor for its organization and offering expenses. Other accommodations may be agreed to by the sponsor of the Registrant in connection with a purchase of $3,000,000 or more in Class R Shares. The purchase price of such shares would be reduced by the extent of reductions in selling commissions or other accommodations so that the net proceeds to the Registrant would be the same as for sales at $10.00 per share.

Item 33.  Recent Sales of Unregistered Securities

On August 26, 2011, the Company repurchased 1,000 shares of preferred stock previously issued to Behringer Harvard Holdings, LLC for $1,000.  Also on August 26, 2011, the Registrant declared a stock split of 1.1049352499 shares of its common stock for each outstanding share as of that date.  This stock split resulted in a change of the shares owned by Behringer Harvard Holdings, LLC from 22,471 shares to 24,829 shares.

On September 30, 2011, the Registrant issued 1,000 shares of its non-participating, non-voting, convertible stock for an aggregate purchase price of $1,000 to the Advisor.

The Registrant issued the shares described above in private transactions exempt from the registration requirements under the Securities Act of 1933, as amended (“Securities Act”), pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

Item 34.  Indemnification of the Officers and Directors

The Registrant is permitted to limit the liability of its directors, officers, employees and other agents, and to indemnify them, but only to the extent permitted by Maryland law, its charter, and federal and state securities laws.

The Maryland General Corporation Law, as amended (the “MGCL”), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met.

The Registrant’s charter requires it to hold harmless its directors and officers, and to indemnify its directors, officers and employees and the Advisor, its affiliates and any of their employees acting as an agent or providing services to the Registrant to the maximum extent permitted by Maryland law for losses, if the following conditions are met:

•                  the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in the Registrant’s best interests;

•                  the party seeking exculpation or indemnification was acting on the Registrant’s behalf or performing services for the Registrant;

•                  in the case of non-independent directors, the Advisor or its affiliates or employees, the liability or loss was not the result of negligence or misconduct by the party seeking exculpation or indemnification;

•                  in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the independent director; and

•                  the indemnification or agreement to hold harmless is recoverable only out of the Registrant’s assets and not from the stockholders.

This provision, however, does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the ability of the Registrant’s stockholders to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the Registrant, although equitable remedies may not be an effective remedy in some circumstances.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.  Further, the Registrant’s charter prohibits the indemnification of its directors, the Advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•                  there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•                  such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•                  a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the Registrant’s securities were offered as to indemnification for violations of securities laws.

The Registrant’s charter further permits it to advance funds to its directors, the Advisor and its affiliates or employees for reasonable legal expenses and other costs incurred by them in advance of the final disposition of a proceeding for which indemnification is being sought only if all of the following conditions are satisfied: (1) the legal action relates to acts or omissions with respect to the performance of duties or services on the Registrant’s behalf; (2) the party seeking indemnification provides the Registrant with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification; (3) the legal action is initiated by a third party who is not a stockholder or, if the legal action is initiated by a stockholder acting in his capacity as such, a court of competent jurisdiction specifically approves such advancement; and (4) the party seeking the advance agrees in writing to repay the advanced funds to the Registrant together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

The Registrant will also purchase and maintain insurance on behalf of all of its directors and officers against liability asserted against or incurred by them in their official capacities with the Registrant, whether or not the Registrant is required or has the power to indemnify them against the same liability.

Item 35.  Treatment of Proceeds from Stock Being Registered

Not Applicable.

Item 36.  Consolidated Financial Statements and Exhibits

(a)           Financial Statements.  The list of the financial statements filed as part of this Registration Statement on Form S-11 is set forth on page F-1 herein.

(b)           Exhibits.  The list of exhibits filed as part of this Registration Statement on Form S-11 is submitted in the Exhibit Index following the signature pages herein.

Item 37.  Undertakings

(a)           The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)           The Registrant undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)           The Registrant undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)           For the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e)           The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with our advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to our advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)            The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by our advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(g)           The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)           The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)            Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI

(UNAUDITED)

ACQUISITIONS OF PROPERTIES BY PROGRAM

Table VI presents summary information regarding real estate investments acquired since January 1, 2009 by prior real estate programs sponsored by Behringer Harvard Holdings, LLC and its affiliates having similar or identical investment objectives to those of the Registrant.  This table provides information regarding the general type and location of the investments and the manner in which the investments were acquired.  All figures are through December 31, 2011.

	Private Army Lodging	Palms of Monterrey	Stone Creek	Holstenplatz	El Cajon Distribution Center

Name	PAL Loan	Palms of Monterrey	Stone Creek	Holstenplatz	Inland Empire Distribution Center
Location	various	East	South	Europe	West
Type	2nd Lien financing	Multi-family	Multi-family	Office	Industrial
Gross Leasable Space (sq. ft.) or # of units and total square feet of units	—	408 units	300 units	80,000	1,402,825
Date(s) of Purchase	08/14/09	various	11/30/09	06/30/10	08/10/10
Mortgage Financing at Date(s) of Purchase	—	—	—	9,705	6,832
Cash Invested	25,688	13,518	508	4,629	4,681
Acquisition Cost:
Contract Purchase Price plus acquisition fee	25,688	23,513	508	12,939	8,271
Other cash expenditures capitalized	—	(10,395)	—	1,395	3,242
Total Acquisition Cost	25,688	13,118	508	14,334	11,513

	Archibald Business Center	Parrot’s Landing	Florida MOB	Courtyard Kaui Coconut Beach Hotel	Interchange Business Center

Name	Archibald	Parrot’s Landing	Florida MOB	Courtyard Kauai Coconut Beach	Interchange
Location	West	East	East	West	West
Type	Industrial	Multi-family	Office	Hotel	Industrial
Gross Leasable Space (sq. ft.) or # of units and total square feet of units	231,000	560 units	694,000	311 Rooms	802,000
Date(s) of Purchase	08/27/10	09/17/10	Various	10/20/10	11/23/10
Mortgage Financing at Date(s) of Purchase	—	26,620	—	30,400	14,460
Cash Invested	8,097	14,161	75,804	11,703	12,304
Acquisition Cost:
Contract Purchase Price plus acquisition fee	7,814	38,840	62,931	31,346	24,660
Other cash expenditures capitalized	283	1,941	12,872	10,757	2,104
Total Acquisition Cost	8,097	40,781	75,803	42,103	26,764

	UGA Student Housing	Babcock Self Storage	Lakes of Margate	Arbors at Harbor Town	Waterford(1)

Name	UGA-River Club and River Walk	Babcock Self Storage	Lakes of Margate	Arbors of Harbor Town	Waterford(1)
Location	East	South	East	East	West
Type	Student Housing	Self-Storage	Multi-Family	Multi-Family	Multi-Family
Gross Leasable Space (sq. ft.) or # of units and total square feet of units	1128 Beds	537 Units	280 Units	345 Units	390 Units
Date(s) of Purchase	04/25/11	08/30/11	10/19/11	12/20/11	09/03/09
Mortgage Financing at Date(s) of Purchase	21,420	1,934	14,260	24,440	—
Cash Invested	10,226	1,371	12,139	9,887	—
Acquisition Cost:
Contract Purchase Price plus acquisition fee	28,603	3,057	23,143	30,424	—
Other cash expenditures capitalized	3,043	317	3,438	4,051	—
Total Acquisition Cost	31,646	3,374	26,581	34,475	—

	Burroughs Mill	NoHo	Mariposa	Orange	Forty55 Lofts

Name	Burroughs Mill	NoHo	Mariposa	Orange	Forty55 Lofts
Location	East	West	South	East	West
Type	Multi-Family	Multi-Family	Multi-Family	Multi-Family	Multi-Family
Gross Leasable Space (sq. ft.) or # of units and total square feet of units	308 Units	438 Units	253 Units	168 Units	140 Units
Date(s) of Purchase	09/18/09	09/17/09	09/09/09	11/10/09	09/22/09
Mortgage Financing at Date(s) of Purchase	14,300	—	—	—	—
Cash Invested	8,659	60,105	14,116	—	—
Acquisition Cost:
Contract Purchase Price plus acquisition fee	22,440	97,920	29,325	26,322	13,248
Other cash expenditures capitalized	519	(37,815)	(15,209)	312	(12,590)
Total Acquisition Cost	22,959	60,105	14,116	26,322	13,248

	Calypso	Cyan	San Sebastian	Eldridge	Baileys

Name	Calypso	Cyan	San Sebastian	Eldridge	Baileys
Location	West	West	West	South	East
Type	Multi-Family	Multi-Family	Multi-Family	Multi-Family	Multi-Family
Gross Leasable Space (sq. ft.) or # of units and total square feet of units	177 Units	352 Units	134 Units	330 Units	414 Units
Date(s) of Purchase	12/17/09	12/15/09	12/23/09	11/13/09	12/01/09
Mortgage Financing at Date(s) of Purchase	—	—	—	—	—
Cash Invested	—	—	20,139	7,610	28,576
Acquisition Cost:
Contract Purchase Price plus acquisition fee	14,517	23,567	19,505	14,208	16.836
Other cash expenditures capitalized	(12,776)	(22,843)	633	(6,599)	11,739
Total Acquisition Cost	14,517	23,567	20,138	7,609	28,575

	Columbia	Acacia on Santa Rosa Creek	4550 Cherry Creek	The Lofts at Park Crest	7166 at Belmar

Name	Columbia	Acacia on Santa Rosa Creek	4550 Cherry Creek	The Lofts at Park Crest	7166 at Belmar
Location	East	West	West	East	West
Type	Multi-Family	Multi-Family	Multi-Family	Multi-Family	Multi-Family
Gross Leasable Space (sq. ft.) or # of units and total square feet of units	234 Units	277 Units	288 Units	131 Units	308 Units
Date(s) of Purchase	11/24/09	01/07/10	01/21/10	03/16/10	05/26/10
Mortgage Financing at Date(s) of Purchase	—	26,775	—	—	—
Cash Invested	26,247	13,554	14,953	51,328	13,176
Acquisition Cost:
Contract Purchase Price plus acquisition fee	9,725	39,423	29,172	68,850	29,274
Other cash expenditures capitalized	16,522	906	(14,219)	(17,522)	(16,098)
Total Acquisition Cost	26,247	40,329	14,953	51,328	13,176

	Briar Forest Lofts	Fitzhugh Urban Flats	Tupelo Alley	Burnham Pointe	Uptown Post Oak

Name	Briar Forest Lofts	Fitzhugh Urban Flats	Tupelo	Burnham Pointe	Uptown Post Oak
Location	South	South	West	East	South
Type	Multi-Family	Multi-Family	Multi-Family	Multi-Family	Multi-Family
Gross Leasable Space (sq. ft.) or # of units and total square feet of units	352 Units	452 Units	188 Units	298 Units	392 Units
Date(s) of Purchase	05/27/10	06/10/10	06/10/10	06/30/10	08/03/10
Mortgage Financing at Date(s) of Purchase	—	—	—	—	—
Cash Invested	10,172	13,023	11,415	90,816	67,391
Acquisition Cost:
Contract Purchase Price plus acquisition fee	21,430	27,910	21,739	89,760	66,810
Other cash expenditures capitalized	(11,258)	(14,887)	(10,323)	1,056	581
Total Acquisition Cost	10,172	13,023	11,416	90,816	67,391

	Acappella	The Reserve at LaVista Walk	Allegro	Allegro II	Skye 2905

Name	Acappella	The Reserve at LaVista Walk	Allegro	Allegro II	Skye 2905
Location	West	South	South	South	West
Type	Multi-Family	Multi-Family	Multi-Family	Multi-Family	Multi-Family
Gross Leasable Space (sq. ft.) or # of units and total square feet of units	163 Units	283 Units	272 Units	Development	400 Units
Date(s) of Purchase	08/04/10	10/07/10	12/01/10	12/01/10	Various
Mortgage Financing at Date(s) of Purchase	—	—	—	—	—
Cash Invested	26,039	41,741	22,069	1,991	21,050
Acquisition Cost:
Contract Purchase Price plus acquisition fee	56,100	41,208	45,798	1,211	26,340
Other cash expenditures capitalized	(30,061)	533	(23,729)	780	(5,290)
Total Acquisition Cost	26,039	41,741	22,069	1,991	21,050

	The Venue	The District Universal Boulevard	Argeta	The Cameron	West Village

Name	The Venue	The District Universal Boulevard	Argeta	The Cameron	West Village
Location	West	South	West	East	East
Type	Multi-Family	Multi-Family	Multi-Family	Multi-Family	Multi-Family
Gross Leasable Space (sq. ft.) or # of units and total square feet of units	168 Units	425 Units	179 Units	325 Units	200 Units
Date(s) of Purchase	Various	12/28/10	04/15/11	04/26/11	05/17/11
Mortgage Financing at Date(s) of Purchase	—	—	—	25,606	11,825
Cash Invested	8,696	13,266	46,089	13,616	2,543
Acquisition Cost:
Contract Purchase Price plus acquisition fee	14,456	31,416	94,758	38,949	14,146
Other cash expenditures capitalized	(5,760)	(18,150)	(48,669)	273	222
Total Acquisition Cost	8,696	13,266	46,089	39,222	14,368

	Stone Gate	Renaissance I	Renaissance II	7 Rio	The Domain

Name	Stone Gate	Renaissance I	Renaissance II	7 Rio	The Domain
Location	East	West	West	South	South
Type	Multi-Family	Multi-Family	Multi-Family	Multi-Family	Multi-Family
Gross Leasable Space (sq. ft.) or # of units and total square feet of units	332 Units	132 Units	Development	Development	Mezzanine Loan- Development
Date(s) of Purchase	06/16/11	09/21/11	09/21/11	12/15/11	04/04/11
Mortgage Financing at Date(s) of Purchase	20,350	—	—	—	—
Cash Invested	16,494	22,784	4,452	6,133	9,481
Acquisition Cost:
Contract Purchase Price plus acquisition fee	36,408	23,120	3,945	6,104	9,481
Other cash expenditures capitalized	436	(336)	508	29	—
Total Acquisition Cost	36,844	22,784	4,453	6,133	9,481

	Brookhaven	Pacifica

Name	Brookhaven	Pacifica
Location	South	West
Type	Multi-Family	Multi-Family
Gross Leasable Space (sq. ft.) or # of units and total square feet of units	Land Loan- Development	Land Loan- Development
Date(s) of Purchase	08/18/11	10/07/11
Mortgage Financing at Date(s) of Purchase	—	—
Cash Invested	4,295	4,984
Acquisition Cost:
Contract Purchase Price plus acquisition fee	4,295	4,984
Other cash expenditures capitalized	—	—
Total Acquisition Cost	4,295	4,984

(1)         Property was sold in 2011 and proceeds were reinvested in acquisitions of Argeta, West Village, and Stone Gate.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 17th day of December, 2012.

ADAPTIVE REAL ESTATE INCOME TRUST, INC.

By:	/s/ Robert S. Aisner
Robert S. Aisner
Chief Executive Officer

We, the undersigned officers and directors of Adaptive Real Estate Income Trust, Inc., hereby severally constitute Robert S. Aisner and Stanton P. Eigenbrodt, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, including any registration statement filed pursuant to Rule 462(b), and generally to do all such things in our names and in our capacities as officers and directors to enable Adaptive Real Estate Income Trust, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the SEC, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Robert S. Aisner	Chief Executive Officer, President and Director (Principal Executive Officer)	December 17, 2012
Robert S. Aisner

/s/ Andrew J. Bruce	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 17, 2012
Andrew J. Bruce

/s/ David M. Rubin	Independent Director	December 17, 2012
David M. Rubin

/s/ Steven W. Partridge	Independent Director	December 17, 2012
Steven W. Partridge

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Dealer Manager Agreement and Selected Dealer Agreement
3.1	Form of Second Articles of Amendment and Restatement of Adaptive Real Estate Income Trust, Inc.
3.2	Third Amended and Restated Bylaws of Adaptive Real Estate Income Trust, Inc.
4.1	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to prospectus)
4.2	Form of Distribution Reinvestment Plan of Adaptive Real Estate Income Trust, Inc. (included as Exhibit C to prospectus)
4.3

Statement regarding restrictions on transferability of shares of common stock of Adaptive Real Estate Income Trust, Inc. (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)

5.1	Form of Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to legality of securities
8.1	Form of Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC as to tax matters
10.1	Form of Advisory Management Agreement
10.2	Form of Property Management Agreement
10.3	Form of Escrow Agreement
10.4	Form of Service Mark License Agreement
10.5	Incentive Award Plan of Adaptive Real Estate Income Trust, Inc.
10.6	Amended and Restated Agreement of Limited Partnership of Adaptive Real Estate Income Trust OP LP
10.7	First Amendment to Amended and Restated Agreement of Limited Partnership of Adaptive Real Estate Income Trust OP LP
16.1	Deloitte & Touche LLP letter to the Securities and Exchange Commission
21.1	Subsidiaries of Adaptive Real Estate Income Trust, Inc.
23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)
23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC with respect to tax opinion (included in Exhibit 8.1)
23.3	Consent of KPMG LLP, Independent Registered Public Accounting Firm
24.1	Powers of Attorney of Directors and Officers (included on signature pages to this Registration Statement)
99.1	Valuation Policy of Adaptive Real Estate Income Trust, Inc.